Exhibit 10.48

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LOAN AGREEMENT
Dated as of August 7, 2006
Among
MAGUIRE PROPERTIES – 555 W. FIFTH, LLC
and
MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC
as Borrowers
and
NOMURA CREDIT & CAPITAL, INC.,
as Lender
FIXED RATE LOAN

Properties:	Gas Company Tower 555 West Fifth Street Los Angeles, California

World Trade Center Parking Garage 350 South Figueroa Street Los Angeles, California

i

ii

SCHEDULES

SCHEDULE I	Rent Roll***
SCHEDULE II	Required Repairs - Deadlines for Completion***
SCHEDULE III	Organizational Structure
SCHEDULE IV-A	Description of Tower Parcel
SCHEDULE IV-B	Description of Garage
SCHEDULE IV-C	Description of Easement Parcel
__________

***	Certain portions of this schedule contain confidential material that has been redacted and filed separately with the SEC.

EXHIBITS

EXHIBITS 1 -12    Mezzanine Loan Documents

iii

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of August 7, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at 2 World Financial Center, New York, New York 10281-1198 (“Lender”), MAGUIRE PROPERTIES – 555 W. FIFTH, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Borrower”) and MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (Garage Borrower” and, together with Tower Borrower, collectively, “Borrowers”, jointly and severally, and each a “Borrower”).
W I T N E S S E T H:
WHEREAS, Borrowers desire to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).
NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.
“Adjustment Date” shall have the meaning set forth in Section 3.1.21(b) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
“Affiliated Manager” shall mean any Manager in which either of the Borrowers, either of the Principals, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Outstanding Principal Balance” shall mean, as of any date, the sum of the Outstanding Principal Balance of the Loan and the Mezzanine Loan Outstanding Principal Balance.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Annual Budget” shall mean (presented in the aggregate for the Properties), the operating budget, including, without limitation, all planned Capital Expenditures, prepared by Borrowers for the applicable Fiscal Year or other period.
“Anticipated Mezzanine Loan” shall have the meaning set forth in Section 9.7.1(a) hereof.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Approved Bank” shall mean a bank or other financial institution which has a minimum long term unsecured debt rating of at least “AA” by S&P and Fitch and “Aa2” by Moody’s.
“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrowers in leasing space at the Tower Parcel pursuant to Leases entered into in accordance with the Loan Documents, other than the Master Leases, including brokerage commissions and tenant improvements, which expenses (a) are either (i) specifically approved by Lender in connection with approving the applicable Lease, (ii) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of brokerage commission payments payable in connection therewith, or (iii) otherwise approved by Lender in its reasonable discretion, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) are substantiated by executed Lease documents and brokerage agreements.
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrowers, as assignors, to Lender, as assignee, assigning to Lender all of such Borrowers’ right, title and interest in and to the Leases and Rents of the Properties as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Tower Management Agreement” shall mean that certain Assignment of Tower Management Agreement and Subordination of Tower Management Fees, dated as of the date hereof, among Lender, Tower Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Garage Management Agreement” shall mean that certain Assignment of Garage Management Agreement and Subordination of Garage Management Fees, dated as of the date hereof, among Lender, Garage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Properties; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.
“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes (b) Other Charges and (c) Insurance Premiums.
“Blanket Insurance Premium Financing Arrangement” shall have the meaning set forth in Section 6.1(c) hereof.
“Borrowers” and “Borrower” shall have the meanings set forth in the introductory paragraph hereto, together with each Borrower’s successors and permitted assigns.
“Borrower Parties” shall have the meaning set forth in Section 9.4 hereof.
“Bottom Dollar” Guaranty” shall mean that certain Guarantee (Secured Loan) dated as of August 7, 2006, from Payment Guarantors, severally, but not jointly, in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in the State of New York or the State of California are not open for business.
“Capital Expenditures” shall mean, for any period, the amount expended at the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).
“Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Properties as approved by Lender or as set forth in a then effective Approved Annual Budget, if applicable, to the extent that such expenses are actually incurred by Borrowers, minus any payments into the Tax and Insurance Escrow Funds.

“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrowers, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.
“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting either of the Properties or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.
“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including, if applicable, the Yield Maintenance Premium) due to Lender in respect of the Loan under the Notes, this Agreement, the Mortgage and the other Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Notes.
“Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period immediately preceding the date of determination in which:

(a)    the numerator is the Net Operating Income for such period, based upon the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties that are in occupancy and paying current unabated Rent as set forth in the financial statements required hereunder; and
(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30 year amortization schedule.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate.
“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i) hereof.
“Defeasance Deposit” shall mean an amount equal to the remaining principal amount of the Notes, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of either Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof.
“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a) hereof.
“Defeasance Lockout Date” shall mean the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the final REMIC Trust created that holds either Note A-1 or Note A-2.
“Deposit Bank” shall have the meaning set forth in the Cash Management Agreement.
“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.
“Downgrade Sweep Event” shall have the meaning set forth in Section 7.5.1 hereof.
“Easement Grantor” shall mean Maguire Properties – 808 S. Olive, LLC, a Delaware limited liability company, its successors and/or assigns.

“Easement Parcel” shall mean the parcel of land located at 808 South Olive Street, Los Angeles, California, on which the Olive Parking Garage is located and, as to which Tower Borrower holds an easement and license to supplement parking for the Tower Parcel, as identified and described on Schedule IV-C attached hereto and made a part hereof. The number of parking spaces granted with respect to the Easement Parcel is set forth in Section 2.1 of that certain Amended and Restated Easement Agreement (808 S. Olive Garage) dated as of March 28, 2006, by and between Easement Grantor, as grantor, and Tower Borrower, as grantee.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).
“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.
“Excess Cash Flow” shall have the meaning set forth in Section 2.7.2(b)(viii) hereof.
“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(f) hereof.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Financing Installment” shall have the meaning set forth in Section 6.1(c) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Full Service Gross Rent” shall mean base Rents plus any reimbursements payable for Taxes, Insurance Premiums, utility expenses and costs and expenses of operating and maintaining the Tower Parcel.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Garage” shall mean the World Trade Center Parking Garage located on that certain parcel of land located at 350 South Figueroa Street, Los Angeles, California, as identified and described on Schedule IV-B attached hereto and made a part hereof.
“Garage Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with such Garage Borrower’s successors and permitted assigns.
“Garage Lockbox Agreement” shall mean that certain Garage Lockbox Agreement, dated as of the date hereof, by and among Lockbox Bank, Garage Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Garage Management Agreement” shall mean that certain Property Management and Leasing Agreement (World Trade Center Garage), dated as of March 23, 2006, entered into between Garage Borrower and Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Garage, or, if the context requires, the Replacement Management Agreement.
“Garage Mezzanine Borrower” shall mean Maguire Properties – 350 S. Figueroa Mezzanine, LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents, and its permitted successors or permitted assigns.
“Garage NCF Deficit Amount” shall mean, as of any date of determination, an annual amount (but not less than zero) which, when added to the Underwritten Garage Net Cash Flow determined as of such date of determination for the preceding twelve (12) full calendar month period (provided, however, that for the first year of the Loan, the Garage NCF Deficit Amount shall be calculated based upon the Underwritten Garage Net Cash Flow for the prior calendar quarter, annualized), would result in an Underwritten Garage Debt Service Coverage Ratio equal to not less than 1.30:1.0.
“Garage Principal” shall mean Garage Mezzanine Borrower.
“Garage Spaces” shall have the meaning set forth in Section 3.1.22 hereof.

“Gas Company” shall mean Southern California Gas Company, a California corporation.
“Gas Company Lease” shall mean that certain Lease for the Gas Company Space between Gas Company, as tenant and Maguire Thomas Partners–Fifth & Grand, Ltd, a California limited partnership, Borrower’s predecessor in interest, as landlord, dated as of October 7, 1987, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Gas Company Replacement Lease Requirements” shall mean that Borrowers shall have submitted to Lender evidence satisfactory to Lender that (i) substantially all of the Gas Company Space, as reasonably determined by Lender, has been leased to one or more tenants approved by Lender in its reasonable discretion pursuant to Leases providing for a term of not less than five years commencing following the scheduled expiration date of the Gas Company Lease (that being November 8, 2011) with an aggregate minimum Full Service Gross Rent that is not less than the maximum Full Service Gross Rent payable by the Gas Company under the Gas Company Lease and which Lease(s) are otherwise acceptable to Lender in its reasonable discretion, (ii) such tenants are not Affiliates of either of the Borrowers or the REIT and are in occupancy of the Gas Company Space and paying full and unabated Rent, constituting Qualified Income, (iii) such tenants are not in default under any Gas Company Replacement Lease and (iv) Lender has received a copy of any such Gas Company Replacement Lease, together with a tenant estoppel certificate and subordination, non-disturbance and attornment agreement from such tenants in form and substance reasonably satisfactory to Lender.
“Gas Company Replacement Lease” shall mean any Lease at the Tower Parcel fulfilling all of the Gas Company Replacement Lease Requirements.
“Gas Company Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.
“Gas Company Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.
“Gas Company Space” shall mean the approximately 576,516 leasable square feet of space (or 620,495 leasable square feet established in accordance with the guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996) at the Tower Parcel leased by Gas Company pursuant to the Gas Company Lease.
“Gas Company Sweep Period” shall mean the period of time from and after a Gas Company Trigger Event until the occurrence of a Gas Company Sweep Termination.
“Gas Company Sweep Termination” shall have the meaning set forth in Section 7.5.1 hereof.
“Gas Company Trigger Event” shall have the meaning set forth in Section 7.5.1 hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source during such period, including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-throughs or reimbursements paid by tenants under the Leases of any nature, and interest on Reserve Funds, if any, but excluding (a) Vacant Space Rent payable under the Master Leases, (b) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, (c) sales, use and occupancy or other taxes on receipts required to be accounted for by either Borrower to any Governmental Authority, (d) refunds and uncollectible accounts, (e) sales of furniture, fixtures and equipment, (f) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income or rental insurance), and (g) disbursements to the applicable Borrower from the Reserve Funds, if any.
“Guarantor” shall mean Maguire Properties, L.P., a Maryland limited partnership, and any other Person hereafter executing a separate guaranty or indemnity agreement in favor of Lender in connection with the Loan.
“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Person” and “Indemnified Persons” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each Borrower and each Principal, jointly and severally.
“Independent Director” or “Independent Manager” shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director or manager (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of any Borrower, any Principal or any Affiliate of any of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower, any Principal or any Affiliate of any of them (other than a professional Independent Director or Independent Manager provided by a corporate services company that provides Independent Directors or Independent Managers in the ordinary course of its business); (c) a Person Controlling or under common Control with any such stockholder, director, manager, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, customer, supplier or other Person.
“Initial Blanket Insurance Premium Installment” shall have the meaning set forth in Section 7.2 hereof.
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Cox, Castle & Nicholson LLP in connection with the Loan.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Intercreditor Agreement” shall mean the intercreditor agreement entered into by and between Lender and Mezzanine Lender relating to the Loan and the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Interest Accrual Period” shall mean, with respect to any Payment Date, the period commencing on the eleventh (11th) day of the preceding calendar month and terminating on and including the tenth (10th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate) and the initial Interest Accrual Period shall begin on and include the Closing Date and shall end on and include the immediately following tenth (10th) day of the calendar month.
“Interest Rate” shall mean a rate of [five and one hundred two one-thousandths percent (5.102%)] per annum.
“Investment Grade Rating” shall mean a long term unsecured debt rating of not less than “BBB-” (or its equivalent) from (i) prior to a Securitization, S&P and (ii) after a

Securitization, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical Rating Agency rating the Securities.
“Jones Day” means Jones Day LLP, an Ohio partnership, f/k/a Jones, Day, Reavis & Pogue.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, including the Master Leases, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Lease Termination Payments” shall have the meaning set forth in Section 7.4.1(b)(i) hereof.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Properties or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to either Borrower, at any time in force affecting such Borrower, the Properties or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Properties or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement), in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency or Rating Agencies, as applicable, to a domestic commercial bank.
“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting either of the Borrowers, the Properties, or any portion thereof or any interest therein, or any direct or indirect interest in either of the Borrowers or either of the Principals, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics’, materialmans’ and other similar liens and encumbrances.
“Loan” shall mean the loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000.00) made by Lender to Borrowers pursuant to this Agreement.
“Loan Agreement Amendment” shall have the meaning set forth in Section 9.7.3(a).
“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Tower Management Agreement, the Assignment of Garage Management Agreement, the Guaranty, the Cash Management Agreement, the Lockbox Agreements, the “Bottom Dollar” Guaranty, the Master Leases and all other documents executed and/or delivered in connection with the Loan.
“Loan-to-Value Ratio” shall mean the ratio, as of a particular date, the numerator of which is an amount equal to the Aggregate Outstanding Principal Balance as of such date and the denominator of which is an amount equal to the aggregate appraised value of the Properties as of such date as determined by Lender.
“Lockbox Account” and “Lockbox Accounts” shall have the meanings set forth in Section 2.7.1(a) hereof.
“Lockbox Agreements” shall mean collectively the Tower Lockbox Agreement and Garage Lockbox Agreement.
“Lockbox Bank” shall mean Bank of the West or any successor or permitted assigns thereof.
“Major Lease” shall mean any Lease which, either individually or when taken together with any other Lease with the same tenant or its Affiliates, demises in excess of 28,121 square feet in the Improvements at each Property.
“Major Tenant” shall mean a tenant under a Major Lease.
“Manager” shall mean the Operating Partnership, or, if the context requires, a Qualified Manager who is managing either Property in accordance with the terms and provisions of this Agreement.

“Management Agreement” shall mean either one of the Tower Management Agreement or Garage Management Agreement, individually.
“Master Garage Lease” shall have the meaning set forth in Section 3.1.22(a) hereof.
“Master Garage Lease Termination Request” shall have the meaning set forth in Section 3.1.22(b) hereof.
“Master Leases” shall mean, collectively, the Master Tower Lease and the Master Garage Lease.
“Master Tower Lease“ shall have the meaning set forth in Section 3.1.21(a) hereof.
“Master Tower Lease Release Request” shall have the meaning specified in Section 3.1.21(b) hereof.
“Master Tower Lease Termination Request” shall have the meaning set forth in Section 3.1.21(c) hereof.
“Maturity Date” shall mean August 11, 2016, or such other date on which the final payment of principal of the Notes becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Borrowers” shall mean Tower Mezzanine Borrower and Garage Mezzanine Borrower, collectively, each of such Mezzanine Borrowers being referred to herein individually as a “Mezzanine Borrower”.
“Mezzanine Cash Management Account” shall mean the “Mezzanine Cash Management Account” as defined in the Mezzanine Loan Agreement.
“Mezzanine Debt” shall mean the “Debt” as defined in the Mezzanine Loan Agreement.
“Mezzanine Default” shall mean a “Default” as defined in the Mezzanine Loan Agreement.
“Mezzanine Event of Default” shall mean an “Event of Default” as defined in the Mezzanine Loan Agreement.
“Mezzanine Lender” shall mean Nomura Credit & Capital, Inc., a Delaware corporation, in its capacity as holder of the Mezzanine Loan, together with its successors and assigns.

“Mezzanine Loan” shall have the meaning set forth in Section 9.7.1(a) hereof.
“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan Agreement entered into by and among Mezzanine Lender and Mezzanine Borrowers, which evidences and governs the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mezzanine Loan Documents” shall mean the Mezzanine Loan Agreement and all other documents evidencing and/or securing the Mezzanine Loan as any of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mezzanine Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mezzanine Loan.
“Mezzanine Monthly Interest Payment” shall mean the “Monthly Interest Payment” as defined in the Mezzanine Loan Agreement.
“Mezzanine Principal” shall mean Maguire Properties, L.P., a Maryland limited partnership, together with its successors and permitted assigns.
“Mezzanine Reserve Funds” shall mean the “Reserve Funds” as defined in the Mezzanine Loan Agreement.
“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1 hereof.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrowers as security for the Loan and encumbering the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Multiple Notes” shall have the meaning set forth in Section 9.1(a) hereof.
“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses incurred with respect to the Properties for such period from Gross Income from Operations derived from the Properties for such period.
“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.7.2 hereof.
“New Vacant Tower Space Lease” shall have the meaning set forth in Section 3.1.21(b) hereof.
“Note” shall mean either one of the Notes, individually.
“Notes” shall mean, collectively, Note A-1 and Note A-2.
“Note A-1” shall mean that certain Promissory Note A-1 dated of even date herewith in the principal amount of Two Hundred Twenty Nine Million and 00/100 Dollars ($229,000,000.00), made by Borrowers, jointly and severally, to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Note A-2” shall mean that certain Promissory Note A-2 dated of even date herewith in the principal amount of Two Hundred Twenty Nine Million and 00/100 Dollars ($229,000,000.00), made by Borrowers, jointly and severally, to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Obligations” shall mean, collectively, Borrowers’ obligations for the payment of the Debt and the performance of the Other Obligations.
“Officer’s Certificate” shall mean a certificate delivered to Lender by each Borrower that is signed by an authorized senior officer of such Borrower or the general partner or managing member of such Borrower, as applicable.
“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and/or management of the Properties which expenditures are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, debt service under the Mezzanine Loan, Capital Expenditures and contributions to any of the Reserve Funds or any of the Mezzanine Reserve Funds.
“Operating Partnership” shall mean Maguire Properties, L.P., a Maryland limited partnership, which is the operating partnership of the REIT, together with its successors and permitted assigns.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining either of the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrowers, or either of them, contained herein; (b) the performance of each obligation of Borrowers, or either of them, contained in any other Loan Document; and (c) the performance of each obligation of Borrowers, or either of them, contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, either Note or any other Loan Documents.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Parking Easement” shall mean that certain Amended and Restated Parking Easement Agreement by and between Tower Borrower and Easement Grantor, dated March 28, 2006, as the same may hereafter be modified, amended, supplemented or restated in accordance with the provisions of this Agreement.
“Payment Date” shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day. The first Payment Date shall be September 11, 2006.
“Payment Guarantors” shall mean severally, but not jointly, Robert F. Maguire III, Maguire Partners, Inc., Thomas Master Investments, LLC, Maguire Partners Investments LLC, Maguire Partners–Master Investments, LLC, Maguire Partners BGHS, LLC, Maguire Partners Pasadena Gen-Par, Inc., Bunker Hill Equity, LLC and Maguire Partners–WFC Holdings, LLC, together with their respective heirs, estates, successors and permitted assigns, if any, and any other Person hereafter executing a separate payment guaranty or indemnity agreement in favor of Lender in connection with the Loan.
“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing by Lender.
“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
“Physical Conditions Report” shall mean one or more reports prepared by a company satisfactory to Lender regarding the physical condition of the Properties, satisfactory in form and substance to Lender.

“Policies” or “Policy” shall have the meaning set forth in Section 6.1(b) hereof.
“Prepayment Lockout Expiration Date” shall mean the date which is the Payment Date occurring three (3) months prior to the Maturity Date.
“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and (d) all other Legal Requirements relating to money laundering or terrorism.
“Principals” shall mean Tower Principal and Garage Principal, collectively, each of such Principals being referred to herein individually as a “Principal”.
“Properties” shall mean, collectively, each parcel of real property listed on Schedule IV-A, Schedule IV-B and Schedule IV-C attached hereto, the Improvements and all personal property owned by each Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage.
“Property” shall mean either one of the Properties, individually.
“Proposed Mezzanine Loan Documents” shall have the meaning set forth in Section 9.7.1(a) hereof.
“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to either of the Properties, either of the Borrowers, either of the Principals, any Guarantor, and/or Manager.
“Qualified Income” shall mean, as of any date of calculation, the amount obtained by multiplying (a) 12, by (b) the total actual collections of Rents (to include the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties) that meet the requirements specified in Section 5.1.20 hereof and under which the tenants are in occupancy and paying current, unabated Rent (excluding interest on credit accounts), prepaid rent and reimbursement revenue), from the last full calendar month prior to such date of calculation, and adding the monthly Rents (and prepaid rent and disbursement revenue) to be paid under any new executed Leases meeting the requirements specified in Section 5.1.20 hereof, so long as the applicable tenant is open for business and paying rent, as evidenced by a rental income deposit receipt and a tenant estoppel. If any Lease by its terms provides for a rent increase within six (6) months of such date of calculation, such increased rent, rather than the rent actually collected in such prior month, shall be utilized in determining “total actual collections of Rents” in clause (b) above.

“Qualified Manager” shall mean either (a) Manager or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of either Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, however, that Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of the applicable Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.
“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.
“Re-Dating” shall have the meaning set forth in Section 9.1(d) hereof.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.
“REIT” shall mean Maguire Properties, Inc., a Maryland corporation.
“Related Loan” shall mean a loan to an Affiliate of either of the Borrowers or secured by a Related Property, that is included in a Securitization with the Loan.
“Related Property” shall mean a parcel of real property, together with the improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to either of the Properties.
“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds either Note.
“Rents” shall mean all rents (including percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of either Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to any of the Properties and the Improvements, including all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any of the Properties or rendering of services by either of the Borrowers, Manager or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but excluding Vacant Space Rent under the Master Leases.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Tower Management Agreement and/or Garage Management Agreement being replaced, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, however, that with respect to this clause (ii), Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrowers and such Qualified Manager at Borrowers’ expense.
“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.
“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.
“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.
“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Rollover Reserve Funds, the Required Repair Funds, the Gas Company Reserve Funds, the Sidley Austin Reserve Funds and any other escrow fund established pursuant to the Loan Documents.
“Restoration” shall mean the repair and restoration of the applicable Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean, collectively (a) each Borrower, each Principal, each Mezzanine Borrower, Mezzanine Principal, each Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of, each Borrower, each Principal, each Mezzanine Borrower, Mezzanine Principal, each Guarantor, any Affiliated Manager or any non-member manager. Notwithstanding the above to the contrary, Restricted Party shall not include any shareholder of the REIT, so long as the REIT is publicly traded.
“RICO” shall mean the Racketeer Influenced and Corrupt Organizations Act.
“Rollover Reserve Account” shall have the meaning set forth in Section 7.4.1(a) hereof.
“Rollover Reserve Funds” shall have the meaning set forth in Section 7.4.1(a) hereof.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other disposal of a legal or beneficial interest, whether direct or indirect.
“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.5.1(b) hereof.
“Securities” shall have the meaning set forth in Section 9.1 hereof.
“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Securitization” shall have the meaning set forth in Section 9.1 hereof.
“Security Agreement” shall have the meaning set forth in Section 2.5.1(a)(v) hereof.
“Servicer” shall have the meaning set forth in Section 9.6 hereof.
“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.
“Sidley Austin Lease” shall have the meaning set forth in Section 7.6.1 hereof.
“Sidley Austin Reserve Funds” shall have the meaning set forth in Section 7.6.1 hereof.
“Sidley Austin Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that at all times prior to, on and after the date hereof:
(a)    was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating a Property, entering into this Agreement with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as the general partner of a limited partnership that owns one or both of the Properties or as the sole member of a limited liability company that owns one or both of the Properties;
(b)    has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management, leasing or operation of one or both of the Properties, (ii) acting as the general partner of a limited partnership that owns one or both of the Properties, or (iii) acting as the sole member of a limited liability company that owns one or both of the Properties, as applicable;
(c)    has not had, does not have and will not have any assets other than those related to the Properties or its partnership interest in a limited partnership or its limited liability company interest in a limited liability company that owns one or more of the Properties or acts as the general partner or the sole member thereof, as applicable;
(d)    has not engaged, sought or consented to, and will not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of this Agreement, any transfer of partnership or limited liability company interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Lender;
(e)    if such entity is a limited partnership, has had, now has and will have as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;
(f)    if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;
(g)    if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;
(h)    if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that has (i) as its only member a managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers pursuant to the terms of the limited liability company agreements of Borrowers (as in effect as of the date hereof) unless two (2) Independent Managers have participated in such vote, and (iii) at least one person acting as Independent Manager who shall become the sole member of such entity upon the dissolution of the existing member;
(i)    if such entity is (i) a limited liability company, has had, now has, and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has had, now has, and will have a limited partnership agreement, or (iii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not, as long as any portion of the Debt remains outstanding: (A) dissolve, merge, liquidate or consolidate; (B) except as permitted under the terms of this Agreement, sell all or substantially all of its assets or the assets of the applicable Borrower; (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the written consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors or Independent Managers, as applicable, and of all other directors or managers of such entity, take any Bankruptcy Action with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;
(j)    has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(k)    has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(l)    has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;
(m)    has maintained and will maintain its own records, books, resolutions and agreements;
(n)    other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;
(o)    has held and will hold its assets in its own name;
(p)    has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;
(q)    has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;
(r)    has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;
(s)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(t)    with respect to Borrowers jointly, has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Properties or any part thereof and the routine administration of Borrowers, in amounts not to exceed one percent (1%) of the original principal amount of the Loan and the Mezzanine Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities as are permitted pursuant to this Agreement;
(u)    has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;
(v)    has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(w)    has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;
(x)    has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(y)    has not pledged and will not pledge its assets for the benefit of any other Person;
(z)    has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of either Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;
(aa)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(bb)    has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);
(cc)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;
(dd)    has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;
(ee)    has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(ff)    if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;
(gg)    except as provided in the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate; and
(hh)    has complied and will comply with all of the terms and provisions contained in its organizational documents, and the statements of facts contained in its organizational documents are true and correct and will remain true and correct.
“State” shall mean the State or Commonwealth in which the Properties or any part thereof are located.
“Successor Borrower” shall have the meaning set forth in Section 2.5.3(a) hereof.
“Survey” shall mean, with respect to each Property, a survey of such Property prepared pursuant to the requirements contained in Section 3.1.3(c) hereof.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2 hereof.
“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or any part thereof, together with all interest and penalties thereon.
“Terrorism Insurance Cap” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.
“Title Company” shall mean, collectively, First American Title Insurance Company and Fidelity National Title Insurance Company, or any successor title company to either of the foregoing acceptable to Lender and licensed to issue title insurance in the State in which the Properties are located.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Properties are in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Properties and insuring the lien of the Mortgage.
“Tower Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with Tower Borrower’s successors and permitted assigns.
“Tower Lockbox Agreement” shall mean that certain Tower Lockbox Agreement, dated as of the date hereof, by and among Lockbox Bank, Tower Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Tower Management Agreement” shall mean that certain Property Management and Leasing Agreement (Gas Company Tower), dated as of June 27, 2003, entered into between Tower Borrower and Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Tower Parcel, or, if the context requires, the Replacement Management Agreement.
“Tower Mezzanine Borrower” shall mean Maguire Properties – 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents, and its permitted successors or permitted assigns.
“Tower NCF Deficit Amount” shall mean, as of any date of determination, an annual amount (but not less than zero) which, when added to the Underwritten Net Cash Flow determined as of such date of determination for the preceding twelve (12) full calendar month period, would result in an Underwritten Tower Debt Service Coverage Ratio equal to not less than 1.20:1.0.
“Tower Parcel” shall mean the parcel of land located at 555 West Fifth Street, Los Angeles, California, on which the approximately 1,367,995 square foot office tower is located, as identified and described on Schedule IV-A attached hereto and made a part hereof.
“Tower Principal” shall mean Maguire Properties – 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company.
“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Properties are located.
“Unavoidable Delays” shall mean delays beyond Borrowers’ control (other than delays as a result of Borrowers’ inability to pay), including governmental restrictions, governmental pre-emption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.
“Underwritten Garage Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:
(a)    the numerator is the Underwritten Garage Net Cash Flow for such period; and
(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of $18,750,000.00 of the Outstanding Principal Balance attributable to the Garage for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30-year amortization schedule, and (ii) on account of $0 of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30-year amortization schedule.
“Underwritten Garage Net Cash Flow” shall mean, for any twelve (12) full calendar month period, an amount equal to (i) Gross Income from Operations actually collected by Garage Borrower solely with respect to and directly attributable to the Garage for the trailing twelve full calendar month period prior to the date of the calculation (provided, however, that for the first year of the Loan, Underwritten Garage Net Cash Flow shall be calculated based upon the Gross Income from Operations solely with respect to and directly attributable to the Garage for the calendar quarter immediately prior to the date of the calculation, annualized), less (ii) Operating Expenses solely with respect to and directly attributable to the Garage, for the trailing twelve full calendar month period.
“Underwritten Net Cash Flow” shall mean, as of any date, the Qualified Income adjusted as follows: (a) adding other recurring Gross Income from Operations generated at the Properties during the twelve (12) full calendar months immediately preceding the date of determination, (b) deducting any portion of the Qualified Income attributable to any tenant at the

Properties that has vacated all or a significant portion of its leased premises, gone dark (unless such tenant has an Investment Grade Rating or has successfully in accordance with the terms of the Loan Documents sublet the space at a minimum of five (5) years or a co-terminus basis, whichever is shorter), given notice to vacate, is more than thirty (30) days delinquent in rent, or whose Lease is expiring within six (6) months following such date of determination and has not renewed or extended its Lease, (c) deducting Operating Expenses incurred during the twelve (12) full calendar months immediately preceding such date of determination, as normalized and adjusted for non-recurring items in Lender’s reasonable judgment, (d) deducting $0.10 per square foot per annum for projected capital expenditure items (whether or not actually spent) and (f) deducting $1.25 per square foot per annum for tenant improvement and leasing commission costs and expenses (whether or not actually spent). All such amounts will be calculated on an annualized basis.
“Underwritten Tower Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:
(a)    the numerator is the Underwritten Net Cash Flow for such period; and
(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a six and fifty two one-hundredths percent (6.52%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mezzanine Loan Outstanding Principal Balance for such period, calculated on the basis of a zero percent (0.0%) debt service constant based on a 30 year amortization schedule.
“U.S. Obligations” shall mean obligations or securities not subject to prepayment, call or early redemption evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which its full faith and credit is pledged, (b) to the extent acceptable to the Rating Agencies, other “government securities” which are the direct obligation of any agency or instrumentality of the United States of America which qualify within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or (c) to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions, in each case to the extent such obligations are not subject to prepayment, call or early redemption.
“Vacant Garage Space Rent” shall have the meaning set forth in Section 3.1.22(a) hereof.
“Vacant Space Rent” shall mean collectively, the Vacant Tower Space Rent and the Vacant Garage Space Rent.
“Vacant Tower Space” shall have the meaning set forth in Section 3.1.21(a) hereof.
“Vacant Tower Space Rent” shall have the meaning set forth in Section 3.1.21(a) hereof.

“Yield Maintenance Premium” shall mean the amount which, when added to the remaining principal amount of the Notes, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.
Section 1.2    Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses of the phrases “any Property” shall mean “either of the Properties, including both of the Properties,” unless the context shall indicate otherwise, and all uses of the phrase “either Borrower” shall mean “any one or more of the Borrowers, including both Borrowers,” unless the context shall indicate otherwise. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2
GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrowers.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrowers hereby jointly and severally agree to accept, the Loan on the Closing Date.
2.1.2    Single Disbursement to Borrowers. Borrowers may request and collectively receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Notes, Mortgage and Loan Documents. The Loan shall be evidenced by the Notes and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.
2.1.4    Use of Proceeds. Borrowers shall use the proceeds of the Loan to (a) refinance the Properties and/or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrowers, Mezzanine Borrowers and further upstream to the Operating Partnership and/or to the REIT.
Section 2.2    Interest Rate.

2.2.1    Interest Rate. Subject to Sections 2.2.3 and 2.2.4 hereof, and without limiting the terms thereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate, and thereafter, if not paid in full, at the Default Rate.
2.2.2    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.
2.2.3    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.4    Usury Savings. This Agreement, the Notes and the other Loan Documents are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payment.
2.3.1    Interest Payments. Borrowers shall pay to Lender (a) on the date hereof, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on each Payment Date thereafter up to and including the Maturity Date, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance for the applicable Interest Accrual Period (the “Monthly Interest Payment”).
2.3.2    Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Notes, the Mortgage and the other Loan Documents.

2.3.3    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, other than the payment of the Outstanding Principal Balance due on the Maturity Date, is not paid by Borrowers by the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such late payment charge shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
2.3.4    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
2.3.5    Payments Generally. The first Interest Accrual Period hereunder shall commence on and include the Closing Date and end on August 10, 2006. Each Interest Accrual Period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh (11th) day of each calendar month; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Accrual Period accordingly. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.6    Allocation of Note Payments. Subject to the following sentence, all payments of interest, principal, Yield Maintenance Premiums or other amounts due to Lender hereunder shall be allocated pro rata (based on outstanding principal amounts), and pari passu between Note A-1 and Note A-2. Notwithstanding the forgoing, if any amount that is payable or reimbursable by Borrower is advanced by the holders of Note A-1 and Note A-2 on a non-pro rata basis, payments and/or reimbursements of such amounts by or on behalf of Borrower shall be allocated between Note A-1 and Note A-2 in the same proportion as such amounts were advanced.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments. Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On the Prepayment Lockout Expiration Date, or on any Payment Date thereafter, Borrowers may, at their option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part, so long as no Event of Default or Mezzanine Event of Default has occurred and is continuing, without payment of the Yield Maintenance Premium. If for any reason Borrowers prepay the Loan on or following the Prepayment Lockout Expiration Date on a date other than a Payment Date, Borrowers shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan to be paid through and including the Payment Date next occurring following the date of such prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan pro rata and pari passu to Note A-1 and Note A-2.
2.4.2    Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated, or does not elect pursuant to the terms hereof to make such Net Proceeds available to Borrowers for Restoration, Borrowers shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. Notwithstanding anything to the contrary contained in the Loan Documents, so long as no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan pro rata and pari passu to Note A-1 and Note A-2.
2.4.3    Remaining Net Proceeds. Any Net Proceeds remaining after the prepayment of the Debt in full shall be (a) transferred by Lender to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Documents if the Mezzanine Loan (or any portion thereof) is then outstanding or (b) paid to Borrowers if the Mezzanine Loan has been repaid in full.
2.4.4    Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrowers in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrowers shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the Outstanding Principal Balance, plus one percent (1%) of the amount being repaid. All such payments of principal shall be applied pro rata and pari passu to Note A-1 and Note A-2.
2.4.5    Application of Prepayments. Any amounts received by Lender on account of prepayments made in accordance with this Section 2.4 shall be applied by Lender exclusively in accordance with the provisions of this Section 2.4, including, without limitation, applying any such prepayments toward the prepayment of Note A-1 and Note A-2, pro rata and pari passu, and not pursuant to the provisions of Section 2.7.2, whether or not such funds may have been deposited into the Cash Management Account.

2.4.6    Application of Payments of Principal. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments or prepayments shall be allocated between the Loan and the Mezzanine Loan as follows:
(a)    so long as no Event of Default shall have occurred and be continuing, any voluntary prepayment shall be applied pro rata to the Debt and the Mezzanine Debt until the Debt and the Mezzanine Debt are paid in full; provided, however, that upon the occurrence and during the continuance of an Event of Default, Lender shall apply any voluntary prepayment first, to payment of the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and shall then disburse any remainder to (i) Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) any balance to Borrowers;
(b)    all Net Proceeds not required to be made available for Restoration shall be applied first to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then, as a distribution permitted under applicable law, (i) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) the balance disbursed to Borrowers;
(c)    any Reserve Funds or other cash collateral held by or on behalf of Lender, whether in the Cash Management Account, as Reserve Funds or otherwise, including any Net Proceeds then being held by Lender, shall, upon the occurrence and during the continuance of an Event of Default, be applied by Lender as follows or may continue to be held by Lender as additional collateral for the Loan, all in Lender’s discretion: first, to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full and then, as a distribution permitted under applicable law, (i) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (ii) the balance disbursed to Borrowers; and
(d)    all Rents and/or Vacant Space Rent received by Lender upon the occurrence and during the continuance of an Event of Default pursuant to Section 3.1 of the Assignment of Leases shall be applied by Lender as follows or may continue to be held by Lender as additional collateral for the Loan, all in Lender’s discretion: first, (i) to the expenses of managing and securing the Properties, as contemplated by clause (a) of Section 3.1 of such Assignment of Leases, and/or (ii) to the Debt, in any order, priority and proportions as Lender shall elect in its discretion from time to time, until the Debt is paid in full, and then (A) disbursed to Mezzanine Lender for application in accordance with the terms of the Mezzanine Loan Agreement if the Mezzanine Debt (or any portion thereof) is then outstanding, until the Mezzanine Debt is paid in full, and then (B) the balance disbursed to Borrowers.
2.4.7    California Waiver. To the extent applicable, Borrowers acknowledge that California Civil Code, Section 2954.10 provides, in part, as follows:

“An obligee which accelerates the maturity date of the principal and accrued interest, pursuant to contract, on any loan secured by a . . . deed of trust on real property . . ., upon the conveyance of any right, title or interest in that property, may not claim, exact or collect any charge, fee, or penalty for any prepayment resulting from that acceleration.”
“The provisions of this section shall not apply to [any] loan . . . in which the obligor has expressly waived, in writing, the right to repay in whole or part without penalty, or has expressly agreed, in writing, to the payment of a penalty for prepayment upon acceleration. For any loan executed on or after January 1, 1984, this waiver or agreement shall be separately signed or initialed by the obligor and its enforcement shall be supported by evidence of a course of conduct by the obligee of individual weight to the consideration in that transaction for the waiver or agreement.”
Each Borrower hereby waives any and all rights of such Borrower under California Civil Code, Section 2954.10, as amended from time to time, including the right to prepay the principal owing under either Note or this Agreement without penalty prior to the Maturity Date and the right to raise California Civil Code, Section 2954.10 as a defense to Lender claiming, exacting and collecting any Yield Maintenance Premium, prepayment fee or prepayment premium or any other amount owing by Borrowers under the Notes, this Agreement, the Mortgage or any other Loan Documents.
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Borrowers’ Initials
Section 2.5    Defeasance.
2.5.1    Voluntary Defeasance. (a) Provided no Event of Default shall then exist, at any time after the earlier to occur of (i) the Defeasance Lockout Date and (ii) three (3) years after the date hereof, Borrowers shall have the right at any time prior to the Prepayment Lockout Expiration Date to voluntarily defease the Loan in whole, but not in part, by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):
(i)    Borrowers shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event shall occur;
(ii)    Borrowers shall pay to Lender all accrued and unpaid interest on the Outstanding Principal Balance of the Loan to and including the Defeasance Date;
(iii)    Borrowers shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Notes, this Agreement, the Mortgage and the other Loan Documents;

(iv)    Borrowers shall pay to Lender the required Defeasance Deposit for the Defeasance Event;
(v)    Borrowers shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the “Security Agreement”) and Borrowers shall represent that Lender has a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit;
(vi)    Borrowers shall deliver an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) each Borrower has legally and validly transferred and assigned the U.S. Obligations and all of its obligations, rights and duties under and to the Notes to the Successor Borrower, (B) Lender has a perfected (and, if requested by the Rating Agencies, a first priority) security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrowers and (C) any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;
(vii)    Borrowers shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such Defeasance Event will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrowers shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;
(viii)    each Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;
(ix)    each Borrower shall deliver a certificate of such Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;
(x)    each Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and
(xi)    Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance

Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes, or otherwise required to accomplish the defeasance.
(b)    In connection with the Defeasance Event, Borrowers shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date and on or prior to the Prepayment Lockout Expiration Date upon which interest and principal payments are required under this Agreement and the Notes and in amounts equal to the scheduled payments due on such Payment Dates under this Agreement and the Notes (including scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming such Notes is paid in full on the Prepayment Lockout Expiration Date (the “Scheduled Defeasance Payments”). Borrowers, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the Debt. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and to satisfy Borrowers’ other obligations under this Section 2.5 and Section 2.6 hereof shall be remitted to Borrowers.
2.5.2    Collateral. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.
2.5.3    Successor Borrower.
(a)    In connection with a Defeasance Event, Borrowers may at their option, or if so required by the applicable Rating Agencies, shall, establish or designate a successor entity (the “Successor Borrower”), which Successor Borrower shall be a single purpose bankruptcy remote entity with one (1) Independent Director approved by the Rating Agencies, who shall not own any other assets or have any other liabilities or operate any other property (except in connection with other defeased loans held in the same Securitization with the Loan), and Borrowers shall transfer and assign all obligations, rights and duties under and to the Notes, together with the pledged U.S. Obligations, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Notes and the Security Agreement and Borrowers shall be relieved of their obligations under such documents. Borrowers shall pay $1,000.00 to such Successor Borrower as consideration for assuming the obligations under the Notes and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Notes in accordance with this Section 2.5.3, but Borrowers shall pay all costs and expenses incurred by Lender, including

Lender’s attorneys’ fees and expenses, and any fees and expenses of any Rating Agencies, incurred in connection therewith.
(b)    Borrowers shall transfer and assign to Successor Borrower (and Successor Borrower shall assume) all rights, duties and obligations under the Notes and the Security Agreement arising from and after the Defeasance Date pursuant to an assignment and assumption agreement in form and substance satisfactory to a prudent lender. As a condition to such assignment and assumption, Successor Borrower shall deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel satisfactory to a prudent lender, stating among other things: (i) that such assignment and assumption agreement and related documents are enforceable against Successor Borrower in accordance with their respective terms, (ii) Successor Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation, (iii) Successor Borrower has the power and authority to execute the assumption documents and perform its obligations thereunder, and (iv) if required by Lender or the Rating Agencies, a non-consolidation opinion. Borrowers shall pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including the review of the proposed transferee and the preparation of the assumption agreement and related documentation).
Section 2.6    Release of Properties. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of either Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage.
2.6.1    Release upon Defeasance.
(a)    If Borrowers have elected to defease the entire Loan and the requirements of Section 2.5 hereof and this Section 2.6 have been satisfied, the Properties shall be released from the Lien of the Mortgage, and the U.S. Obligations pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Notes.
(b)    In connection with the release of the Mortgage, Borrowers shall submit to Lender, not less than fifteen (15) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Properties for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Properties are located and that would be satisfactory to a prudent lender. In addition, each Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer’s Certificate of such Borrower certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.
2.6.2    Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Notes and this Agreement, release the Lien of the Mortgage.
Section 2.7    Cash Management.

2.7.1    Lockbox Accounts. (a) Tower Borrower and Garage Borrower shall each establish and maintain a segregated Eligible Account with respect to each of the Tower Parcel and Garage (collectively, the “Lockbox Accounts” and individually, a “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Lockbox Accounts shall be under the sole dominion and control of Lender. The Lockbox Account for the Tower Parcel shall be entitled “Maguire Properties – Gas Tower Project-Gas Company Tower Lockbox - Nomura Credit & Capital, Inc., as Mortgagee” and the Lockbox Account for the Garage shall be entitled “Maguire Properties – WTC Garage Lockbox – Nomura Credit & Capital, Inc., as Mortgagee”. Each Borrower (i) hereby grants to Lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Accounts, including executing and filing UCC-1 Financing Statements and continuations thereof. Neither Borrower will in any way alter or modify either Lockbox Account or further pledge, assign, encumber or grant a security interest in its interest in either Lockbox Account. Borrowers will notify Lender of the account number of each Lockbox Account. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts shall be paid by Borrowers.
(b)    Each Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents and/or Vacant Space Rent payable thereunder directly to the applicable Lockbox Account. Each Borrower shall, and shall cause Manager to, deposit all amounts received by such Borrower or Manager constituting Rents, Vacant Space Rent and/or other Gross Income from Operations into the applicable Lockbox Account within one (1) Business Day after receipt.
(c)    Borrowers shall obtain from the Lockbox Bank its agreement, in form and substance reasonably satisfactory to Lender, to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Accounts once every Business Day throughout the term of the Loan.
2.7.2    Cash Management Account. (a) Lender and/or Servicer shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Maguire Properties – Gas Tower Project, for the benefit of Nomura Credit & Capital, Inc., its successors and assigns, as Lender, pursuant to Loan Agreement dated as of August 7, 2006 - Cash Management Account.” Each Borrower (i) hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including executing and filing UCC-1 Financing Statements and continuations thereof. Neither Borrower will in any way alter or modify the Cash Management Account or further pledge, assign, encumber or grant a security interest in its interest in the Cash Management Account. Borrowers will notify Lender of the account number of the Cash Management Account. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrowers.
(b)    Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:
(i)    First, payment to Lender of an amount sufficient to pay the monthly deposit to the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;
(ii)    Second, payment to Lender of the Monthly Interest Payment due on such Payment Date;
(iii)    Third, payments to (a) the Rollover Reserve Funds in accordance with the terms and conditions of Section 7.4 hereof and (b) the Sidley Austin Reserve Funds in accordance with the terms and conditions of Section 7.6 hereof;
(iv)    Fourth, payment to Lender of (or reimbursement of Lender for) any other amounts then due and payable under the Loan Documents (including any “protective advances” made by Lender in respect of the Loan, but excluding any application on account of the Outstanding Principal Balance);
(v)    Fifth, payments for monthly Cash Expenses and Capital Expenditures incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrowers to Lender specifying the individual Cash Expenses and Capital Expenditures in a form acceptable to Lender;
(vi)    Sixth, payment to one or both Borrowers of amounts necessary to pay Extraordinary Expenses reasonably approved by Lender, if any;
(vii)    Seventh, to Servicer, for transfer to the Mezzanine Cash Management Account, as a distribution permitted under applicable law, the amount indicated in the then most recent written payment notice letter delivered pursuant to the Intercreditor Agreement by Mezzanine Lender to Lender at least five (5) days prior to such Payment Date, which payment notice sets forth the amount then currently payable (as of such Payment Date) under the Mezzanine Loan Documents to be applied in accordance with the terms of the Mezzanine Loan Documents;
(viii)    Eighth, during any Gas Company Sweep Period, payment of all such amounts remaining in the Cash Management Account after payment of amounts required to fully fund items (i) through (vii) above (the “Excess Cash Flow”) into the Gas Company Reserve Account; and
(ix)    Lastly, provided no Event of Default has occurred and is continuing, any remaining amount to Borrowers.

(c)    The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrowers of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(d)    All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.
2.7.3    Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrowers’ obligations with respect to the payment of the Monthly Interest Payment and amounts due for the Tax and Insurance Escrow Funds and the Rollover Reserve Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE 3
CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers, or waiver by Lender, of the following conditions precedent no later than the Closing Date (all of which conditions shall be deemed satisfied or waived by Lender’s funding of the Loan, unless Borrowers have specifically agreed in writing to cause such condition to occur after the Closing Date):
3.1.1    Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed.
3.1.2    Loan Agreement and Notes. Lender shall have received a copy of this Agreement and the Notes, in each case, duly executed and delivered on behalf of Borrowers.
3.1.3    Delivery of Loan Documents; Title Insurance; Reports; Leases.
(a)    Mortgage, Assignment of Leases. Lender shall have received from Borrowers fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and the Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Properties, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrowers fully executed counterparts of the other Loan Documents.
(b)    Title Insurance. Lender shall have received an irrevocable commitment by the Title Company to issue the Title Insurance Policy(s) acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid lien on each of the Properties encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policy shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.
(c)    Survey. Lender shall have received a current Survey for each Property, certified to the Title Company and Lender and their respective successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and the National Society of Professional Surveyors in 2005. The Surveys shall reflect the same legal description contained in the Title Insurance Policy and shall include a recorded map or metes and bounds description of the real property comprising part of the Properties reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to each Survey and the surveyor shall provide a certification for each Survey in form and substance acceptable to Lender.
(d)    Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender, and evidence of the payment of all Insurance Premiums payable for the existing policy period.
(e)    Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Property, satisfactory in form and substance to Lender.
(f)    Zoning. Lender shall have received (i) a zoning report with respect to each Property issued by the Planning & Zoning Resource Corporation and satisfactory to Lender, and (ii) an ALTA 3.1 zoning endorsement for the Title Insurance Policy(s), in each case in form and substance satisfactory to Lender.
(g)    Encumbrances. Borrowers shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.
3.1.4    Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.
3.1.5    Delivery of Organizational Documents.
(a)    Each Borrower shall deliver or cause to be delivered to Lender copies certified by such Borrower of all organizational documentation related to such Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be reasonably requested by Lender.
(b)    Each Borrower shall deliver or cause to be delivered to Lender copies certified by such Borrower of all organizational documentation related to its Principal, each Guarantor, and other members and/or partners of such Borrower, and/or the formation, structure, existence, good standing and/or qualifications to do business of any of the foregoing, as Lender may reasonably request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be reasonably requested by Lender.
3.1.6    Opinions of Borrowers’ Counsel. Lender shall have received opinions from Borrowers’ counsel with respect to non-consolidation and the due execution, authority, and enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.
3.1.7    Budgets. Borrowers shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year for the Properties.
3.1.8    Basic Carrying Costs. Borrowers shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.
3.1.9    Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10    Payments. All payments, deposits or escrows required to be made or established by Borrowers under this Agreement, the Notes and the other Loan Documents on or before the Closing Date shall have been paid.
3.1.11    Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each commercial tenant of the Properties.
3.1.12    Transaction Costs. Borrowers shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.
3.1.13    Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of either of the Borrowers, either of the Principals, Any Guarantor or any of the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. No Borrower, Principal, Guarantor or any of their respective constituent Persons shall be the subject of any Bankruptcy Action.
3.1.14    Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of each Property, reasonably satisfactory in form and substance to Lender.
3.1.15    Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating to the Lien of the Mortgage all of the Leases designated by Lender. Lender shall have received an agreement to attorn to Lender from any tenant under a Lease that does not provide for such attornment by its terms, and which attornment agreement shall be satisfactory in form and substance to Lender.
3.1.16    Tax Lot. Lender shall have received evidence that each Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.
3.1.17    Physical Conditions Report. Lender shall have received a Physical Conditions Report for each Property, which report(s) shall be satisfactory in form and substance to Lender.
3.1.18    Management Agreement. Lender shall have received a copy of each Management Agreement, which shall be satisfactory in form and substance to Lender. The fee payable to Manager shall not exceed three percent (3.0%) of Gross Income from Operations generated by the Properties, in the aggregate, per annum (specifically excluding any Vacant Space Rent payable under the Master Leases). Each Management Agreement shall also provide that all of Manager’s rights under such Management Agreement are subordinate to the Lien of the Mortgage and the rights of Lender.

3.1.19    Appraisal. Lender shall have received an appraisal of each Property, each of which shall be satisfactory in form and substance to Lender.
3.1.20    Financial Statements. Lender shall have received a balance sheet with respect to each Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to each Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender.
3.1.21    Master Tower Lease.
(a)    Master Tower Lease: Tower Borrower shall, as of the date hereof, enter into a Lease (the “Master Tower Lease”) with the Operating Partnership for the approximately 152,166 square feet of space at the Tower Parcel that is presently being leased to Jones Day (the “Vacant Tower Space”), for a term commencing on November 4, 2006 and expiring on the date that is five (5) years from the date hereof (or August 7, 2011) and otherwise in form and substance satisfactory to Lender. The annual Rent (the “Vacant Tower Space Rent”) payable by the Operating Partnership under the Master Tower Lease with respect to the Vacant Tower Space shall be an amount equal to the lesser of (A) $6,467,055.00 and (B) an amount equal to the Tower NCF Deficit Amount, in each case, payable in equal monthly installments on November 1, 2006 and on the first (1st) Business Day of each calendar month commencing thereafter.
(b)    Upon Tower Borrower’s written request (a “Master Tower Lease Release Request”), with respect to the Tower Parcel only, made from time to time, but effective on the first day of each calendar quarter commencing on January 2, 2007 (each such quarterly date, an “Adjustment Date”), Lender will consent to (i) the release of Vacant Tower Space from the Master Tower Lease to the extent such space is leased under a New Vacant Tower Space Lease, and (ii) a reduction of the Vacant Tower Space Rent payable by the Operating Partnership under the Master Tower Lease, as provided in this Section 3.1.21(b). As used herein, a “New Vacant Tower Space Lease” shall mean a new Lease executed by Tower Borrower as landlord since the preceding Adjustment Date (or, with respect to the first Adjustment Date, since the Closing Date), which Lease: (A) produces Rent that is Qualified Income, (B) demises the Vacant Tower Space (or a portion thereof), (C) has a term of not less than five (5) years, (D) is with a tenant approved by Lender in its reasonable discretion, that is not an Affiliate of either of the Borrowers or the REIT and that is in occupancy of its premises and paying full unabated Rent, (E) is not in default under the New Vacant Tower Space Lease, and (F) is otherwise approved by Lender in its reasonable discretion, all as evidenced to the reasonable satisfaction of Lender (such evidence to include a copy of the applicable Lease and a tenant estoppel certificate and subordination, non-disturbance and attornment agreement executed by the applicable tenant in form and substance reasonably acceptable to Lender). In connection with a Master Tower Lease Release Request, the Vacant Tower Space Rent payable under the Master Tower Lease with respect to the remainder of the Master Tower Lease demised premises shall be adjusted, if necessary, to equal the Tower NCF Deficit Amount on the applicable Adjustment Date.
(c)    Upon Tower Borrower’s written request with respect to the Tower Parcel only (a “Master Tower Lease Termination Request”), Lender will consent to a termination of the Master Tower Lease, effective on the earlier to occur of (i) the next occurring Adjustment

Date after Tower Borrower demonstrates that upon termination of the Master Tower Lease and the entry into New Vacant Tower Space Leases in connection therewith, there is sufficient Underwritten Net Cash Flow to achieve a minimum Underwritten Tower Debt Service Coverage Ratio equal to or greater than 1.20 to 1.00 for four (4) consecutive calendar quarters, or (ii) five (5) years after the Closing Date.
3.1.22    Master Garage Lease.
(a)    Garage Borrower shall, as of the date hereof, enter into a Lease (the “Master Garage Lease”) with the Operating Partnership for 1,211 garage spaces (the “Garage Spaces”) at the Garage for a term commencing on the date hereof and expiring on the Maturity Date and otherwise in form and substance satisfactory to Lender. The annual Rent payable by the Operating Partnership under the Master Garage Lease (“Vacant Garage Space Rent”) with respect to the Garage Spaces shall be an amount equal to the Garage NCF Deficit Amount as of the date hereof, payable in equal monthly installments on the first (1st) day of each calendar month. On each Adjustment Date commencing on January 1, 2007, the Rent payable by the Operating Partnership under the Master Garage Lease above shall be increased or decreased, as applicable, in Lender’s reasonable determination, to the then current Garage NCF Deficit Amount. Lender shall consent to the termination of the Master Garage Lease at such time, if ever, as the Garage maintains an Underwritten Garage Debt Service Coverage Ratio of not less than 1.30:1.0 for four (4) consecutive calendar quarters.
(b)    Upon Garage Borrower’s written request with respect to the Garage only (a “Master Garage Lease Termination Request”), Lender will consent to a termination of the Master Garage Lease, effective on the earlier to occur of (i) the Garage having sufficient Underwritten Garage Net Cash Flow to achieve a minimum Underwritten Garage Debt Service Coverage Ratio equal to or greater than 1.30:1.0 for four consecutive calendar quarters, and (ii) the Maturity Date.
3.1.23    Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations of Borrowers. Each Borrower represents and warrants as of the date hereof and as of the Closing Date that:
4.1.1    Organization. Such Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of such Borrower is the ownership, management and operation of its Property. The ownership interests of such Borrower are as set forth on the organizational chart attached hereto as Schedule III.
4.1.2    Proceedings. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower, its Principal and/or any Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such Borrower is a party or by which any of such Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of such Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by such Borrower, its Principal and/or any Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
4.1.4    Litigation. Except as disclosed to Lender in writing prior to the date hereof, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending, or to Borrowers’ knowledge, threatened against or affecting either of the Borrowers, either of the Principals, any Guarantor or either of the Properties, which actions, suits or proceedings, if determined against one or more of the Borrowers, Principals, Guarantor or the Properties, might materially adversely affect the condition (financial or otherwise) or business of either of the Borrowers, either of the Principals, any Guarantor or the condition or ownership of either of the Properties.
4.1.5    Agreements. Such Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect such Borrower or the Properties or any part thereof, or such Borrower’s business, properties or assets, operations or condition, financial or otherwise. Such Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower or the Properties or any part thereof are bound. Such Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Borrower is a party or by which such Borrower or the Properties or any part thereof are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (t) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) Obligations.
4.1.6    Title. Borrowers have good, marketable and insurable fee simple title to the real property comprising part of the Properties or any part thereof, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Properties (as currently used) or Borrowers’ ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrowers’ knowledge, there are no claims for payment for work, labor or materials affecting the Properties or any part thereof that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
4.1.7    Solvency. Neither Borrower has entered into the transaction contemplated by this Agreement or executed the Notes, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and each Borrower received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets is and will, immediately following the making of the Loan, be greater than Borrowers’ probable liabilities, including the maximum amount of their contingent liabilities on their debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of the obligations of each Borrower). No petition in bankruptcy has been filed against either of the Borrowers, either of the Principals or any of their respective constituent Persons, and none of Borrowers, Principals or any of their respective constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrowers, Principals or any of their respective constituent Persons is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or properties, and

Borrowers have no knowledge of any Person contemplating the filing of any such petition against it, either of the Principals or any of their respective constituent Persons.
4.1.8    Full and Accurate Disclosure. No statement of fact made by such Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to such Borrower which has not been disclosed to Lender which adversely affects, nor as far as such Borrower can foresee, might adversely affect, the Properties or any part thereof or the business, operations or condition (financial or otherwise) of either Borrower.
4.1.9    No Plan Assets. Such Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of such Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) such Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with such Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement including the exercise by Lender of any of its rights under the Loan Documents.
4.1.10    Compliance. Such Borrower and each Property (including the use thereof) complies in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and Prescribed Laws. Such Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by such Borrower or any other Person in occupancy of or involved with the operation or use of the Properties or any part thereof, any act or omission affording any Governmental Authority the right of forfeiture as against the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.
4.1.11    Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Property as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, such Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on the Properties or any part thereof or the operation thereof as an office building or parking garage, as applicable, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of such Borrower from that set forth in said financial statements.

4.1.12    Condemnation. No Condemnation or other proceeding has been commenced or, to such Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Properties or for the relocation of any roadway providing access to the Properties or any portion thereof.
4.1.13    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14    Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
4.1.15    Not a Foreign Person. Such Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
4.1.16    Separate Lots. Each Property is comprised of one (1) or more parcels, each of which constitutes a separate tax lot or lots and none of which constitutes a portion of any other tax lot not a part of such Property.
4.1.17    Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Properties or any portion thereof, nor are there any contemplated improvements to the Properties or any portion thereof that may result in such special or other assessments, other than the Permitted Encumbrances.
4.1.18    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by either of the Borrowers, either of the Principals or Any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Borrower, Principal or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19    No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents or the Vacant Space Rent due and payable or to become due and payable which are presently outstanding.
4.1.20    Insurance. Borrowers have obtained and have delivered to Lender certificates for all Policies required hereunder, with all premiums currently payable thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person, including either Borrower, has done, by act or omission, anything that would impair the coverage of any such Policies.
4.1.21    Use of Property. The Tower Parcel is used exclusively as an office building and the Garage is used exclusively as a parking structure, and, in each case, for other appurtenant and related uses.
4.1.22    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion and use and occupancy permits required for the legal use, occupancy and/or operation of the Tower Parcel as an office building and the Garage as a parking garage (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrowers shall keep and maintain in full force and effect all Licenses necessary for the operation of the Properties. The uses being made of the Properties are in conformity with the certificate of occupancy issued for each Property.
4.1.23    Flood Zone. Except as may be provided in the Survey(s), none of the Improvements on either Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Properties or any portion thereof.
4.1.24    Physical Condition. Each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in the Properties or any portion thereof, whether latent or otherwise. Neither Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
4.1.25    Boundaries. Except as provided in the Survey(s), all of the Improvements which were included in determining the appraised value of the Properties, or any portion thereof, lie wholly within the boundaries and building restriction lines of the Properties, or any portion thereof, and no improvements on adjoining properties encroach upon the Properties, or any portion thereof, and no easements or other encumbrances upon the Properties, or any portion thereof, encroach upon any of the Improvements, so as to affect the value or marketability of the

Properties, or any portion thereof, except those which are insured against by the Title Insurance Policy.
4.1.26    Leases.
(a)    The Properties are not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof, including, without limitation, the Master Leases. Either Tower Borrower or Garage Borrower is the owner and holder of landlord’s interest in each Lease affecting the Properties or any portion thereof. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent or Vacant Space Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by each Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by either Borrower to any tenant have already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents or the Vacant Space Rent received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.
(b)    Master Leases.
(i)    Borrowers have delivered to Lender a true, correct and complete copy of the Master Leases (including all amendments thereto and modifications thereof);
(ii)    The Master Garage Lease constitutes the legal, valid and binding obligation of Garage Borrower and is enforceable against the Operating Partnership. The Master Tower Lease constitutes the legal, valid and binding obligation of Tower Borrower and is enforceable against the Operating Partnership. No default exists, or with the passage of time or the giving of notice or both would exist, under either of the Master Leases;
(iii)    As of the date hereof, there have been no amendments or modifications to the terms of either of the Master Leases.
(iv)    The Operating Partnership has not, as of the date hereof, paid Vacant Space Rent more than one (1) month in advance, and the Vacant Space Rent under either of the Master Leases has not been waived, released, or otherwise discharged or compromised. All Vacant Space Rents due and payable under each of the Master Leases have been paid in full;
(v)    No work is required to be performed by Borrowers and no contributions are required to be made to Borrowers by the Operating Partnership pursuant to either of the Master Leases, and all conditions precedent to Operating Partnership’s obligations under each of the Master Leases have been fully satisfied as of the date hereof;
(vi)    Each of the Master Leases (A) contains no purchase option or right of first refusal, (X) do not provide any party with the right to obtain a lien or encumbrance upon the Properties or any portion thereof, and (Y) provide that they are subordinate in all respects to the terms and provisions of the Mortgage;
(vii)    No Borrower shall amend, modify, renew, cancel or extend either or both of the Master Leases or transfer all or any portion of its interest therein, without the express written consent of Lender, which may be withheld in Lender’s sole discretion; and
(viii)    Borrowers shall make timely and appropriate changes to the “Rent” due under the Master Leases, and shall notify Operating Partnership of such changes in accordance with the terms of the Master Leases, such that, at all times, the “Rent” due each month shall be in compliance with Section 3.1.21 and Section 3.1.22 hereof.
4.1.27    Survey. The Survey for each Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and to Borrowers’ knowledge, does not fail to reflect any material matter affecting the Properties or any part thereof or the title thereto.
4.1.28    Principal Place of Business; State of Organization. Each Borrower’s principal place of business as of the Closing Date is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware.
4.1.29    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith, and, under current Legal Requirements, the Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30    Special Purpose Entity/Separateness.
(a)    Until the Debt has been paid in full, each Borrower hereby represents, warrants and covenants that (i) such Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) its Principal is, shall be and shall continue to be a Special Purpose Entity.
(b)    The representations, warranties and covenants set forth in Section 4.1.30(a) hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(c)    All of the facts stated and the assumptions made in the Insolvency Opinion, including any exhibits attached thereto, are true and correct in all respects and all facts stated and all assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including any exhibits attached thereto, will have been and shall be true and correct in all respects. Each Borrower has complied and will comply with, and each Principal has complied and each Borrower will cause its Principal to comply with, all of the assumptions made with respect to each such Borrower and its Principal in the Insolvency Opinion. Each Borrower will have complied and will comply with, and each Principal will have complied and each Borrower shall cause its Principal to comply with, all of the assumptions made with respect to each such Borrower and its Principal in any Additional Insolvency Opinion. Each entity other than Borrowers and Principals with respect to which an assumption shall be made in the Insolvency Opinion or in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion or any such Additional Insolvency Opinion.
4.1.31    Management Agreements. Each Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
4.1.32    Illegal Activity. No portion of the Properties has been or will be purchased with proceeds of any illegal activity.
4.1.33    No Change in Facts or Circumstances; Disclosure. All information submitted by Borrowers to Lender, including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof, and all statements of fact made by Borrowers in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or any part thereof or the business operations and/or the financial condition of Borrowers. Borrowers have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.
4.1.34    Investment Company Act. Neither Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35    Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of either of the Borrowers, either of the Principals or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in either of the Borrowers, either of the Principals or any Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in either of the Borrowers, either of the Principals or any Guarantor, as applicable, with the result that the investment in such Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law, and (c) none of the funds of either of the Borrowers, either of the Principals or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law. Notwithstanding the above to the contrary, an Embargoed Person shall not include any shareholder of the REIT, so long as the REIT is publicly traded.
4.1.36    Cash Management Account.
(a)    This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from either Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower has sold or otherwise conveyed the Lockbox Account or the Cash Management Account.
(b)    Each of the Lockbox Account and the Cash Management Account constitutes a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York and the State of California.

(c)    The Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by either Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
(d)    The Lockbox Account and Cash Management Account are in the name of Borrowers, as pledgor, and Lender, as pledgee.
4.1.37    Mortgage Taxes. Borrowers represent that they have paid, or will pay on or before the Closing Date, all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.
4.1.38    Master Tower Lease. The Master Tower Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Tower Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.
4.1.39    Master Garage Lease. The Master Garage Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Garage Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.
Section 4.2    Survival of Representations. Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:
5.1.1    Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to such Borrower and the Properties or any part thereof, including Prescribed Laws. There shall never be committed by either Borrower, and neither Borrower shall permit any other Person in occupancy of or involved with the operation or use of the Properties or any part thereof to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents. Each Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each Borrower shall at all times maintain, preserve and protect all franchises and trade names, and preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrowers shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, either Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower or the Properties or any part thereof or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which such Borrower is subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) such Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Borrower and the Properties or any part thereof; and (g) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
5.1.2    Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties, or any part thereof, as the same become due and payable; provided, however, that Borrowers’ obligation to directly pay Taxes shall be suspended for so long as Borrowers comply with the terms and provisions of Section 7.2 hereof. Borrowers will deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrowers shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent, provided, however, that Borrowers shall not be required to furnish such receipts for payment of Taxes if such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Except to the extent being contested in accordance with and subject to the terms of this Agreement, Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties or part thereof, and shall promptly pay for all utility services provided to the Properties or any part thereof. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided, that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with, the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) Borrowers shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Properties; and (g) Borrowers shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.
5.1.3    Litigation. Borrowers shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against either of the Borrowers, either of the Principals and/or any Guarantor which might materially adversely affect such Borrower’s, Principal’s and/or Guarantor’s condition (financial or otherwise) or business or the Properties or any part thereof.
5.1.4    Access to Property. Borrowers shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of tenants under their respective Leases.
5.1.5    Notice of Default. Borrowers shall promptly advise Lender of any material adverse change in either of the Borrower’s, either of the Principal’s or any Guarantor’s condition, financial or otherwise, or of the occurrence of any Default, Event of Default or Mezzanine Event of Default of which any Borrower has knowledge.
5.1.6    Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
5.1.7    Perform Loan Documents. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrowers. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including the provisions of Section 10.13 hereof.
5.1.8    Condemnation and Insurance Benefits. Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any Condemnation Proceeds or Insurance Proceeds lawfully or equitably payable in connection with the Properties or any part thereof, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Properties or any part thereof) out of such Insurance Proceeds.
5.1.9    Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense:
(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrowers pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;
(b)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and
(c)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.10    Intentionally Omitted.
5.1.11    Financial Reporting.
(a)    Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of each Borrower and all items of income and expense in connection with the operation of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrowers or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrowers shall pay any costs and expenses incurred by Lender to examine Borrowers’ accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(b)    Borrowers will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrowers, a complete copy of each Borrower’s annual financial statements covering the Properties for such Fiscal Year and containing statements of profit and loss for each Borrower and the Properties and a balance sheet for each Borrower. Such statements of Borrowers shall set forth the financial condition and the results of operations for the Properties (on a Property by Property basis and on an aggregate basis for the Properties) for such Fiscal Year, and shall include amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses. Borrowers’ annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a list of the Major Tenants, (iii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (iv) a schedule reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow, and (v) an Officer’s Certificate certifying that (A) each annual financial statement fairly presents the financial condition and the results of operations of Borrowers and the Properties being reported upon and that such financial statements have been audited and given an unqualified opinion by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in the form of schedules to the audited consolidated financial statement (prepared in accordance with GAAP or such other accounting basis acceptable to Lender) of the REIT, and (B) as of the date thereof, whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrowers, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrowers will furnish, or cause to be furnished, to Lender on or before thirty-five (35) days after the end of each calendar month the following items (on a Property by Property basis and on an aggregate basis for the Properties), accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrowers and the Properties (subject to normal year-end adjustments): (i) a rent roll for the subject month; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of each Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month; (iv) a Net Cash Flow Schedule; and (v) a statement of the rating issued by the Rating Agencies for the senior unsecured debt of Gas Company and, if all of Gas Company’s leased premises at the Properties are then guaranteed by Gas Company Parent, Gas Company Parent, as of the last day of the subject month. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrowers set forth in Section 4.1.30 hereof are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.
(d)    For each Fiscal Year Borrowers shall submit to Lender an Annual Budget for the Properties not later than forty five (45) days prior to the commencement of such Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget for each Property shall be subject to Lender’s approval (each such Annual Budget approved by Lender being referred to herein as an “Approved Annual Budget”). In the event Lender objects to a proposed Annual Budget submitted by Borrowers which requires the approval of Lender hereunder, Lender shall advise Borrowers of such objections within fifteen (15) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrowers of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise the same in accordance with the process described in this Subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget for the Properties that requires the approval of Lender hereunder, the most recently Approved Annual Budget for the Properties shall apply; provided, however, that such Approved Annual Budget for the Properties shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.
(e)    If Borrowers must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each, an “Extraordinary Expense”), then Borrowers shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed if such Extraordinary Expense is necessary to prevent material damage to the Properties or any part thereof or injury to Persons.
(f)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrowers alone or Borrowers and one or more Affiliates of Borrowers collectively, or either Property and Related Properties collectively, will be a Significant Obligor, Borrowers shall furnish to Lender promptly upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrowers, and (C) not later than seventy-five (75) days after the end of each Fiscal Year of Borrowers; provided, however, that Borrowers shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrowers shall furnish to Lender financial data and/or financial statements for any tenant of the Properties or any part thereof if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor.
(g)    All financial data and financial statements provided by Borrowers hereunder pursuant to Section 5.1.11(f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 5.1.11(f) hereof shall be audited by independent accountants of Borrowers acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrowers under Section 5.1.11(f) hereof shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(g).
(h)    If requested by Lender, Borrowers shall provide Lender, promptly upon written request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(i)    In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(g) hereof, Lender may request, and Borrowers shall promptly provide, such other financial data and financial statements as Lender determines to be necessary or appropriate for such compliance.
(j)    Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrowers’ data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrowers agree that Lender may disclose information regarding the Properties and Borrowers that is provided to Lender pursuant to this Section 5.1.11 in connection with a Securitization to such parties requesting such information in connection with such Securitization.
5.1.12    Business and Operations. Borrowers will continue to engage in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Each Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.
5.1.13    Title to the Properties. Borrowers will warrant and defend (a) the title to the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Properties or any part thereof, other than as permitted hereunder, is claimed by another Person.
5.1.14    Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of either Borrower or any of its constituent Persons or an assignment by either Borrower or any of its constituent Persons for the benefit of its creditors, Borrowers, on behalf of themselves and their successors and assigns, agree that they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or either Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.
5.1.15    Estoppel Statements.

(a)    After written request by Lender from time to time, Borrowers shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt or the performance of the Other Obligations, if any, and (vi) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or if modified, giving particulars of such modification.
(b)    Borrowers shall deliver to Lender upon written request from time to time, tenant estoppel certificates from each commercial tenant leasing space at the Properties or any part thereof in form and substance reasonably satisfactory to Lender, provided, however, that Borrowers shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
(c)    Tower Borrower and/or Garage Borrower, as applicable, shall deliver to Lender upon written request from time to time, estoppel certificates from each of (i) the Operating Partnership and (ii) the respective Borrower, with respect to the Tower Master Lease and/or Garage Master Lease, as applicable, in form and substance reasonably satisfactory to Lender, provided, however, that the respective Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
5.1.16    Loan Proceeds. Borrowers shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.
5.1.17    Performance by Borrowers. Borrowers shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrowers, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrowers without the prior consent of Lender.
5.1.18    Confirmation of Representations. Borrowers shall deliver upon written request by Lender, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrowers in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower and each Principal as of the date of the Securitization.
5.1.19    Intentionally Omitted.
5.1.20    Leasing Matters. Until such time as the Vacant Space is fully rented and occupied by tenants paying rent under New Vacant Space Leases approved by Lender, all Leases executed after the date hereof, and all modifications, renewals or terminations of existing Leases, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. After all the Vacant Space has been so rented, any new Major Leases and any Lease modification or renewal that causes an existing Lease to become a Major Lease, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrowers shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrowers (a) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Properties or any part thereof involved except that no termination by any Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Properties; provided, however, that until such time as the Vacant Space is fully rented and occupied by tenants paying Rent under New Vacant Space Leases approved by Lender, no such termination or surrender of any Lease will be permitted without the consent of Lender, and after all the Vacant Space is so rented, no such termination or surrender will be allowed with respect to any Major Lease without the consent of Lender; (c) shall not collect any of the Rents or the Vacant Space Rent more than one (1) month in advance (other than security deposits); (d) shall not execute any other assignment of lessor’s interest in the Leases or the Rents or the Vacant Space Rent (except as contemplated by the Loan Documents); (e) shall not alter, modify or change the terms of any Lease in a manner inconsistent with the provisions of the Loan Documents nor alter, modify or change the terms of the Master Leases or any Major Lease, without the prior written consent of Lender; and (f) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, no Borrower shall enter into a lease of all or substantially all of either Property or the Properties without Lender’s prior written consent.
5.1.21    Alterations. Borrowers shall obtain Lender’s prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to any alterations to any Improvements which may have a material adverse effect on Borrowers’ financial condition, the value of the Properties or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrowers’ financial condition, the value of the Properties or the Net Operating Income, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to, or alterations permitted without Borrowers’ consent by, the terms of any Lease approved by Lender pursuant to the terms of this Agreement, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed Five Million and 00/100 Dollars ($5,000,000.00), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this

Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds) shall at any time exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Threshold Amount”), Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for the Obligations any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, (iv) a Letter of Credit, or (v) a completion and performance bond issued by an Approved Bank. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.
5.1.22    Operation of Properties. (a) Borrowers shall cause the Properties to be operated, in all material respects, in accordance with applicable Management Agreement or Replacement Management Agreement, as applicable. In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrowers to obtain Lender’s consent to any termination or modification of any Management Agreement in accordance with the terms and provisions of this Agreement), the applicable Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.
(b)    Borrowers shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Management Agreement (which is not covered by the financial reporting requirements of Section 5.1.11 hereof); and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any Management Agreement, in a commercially reasonable manner.
5.1.23    Parking Easement. (a) Borrowers shall, at their sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrowers under the Parking Easement.
(b)    If Borrowers shall be in default under the Parking Easement, then, subject to the terms of the Parking Easement, Borrowers hereby grant Lender the right (but not the obligation), to cause the default or defaults under the Parking Easement to be remedied and otherwise exercise any and all rights of Borrowers under the Parking Easement, as may be necessary to prevent or cure any default, and Lender shall have the right to enter all or any portion of the Easement Parcel at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.
(c)    Upon the occurrence of any material default by Easement Grantor under the Parking Easement, Borrowers shall diligently pursue all of their remedies thereunder and at law and in equity to enforce the terms of the Parking Easement and Easement Grantor’s obligations thereunder.
(d)    The actions or payments of Lender to cure any default by Borrowers under the Parking Easement shall not remove or waive, as between Borrowers and Lender, any Default or Event of Default that may occur under this Agreement by virtue of the default by Borrowers under the Parking Easement. All sums expended by Lender to cure any such default shall be paid by Borrowers to Lender, upon demand, with interest on such sum at the Default Rate from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Mortgage and the other applicable Loan Documents.
(e)    Borrowers shall give Lender a copy of all material notices and communications transmitted between parties to the Parking Easement pursuant or relating to the Parking Easement. Borrowers shall specifically notify Lender promptly in writing of the occurrence of any material default by any Easement Grantor under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by Easement Grantor, and the receipt by Borrowers of any notice (written or otherwise) from Easement Grantor, or the transmittal by Borrowers of any notice (written or otherwise) to Easement Grantor, noting or claiming the occurrence of any default by any party under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by either party to the Parking Easement. Borrowers shall promptly deliver to Lender a copy of any such written notice of default.
(f)    Within ten (10) days after receipt of written demand by Lender, Borrowers shall use reasonable efforts to obtain from Easement Grantor and furnish to Lender the estoppel certificate of Easement Grantor stating such facts as may be reasonably requested by Lender with respect to the Parking Easement, including whether or not there are any defaults by Easement Grantor or Tower Borrower under the Parking Easement, and specifying the nature of such claimed defaults, if any.
(g)    Borrowers shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under the Parking Easement or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to the Easement Parcel. Each Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of such Borrower under or with respect to the Parking Easement, including the right to effectuate any extension or renewal of the Parking Easement, or to preserve any rights of such Borrower whatsoever in respect of any part of the Parking Easement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).
Section 5.2    Negative Covenants. From the date hereof until payment and performance in full of the Obligations or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that they will not do, directly or indirectly, any of the following:
5.2.1    Operation of Properties.
(a)    Borrowers shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) subject to Section 9.5 hereof, surrender, terminate or cancel any Management Agreement; provided, that Borrowers may, without Lender’s consent, replace any Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.
(b)    Following the occurrence and during the continuance of an Event of Default, Borrowers shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s discretion.
5.2.2    Liens. No Borrower shall create, incur, assume or suffer to exist any Lien on any portion of the Properties or any interest therein or permit any such action to be taken, except: (a) Permitted Encumbrances; (b) Liens created by or permitted pursuant to the Loan Documents; and (c) Liens for Taxes or Other Charges not yet due.
5.2.3    Dissolution. Neither Borrower shall (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties or any interest therein, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause any Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which any Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation or operating agreement of any Principal, in each case, without obtaining the prior written consent of Lender.
5.2.4    Change in Business. Neither Borrower shall not enter into any line of business other than the ownership and operation of the Properties or an interest therein, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5    Debt Cancellation. Neither Borrower shall cancel or otherwise forgive or release any claim or debt (other than in connection with termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.
5.2.6    Zoning. Neither Borrower shall initiate or consent to any zoning reclassification of any portion of the Properties or any portion thereof or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.
5.2.7    No Joint Assessment. Borrowers shall not suffer, permit or initiate the joint assessment of all or any portion of the Properties (a) with any other real property constituting a tax lot separate from the Properties, or (b) which constitutes real property with any portion of the Properties which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Properties.
5.2.8    Principal Place of Business and Organization. Neither Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. No Borrower shall change the place of its organization as set forth in Section 4.1.28 hereof without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender’s request, Borrowers shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization. Borrowers’ principal place of business and chief executive office, and the place where Borrowers keep their books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less, the entire period of the existence of Borrower), and will continue to be, the address of Borrowers set forth in the introductory paragraph of this Agreement (unless Borrowers notify Lender in writing at least thirty (30) days prior to the date of such change).
5.2.9    ERISA.
(a)    No Borrower shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(b)    Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) such Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) such Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:
(A)    Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B)    Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or
(C)    Such Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).
5.2.10    Transfers.
(a)    Borrowers acknowledge that Lender has examined and relied on the experience of Borrowers and their general partners, members, principals and (if any Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrowers’ ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the Other Obligations. Borrowers acknowledge that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrowers default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Properties or any portion thereof.
(b)    Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrowers shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Properties or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of an interest in any Restricted Party (clause (i) and (ii) above, collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof.
(c)    A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein any Borrower agrees to sell or convey the Properties, or any part thereof or any interest therein, for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or substantially all of any Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, either Borrower’s right, title and interest in and to any Leases or any Rents or any Vacant Space Rent; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the limited liability company interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such limited liability company interest, or the Sale or Pledge of non-managing limited liability company interests or the creation or issuance of new non-managing limited liability company interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.
(d)    Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer and shall not require Lender’s consent and shall not require the payment of any application fee: (i) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; and (ii) the sale or transfer, directly or indirectly, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing limited liability company interests (as the case may be) in a Restricted Party; provided, however, that with respect to each such sale or transfer (A) no such sales or transfers shall result in the change of voting control in the Restricted Party, (B) as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, (C) no such sale or transfer of any direct ownership interests in either Borrower or either Mezzanine Borrower shall be permitted, (D) Borrowers shall pay or cause to be paid any and all costs imposed or incurred as a result of any such sale or transfer, including any transfer taxes, and (E) if after giving effect to any such sale or transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrowers shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, except following a transfer of any Property permitted pursuant to Section 5.2.10(f) hereof, the Operating Partnership must continue to (1) Control each Borrower and any Affiliated Manager, and (2) own, directly or indirectly, at least a fifty-one percent (51%) interest in each Borrower and any Affiliated Manager. The sale, transfer or issuance of stock in the REIT shall not be deemed a Transfer hereunder, provided, that the stock of the REIT is listed and traded on the New York Stock Exchange or such other nationally recognized stock exchange.
(e)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s written consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(f)    Notwithstanding anything to the contrary contained herein, and without limiting any Transfers or rights under Section 5.2.10(g) hereof, Lender agrees that it shall not unreasonably withhold, condition or delay its consent to a Transfer (or to an unlimited number of Transfers) of both Properties simultaneously by the Borrowers (or the then owner(s) of the Properties), provided that all of the following terms and conditions are satisfied: (i) the Borrowers (or the then owner(s) of the Properties) shall have given at least thirty (30) days prior written notice to Lender of the proposed Transfer and the proposed Transfer shall not be effective earlier than the date that is twelve (12) months after the first Payment Date; (ii) no Default, Event of Default, Mezzanine Default or Mezzanine Event of Default shall have occurred or be continuing; (iii) the proposed transferee(s) of the Properties shall have executed and delivered an express assumption of this Agreement, the Notes, the Mortgage and the other Loan Documents, subject to the provisions of Section 9.4 hereof; (iv) payment of all of fees and expenses incurred in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses or required legal opinions; (v) payment of a non-refundable $5,000 application fee and an assumption fee equal to one quarter of one percent (0.25%) of the Outstanding Principal Balance with respect to the initial Transfer and one half of one percent (0.50%) of the Outstanding Principal Balance with respect to each Transfer thereafter; (vi) the delivery of an Additional Insolvency Opinion reflecting the proposed Transfer reasonably satisfactory in form and substance to Lender; (vii) the proposed transferee(s) compliance with the representations and covenants set forth in Section 4.1.30 and Section 5.2.9 hereof; (viii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of the proposed transferee(s), and its(their) shareholders, partners or members, as the case may be, following such Transfer is in accordance with the then current standards of Lender and the Rating Agencies; (ix) prior to any release of any Guarantor, a substitute guarantor acceptable to Lender in its discretion shall have assumed the Guaranty, the Environmental Indemnity and the Operating Partnership’s obligations under the Master Leases and the Parking Easement, or executed a replacement guaranty, environmental indemnity and Master Leases reasonably satisfactory to Lender; (x) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of the then current ratings assigned to the Securities or any class thereof in any applicable Securitization; (xi) the satisfaction of all of the conditions set forth in Section 5.2.10(f) of the Mezzanine Loan Agreement; and (xii) the satisfaction of such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including the creditworthiness, reputation and qualifications of the transferee(s) with respect to the Loan and the Properties.
(g)    A Transfer that occurs by inheritance, devise or bequest or by operation of law upon the death or disability of a natural Person who holds a direct or indirect interest in any Borrower, and a Transfer by a natural Person of direct or indirect interests in either Borrower for estate planning purposes, shall not require the consent of Lender and no transfer fee shall be payable in connection therewith, provided, however, that, in each case, such Transfer is to a non-minor member of the immediate family of the holder of such interest, or a trust established for the benefit of a member of the immediate family of the holder of such interest, and provided further that, in each such case, each of the following transfer conditions are satisfied:

(i)    no Event of Default or Mezzanine Event of Default shall have occurred and remain uncured;
(ii)    Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, or if any such Transfer or series of Transfers shall result in any Person that does not own more than a twenty percent (20%) direct or indirect interest in either Borrower as of the date hereof owning more than a twenty percent (20%) direct or indirect interest in either Borrower, Borrowers shall give Lender thirty (30) days prior written notice of such Transfer and Lender shall have an opportunity to perform its customary credit and background searches with respect to such transferee, except in the case of the death or disability of an interest holder, in which event Borrowers shall give Lender notice of such Transfer within ten (10) Business Days after such Transfer;
(iii)    no such Transfer of interest shall result in a change of Control of either Borrower (or its managing member/general partner) or the day-to-day operations of any Property, or, if such Transfer would result in a change of Control of either Borrower (or its managing member/general partner) or the day-to-day operations of any Property, as a result of the death or disability of an interest holder that is a natural Person, Lender shall have approved in good faith the Person that will Control either Borrower and/or the day-to-day operations of the applicable Property;
(iv)    the legal and financial structure of each Borrower and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of either Borrower and its shareholders, partners or members, after such Transfer shall satisfy Lender’s then current applicable underwriting criteria and requirements;
(v)    if, after taking into account any prior Transfers pursuant to this Section 5.2.10(g), whether to the proposed transferee or otherwise, such Transfer (or series of Transfers) shall result in (A) the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in either Borrower (or any entity directly or indirectly holding an interest in either Borrower), or (B) a Transfer in the aggregate of more than forty-nine percent (49%) of the interests in either Borrower as of the date hereof, Borrowers shall deliver to Lender, (x) a non-consolidation opinion reasonable satisfactory to Lender, and (y) at the request of Lender, written confirmations from the Rating Agencies that such Transfer or series of Transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings of the Securities; and
(vi)    Borrowers shall pay all fees and expenses incurred by Lender in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses and required legal opinions.

(h)    Notwithstanding anything to the contrary contained herein, Operating Partnership, or its upstream Affiliates, shall have the right to, and may, pledge, without Lender’s consent, its indirect equity interests in Borrowers, other than any direct interests in Borrowers or Mezzanine Borrowers, to secure (i) a loan facility or loan facilities to Operating Partnership or its upstream Affiliates, other than Borrowers or Mezzanine Borrowers, from a group of lenders for which Credit Suisse acting through its New York branch will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection therewith without Lender’s consent; provided, however, that in either case, Operating Partnership or its upstream Affiliates (other than Borrowers or Mezzanine Borrowers) pledges, directly or indirectly, its equity interests in substantially all of the property owning subsidiaries in which Operating Partnership holds a direct or indirect interest, and provided further that any enforcement action taken pursuant to such pledge shall constitute a Transfer that is prohibited pursuant to the terms of this Section 5.2.10 and the holder of such pledge shall be required to comply with all of the applicable provisions of this Section 5.2.10.
(i)    Notwithstanding anything to the contrary contained herein, Lender agrees that it shall not unreasonably withhold, condition or delay its consent to (a) the encumbrance of the Tower Parcel with off-site parking covenants in favor of the City of Los Angeles pursuant to Los Angeles Municipal Code Section 12.26.E.5 for up to 365 parking spaces relating to off-street automobile parking spaces required by the City of Los Angeles for the existing building located at 444 South Flower Street, Los Angeles, California, to which Lender will subordinate the lien of the Mortgage provided that Borrowers have obtained and delivered to Lender an updated Final Certificate of Occupancy for the Tower Parcel (or equivalent official documentation) from the City of Los Angeles that reflects the continuing compliance of the Tower (taking into account such additional parking covenants) with the Final Certificate of Occupancy for the Tower Parcel, all applicable ordinances, regulations, and policies of the City of Los Angeles subject only to the continuing maintenance of that certain covenant and agreement in favor of the City of Los Angeles recorded as document number 91-890489 in the Official Records of Los Angeles County; and (b) the encumbrance of the Garage with additional off-site parking covenants in favor of the City of Los Angeles pursuant to Los Angeles Municipal Code Section 12.26.E.5 for additional off-street automobile parking spaces required by the City of Los Angeles for existing buildings, to which Lender will subordinate the lien of the Mortgage provided that such covenants and any related agreements are in form and substance reasonably acceptable to Lender and further provided that no such covenants or agreements shall result in (i) a violation of any License for the Garage, (ii) a breach of the terms of any Lease at the Tower Parcel, (iii) the impairment of, or interference with, any obligation under any Lease at the Tower Parcel to provide parking at the Garage or (iv) a material adverse effect on Borrowers’ financial condition or the value of the Properties.
5.2.11    Parking Easement. Tower Borrower shall not (a) waive any material obligation of Easement Grantor under the Parking Easement, (b) waive, excuse, condone or in any way release or discharge Easement Grantor of or from Easement Grantor’s material obligations, covenants and/or conditions under the Parking Easement, (c) extend or shorten any period for the exercise of any rights by Easement Grantor, (d) agree to materially increase Tower Borrower’s obligations or reduce Tower Borrower’s benefits under the Parking Easement, or (e) otherwise modify or amend in any material fashion the Parking Easement, without, in each case, the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Lender shall under no circumstances be required to approve any waiver, release, discharge, modification or amendment that materially and adversely affects the rights and benefits afforded to the Tower Parcel, the Garage, either of the Borrowers and/or Lender under the Parking Easement, including specifically, any provision materially impairing adequate utility service, parking and/or free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto adjacent public roads, or any necessary cross-easements or reciprocal easement agreements for utilities, access, use, driveways, drainage flows, storm and sanitary sewers and/or other customary purposes granted under the Parking Easement.
5.2.12    Master Tower Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall give to Lender copies of all notices given to either Borrower or received by either Borrower with respect to the Master Tower Lease. Borrowers shall not (i) waive any rights under the Master Tower Lease, (ii) modify the Rent or other amounts payable under the Master Tower Lease (except as specifically provided in Section 3.1.21 hereof), or extend any period for the payment of rent or other amounts under the Master Tower Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Tower Lease, except as specifically provided in Section 3.1.21 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.
5.2.13    Master Garage Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall give to Lender copies of all notices given to either Borrower or received by either Borrower with respect to the Master Garage Lease. Borrowers shall not (i) waive any rights under the Master Garage Lease, (ii) modify the Rent or other amounts payable under the Master Garage Lease (except as specifically provided in Section 3.1.22 hereof), or extend any period for the payment of rent or other amounts under the Master Garage Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Garage Lease, except as specifically provided in Section 3.1.22 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.
ARTICLE 6
INSURANCE; CASUALTY; CONDEMNATION
Section 6.1    Insurance.
6.1.1    Borrowers shall obtain and maintain, or cause to be maintained, insurance for each Borrower and each Property providing at least the following coverages:
(i)    comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, covering Reduction In Value, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the

“Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Aggregate Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; and (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) for all such insurance coverage. In addition, Borrowers shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a federally designated “special flood hazard area”, flood hazard insurance for such Property in an amount equal to the Aggregate Outstanding Principal Balance or such other amount as Lender shall require; (y) earthquake insurance (with a deductible of no more than five percent (5%) of the appraised value of the applicable Property), in amounts and in form and substance satisfactory to Lender in the event the applicable Property is located in an area with a high degree of seismic activity, and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event such Property is located in any coastal region, provided that the insurance pursuant to the preceding clauses (x), (y) and (z) shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection (i);
(ii)    commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;
(iii)    rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property on the applicable Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the sum of the projected Gross Income from Operations and the Vacant Space Rent with respect to the applicable Property for a period of eighteen (18) months based on the actual loss sustained from the date of such

Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the Borrowers’ reasonable estimate of the gross income from the applicable Property and the Vacant Space Rent, if any, for the succeeding thirty (30) month period. Notwithstanding anything to the contrary in Section 2.7 hereof, all proceeds payable to Lender pursuant to this Subsection (iii) shall be held by Lender and shall be applied at Lender’s discretion to (I) the Debt, or (II) Operating Expenses approved by Lender in its discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements on any Property, and only if the property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection (i) above, (3) including permission to occupy the applicable Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    if either Property includes commercial property, worker’s compensation insurance with respect to any employees of either Borrower, as required by any Governmental Authority or Legal Requirement;
(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Subsection (i) above;
(vii)    umbrella liability insurance in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection (ii) above;
(viii)    motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Five Million and No/100 Dollars ($5,000,000.00);
(ix)    if either Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of such Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;
(x)    the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of terrorism and acts of terrorism (whether caused by a foreign or domestic source) and each Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms consistent with those required under Sections 6.1(a)(i) and (iii) above at all times during the term of the Loan; provided, however, Borrowers shall not be required to incur a cost for such terrorism coverage that is in excess of one hundred and fifty percent (150%) of all other insurance coverage required pursuant to this Section 6.1(a) (the “Terrorism Insurance Cap”) for the immediately preceding annual policy period. In the event that the annual premium for terrorism coverage in an amount equal to the "Full Replacement Cost" coverage exceeds the Terrorism Insurance Cap, Borrowers shall be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap; and
(xi)    upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which the Properties are located.
(b)    All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by a syndicate of not less than five (5) financially sound and responsible insurance companies authorized to do business in the State, of which either (i) one hundred percent (100%) shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency, or (ii) sixty percent (60%) shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency, and the remaining forty percent (40%) of which shall have a claims paying ability rating of “BBB-” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which must be S&P if S&P is rating the Securities, and one of which must be Moody’s if Moody’s is rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section 6.1(a) hereof (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrowers to Lender.
(c)    The insurance coverage required under this Section 6.1 may be effected under one or more blanket Policies covering the Properties and other property and assets not constituting a part of the Properties; provided that any blanket Policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such blanket Policy that is allocated exclusively to each Property and shall comply in all respects with the requirements of this Section 6.1. Lender hereby confirms that it approves (i) the terms of the existing “Property Insurance Sharing Agreement” among Borrowers and certain of its Affiliates, and (ii) that the Insurance Premiums are financed through one or more finance companies (individually and/or collectively, the “Blanket Insurance Premium Financing Arrangement”) to whom Borrower’s pay Borrowers’ allocable share of the annual initial deposit and the monthly payments due for each blanket Policy to the applicable finance company (with respect to each blanket Policy, such monthly payment, together with one-twelfth (1/12th) of the allocable share of the annual initial deposit necessary to accumulate such allocable share for such Policy at least thirty (30) days prior to its due date, each, a “Financing Installment”).
(d)    All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v) hereof, shall name Borrowers as the insured and Lender (and its Affiliates) as additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e)    All Policies provided for in Section 6.1 hereof shall contain clauses or endorsements to the effect that:
(i)    no act or negligence of either Borrower, or anyone acting for either Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice to Lender and any other party named therein as an additional insured;
(iii)    the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and
(iv)    Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)    If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrowers, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2    Casualty. If either Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrowers. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and Borrowers shall deliver to Lender all instruments required by Lender to permit such participation.
Section 6.3    Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of any Condemnation affecting any Property, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrowers shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Condemnation Proceeds shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Condemnation Proceeds by the applicable Governmental Authority but shall be entitled to receive out of the Condemnation Proceeds interest at the rate or rates provided herein or in the Notes. If any Property or any portion thereof is taken by a Governmental Authority, Borrowers shall promptly commence and diligently prosecute Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4 herein. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Condemnation Proceeds, Lender shall have the right, whether or not a deficiency judgment on either Note shall have been sought, recovered or denied, to receive the Condemnation Proceeds, or a portion thereof sufficient to pay the Debt.
Section 6.4    Restoration. The following provisions shall apply in connection with the Restoration of either Property:
(a)    If the Net Proceeds with respect to either Property shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and the costs of completing Restoration of such Property shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds will be disbursed by Lender to Borrowers upon receipt, provided, that all of the conditions set forth in Section 6.4(b)(i) hereof are met and

Borrowers deliver to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of such Property in accordance with the terms of this Agreement.
(b)    If the Net Proceeds with respect to either Property are equal to or greater Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), or the costs of completing Restoration of such Property is equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration of such Property in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of any payments received from a Governmental Authority on account of Condemnation or in any transaction or proceeding in lieu thereof, after deduction of the reasonable costs and expenses (including reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(i)    In the event that the Net Proceeds equal or exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds shall, at the option of Lender in its discretion, be applied to the payment of the Obligations or applied to reimburse Borrowers for the cost of the Restoration of the applicable Property in the manner set forth below. In the event that the Net Proceeds are less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), the Net Proceeds shall be made available to Borrowers for the Restoration of the applicable Property upon the approval of Lender that the following conditions are met:
(A)    no Event of Default shall have occurred and be continuing;
(B)    (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the applicable Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the applicable Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the related Improvements is located on such land;
(C)    Leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in the applicable Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or

Condemnation, whichever the case may be, shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;
(D)    Borrowers shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;
(E)    Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to the Properties as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrowers;
(F)    Lender shall be satisfied that the Restoration of such Property will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) hereof;
(G)    such Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(H)    the Restoration of such Property shall be done and completed Borrowers in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(I)    such Casualty or Condemnation, as applicable, does not result in a material loss of access to any portion of such Property or the related Improvements;
(J)    the Debt Service Coverage Ratio for the next twelve (12) full calendar months, after giving effect to the Restoration, shall be equal to or greater than 1.20:1.00;
(K)    the Loan-to-Value Ratio after giving effect to Restoration, shall be equal to or less than seventy five percent (75%);
(L)    Borrowers shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrowers’ architect or engineer stating the entire cost of completing the Restoration of such Property, which budget shall be acceptable to Lender; and

(M)    the Net Proceeds together with any cash or cash equivalent deposited by Borrowers with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration of such Property.
(ii)    The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrowers from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanics’ or materialmans’ liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.
(iii)    All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with such Restoration. The identity of the contractors, subcontractors and materialmen engaged in such Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrowers.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of such Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.
(vii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration of the applicable Property has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender (I) to the Mezzanine Cash Management Account, or (II) if the Mezzanine Loan has been paid in full, provided no Event of Default shall have occurred and shall be continuing, to Borrowers.
(c)    All Net Proceeds not required pursuant to the terms of this Agreement (i) to be made available for Restoration, or (ii) to be returned to a Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof, may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper, or, in Lender’s discretion, the same may be paid, (A) if the Mezzanine Loan is outstanding, to the Mezzanine Cash Management Account, or (B) if the Mezzanine Loan has been paid in full, to Borrowers either in whole or in part, for such purposes as Lender shall approve in its discretion. No prepayment charge shall be payable by Borrowers by reason of a Casualty or Condemnation so long as no Event of Default has occurred and is continuing prior to such Casualty or Condemnation.
(d)    In the event of foreclosure of the Mortgage, or other transfer of title to any Property or Properties in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies that are not blanket Policies then in force concerning such Property or Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
ARTICLE 7
RESERVE FUNDS
Section 7.1    Required Repair Funds.
7.1.1    Deposits. On the Closing Date, Borrowers shall deposit with Lender the amount set forth on Schedule II attached hereto and made a part hereof, to perform the Required Repairs multiplied by one hundred twenty-five percent (125%). Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.6 hereof. Amounts so deposited shall hereinafter be referred to as Borrowers’ “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”. Borrowers shall perform the repairs at the Properties as more particularly set forth on Schedule II hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrowers shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if (a) Borrowers do not complete the Required Repairs by the required deadline for each repair as set forth on Schedule II (except for postponement of such deadlines as a result of Unavoidable Delays), or (b) Borrowers do not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs or toward payment of the Debt in such order, proportion and priority as Lender may determine. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.
7.1.2    Release of Required Repair Funds. (a) Lender shall disburse to Borrowers the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrowers of each of the following conditions with respect to each disbursement: (i) Borrowers shall submit a written request for payment to Lender (with a copy to the Title Company) at least thirty (30) days prior to the date on which Borrowers request such payment be made, which request specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate for each Borrower (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs and not previously delivered to Lender, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, for work completed and/or materials furnished to date, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender and the Title Company, (iv) Lender shall have received a title search indicating that the Properties are free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000.00 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000.00, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.
(b)    Nothing in this Section 7.1.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrowers additional sums to complete any Required Repairs.
(c)    Borrowers shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Properties during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrowers shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).
(d)    If a disbursement will exceed $50,000.00, Lender may require an inspection of the applicable Property or Properties at Borrowers’ expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.
(e)    In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided worker’s compensation insurance, builder’s risk,

and public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.
7.1.3    Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrowers from their obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements.
Section 7.2    Tax and Insurance Escrow Funds. Borrowers shall pay to Lender (i)(A) on the Closing Date, an amount equal to $2,029,336.48 and (i)(B) on each Payment Date, one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their delinquency date, and (ii)(A) on the Closing Date, an amount equal to $288,259.50 (the “Initial Blanket Insurance Premium Installment”) and (ii)(B) for so long as the applicable Blanket Insurance Premium Financing Arrangement remains in full force and effect, on each Payment Date, the Financing Installment for the next occurring payment under the applicable Blanket Insurance Premium Financing Arrangement and/or (ii)(C) with respect to any Insurance Premiums not covered by a Blanket Insurance Premium Financing Arrangement, on each Payment Date, one-twelfth (1/12th) of such Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies for an annual period upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in the preceding clauses (i) and (ii) being hereinafter called the “Tax and Insurance Escrow Funds”). Such amounts will be transferred by Lender to an account held by Lender (the “Tax and Insurance Escrow Account”). The Tax and Insurance Escrow Funds and the Monthly Interest Payment shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Provided no Event of Default shall exist, Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.1.2 and 6.1 hereof and under the Mortgage and/or to payments due to the applicable finance company under the applicable Blanket Insurance Premium Financing Arrangement, as applicable. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall credit such excess against future payments to be made to the Tax and Insurance Escrow Funds. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be transferred to the Mezzanine Cash Management Account or, if the Mezzanine Loan has been paid in full, returned to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the applicable Property and/or Properties. If at any time Lender determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay the items set forth in clauses (i) and (ii) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that

Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. All earnings of interest on the Tax and Insurance Escrow Funds shall become part of the Tax and Insurance Escrow Funds and shall be disbursed in accordance with this Section 7.2. If Lender so elects at any time, Borrowers shall provide, at Borrowers’ expense, a tax service contract for the term of the Loan issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrowers shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.
Section 7.3    Intentionally Omitted.
Section 7.4    Rollover Reserve.
7.4.1    Deposits to Rollover Reserve Funds.
(a)    On the Closing Date, Borrowers shall deposit with Lender the amount of $4,000,000.00 to pay for Approved Leasing Expenses incurred by Borrowers after the date hereof. On each Payment Date Borrowers shall pay to Lender the sum of $171,000.00, which amounts shall be deposited with and held by Lender for Approved Leasing Expenses incurred following the date hereof. Notwithstanding the foregoing, during any period in which the total deposits of Rollover Reserve Funds equal or exceed $4,000,000.00, Borrowers shall not be required to make any further deposits to the Rollover Reserve Funds. In the event the balance of the Rollover Escrow Fund shall thereafter be reduced to less than $4,000,000.00, Borrowers shall again deposit with Lender, commencing on the next Monthly Payment Date, the monthly amount set forth above until the total amount of the Rollover Reserve Funds on deposit with Lender shall equal $4,000,000.00. In addition, notwithstanding any limitations on the amount to be deposited in the Rollover Reserve Funds, Borrowers shall pay to Lender for deposit with Lender those additional funds described in Section 7.4.1(b) hereof. All such amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”.
(b)    In addition to the required deposits set forth in Section 7.4.1(a) above, the following items shall be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds, which Rollover Reserve Funds shall be held by Lender and disbursed only in accordance with Section 7.4.2 below. Each Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Reserve Account pursuant to the Cash Management Agreement:
(i)    All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with such Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of such Borrower against third parties in connection with any Lease; (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively “Lease

Termination Payments”), and/or (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent); and
(ii)    Any other extraordinary event pursuant to which such Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of a Property or Properties not otherwise covered by this Agreement or the Cash Management Agreement.
7.4.2    Withdrawal of Rollover Reserve Funds. (a) Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Rollover Reserve Funds for Approved Leasing Expenses incurred by Borrowers, as requested in writing by Borrowers, for the Tower Parcel other than the Gas Company Space (or, if no Gas Company Reserve Funds are on deposit with Lender, for the Gas Company Space) as requested, in writing by Borrowers on a monthly basis in increments of no less than $25,000.00, within five (5) Business Days after delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for tenant improvements and leasing commissions and with respect to Approved Leasing Expenses under new Leases or Lease renewals or modifications, the newly executed Lease or the newly executed Lease extension, renewal, or modification, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (ii) stating that all tenant improvements at the applicable Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the Approved Leasing Expenses to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Rollover Reserve Funds have been used to pay the previously identified Approved Leasing Expenses, (vii) stating that all outstanding trade payables which relate to the Leases for which Approved Leasing Expenses are then to be paid (other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related tenant improvements have been paid in full or will be paid for in full from the requested disbursement or a certification for leasing commission disbursements stating that such leasing commission has been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $25,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the applicable Property at Borrowers’ expense prior to making a disbursement in order to verify compliance with the requirements of this Section 7.4.2. For so long as Gas Company Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for the Gas Company Space shall be made from the Gas Company Reserve Funds, and not from Rollover Reserve Funds.
Section 7.5    Gas Company Reserve Funds.
7.5.1    Deposit of Gas Company Reserve Funds. In the event that (a) Gas Company shall not have exercised the extension option contained in the Gas Company Lease on or prior to May 8, 2010, or (b) Gas Company vacates or gives notice of its intent to vacate the Gas Company Space or otherwise closes its business for any reason (other than during the period from the occurrence of a Casualty affecting the Tower Parcel through the date the damage to the Tower Parcel from such Casualty is restored and repaired), unless the long term unsecured debt rating of Gas Company (or if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is “BBB” or better or Gas Company has sublet all of the Gas Company Space for a term equal to the lesser of five (5) years or the remaining term of the Gas Company Lease, at a Full Service Gross Rent that is not less than the Full Service Gross Rent payable by Gas Company under the Gas Company Lease and such sublease shall otherwise be on such terms and conditions and demised to such subtenant or subtenants as shall be acceptable to Lender in its reasonable discretion and otherwise in compliance with the provisions of Section 5.1.20 hereof; or (c) Gas Company is in default under the Gas Company Lease beyond any applicable grace and cure periods, or (d) Gas Company is the subject of a Bankruptcy Action, or (e) Gas Company (or, if a lease guaranty is provided by Gas Company’s parent company for all of the obligations of Gas Company under the Gas Company Lease, such parent company) fails to maintain an Investment Grade Rating (a “Downgrade Sweep Event”) (the occurrence of any of such events described in clauses (a), (b), (c), (d), or (e) is hereinafter referred to as an “Gas Company Trigger Event”); then on each Payment Date following the occurrence of any such Gas Company Trigger Event, Borrower shall deposit all Excess Cash Flow (such funds so deposited being referred to herein as the “Gas Company Reserve Funds”) into an account (the “Gas Company Reserve Account”) held by Lender (it being specifically agreed and understood that Borrowers shall be required to continue to make such deposits of Excess Cash Flow into the Gas Company Reserve Account until a Gas Company Sweep Termination (as defined below) occurs Notwithstanding the foregoing, in the event that the Gas Company Trigger Event is a Downgrade Sweep Event, and no other Gas Company Trigger Event then exists, the total amount of the deposits in the Gas Company Reserve Account shall be limited to $30,000,000.00; provided, however, that such deposits in the Gas Company Reserve Account shall be increased to $60,000,000.00 if the long term unsecured debt rating of Gas Company (or, if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is less than “BB-” from (i) prior to a Securitization, S&P and (ii) after a Securitization, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical rating agency rating the Securities). The Gas Company Reserve Account shall be held by Lender as additional security for the Obligations and disbursed to Borrower in accordance with the provisions of Section 7.5.2.

Upon the occurrence and during the continuance of a Gas Company Trigger Event, Borrower’s failure to deposit all Excess Cash Flow into the Gas Company Reserve Account shall constitute an Event of Default. If at any time during the term of the Loan after the occurrence of a Gas Company Trigger Event, a Gas Company Sweep Termination occurs, then provided no Event of Default exists, all amounts in the Gas Company Reserve Account will be released to Borrowers. Each subsequent time a Gas Company Trigger Event occurs during the term of the Loan, all Excess Cash Flow shall be deposited into the Gas Company Reserve Account as set forth above until, if ever, a Gas Company Sweep Termination occurs. For purposes hereof, the term “Gas Company Sweep Termination” shall mean the occurrence of the following: (i) with respect to the Gas Company Trigger Event described in clause (a) above, Gas Company shall have exercised its option to extend the Gas Company Lease pursuant to and in accordance with the Gas Company Lease. (ii) with respect to the Gas Company Trigger Event described in clause (b) above, Borrower shall have delivered to Lender either (A) an estoppel certificate executed by Gas Company satisfactory to Lender in its sole discretion certifying to Lender that the Gas Company Lease is in full force and effect, Gas Company is paying full and unabated Rent in accordance with the Gas Company Lease, and Gas Company reoccupies the Tower Parcel for business and has reoccupied the Tower Parcel for business for a period of not less than one (1) year or (B) evidence satisfactory to Lender that all the Gas Company Replacement Lease Requirements have been satisfied; (iii) with respect to the Gas Company Trigger Event described in clause (c) above, Borrowers shall have delivered to Lender evidence satisfactory to Lender that Gas Company is no longer in default under the Gas Company Lease or that the Gas Company Replacement Lease Requirements have been satisfied, or (iv) with respect to the Gas Company Trigger Event described in clause (d) above, the Bankruptcy Action is dismissed with prejudice or a reorganization plan satisfactory to Lender in its sole discretion is approved by the bankruptcy court, the Gas Company Lease is assumed as part of such reorganization plan and all defaults under the Gas Company Lease are cured and Gas Company provides security for its obligations under the Gas Company Lease satisfactory to Lender in its sole discretion; and (v) with respect to the Gas Company Trigger Event described in clause (e) above, Gas Company (or, if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) achieves an Investment Grade Rating and maintains such Investment Grade Rating for a period of not less than one (1) year, and (vi) with respect to any Gas Company Trigger Event described in clauses (a), (b), (c), (d), or (e) above, the Tower Parcel maintains an Underwritten Tower Debt Service Coverage Ratio of not less than 1.20:1.0 for four consecutive calendar quarters following the occurrence of the Gas Company Trigger Event.
7.5.2    Disbursement of Gas Company Reserve Funds. If any portion of the Gas Company Space (or, if no Rollover Reserve Funds are on deposit with Lender, any other portion of the Tower Parcel) is demised to a tenant approved by Lender in its sole discretion pursuant to a Lease approved by Lender in its sole discretion, then the funds in the Gas Company Reserve Account shall be made available by Lender for Approved Leasing Expenses incurred by Tower Borrower with respect to such tenant. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements as requested, in writing, by Borrowers on a monthly basis in increments of no less than $50,000.00 upon compliance by Borrowers with the conditions set forth in Section 7.4.2. In addition, in the event that, on any Payment Date, the amount on deposit in the Cash Management Account, after application of funds therein to pay the amounts set forth in Section 2.7.2(b)(i), is insufficient to pay the Monthly Interest Payment and any other amounts then payable by Borrowers to Lender under the Loan Documents, Lender shall have the right, but not the obligation, in its sole discretion, to apply the Gas Company Reserve Funds to the payments of any such amounts. For so long as Rollover Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for space other than the Gas Company Space shall be made as disbursements of Rollover Reserve Funds, and not as disbursement of Gas Company Reserve Funds.
Section 7.6    Sidley Austin Reserve Funds.
7.6.1    Deposit to Sidley Austin Reserve Funds. (a) Borrowers shall deposit with Lender on the Closing Date the sum of $500,000.00, and on each Payment Date Borrowers shall pay to Lender the sum of $4,166.67, which amounts shall be deposited with and held by Lender for tenant improvement obligations incurred following the date hereof known as the “Refurbishment Allowance” as more fully described in the Sixth Amendment of that certain Office Lease between Maguire Thomas–Fifth & Grand, Ltd. (predecessor in interest to Tower Borrower), as landlord, and Sidley Austin, as tenant, dated June 29, 1992, as same may have been or may be further amended, modified or supplemented (the “Sidley Austin Lease”), in connection with those premises demised to Sidley Austin at the Tower Parcel. All such amounts deposited shall hereinafter be referred to as the “Sidley Austin Reserve Funds” and the account to which such amounts are held shall hereinafter be referred to as the “Sidley Austin Reserve Account”.
7.6.2    Withdrawal of Sidley Austin Reserve Funds. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Sidley Austin Reserve Account for advances made by Lender to reimburse the tenant under the Sidley Austin Lease for the “Refurbishment Allowance” as set forth in the Sidley Austin Lease. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrowers on a monthly basis in the amount of the payment of any such “Refurbishment Allowance” upon delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for the “Refurbishment Allowance”, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement constitute an item(s) of “Refurbishment Allowance” and a description thereof, (ii) stating that all items to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the items to be funded by the requested disbursement, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the items to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Sidley Austin Reserve Funds have been used to pay the previously identified as “Refurbishment Allowance”, (vii) stating that all outstanding trade payables which relate to the “Refurbishment Allowance” are then to be paid (other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related “Refurbishment Allowance” have been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the items to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $50,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the premises demised to Sidley Austin at the Tower Parcel at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of the improvements for which the “Refurbishment Allowance” reimbursement is sought.
Section 7.7    Reserve Funds, Generally.
(a)    Borrowers grant to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each reserve account as additional security for payment and performance of the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Debt in any order in its discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.
(b)    Borrowers shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Funds or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(c)    The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. Provided that no Event of Default shall have occurred and be continuing, all interest or other earnings on any of the Reserve Funds (with the exception of the Tax and Insurance Escrow Funds, which shall belong to Lender) shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies comprising such Reserve Funds. Borrowers shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments, provided that (i) such investments are then regularly offered by Lender for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, state and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Funds were created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds (with the exception of the Tax and Insurance Escrow Funds). No other investments of the Reserve Funds shall be permitted except as set forth in this Section 7.7. Borrowers shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrowers promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.
(d)    Borrowers, jointly and severally, hereby agree to indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrowers shall assign to Lender all rights and claims any Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
ARTICLE 8
DEFAULTS
Section 8.1    Event of Default.
(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    if any portion of the Debt is not paid when due;
(ii)    subject to Borrowers’ right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless, with respect to the payment of Taxes (a) sums equaling the amount of the Taxes then payable have been delivered to Lender in accordance with Section 7.2 hereof, (b) no Event of Default shall have occurred and be continuing, and (c) there is no restriction of Lender’s release of the Tax and Insurance Escrow Funds;
(iii)    if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon written request;
(iv)    if either Borrower Transfers or otherwise encumbers any portion of the Properties without Lender’s prior written consent in violation of the provisions of this Agreement or Article 6 of the Mortgage;
(v)    if any representation or warranty made by either Borrower herein, in any other Loan Document or in any financial statement, or in any report, certificate or other instrument, agreement or document prepared by either Borrower and furnished to

Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;
(vi)    if either of the Borrowers, either of the Principals or any Guarantor shall make an assignment for the benefit of creditors;
(vii)    if a receiver, liquidator or trustee shall be appointed for either of the Borrowers, either of the Principals or any Guarantor, or if either of the Borrowers, either of the Principals or any Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, either of the Borrowers, either of the Principals or any Guarantor, or if any proceeding for the dissolution or liquidation of either of the Borrowers, either of the Principals or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by either of the Borrowers, either of the Principals or any Guarantor, the same shall constitute an Event of Default hereunder only upon the same not being discharged, stayed or dismissed within sixty (60) days;
(viii)    if either Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(ix)    if either Borrower breaches any of its respective negative covenants contained in Section 5.2 hereof or any covenant contained in Section 4.1.30 or Section 5.1.11 hereof;
(x)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if either Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xi)    if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xii)    if a material default by either Borrower has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement) which default permits Manager thereunder to terminate or cancel such Management Agreement (or such Replacement Management Agreement);
(xiii)    if either Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1.1 hereof;

(xiv)    if either Borrower shall continue to be in Default under any of the Other Obligations not specified in clauses (i) through (xiii) above, for ten (10) days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrowers shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;
(xv)    if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to either of the Borrowers or either of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xvi)    if there shall exist an event of default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, if either of the Master Leases shall have been amended or modified without Lender’s prior written consent, if the Master Leases shall have been terminated, cancelled or surrendered without Lender’s prior written consent, or if the lessee under either of the Master Leases is the subject of a Bankruptcy Action;
(xvii)    if there shall exist an event of default by Tower Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, if the Parking Easement shall have been amended or modified without Lender’s prior written consent, if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent; or
(xviii)    the occurrence of any event that is expressly specified to be an Event of Default in this Agreement or any other Loan Document.
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and the Properties (or any Property), including all rights or remedies available at law or in equity; and upon the occurrence of any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2    Remedies.
(a)    Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing, to the extent permitted by applicable law (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.
(b)    Lender shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that their said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

(c)    Except as limited by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender, including the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.
(d)    Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender determines.
(e)    The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.
ARTICLE 9
SPECIAL PROVISIONS
Section 9.1    Sale of Notes and Securitization. (a) Borrowers acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, or require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) (“Multiple Notes”) and/or issue one or more participations therein, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan into one or more mezzanine loans to the owners of the direct and/or indirect equity interests in either Borrower, secured by a pledge of such interests, or consummate one or more private or public securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that includes the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization, including to:
(i)    provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;
(ii)    assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by either of the Borrowers, either of the Principals and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;
(iii)    deliver (A) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, Borrowers, Principals, Guarantor and their respective Affiliates and the Loan Documents, and (B) revised organizational documents for each Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;
(iv)    if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;
(v)    make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrowers, Principals, Guarantor and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;
(vi)    execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original Notes or modify the original Notes, this Agreement and the other Loan Documents to reflect multiple components of the Loan (and such new notes or modified Notes shall have the same initial weighted average coupon of the original Notes and provide for the same total amortization payments, but each such new note or modified Notes may have different interest rates and provide for varying amortization payments), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan; provided, however, that Borrowers shall not be required to modify any of the Loan Documents if such modification or amendment would (A) have a material adverse economic effect on Borrowers or (B) modify or amend the Loan term, amortization or any other economic term of the Loan or otherwise materially adversely increase the obligations or materially decrease the rights of Borrowers under the Loan Documents, including modifying the transfer, recourse, prepayment, events of default, or remedy provisions, or the organizational documents of either of the Borrowers or its Affiliates;
(vii)    if requested by Lender, review any information regarding the Properties, Borrowers, Principals, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof; and
(viii)    supply to Lender such documentation, financial statements and reports as may be in the possession or control of any Borrower or its Affiliates in form and substance required in order to comply with any applicable securities laws.
(b)    All reasonable third party costs and expenses incurred by Borrowers or Guarantor in connection with Borrowers complying with requests made under clause (a) of this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid by Borrowers, except that Lender shall reimburse Borrowers for all such costs and expenses in excess of $25,000.00.
(c)    Notwithstanding the provisions of Section 9.1(a) hereof to the contrary, and without limiting the provisions of Section 9.7.1 and/or 9.7.2 hereof, Borrowers covenant and agree that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization and principal balances of each of the Loan and the Mezzanine Loan between each other and to require the payment of the Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, however, that the weighted average interest rate of the Loan and the Mezzanine Loan following any such reallocation or modification shall not be changed from the weighted average interest rate in effect immediately preceding such reallocation or modification; but, provided further, that such modifications may, as a result of prepayments pursuant to which Lender expressly has the right to repay the Loan and the Mezzanine Loan disproportionately, subsequently change the weighted average interest rate.
(d)    In connection with a Securitization or other sale of all or a portion of the Loan, Lender shall have the right to modify all operative dates (including payment dates, interest period start dates and end dates, etc) under the Loan Documents, by up to ten (10) days (such action and all related action is a “Re-Dating”). Borrowers shall cooperate with Lender to implement any Re-Dating. If Borrowers fail to cooperate with Lender within ten (10) Business Days of written request by Lender, Lender is hereby appointed as Borrowers’ attorney-in-fact, coupled with an interest, to execute any and all documents necessary to accomplish the Re-Dating such power being irrevocable and coupled with an interest.

(e)    All reasonable third party costs and expenses incurred by Borrowers, Guarantor or Lender in connection with Borrowers complying with requests made under clauses (c) and (d) of this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid by Lender.
Section 9.2    Securitization Indemnification.
(a)    Borrowers understand that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrowers will cooperate with the holder of the Notes in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.
(b)    The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined such sections of the Disclosure Documents regarding the Properties, Borrowers, Principals, Manager and/or the Loan (to the extent such information relates to or includes any Provided Information) (collectively with the Provided Information, the “Covered Disclosure Information”), and (B) that the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, members, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person” and collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents, but only to the extent based upon Provided Information, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review the Disclosure Document, or arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not a separate indemnification agreement described in clause (i) above is provided.
(c)    In connection with the Exchange Act Filing, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Provided Information, or the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review such Exchange Act Filing, and (ii) to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.
(d)    Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one

(1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.
(e)    Without the prior consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).
(f)    The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.
(g)    The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.
(h)    The rights liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i)    Notwithstanding anything to the contrary contained herein, Borrowers shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.
Section 9.3    Intentionally Omitted.
Section 9.4    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers (or any of Borrowers’ members, managers, partners shareholders, officers, directors or Affiliates, whether direct or indirect, collectively, the “Borrower Parties”) to perform and observe the obligations contained in the Notes, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against either Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Mortgage and the other Loan Documents, or in any or all of the Properties, the Rents, the Vacant Space Rent or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers or the Borrower Parties only to the extent of Borrowers’ or the Borrower Parties’ interest in the Properties, in the Rents, in the Vacant Space Rent and in any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against either Borrower or the Borrower Parties in any such action or proceeding under, or by reason of, or in connection with, the Notes, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers as party defendants in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrowers in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    fraud or intentional misrepresentation by either Borrowers or any Guarantor in connection with the Loan, including by reason of any claim under RICO;
(ii)    the gross negligence or willful misconduct of either of the Borrowers, any Guarantor, either of the Principals or any other Restricted Party;
(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Parking Easement or in

the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in any Loan Document;
(iv)    wrongful removal or destruction by either Borrower or any Affiliate of either Borrower of any portion of the Properties after the occurrence of an Event of Default or any intentional physical waste of the Properties or any portion thereof by either Borrower or any Affiliate thereof, provided, however, that such physical waste shall exclude wear and tear to the Properties or any portion thereof that occurs in the ordinary course of business of the Properties;
(v)    any Legal Requirement (including RICO) mandating the forfeiture by either Borrower of either of the Properties, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower or any Restricted Party in connection therewith;
(vi)    any misrepresentation, miscertification or breach of warranty by either Borrower or any Guarantor with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral (as defined in the Mortgage);
(vii)    the misappropriation or conversion by or on behalf of either Borrower or any of its Affiliates of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Rents and/or Vacant Space Rent following an Event of Default, or (D) any Rents and/or Vacant Space Rent paid more than one (1) month in advance; provided such amounts are not applied to the payment of the Loan or the Operating Expenses of either Property;
(viii)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties that are superior to the Lien of the Mortgage, unless such charges are being contested in accordance herewith;
(ix)    any security deposits, advance deposits or any other deposits collected by either Borrower or any Affiliate thereof with respect to either Property or any part thereof which are not delivered to Lender upon a foreclosure of the Properties or any part thereof or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(x)    if either Borrower fails to permit on-site inspections of the Properties or any part thereof, fails to provide financial information specifically required by this Agreement or fails to appoint a new Manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgage;
(xi)    (A) if the Operating Partnership shall default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, or (B) if either Master Lease shall have been amended or modified (except as specified in Section 3.1.21 hereof) without Lender’s prior written consent, or (C) if either Master Lease shall have been terminated, cancelled or surrendered without Lender’s prior written consent in violation of Section 5.2.13 hereof (except as specified in Section 3.1.21 hereof), or (D) if the Operating Partnership is the subject of a Bankruptcy Action, other than an involuntary Bankruptcy Action which is dismissed within ninety (90) days; or
(xii)    (A) if there shall exist an event of default by Tower Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, or (B) if the Parking Easement shall have been amended or modified in violation of Section 5.2.11 hereof) without Lender’s prior written consent, or (C) if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent in violation of Section 5.2.11 hereof.
Notwithstanding anything to the contrary in this Agreement, the Notes or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrowers shall be jointly and severally personally liable for the payment of the Debt (1) in the event of: (a) either Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against either Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which either Borrower colludes with or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against either Borrower from any Person; (c) either Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) either Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for either Borrower or any portion of the Properties; or (e) either Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (2) if the first Monthly Interest Payment is not paid when due; (3) if either Borrower fails to maintain its status as a Special Purpose Entity as required by and in accordance with the terms of this Agreement and there is a substantive consolidation of either Borrower with any other Person; (4) if either Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Properties or any part thereof as required by this Agreement or the Mortgage; or (5) if either Borrower fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage.

Section 9.5    Matters Concerning Manager. If (i) at any time, the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.0 to 1.0, (ii) an Event of Default occurs and is continuing, (iii) at Maturity the Debt is not repaid in full, (iv) any Manager shall become bankrupt or insolvent or (v) a material default occurs under any Management Agreement beyond any applicable grace and cure periods, Borrowers shall, at the request of Lender and at Lender’s option, terminate one or both of the Management Agreements and replace such Manager with a Qualified Manager pursuant to a Replacement Management Agreement(s), it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.
Section 9.6    Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or for the payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.
Section 9.7    Restructuring of Loan.
9.7.1    Mezzanine Loan.
(a)    Lender and Borrowers have contemporaneously with the negotiation of the Loan Documents also negotiated a complete set of all of the material mezzanine loan documents, true, correct and complete copies of which are attached as Exhibits 1-12 hereto (the “Proposed Mezzanine Loan Documents”). The Proposed Mezzanine Loan Documents have been negotiated in anticipation of Lender, subsequent to the Closing Date, splitting off a portion of the Loan to create, and enter into, a mezzanine loan (the “Anticipated Mezzanine Loan”), which Anticipated Mezzanine Loan: (i) shall be on substantially the same terms as the Loan (to the extent applicable to a mezzanine loan) as embodied in this Agreement and the other Loan Documents (to the extent applicable to a mezzanine loan), except that, without limitation, the non-default interest rate applicable to such Anticipated Mezzanine Loan may be greater than the Interest Rate, so long as the weighted non-default interest rate of the Loan and such Anticipated Mezzanine Loan shall, at the time of the creation of such Anticipated Mezzanine Loan, equal the Interest Rate; (ii) shall have a maturity date of not earlier than the Maturity Date for the Loan; and (iii) shall be made utilizing the Proposed Mezzanine Loan Documents, together with such other ancillary documents and deliveries as are customary or necessary in Lender’s reasonable judgment and, to the extent applicable, are either in substantially the same form as were executed and delivered in connection with the Loan or are otherwise reasonably acceptable to Mezzanine Borrowers. From and after the consummation, if ever, of the Anticipated Mezzanine Loan, such Anticipated Mezzanine Loan shall thereafter be referred to herein and in the other Loan Documents as the “Mezzanine Loan”.
(b)    In connection with the negotiation and consummation of the Anticipated Mezzanine Loan, Borrowers and Operating Partnership shall, and Operating Partnership shall cause Mezzanine Borrowers to, cooperate with all reasonable requests of Lender in order to create the Anticipated Mezzanine Loan, including (i) negotiating, executing and delivering loan documents in form and substance identical to the Proposed Mezzanine Loan Documents, and to the extent additional documentation is required, in a form substantially similar to the parallel Loan Document, containing representations, warranties and covenants substantially identical to those set forth in the Loan Documents or otherwise reasonably acceptable to Mezzanine Borrowers, and (ii) causing Mezzanine Borrowers’ counsel to deliver such legal opinions as Lender shall reasonably request, all in form and substance substantially identical to those provided in connection with the Loan or otherwise reasonably acceptable to Mezzanine Borrowers.
(c)    Borrowers and Operating Partnership shall expeditiously and in good faith negotiate, execute and/or deliver, or Operating Partnership shall cause Mezzanine Borrowers to negotiate, execute and/or deliver, any material agreement, document, title insurance coverage, opinion letter or other item contemplated by this Section 9.7.1 or otherwise reasonably requested by Lender in connection with the consummation of the Anticipated Mezzanine Loan.
(d)    Until such time, if ever, as the Anticipated Mezzanine Loan shall be consummated, (i) all references in this Agreement (other than the references made in this Section 9.7.1) and the other Loan Documents to the Mezzanine Loan, the Mezzanine Borrowers, the Mezzanine Lender, the Mezzanine Loan Documents, the Intercreditor Agreement or any other terms related to any thereof, including the Mezzanine Cash Management Account, Mezzanine Debt, a Mezzanine Default, a Mezzanine Event of Default, the Mezzanine Loan Agreement, the Mezzanine Loan Documents, the Mezzanine Loan Outstanding Principal Balance, the Mezzanine Principal, and/or the Mezzanine Reserve Funds shall be deemed removed herefrom and therefrom and this Agreement and the other Loan Documents shall be interpreted as though such references do not exist herein or therein, (ii) Article 11 of this Agreement shall be deemed omitted herefrom, (iii) any distributions or payments that are payable to Borrowers upon the condition that the Mezzanine Loan has been repaid in full, shall be paid to Borrowers, (iv) the calculations of the Debt Service Coverage Ratio, the Underwritten Garage Debt Service Coverage Ratio, and the Underwritten Tower Debt Service Coverage Ratio shall assume no debt service is payable on account of the Mezzanine Loan, and (v) the application of payments of principal under Section 2.4.5 shall be made in the same fashion as if the Mezzanine Loan and the Mezzanine Debt had been paid in full, it being expressly acknowledged and agreed by Borrowers, however, that at all times from and after the Closing Date, whether or not an Anticipated Mezzanine Loan has been consummated, the provisions of Section 5.2.10(d)(C) hereof and Sections 5.2.10(h)(i) and (ii) hereof with respect to Mezzanine Borrowers shall continue to apply.
(e)    Upon the consummation of the Anticipated Mezzanine Loan, this Agreement shall be amended to eliminate this Section 9.7.1 and the definitions set forth herein and, where appropriate, to (i) insert the appropriate amount of the Loan and the Mezzanine Loan, (ii) insert appropriate dates for the Mezzanine Loan Documents, (iii) insert appropriate numeric values for the calculations of the Debt Service Coverage Ratio, the Underwritten Garage Debt Service Coverage Ratio, and the Underwritten Tower Debt Service Coverage Ratio, (iv) insert revised definitions of the Mezzanine Loan and the Intercreditor Agreement, making reference to the actual date of execution, and (v) make such other changes as are appropriate and consistent with the consummated Mezzanine Loan.
(f)    Borrowers acknowledge that, upon consummation, Lender intends to sell the Mezzanine Loan, which sale may occur coincident with the closing of the Mezzanine Loan or at some time thereafter. In connection with any such sale of the Mezzanine Loan, Borrowers and Operating Partnership agree that they shall, and Operating Partnership shall cause Mezzanine Borrowers to, cooperate with all reasonable requests of the purchaser, including agreeing to such amendments to the Mezzanine Loan Documents as such purchaser shall request, so long as such amendments do not increase in more than a de minimis amount the obligations of Mezzanine Borrowers under the Mezzanine Loan Documents or reduce in more than a de minimis amount the rights of Mezzanine Borrowers under the Mezzanine Loan Documents. Notwithstanding the foregoing, neither Borrowers nor Mezzanine Borrowers shall have any obligation to agree to any amendment to the Mezzanine Loan Documents that materially changes the economic obligations of the Mezzanine Borrowers under the Mezzanine Loan Documents from those existing before any such amendment.
(g)    Borrowers’ and Operating Partnership’s failure, within ten (10) Business Days after Lender’s written request, to execute and/or deliver, or Operating Partnership’s failure to cause Mezzanine Borrowers to execute and/or deliver, the Proposed Mezzanine Loan Documents and/or any other agreement, document, opinion, letter or other item contemplated by this Section 9.7.1 or otherwise reasonably requested by Lender in connection with the consummation of an Anticipated Mezzanine Loan, shall constitute an Event of Default hereunder.
9.7.2    Future Restructuring. Without limiting the generality of Section 9.7.1 hereof and in addition thereto, at any time prior to the Securitization of the entire Loan, Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan to any Mezzanine Loan or one or more additional mezzanine loans (each, a “New Mezzanine Loan”) to the owners of the direct and/or indirect equity interests in Borrowers, secured by a pledge of such interests, and/or the reallocation of a portion of the Mezzanine Loan to the Loan and/or any New Mezzanine Loan or the establishment of different interest rates, floor interest rates and debt service payments for the Loan, the Mezzanine Loan and any New Mezzanine Loan and the payment of the Loan, the Mezzanine Loan and any New Mezzanine Loan in such order of priority as may be designated by Lender; provided that (i) the total amounts of the Loan, the Mezzanine Loan and all New Mezzanine Loans shall equal the amount of the Loan and the Mezzanine

Loan, and (iii) except in the case of an Event of Default under, or a prepayment of, the Loan, the Mezzanine Loan and/or any New Mezzanine Loan, the debt service payments on the Loan, the Mezzanine Loan and all New Mezzanine Loans shall equal the debt service payments which would have been payable under the Loan and the Mezzanine Loan had the restructuring not occurred. Borrowers shall cooperate with all reasonable requests of Lender in order to restructure the Loan and the Mezzanine Loan and create any New Mezzanine Loan, if applicable, and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (A) execute and deliver such documents or cause each Mezzanine Borrower to execute such documents, including in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement, and a mezzanine deposit account agreement, (B) cause Borrowers’ counsel to deliver such legal opinions, and (C) create such bankruptcy remote borrower under each New Mezzanine Loan as, in each of the case of clauses (A), (B) and (C) above, shall be reasonably required by Lender or required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including the severance of this Agreement, the Mortgage and other Loan Documents if requested. Borrowers’ failure to comply with its obligation under this Section 9.7 within ten (10) Business Days after Borrowers’ receipt of notice of such failure shall constitute an Event of Default under this Agreement.
9.7.3    Multiple Notes.
(a)    Pursuant to Section 9.1(a) hereof, Lender and Borrowers anticipate that subsequent to the Closing Date Lender may restructure the Loan into Multiple Notes by obtaining Borrowers’ execution of such Multiple Notes and the execution of an amendment to this Loan Agreement (the “Loan Agreement Amendment”). Such Multiple Notes: (i) shall be on substantially the same terms as the Notes executed on the Closing Date, as governed by this Agreement and the other Loan Documents, except that, without limitation, pursuant to such Loan Agreement Amendment, the non-default interest rate applicable to one or more of the Multiple Notes may be greater than the Interest Rate, so long as the weighted non-default interest rate of all the Multiple Notes shall, at the time of the creation of such Multiple Notes, equal the Interest Rate; (ii) shall have a maturity date of not earlier than the Maturity Date for the Loan; (iii) shall be made utilizing a form of Note identical, except as to amount, to the Notes, together with such other ancillary documents and deliveries as are customary or necessary in Lender’s reasonable judgment (including an enforceability opinion from Borrowers’ counsel with respect to the Loan Agreement Amendment) and, to the extent applicable, are any in substantially the same form as were executed and delivered in connection with the Loan or are otherwise reasonably acceptable to Borrowers, and (iv) the Loan Agreement Amendment and the transactions contemplated thereby shall not, in any material respect, increase the economic obligations of Borrowers under the Loan Documents. From and after the execution, if ever, of the Multiple Notes, Lender shall cancel the original Notes and promptly return it to Borrowers.
(b)    Notwithstanding the provisions of Section 9.1(a) hereof to the contrary, and without limiting the provisions of this Section 9.7.3, Borrowers covenant and agree that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization and principal balances of each of the Multiple Notes and to require the payment of the Multiple Notes in such order of priority as may be designated by Lender; provided, however, that the weighted average interest rate of the Multiple Notes following any such reallocation or modification shall not be changed from the weighted average interest rate in effect immediately preceding such reallocation or modification. Borrowers further agree and acknowledge that Lender has expressly reserved the right to repay the principal amount of the Multiple Notes in a disproportionate manner reflecting the relative priority, if any, of such Multiple Notes on account of prepayments of principal (i) occurring upon the occurrence and during the continuance of an Event of Default, or (ii) made from Net Proceeds, or (iii) upon the occurrence and during the continuance of an Event of Default, made from Rents and/or Vacant Space Rent, all as contemplated under Section 2.4.3 hereof; and as a result thereof the weighted average interest rate of the Loan may be changed.
(c)    Borrowers shall expeditiously and in good faith negotiate, execute and/or deliver, any material agreement, document, title insurance coverage, opinion letter or other item contemplated by this Section 9.7.3, or otherwise reasonably requested by Lender in connection with the consummation of the Multiple Notes.
(d)    Borrowers acknowledge that, upon execution, Lender intends to sell one or more of the Multiple Notes, which sale may occur coincident with the execution of the Multiple Notes or at some time thereafter. In connection with any such sale of one or more of the Multiple Notes, each Borrower agrees that it shall cooperate with all reasonable requests of the purchaser, including agreeing to such amendments to the Loan Documents as such purchaser shall request, so long as such amendments do not increase in more than a de minimis amount the obligations of Borrowers under the Loan Documents or reduce in more than a de minimis amount the rights of Borrowers under the Loan Documents. Notwithstanding the foregoing, Borrowers shall not have any obligation to agree to any amendment to the Multiple Notes that changes the overall economic terms of the Loan from those existing before any such amendment.
(e)    Borrowers’ failure, within ten (10) Business Days after Lender’s request, to execute and/or deliver the Multiple Notes and/or any other agreement, document, opinion, letter or other item contemplated by this Section 9.7.3 or otherwise reasonably requested by Lender in connection with the consummation of the Multiple Notes, shall constitute an Event of Default hereunder.
9.7.4    Costs and Expenses. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, Borrowers shall not be obligated to pay any costs or expenses incurred by Lender in connection with any such restructuring as set forth in this Section 9.7, but Borrowers shall be responsible for their own legal fees and other associated expenses.
ARTICLE 10
MISCELLANEOUS
Section 10.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, or either of them, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2    Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or to make any election, waiver, or request, or to make any determination, or to find that any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.
Section 10.3    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS, AND ASSIGNMENTS OF LEASES, RENTS, VACANT SPACE RENT, CASH, MONEY, REVENUES, AGREEMENTS, DOCUMENTS AND OTHER PROPERTY AND INTERESTS THEREIN AS FURTHER SECURITY CREATED OR GRANTED PURSUANT HERETO AND/OR PURSUANT TO ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT

THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES AND/OR THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT AS PROVIDED ABOVE.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWERS WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS DO HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWERS IN ANY OTHER JURISDICTION.
Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Notes, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right any to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, any commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Nomura Credit & Capital, Inc. 2 World Financial Center New York, New York 10281-1198 Attention: Dante Larocca Facsimile No. (646) 587-9804
With a copy to:	Brown Raysman Millstein Felder & Steiner LLP 900 Third Avenue New York, New York 10022 Attention: Jeffrey B. Steiner, Esq. Facsimile No. (212) 895-2900

If to Borrowers:
Maguire Partners – 555 W. Fifth, LLC and
Maguire Partners – 350 S. Figueroa, LLC
1733 Ocean Avenue, 4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and
Paul S. Rutter, Esq.
Facsimile No.: (213) 687-4758

With a copy to:	Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067 Attention: Douglas P. Snyder, Esq. Facsimile No.: (310) 277-7889

A notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.
Section 10.7    Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
Section 10.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11    Waiver of Notice. Borrowers hereby expressly waive, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.12    Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13    Expenses; Indemnity.
(a)    Borrowers jointly and severally covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to either Property); (ii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) except as expressly provided under the terms of this Agreement and/or the other Loan Documents, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement or the other Loan Documents and any other documents or matters requested by Lender; (v) securing the compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents by each Borrower; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, any in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting either or both Borrowers, this Agreement, any other Loan Documents, either Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to any Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.
(b)    Borrowers jointly and severally covenant and agree to indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by either Borrower of its obligations under, or any material misrepresentation by either Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
(c)    Borrowers jointly and severally covenant and agree to pay for or, if Borrowers fail to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 10.14    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which either Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by either Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.
Section 10.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if Lender determines it advisable or desirable to do so.
Section 10.17    Publicity. All news releases, publicity or advertising by either Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates, shall be subject to the prior approval of Lender. Nothing in this Section 10.17 shall prevent either Borrower or Lender from disclosing any information otherwise deemed confidential under this Section 10.17 in connection any Legal Requirements or any statutory reporting requirement applicable to either Borrower or Lender.
Section 10.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners or members and others with interests in such Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.
Section 10.19    Waiver of Counterclaims. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.
Section 10.21    Brokers and Financial Advisors. Borrowers hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers hereby agree to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the “Loan Application and Conditional Commitment Agreement” dated July 29, 2005, between Maguire Properties, L.P. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.23    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)    the right to routinely consult with and advise Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice (which may be given verbally);
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any reasonable times upon reasonable notice (which may be given verbally);
(c)    the right, in accordance with the terms of this Agreement, including Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding Indebtedness; and
(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by either Borrower of any other significant property (other than personal property required for the day-to-day operation of the Properties or any part thereof).
The rights described above in this Section 10.23 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.
Section 10.24    Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 10.25    Joint and Several Liability. The representations, warranties, covenants, agreements and obligations of Borrowers hereunder are joint and several.
ARTICLE 11
MEZZANINE LOAN
Section 11.1    Mezzanine Loan Notices.
(a)    Promptly after receipt, Borrowers will deliver to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mezzanine Lender by Mezzanine Borrower or any guarantor under the Mezzanine Loan Documents.
(b)    Unless otherwise delivered to Lender pursuant to the provisions of Section 5.1.11 hereof, Borrowers will deliver (or cause Mezzanine Borrower to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mezzanine Borrower to Mezzanine Lender under the Mezzanine Loan Documents as and when due under the Mezzanine Loan Documents.
(c)    Borrowers acknowledge and agree that the right of Mezzanine Lender to amend or modify the Mezzanine Loan Documents shall be limited as provided in the Intercreditor Agreement. Borrowers shall provide Lender with a copy of any amendment or modification to the Mezzanine Loan Documents within five (5) Business Days after the execution thereof.
Section 11.2    Mezzanine Loan Estoppels. After written request by Lender, Borrowers shall (or shall cause Mezzanine Borrower to) from time to time, use reasonable efforts to obtain from Mezzanine Lender such estoppel certificates with respect to the status of the Mezzanine Loan and compliance by Mezzanine Borrower with the terms of the Mezzanine Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender estoppels executed by Borrowers and Mezzanine Borrowers expressly representing to Lender the information requested by Lender regarding the status of the Mezzanine Loan and the compliance by Mezzanine Borrowers with the terms of the Mezzanine Loan Documents. Borrowers hereby jointly and severally indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mezzanine Loan which was misrepresented in any material respect by Borrowers in, or which warrants disclosure and was omitted from such estoppel executed by Borrowers and Mezzanine Borrowers.
Section 11.3    Reserve Funds. Borrowers and Lender hereby agree and acknowledge that, notwithstanding anything to the contrary contained herein, if (a) all of the Obligations have been satisfied, (b) there is any amount remaining in the Reserve Funds, and (c) the Mezzanine Loan (or any portion thereof) is outstanding, then Lender will not pay any such remaining amount in the Reserve Funds to Borrowers, but rather shall deliver such amount to Mezzanine Lender to be held in accordance with the terms of the Mezzanine Loan Documents.
Section 11.4    Intercreditor Agreement. Borrowers hereby acknowledge and agree that the Intercreditor Agreement entered into between Lender and Mezzanine Lender, as of the date hereof solely for the benefit of Lender and Mezzanine Lender, and that none of the Borrowers or Mezzanine Borrowers are intended third-party beneficiaries of any of the provisions therein, have no rights thereunder and are not entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender shall have no obligation to disclose to Borrowers or Mezzanine Borrowers the contents of the Intercreditor Agreement. Borrowers’ obligations hereunder are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

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BORROWERS:

MAGUIRE PROPERTIES – 555 W. FIFTH, LLC, a Delaware limited liability company

By:	/s/ DALLAS E. LUCAS
	Name:	Dallas E. Lucas
	Title:	Treasurer

MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company

By:	/s/ DALLAS E. LUCAS
	Name:	Dallas E. Lucas
	Title:	Treasurer

LENDER:

NOMURA CREDIT & CAPITAL, INC. a Delaware corporation

By:	/s/ N. DANTE LAROCCA
	Name:	N. Dante LaRocca
	Title:	Managing Director

AGGREED TO AND ACCEPTED WITH RESPECT TO SECTION 9.7.1 ONLY

MAGUIRE PROPERTIES, L.P. a Maryland limited partnership

By:	Maguire Properties, Inc. a Maryland corporation, its general partner

By:	/s/ DALLAS E. LUCAS
	Name:	Dallas E. Lucas
	Title:	Executive Vice President & CFO

SCHEDULE I
(Rent Roll)

***Confidential material redacted and filed separately with the SEC.

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Page 1
7/31/2006
02:33 PM

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
Mizuho Corporate Bank of CA	0100	01-Lobby	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
P5 Management	0110	01-Lobby	***	***	***	***	***	***	***	***	***	***	***
Southern California Gas Co. Cafet	0200	02	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Mizuho Corporate Bank of CA	0201	02	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co. - Imp	0201I	02	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	0202I	02	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	0203I	02	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	0204I	02	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Mizuho Corporate Bank of CA	0300	03	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
Mizuho Corporate Bank of CA	0400	04	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	0425S	04	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
Latham & Watkins	0450S	04	***	***	***	***				***	***	***	***
LA Care Health Plan	0475S	04	***	***	***	***	***	***		***	***	***	***
Latham & Watkins	0500	05	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Latham & Watkins	0500S	05	***	***	***	***				***	***	***	***
MCImetro Access Transmission S	0600	06	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
Southern California Gas Co.	0650S	06	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
Latham & Watkins	0700	07	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***

***Confidential material redacted and filed separately with the SEC.

Page 2
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
Latham & Watkins	0700S	07	***	***	***	***				***	***	***	***
Maguire Properties BMO	0750	07		***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Latham & Watkins	0800	08	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	0900	09	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1000	10	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1100	11	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1200	12	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1400	14	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1500	15	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1500A	15	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1600	16	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1700	17	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1700A	17	***	***	***	***	***	***	***	***	***	***	***

***Confidential material redacted and filed separately with the SEC.

Page 3
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	1700I	17	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1800	18	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1800A	18	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	1900	19	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2000	20	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2000A	20	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2100	21	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2100A	21	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2200	22	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2300	23	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2400	24	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***

***Confidential material redacted and filed separately with the SEC.

Page 4
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***	***	***	***		
Southern California Gas Co.	2500	25	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2600	26	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2700	27	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2800	28	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	2900	29	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Morrison & Foerster, LLP	3000	30	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
Morrison & Foerster, LLP	3100	31	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Morrison & Foerster, LLP	3200	32	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Morrison & Foerster, LLP	3300	33	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Morrison & Foerster, LLP	3400	34	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Morrison & Foerster, LLP	3500	35	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***

***Confidential material redacted and filed separately with the SEC.

The Gas Company

Tenant Rent Roll

as of 7/31/2006

Page 5
7/31/2006
02:33 PM

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
Morrison & Foerster, LLP	3600	36	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
Turner Construction	3700	37	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Turner Construction	3700A	37	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
Turner Construction	3700B	37	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Sidley Austin LLP	3800	38	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***	***	***	***		
Sidley Austin LLP	3850	38	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
Sidley Austin LLP	3900	39	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***

***Confidential material redacted and filed separately with the SEC.

Page 6
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Sidley Austin LLP	4000	40	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
Sidley Austin LLP	4100	41	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***

***Confidential material redacted and filed separately with the SEC.

Page 7
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***		***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
Sidley Austin LLP	4200	42	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
							***	***	***	***	***		
							***	***	***	***	***		
Jones, Day, Reavis & Pogue	4200A	42	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Jones, Day, Reavis & Pogue	4300	43	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Jones, Day, Reavis & Pogue	4400	44	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Jones, Day, Reavis & Pogue	4500	45	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Jones, Day, Reavis & Pogue	4600	46	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Jones, Day, Reavis & Pogue	4700	47	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
Jones, Day, Reavis & Pogue	4800	48	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
Sidley Austin, LLP	4950	49	***	***	***		***	***		***	***	***	***
Sidley Austin LLP	5000	50	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Sidley Austin LLP	5000A	50	***	***	***	***				***	***	***	***
Maguire Properties BMO	5115	51	***	***	***		***	***		***	***	***	***
Southern California Gas Co.	5119	51	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	5123	51	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***

***Confidential material redacted and filed separately with the SEC.

Page 8
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***		***	***		
Sidley Austin LLP	5206	52	***	***	***	***	***	***		***	***	***	***
Maguire Properties	5210	52	***	***	***		***	***		***	***	***	***
Organic To Go	CC-025	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***	***	***	***		
Organic To Go	CC-050	Concours	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
Eastern News	CC-206	Concours	***	***	***		***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Starbucks Corporation #9234	CC-210	Concours	***	***	***	***	***	***		***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co. - Imp	CC01I	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	CC02I	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	CC03I	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
									***				
Janitor Storage	CC13	Concours	***	***	***					***	***	***	***
Filter Storage Space	CC16	Concours	***	***	***					***	***	***	***
Southern California Gas Co.	CC23	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. Restr	CC27	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co.	CC30	Concours	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
									***				
Latham & Watkins	GE-12	Garage E	***	***	***	***	***	***		***	***	***	***
Southern California Gas Co. - Imp	GE01I	Garage E	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Southern California Gas Co. - Imp	GE02I	Garage E	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***

***Confidential material redacted and filed separately with the SEC.

Page 9
7/31/2006
02:33 PM

The Gas Company
Tenant Rent Roll
as of 7/31/2006

Tenant	Suite	Floor	Lease Type	RSF per Lease	Lease Comm	Lease Exp	Charge Code	Effective Date	Ending Date	Monthly Amount	Amount PSF/Yr	Gross/ Net	Exp Stop
							***	***	***	***	***		
Southern California Gas Co. - Imp	GE03I	Garage E	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	GE05	Garage E	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	GE08	Garage E	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
							***	***		***	***		
							***	***	***	***	***		
Mizuho Corporate Bank of CA	GEATM	Garage E	***	***	***	***	***	***		***	***	***	***
United World Chinese Bank	LIC	Roof	***	***	***	***	***	***		***	***	***	***
Southern California Gas Compan	LIC1	Roof	***	***	***	***	***	***		***	***	***	***
Maguire Properties	P406	P-4	***	***	***	***	***	***		***	***	***	***
Southern California Gas Co.	P604	P-6	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	P605	P-6	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Mizuho Corporate Bank of CA	P606	P-6	***	***	***	***	***	***		***	***	***	***
Southern California Gas Co.	P706	P-7	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
							***	***		***	***		
Southern California Gas Co.	P717	P-7	***	***	***	***	***	***	***	***	***	***	***
							***	***		***	***		
				***						***	***

SCHEDULE II
(Required Repairs - Deadlines For Completion)

***Confidential material redacted and filed separately with the SEC.

ENGINEERING
Reserve
***	Cost	@125%	Deadline
***	***	***	***

***	***	***	***

***
***
***	***	***	***

***
***	***	***	***

***
***	***	***	***

***
***	***	***	***

***
***	***	***	***

***
***	***	***	***

***	***		***
________________________
***

(continued on next page)

***Confidential material redacted and filed separately with the SEC.

ENVIRONMENTAL

***
***
***
***
***	***		***

***
***
***	***	***	***

***
***
***	***		***

	***	***

________________________
*September 7, 2006

SCHEDULE III
(Organizational Structure)

Maguire Properties – Gas Company Tower
Current Ownership Structure

Post-Closing

Maguire Properties, Inc. (MD) (REIT) (1)
Limited Partners (2)
Maguire Properties, L.P. (MD) (3)
P
P
Maguire Properties-350 S. Figueroa Mezzanine, LLC (DE) (4)
Maguire Properties-555 W. Fifth Mezzanine, LLC (DE) (4)
Maguire Properties-350 S. Figueroa, LLC (DE) (5)
Maguire Properties-555 W. Fifth, LLC (DE) (5)
(Garage Structure)
(Office Tower)

<u>LEGEND:</u>

(1) Sole General Partner (majority interest holder)

(2) Minority interest limited partners (less than 20%)

(3) Operating Partnership, Guarantor and Property Manager. Junior mezzanine entities to be removed from ownership structure and dissolved.

(4) Mezzanine Borrowers

(5) Office and Garage Senior Borrowers.

P Equity Pledge.

52505\1224312v1

SCHEDULE IV-A
[Description of Tower Parcel]

The land referred to in this policy is described as follows:

Real property in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL 1:

THE NORTHWESTERLY 41 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE SOUTHEASTERLY 124 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

LOT 3 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 4:

LOT "A" OF TRACT NO. 4711, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56 PAGE 1 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST IN AND TO THAT PORTION OF THE SOUTHEASTERLY HALF OF GRAND AVENUE, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT "A" ON THE NORTHWEST AND IN AND TO THAT PORTION OF THE NORTHEASTERLY HALF OF FIFTH STREET, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT "A" ON THE SOUTHWEST, WHICH WOULD PASS WITH A CONVEYANCE OF SAID LOT "A".

EXCEPTING THEREFROM THAT PORTION OF THE SOUTHEAST HALF OF GRAND AVENUE, LYING NORTHEASTERLY OF THE SOUTHWEST PROLONGATION OF THE SOUTHWESTERLY LINE OF LOT 1 OF H. W. MILLS SUBDIVISION, AS PER MAP RECORDED IN BOOK 37 PAGE 62 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO EXCEPTING THEREFROM ALL URANIUM AND OTHER FISSIONABLE MATERIAL, ALL OIL, GAS, PETROLEUM, ASPHALTUM AND OTHER HYDROCARBON SUBSTANCES AND OTHER MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER WHETHER SIMILAR TO THESE HEREIN SPECIFIED OR NOT; WITHIN OR UNDERLYING OR WHICH MAY BE PRODUCED FROM THAT PORTION OF THE FOLLOWING DESCRIBED REAL PROPERTY, WHICH LIES BELOW A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND,

WITHOUT, HOWEVER, THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE TO A DEPTH OF A DEPTH OF 500 FEET BELOW SAID SURFACE, FOR ANY PURPOSE WHATSOEVER, AS GRANTED TO SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION, TO ASSOCIATED SOUTHERN INVESTMENT COMPANY, A CORPORATION, BY DEED RECORDED APRIL 22, 1969 IN BOOK M3194 PAGE 210, OFFICIAL RECORDS.

PARCEL 5:

LOT "A" OF TRACT NO. 791, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 16 PAGE 41 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 6:

A NON-EXCLUSIVE EASEMENT FOR PARKING AND PEDESTRIAN ACCESS, SUBJECT TO AND UPON THE TERMS AND CONDITIONS OF THAT CERTAIN UNRECORDED PARKING EASEMENT AGREEMENT (808 S. OLIVE GARAGE) DATED AS OF DECEMBER 13, 2000, DISCLOSED BY THAT CERTAIN MEMORANDUM OF PARKING EASEMENT AGREEMENT RECORDED DECEMBER 27, 2000 AS INSTRUMENT NO. 00-2009212, OFFICIAL RECORDS, AS AMENDED AND RESTATED BY THAT CERTAIN UNRECORDED AMENDED AND RESTATED PARKING EASEMENT AGREEMENT DATED AS OF MARCH 28, 2006, DISCLOSED BY THAT CERTAIN MEMORANDUM OF AMENDED AND RESTATED PARKING EASEMENT AGREEMENT RECORDED MARCH 30, 2006 AS INSTRUMENT NO. 06-0678085, OFFICIAL RECORDS.

PARCEL 7:

A NON-EXCLUSIVE EASEMENT TO CONSTRUCT, REPAIR AND MAINTAIN THE SUPPORT SYSTEM AND SUBSTRUCTURE, AS MORE PARTICULARLY DEFINED IN, AND SUBJECT TO AND UPON THE TERMS AND CONDITIONS OF, THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT DATED AS OF JUNE 1, 1989, RECORDED APRIL 5, 1990 AS INSTRUMENT NO. 90-655583, OFFICIAL RECORDS.

APN: 5149-029-013

SCHEDULE IV-B
[Description of Garage]

The land referred to in this policy is described as follows:

Real property in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL 1:

Lot 1 of Tract No. 21464, in the City of Los Angeles, as per map recorded in Book 795 Pages 78 and 79 of Maps, in the Office of the County Recorder of said County.

EXCEPT Parcel BH-LL, as shown on the Plat attached and made a Part of the amended and restated Declaration of Establishment of Easements, Covenants, Conditions and Restrictions, executed by Bunker Hill Center Associates, a partnership dated July 10, 1972 and recorded July 12, 1972 as Instrument No. 668, in Book D-5528 Page 518 Official Records.

ALSO EXCEPT Parcels BH-3-B, BH-2-B, BH-1-B, BH-GR, BH-GR-1, BH-2-L, BH-2-L(R) and BH-3-L, as shown on the Plat attached and made a part of the amended and restated Declaration of Establishment of Easements, Covenants, Conditions and Restrictions, executed by Bunker Hill Center Associates, a partnership, dated July 10, 1972 and recorded July 12, 1972 as Instrument No. 668 in Book D-5528 Page 518 Official Records.

ALSO EXCEPT therefrom that portion thereof included within Flower Street, Fourth Street, Figueroa Street and Third Street, which would pass with a legal conveyance describing said land, as excepted and reserved by the Community Redevelopment Agency of the City of Los Angeles, California, a public body, corporate and politic, in Deed recorded February 26, 1971 as Instrument No. 392, in Book D-4980 Page 372 Official Records.

ALSO EXCEPT therefrom all oil, gas and mineral substances together with the right to extract such substances provided that the surface opening of any well, hole, shaft or other means of reaching or removing such substances shall not be located within the Bunker Hill Urban Renewal Project Area, as recorded in Book M-335 Page 106, Official Records, and shall not penetrate any part or portion of said Project Area within 500 feet of the surface thereof, as reserved in Deeds recorded August 7, 1971 as Instrument No. 1641, September 15, 1961 as Instrument No. 2017, as Instrument No. 2020, September 25, 1961 as Instrument No. 1595, October 4, 1961 as Instrument No. 1825, October 16, 1961 as Instrument No. 2564, November 24, 1961 as Instrument No. 1680, September 5, 1962 as Instrument No. 1528, January 15, 1963 as Instrument No. 1770 and as Instrument No. 1771, August 3, 1964 as Instrument No. 1271, August 21, 1964 as Instrument No. 1671, August 25, 1964 as Instrument No. 1258 and September 16, 1964 as Instrument No. 1311, all of Official Records.

PARCEL 2:

Easements as set forth in an instrument entitled "Amended and Restated Declaration of Establishment of Easements, Covenants, Conditions and Restrictions" executed by Bunker Hill Center Associates, a partnership composed of Boise Cascade Home & Land Corporation, Kenfield E. Kennedy, Howard L. Matlow, Edward Rice and Conrad Building Systems, Inc., dated July 10,

1972 and recorded July 12, 1972 as Instrument No. 668, in Book D-5528 Page 518, Official Records.

APN: 5151-011-034 and 5151-011-020 and 5151-011-022 and 5151-011-024 and 5151-011-026 and 5151-011-027 and 5151-011-029 and 5151-011-030 and 5151-011-033 and 5151-011-035

SCHEDULE IV-C
[Description of Parking Easement]

A NON-EXCLUSIVE EASEMENT FOR PARKING AND PEDESTRIAN ACCESS, SUBJECT TO AND UPON THE TERMS AND CONDITIONS OF THAT CERTAIN UNRECORDED PARKING EASEMENT AGREEMENT (808 S. OLIVE GARAGE) DATED AS OF DECEMBER 13, 2000, DISCLOSED BY THAT CERTAIN MEMORANDUM OF PARKING EASEMENT AGREEMENT RECORDED DECEMBER 27, 2000 AS INSTRUMENT NO. 00-2009212, OFFICIAL RECORDS, AS AMENDED AND RESTATED BY THAT CERTAIN UNRECORDED AMENDED AND RESTATED PARKING EASEMENT AGREEMENT DATED AS OF MARCH 28, 2006, DISCLOSED BY THAT CERTAIN MEMORANDUM OF AMENDED AND RESTATED PARKING EASEMENT AGREEMENT RECORDED MARCH 30, 2006 AS INSTRUMENT NO. 06-0678085, OFFICIAL RECORDS.

EXHIBIS 1-12
[Mezzanine Loan Documents]

MEZZANINE LOAN AGREEMENT
Dated as of [ ____________, 200__ ]
Among

MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC,
and

MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC,
as Borrowers
and

NOMURA CREDIT & CAPITAL, INC.,
as Lender
FIXED RATE LOAN

Properties	Gas Company Tower 555 West Fifth Street Los Angeles, California World Trade Center Parking Garage 350 South Figueroa Street Los Angeles, California
\

MEZZANINE LOAN AGREEMENT
THIS MEZZANINE LOAN AGREEMENT, dated as of [    , 200__] (as amended, restated, replaced, supplemented, or otherwise modified from time to time, this “Agreement”), by and among NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at 2 World Financial Center, New York, New York 10281-1198 (“Lender”), MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Borrower”), and MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Garage Borrower” and, together with Tower Borrower, collectively, the “Borrowers,” jointly and severally, and each a “Borrower”).

W I T N E S S E T H:
WHEREAS, Nomura Credit & Capital, Inc., a Delaware corporation, has made a mortgage loan (in its capacity as maker of the Mortgage Loan, the “Mortgage Lender”), in the principal amount of up to Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000.00) (the “Mortgage Loan”) to Maguire Properties–555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”), and Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower,” and, together with Tower Mortgage Borrower, collectively, the “Mortgage Borrowers,” jointly and severally, and each a “Mortgage Borrower”), pursuant to that certain Loan Agreement dated as of August 7, 2006 (the “Mortgage Loan Closing Date”) (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by that certain Promissory Note, dated as of the Mortgage Loan Closing Date (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, “Mortgage Note A-1”), in the principal amount of Two Hundred Twenty-Nine Million and No/100 Dollars ($229,000,000.00), made by Mortgage Borrower to Mortgage Lender, and that certain Promissory Note, dated as of the Mortgage Loan Closing Date (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, “Mortgage Note A-2”), in the principal amount of Two Hundred Twenty-Nine Million and No/100 Dollars ($229,000,000.00), made by Mortgage Borrower to Mortgage Lender (Mortgage Note A-1 and Mortgage Note A-2, collectively, the “Mortgage Notes”);

WHEREAS, the Mortgage Loan is secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Mortgage Loan Closing Date (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Mortgage”), given by Mortgage Borrower to First American Title Insurance Company (the “Trustee”), as trustee for the benefit of Mortgage Lender, as beneficiary, pursuant to which Mortgage Borrower has granted the Trustee for the benefit of the Mortgage Lender a first priority mortgage on, among other things, the Properties (as hereinafter defined) and other collateral as more fully described in the Mortgage and the Mortgage Loan Agreement;

WHEREAS, Garage Borrower is the legal and beneficial owner of one hundred percent (100%) of the ownership interests in Garage Mortgage Borrower, consisting of a one hundred percent (100%) limited liability company interest therein (the “Garage Equity Interest”) and Tower Borrower is the legal and beneficial owner of one hundred percent (100%) of the ownership interests in Tower Mortgage Borrower, consisting of a one hundred percent (100%) limited liability company interest therein (the “Tower Equity Interest” and, together with the Garage Equity Interest, the “Pledged Company Interests”);

WHEREAS, Borrowers desires to obtain the “Loan” (as hereinafter defined) from Lender;

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrowers, Borrowers have entered into those certain Pledge and Security Agreements, dated as of the date hereof, in favor of Lender (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Pledge Agreements”), pursuant to which Borrowers have granted to Lender first priority security interests in the Pledged Company Interests and the other Collateral (each as defined in the Pledge Agreements) as collateral security for the Debt (as hereinafter defined); and

WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms and conditions of this Agreement and the other “Loan Documents” (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjustment Date” shall have the meaning set forth in Section 3.1.21(b) hereof

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

2

“Affiliated Manager” shall mean any Manager in which either of the Borrowers, Principal, either of the Mortgage Borrowers or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.
“Aggregate Outstanding Principal Balance” shall mean, as of any date, the sum of the Outstanding Principal Balance of the Loan and the Mortgage Loan Outstanding Principal Balance.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Annual Budget” shall mean (presented in the aggregate for the Properties), the operating budget, including, without limitation, all planned Capital Expenditures, prepared by Borrowers for the applicable Fiscal Year or other period.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Approved Bank” shall mean a bank or other financial institution which has a minimum long term unsecured debt rating of at least “AA” by S&P and Fitch and “Aa2” by Moody’s.
“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Mortgage Borrowers in leasing space at the Tower Parcel pursuant to Leases entered into in accordance with the Loan Documents, other than the Master Leases, including brokerage commissions and tenant improvements, which expenses (a) are either (i) specifically approved by Lender in connection with approving the applicable Lease, (ii) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of brokerage commission payments payable in connection therewith, or (iii) otherwise approved by Lender in its reasonable discretion, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) are substantiated by executed Lease documents and brokerage agreements.
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the Mortgage Loan Closing Date, from Mortgage Borrowers, as assignors, to Mortgage Lender, as assignee, assigning to Mortgage Lender all of such Mortgage Borrowers’ right, title and interest in and to the Leases and Rents of the Properties as security for the Mortgage Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Tower Management Agreement” shall mean that certain Assignment of Tower Management Agreement and Consent and Agreement of Manager (Mezzanine Loan), dated as of the date hereof, among Lender, Tower Borrower, Tower Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

3

“Assignment of Garage Management Agreement” shall mean that certain Assignment of Garage Management Agreement and Consent and Agreement of Manager (Mezzanine Loan), dated as of the date hereof, among Lender, Garage Borrower, Garage Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Properties; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.
“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes (b) Other Charges and (c) Insurance Premiums.
“Blanket Insurance Premium Financing Arrangement” shall have the meaning set forth in the Mortgage Loan Agreement.
“Borrowers” and “Borrower” shall have the meanings set forth in the introductory paragraph hereto, together with each such Borrower’s successors and permitted assigns.
“Borrower Parties” shall have the meaning set forth in Section 9.4 hereof.
’Bottom Dollar” Guaranty” shall mean that certain Guarantee (Secured Loan) dated as of the Mortgage Loan Closing Date, from Payment Guarantors, severally, but not jointly, in favor of Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in the State of New York or the State of California are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended at the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

4

“Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Properties as approved by Lender or as set forth in a then effective Approved Annual Budget, if applicable, to the extent that such expenses are actually incurred by Mortgage Borrowers, minus any payments into the Tax and Insurance Escrow Funds.
“Casualty” shall have the meaning set forth in Section 6.2 hereof. “Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall have the meaning set forth in the Pledge Agreements.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting either of the Properties or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or undertaking to which such Person is a party or by which any of its property is bound, or any provision of the foregoing.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.
“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including, if applicable, the Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreements, and the other Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.
“Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period immediately preceding the date of determination in which:

5

(a)     the numerator is the Net Operating Income for such period, based upon the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties that are in occupancy and paying current unabated Rent as set forth in the financial statements required hereunder; and

(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of _____ the Outstanding Principal Balance for such period, calculated on the basis of a _____ percent (_.__%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mortgage Loan Outstanding Principal Balance for such period, calculated on the basis of a _____ percent (_.__%) debt service constant based on a 30 year amortization schedule.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate.
“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.
“Downgrade Sweep Event” shall have the meaning set forth in Section 7.5.1 hereof
“Easement Grantor” shall mean Maguire Properties – 808 S. Olive, LLC, a Delaware limited liability company, its successors and/or assigns.
“Easement Parcel” shall mean the parcel of land located at 808 South Olive Street, Los Angeles, California, on which the Olive Parking Garage is located and, as to which Tower Borrower holds an easement and license to supplement parking for the Tower Parcel, as identified and described on Schedule IV-C attached hereto and made a part hereof. The number of parking spaces granted with respect to the Easement Parcel is set forth in Section 2.1 of that certain Amended and Restated Easement Agreement (808 S. Olive Garage) dated as of March 28, 2006, by and between Easement Grantor, as grantor, and Tower Borrower, as grantee.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.

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An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).
“Embargoed Person” shall have the meaning set forth in Section 4.1.35, hereof
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan), dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.
“Excess Cash Flow” shall have the meaning set forth in Section 2.7.4 hereof
“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Full Service Gross Rent” shall mean base Rents plus any reimbursements payable for Taxes, Insurance Premiums, utility expenses and costs and expenses of operating and maintaining the Tower Parcel.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Garage” shall mean the World Trade Center Parking Garage located on that certain parcel of land located at 350 South Figueroa Street, Los Angeles, California, as identified and described on Schedule IV-B attached hereto and made a part hereof.
“Garage Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with such Garage Borrower’s successors and permitted assigns.

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“Garage Lockbox Agreement” shall mean that certain Garage Lockbox Agreement, dated as of the Mortgage Loan Closing Date, by and among Lockbox Bank, Garage Mortgage Borrower, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Garage Mortgage Borrower” shall have the meaning set forth in the recitals to this Agreement, together with such Garage Mortgage Borrower’s successors and permitted assigns.
“Garage Management Agreement” shall mean that certain Property Management and Leasing Agreement (World Trade Center Garage), dated as of March 23, 2006, entered into between Garage Mortgage Borrower and Manager, as the same has been and may be amended, restated, replaced, supplemented or otherwise modified from time to time, pursuant to which Manager is to provide management and other services with respect to the Garage, or, if the context requires, the Replacement Management Agreement.
“Garage Spaces” shall have the meaning set forth in Section 3.1.22 hereof.
“Gas Company” shall mean Southern California Gas Company, a California corporation.
“Gas Company Lease” shall mean that certain Lease for the Gas Company Space between Gas Company, as tenant and Maguire Thomas Partners–Fifth & Grand, Ltd, a California limited partnership, Tower Mortgage Borrower’s predecessor in interest, as landlord, dated as of October 7, 1987, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Gas Company Replacement Lease Requirements” shall mean that Borrowers shall have submitted to Lender evidence satisfactory to Lender that (i) substantially all of the Gas Company Space, as reasonably determined by Lender, has been leased to one or more tenants approved by Lender in its reasonable discretion pursuant to Leases providing for a term of not less than five years commencing following the scheduled expiration date of the Gas Company Lease (that being November 8, 2011) with an aggregate minimum Full Service Gross Rent that is not less than the maximum Full Service Gross Rent payable by the Gas Company under the Gas Company Lease and which Lease(s) are otherwise acceptable to Lender in its reasonable discretion, (ii) such tenants are not Affiliates of either of the Borrowers, any Mortgage Borrower or the REIT and are in occupancy of the Gas Company Space and paying full and unabated Rent, constituting Qualified Income, (iii) such tenants are not in default under any Gas Company Replacement Lease and (iv) Lender has received a copy of any such Gas Company Replacement Lease, together with a tenant estoppel certificate and subordination, non-disturbance and attornment agreement from such tenants in form and substance reasonably satisfactory to Lender.
“Gas Company Replacement Lease” shall mean any Lease at the Tower Parcel fulfilling all of the Gas Company Replacement Lease Requirements.
“Gas Company Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

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“Gas Company Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.
“Gas Company Space” shall mean the approximately 576,516 leasable square feet of space (or 620,495 leasable square feet established in accordance with the guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996) at the Tower Parcel leased by Gas Company pursuant to the Gas Company Lease.
“Gas Company Sweep Period” shall mean the period of time from and after a Gas Company Trigger Event until the occurrence of a Gas Company Sweep Termination.
“Gas Company Sweep Termination” shall have the meaning set forth in Section 7.5.1 hereof.
“Gas Company Trigger Event” shall have the meaning set forth in Section 7.5.1 hereof.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source during such period, including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-throughs or reimbursements paid by tenants under the Leases of any nature, and interest on Reserve Funds, if any, but excluding (a) Vacant Space Rent payable under the Master Leases, (b) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, (c) sales, use and occupancy or other taxes on receipts required to be accounted for by either Borrower or either Mortgage Borrower to any Governmental Authority, (d) refunds and uncollectible accounts, (e) sales of furniture, fixtures and equipment, (f) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income or rental insurance), and (g) disbursements to the applicable Borrower or applicable Mortgage Borrower from any of the Mortgage Loan Reserve Funds or Reserve Funds, if any.
“Guarantor” shall mean Maguire Properties, L.P., a Maryland limited partnership, and any other Person hereafter executing a separate guaranty or indemnity agreement in favor of Lender in connection with the Loan.
“Guaranty” shall mean that certain Guaranty Agreement (Mezzanine Loan), dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including amounts for

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borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Person” and “Indemnified Persons” shall have the meaning set forth in Section 9.2(b) hereof.
“Indemnifying Person” shall mean each Borrower, each Principal, and each Guarantor, jointly and severally.
“Independent Director” or “Independent Manager” shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director or manager (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of any Borrower, any Mortgage Borrower, any Principal or any Affiliate of any of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower, any Mortgage Borrower, any Principal or any Affiliate of any of them (other than a professional Independent Director or Independent Manager provided by a corporate services company that provides Independent Directors or Independent Managers in the ordinary course of its business); (c) a Person Controlling or under common Control with any such stockholder, director, manager, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, customer, supplier or other Person.
“Initial Blanket Insurance Premium Installment” shall have the meaning set forth in the Mortgage Loan Agreement.
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter, dated the date hereof, delivered by Cox, Castle & Nicholson LLP in connection with the Loan.
“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.
“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

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“Intercreditor Agreement” shall mean the intercreditor agreement entered into by and between Lender and Mortgage Lender relating to the Loan and the Mortgage Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Interest Accrual Period” shall mean, with respect to any Payment Date, the period commencing on the eleventh (11th) day of the preceding calendar month and terminating on and including the tenth (10th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate) and the initial Interest Accrual Period shall begin on and include the Closing Date and shall end on and include the immediately following tenth (10th) day of the calendar month.
“Interest Rate” shall mean a rate of [______percent (____%)] per annum.
“Investment Grade Rating” shall mean a long term unsecured debt rating of not less than “BBB-” (or its equivalent) from (i) prior to a Securitization of the Mortgage Loan, S&P and (ii) after a Securitization of the Mortgage Loan, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical Rating Agency rating the Securities.
“Jones Day” means Jones Day LLP, an Ohio partnership, f/k/a Jones, Day, Reavis & Pogue.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, including the Master Leases, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Lease Termination Payments” shall have the meaning set forth in Section 7.4.1(b) hereof.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Properties or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to either Borrower, at any time in force affecting such Borrower, the related Mortgage Borrower, the Properties or any part of any of the foregoing, including any which may (a) require repairs, modifications or alterations in or to the Properties or any part thereof, or (b) in any way limit the use and enjoyment thereof.

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“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement), in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency or Rating Agencies, as applicable, to a domestic commercial bank.
“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.
“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting either of the Borrowers, either of the Mortgage Borrowers, the Collateral, the Properties, or any portion of any of the foregoing or any interest in any of the foregoing, or any direct or indirect interest in either of the Borrowers, either of the Mortgage Borrowers, or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics’, materialmans’ and other similar liens and encumbrances.
“Liquidation Event” shall have the meaning set forth in Section 2.4.7(a) hereof.
“Loan” shall mean the loan in the original principal amount of [___________] Million and
No/100 Dollars ($_________) made by Lender to Borrowers pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreements, the Environmental Indemnity, the Assignment of Tower Management Agreement, the Assignment of Garage Management Agreement, the Guaranty, the Mezzanine Cash Management Agreement, and all other documents executed and/or delivered in connection with the Loan.
“Loan-to-Value Ratio” shall mean the ratio, as of a particular date, the numerator of which is an amount equal to the Aggregate Outstanding Principal Balance as of such date and the denominator of which is an amount equal to the aggregate appraised value of the Properties as of such date as determined by Lender.
“Lockbox Account” and “Lockbox Accounts” shall have the meaning set forth in Section 2.7.1(a) hereof.

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“Lockbox Agreements” shall mean collectively the Tower Lockbox Agreement and the Garage Lockbox Agreement.
“Lockbox Bank” shall mean Bank of the West or any successor or permitted assigns thereof.
“Major Lease” shall mean any Lease which, either individually or when taken together with any other Lease with the same tenant or its Affiliates, demises in excess of 28,121 square feet in the Improvements at each Property.
“Major Tenant” shall mean a tenant under a Major Lease.
“Manager” shall mean the Operating Partnership, or, if the context requires, a Qualified Manager who is managing either of the Properties in accordance with the terms and provisions of this Agreement.
“Management Agreement” shall mean either one of the Tower Management Agreement or Garage Management Agreement, individually.
“Master Garage Lease” shall have the meaning set forth in Section 3.1.22(a) hereof.
“Master Garage Lease Termination Request” shall have the meaning set forth in Section 3.1.22(b) hereof
“Master Leases” shall mean, collectively, the Master Tower Lease and the Master Garage Lease.
“Master Tower Lease” shall have the meaning set forth in Section 3.1.21(a) hereof.
“Master Tower Lease Release Request” shall have the meaning specified in Section 3.1.21(b) hereof.
“Master Tower Lease Termination Request” shall have the meaning set forth in Section 3.1.21(c) hereof.
“Maturity Date” shall mean August 11, 2016, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Cash Management Account” shall have the meaning set forth in Section 2.7.3(a) hereof.

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“Mezzanine Cash Management Agreement” shall mean that certain Mezzanine Cash Management Agreement, dated as of the date hereof, by and among Borrowers, Lender, and the Mortgage Borrowers, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1 hereof
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Borrowers” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof
“Mortgage Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Mortgage Loan Closing Date, by and among Mortgage Borrowers, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Debt” shall mean the “Debt” as defined in the Mortgage Loan Agreement.
“Mortgage Default” shall mean a “Default” as defined in the Mortgage Loan Agreement.
“Mortgage Event of Default” shall mean an “Event of Default” as defined in the Mortgage Loan Agreement.
“Mortgage Lender” shall mean Nomura Credit & Capital, Inc., a Delaware corporation, in its capacity as holder of the Mortgage Loan, together with its successors and assigns.
“Mortgage Loan” shall have the meaning set forth above in the recitals to this Agreement.
“Mortgage Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Loan Documents” shall mean, collectively, the Mortgage Loan Agreement, the Mortgage Notes, the Mortgage, the Assignment of Leases, the Mortgage Cash Management Agreement, the Lockbox Agreements, the “Bottom Dollar” Guaranty, the Master Leases and all other documents defined as “Loan Documents” in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mortgage Loan.

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“Mortgage Loan Reserve Funds” shall mean the “Reserve Funds” as defined in the Mortgage Loan Agreement.
“Mortgage Note A-1” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Note A-2” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Notes” shall mean, collectively, Mortgage Note A-l and Mortgage Note A-2.
“Mortgage Prepayment Lockout Expiration Date” shall mean the “Prepayment Lockout Expiration Date” as defined in the Mortgage Loan Agreement.
“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of any Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (a) Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (b) the costs incurred by any Mortgage Borrower in connection with a Restoration of all or any portion of the Properties made in accordance with the Mortgage Loan Documents, (c) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (d) in the case of a foreclosure sale, disposition or Transfer of any of the Properties in connection with realization thereon following a Mortgage Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (e) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (f) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing as shall be reasonably approved by Lender, and (g) the amount of any prepayments required pursuant to the Mortgage Loan Documents, and/or the Loan Documents, in connection with any such Liquidation Event.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses incurred with respect to the Properties for such period from Gross Income from Operations derived from the Properties for such period.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement. “New Mezzanine Loan” shall have the meaning set forth in Section 9.7 hereof
“New Vacant Tower Space Lease” shall have the meaning set forth in Section 3.1.21(b) hereof.

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“Note” shall mean that certain Promissory Note (Mezzanine Loan) dated of even date herewith in the principal amount of                                and No/100 Dollars ($              .00), made by Borrower to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Obligations” shall mean, collectively, Borrowers’ obligations for the payment of the Debt and the performance of the Other Obligations.
“Officer’s Certificate” shall mean a certificate delivered to Lender by each Borrower that is signed by an authorized senior officer of such Borrower or the general partner or managing member of such Borrower, as applicable.
“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and/or management of the Properties which expenditures are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as approved by Lender and Mortgage Lender, and other similar costs, but excluding depreciation, Debt Service, debt service under the Mortgage Loan, Capital Expenditures and contributions to any of the Reserve Funds or any of the Mortgage Loan Reserve Funds, as applicable.
“Operating Partnership” shall mean Maguire Properties, L.P., a Maryland limited partnership, which is the operating partnership of the REIT, together with its successors and permitted assigns.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining either of the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.
“Other Obligations” shall mean (a) the performance of all obligations of Borrowers, or either of them, contained herein; (b) the performance of each obligation of Borrowers, or either of them, contained in any other Loan Document; and (c) the performance of each obligation of Borrowers, or either of them, contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Parking Easement” shall mean that certain Amended and Restated Parking Easement Agreement, by and between Tower Mortgage Borrower and Easement Grantor, dated March 28, 2006, as the same may hereafter be amended, restated, replaced, supplemented or otherwise changed in accordance with the provisions of the Mortgage Loan Agreement.

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“Payment Date” shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day. The first Payment Date shall be September 11, 2006.
“Payment Differential” shall mean, with respect to any prepayment, an amount equal to (a) the Interest Rate minus the Reinvestment Yield, divided by (b) 12 and multiplied by (c) the portion of the Outstanding Principal Balance paid on the applicable Prepayment Date; provided, however, that the Payment Differential shall in no event be less than zero.
“Payment Guarantors” shall mean severally, but not jointly, Robert F. Maguire III, Maguire Partners, Inc., Thomas Master Investments, LLC, Maguire Partners Investments LLC, Maguire Partners–Master Investments, LLC, Maguire Partners BGHS, LLC, Maguire Partners Pasadena Gen-Par, Inc., Bunker Hill Equity, LLC and Maguire Partners–WFC Holdings, LLC, together with their respective heirs, estates, successors and permitted assigns, if any, and any other Person hereafter executing a separate payment guaranty or indemnity agreement in favor of Lender in connection with the Loan and/or the Mortgage Loan.
“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents with respect to the Collateral and the Mortgage Loan Documents with respect to the Properties, (b) all Liens, encumbrances and other matters disclosed in the UCC Title Insurance Policy or the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing.
“Permitted Investments” shall have the meaning set forth in the Mezzanine Cash Management Agreement.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
“Physical Conditions Report” shall mean one or more reports prepared by a company satisfactory to Lender regarding the physical condition of the Properties, satisfactory in form and substance to Lender.
“Pledge Agreements” shall have the meaning set forth in the recitals to this Agreement.
“Pledged Company Interests” shall have the meaning set forth in the recitals to this Agreement.
“Policies” or “Policy” shall have the meaning set forth in Section 6.1(b) hereof.
“Prepayment Date” shall have the meaning set forth in Section 2.4.1 hereof.

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“Prepayment Premium” shall mean, with respect to any prepayment, an amount equal to the present value of a series of payments each equal to the Payment Differential and payable on each remaining Payment Date through and including the Payment Date constituting the Prepayment Premium Expiration Date, discounted at the Reinvestment Yield for the number of months remaining from the applicable Prepayment Date to and including the Payment Date, constituting the Prepayment Premium Expiration Date. Notwithstanding the foregoing, in no event shall Lender be required to reinvest any Prepayment Premium in U.S. Treasury obligations or otherwise.
“Prepayment Premium Expiration Date” shall mean [ [2008]].
“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and (d) all other Legal Requirements relating to money laundering or terrorism.
“Principal” shall mean Maguire Properties, L.P., a Maryland limited partnership, together with its successors and permitted assigns.
“Properties” shall mean, collectively, each parcel of real property listed on Schedule IV-A, Schedule IV-B and Schedule IV-C attached hereto, the Improvements and all personal property owned by each Mortgage Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage.
“Property” shall mean either one of the Properties, individually.
“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to either of the Properties, the Collateral, either of the Borrowers, either of the Mortgage Borrowers, the Principal, any Guarantor, and/or Manager.
“Qualified Income” shall mean, as of any date of calculation, the amount obtained by multiplying (a) 12, by (b) the total actual collections of Rents (to include the then current Rents payable by tenants under Leases (other than the Master Leases) at the Properties) that meet the requirements specified in Section 5.1.20 hereof and under which the tenants are in occupancy and paying current, unabated Rent (excluding interest on credit accounts), prepaid rent and reimbursement revenue), from the last full calendar month prior to such date of calculation, and adding the monthly Rents (and prepaid rent and disbursement revenue) to be paid under any new executed Leases meeting the requirements specified in Section 5.1.20 hereof, so long as the applicable tenant is open for business and paying rent, as evidenced by a rental income deposit receipt and a tenant estoppel. If any Lease by its terms provides for a rent increase within six (6) months of such date of calculation, such increased rent, rather than the rent actually collected in

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such prior month, shall be utilized in determining “total actual collections of Rents” in clause (b) above.
“Qualified Manager” shall mean either (a) Manager or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of either Borrower or either Mortgage Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, however, that Borrowers or Mortgage Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of the applicable Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof
“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.
“Re-Dating” shall have the meaning set forth in Section 9.1(d) hereof.
“Reinvestment Yield” shall mean (a) the yield on the U.S. Treasury issue (primary issue) with the same maturity date as the Prepayment Premium Expiration Date or (b) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Prepayment Premium Expiration Date, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is ten (10) days prior to the applicable Prepayment Date set forth in a notice of prepayment from Borrowers to Lender (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
“REIT” shall mean Maguire Properties, Inc., a Maryland corporation.
“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds either or both of the Mortgage Notes.
“Rents” shall mean all rents (including percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of either Mortgage Borrower, Manager or any of their respective agents or

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employees from any and all sources arising from or attributable to any of the Properties and the Improvements, including all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any of the Properties or rendering of services by either of the Mortgage Borrowers, Manager or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but excluding Vacant Space Rent under the Master Leases.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Tower Management Agreement and/or Garage Management Agreement being replaced, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, however, that with respect to this clause (ii), Lender, at its option, may require that Borrowers or Mortgage Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof; and (b) an assignment of management agreement and consent and agreement of manager substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by the Borrowers, the Mortgage Borrowers and such Qualified Manager at Borrowers’ expense.
“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.
“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.
“Required Repairs” shall have the meaning set forth in the Mortgage Loan Agreement.
“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Rollover Reserve Funds, the Required Repair Funds, the Gas Company Reserve Funds, the Sidley Austin Reserve Funds and any other escrow fund established pursuant to the Loan Documents.
“Restoration” shall mean the repair and restoration of the applicable Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean, collectively (a) each Borrower, Principal, each Mortgage Borrower, each Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of, each Borrower, each Principal, each Mortgage Borrower, each Guarantor, any Affiliated Manager or any non-member manager. Notwithstanding the above to the contrary, Restricted Party shall not include any shareholder of the REIT, so long as the REIT is publicly traded.
“RICO” shall mean the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. Section 1961 et seq., as amended.

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“Rollover Reserve Account” shall have the meaning set forth in Section 7.4.1(a) hereof.
“Rollover Reserve Funds” shall have the meaning set forth in Section 7.4.1(a) hereof.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other disposal of a legal or beneficial interest, whether direct or indirect.
“Securities” shall have the meaning set forth in Section 9.1 hereof
“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Securitization” shall have the meaning set forth in Section 9.1 hereof
“Servicer” shall have the meaning set forth in Section 9.6 hereof
“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof
“Sidley Austin Lease” shall have the meaning set forth in Section 7.6.1 hereof
“Sidley Austin Reserve Funds” shall have the meaning set forth in Section 7.6.1 hereof
“Sidley Austin Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that at all times prior to, on and after the date hereof:
(a)    was, is and will be organized solely for the purpose of (i) acquiring, owning, holding, selling, transferring, exchanging, managing and operating the Collateral, entering into this Agreement with Lender, refinancing the Collateral in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as the general partner of a limited partnership that owns any portion of the Collateral or as the sole member of a limited liability company that owns any portion of the Collateral;
(b)    has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition and ownership of the Collateral, (ii) acting as the general partner of a limited partnership that owns any portion of the Collateral, or (iii) acting as the sole member of a limited liability company that owns any portion of the Collateral, as applicable;

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(c)    has not had, does not have and will not have any assets other than those related to the Collateral or its partnership interest in a limited partnership or its limited liability company interest in a limited liability company that owns any portion of the Collateral or acts as the general partner or the sole member thereof, as applicable;
(d)    has not engaged, sought or consented to, and will not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of this Agreement, any transfer of partnership or limited liability company interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Lender;
(e)    if such entity is a limited partnership, has had, now has and will have as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;
(f)    if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(g)    if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;
(h)    if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that has (i) as its only member a managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any Bankruptcy Action or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers pursuant to the terms of the limited liability company agreements of Borrowers (as in effect as of the date hereof) unless two (2) Independent Managers have participated in such vote, and (iii) at least one person acting as Independent Manager who shall become the sole member of such entity upon the dissolution of the existing member;

(i)    if such entity is (i) a limited liability company, has had, now has, and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has had, now has, and will have a limited partnership agreement, or (iii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not, as long as any portion of the Debt remains outstanding: (A) dissolve, merge, liquidate or consolidate; (B) except as

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permitted under the terms of this Agreement, sell all or substantially all of its assets or the assets of the applicable Borrower; (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the written consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors or Independent Managers, as applicable, and of all other directors or managers of such entity, take any Bankruptcy Action with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j)    has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k)    has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(1) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(m)    has maintained and will maintain its own records, books, resolutions and agreements;

(n)    other than as provided in the Mezzanine Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(o)    has held and will hold its assets in its own name;

(p)    has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;

(q)    has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

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(r)    has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;
(s)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(t)    with respect to Borrowers jointly, has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Collateral and the routine administration of Borrowers, in amounts not to exceed [$25,000], in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities as are permitted pursuant to this Agreement;
(u)    has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;
(v)    has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(w)    has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;
(x)    has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(y)    has not pledged and will not pledge its assets for the benefit of any other Person;
(z)    has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of either Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the applicable Borrower;

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(aa)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb)    has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(dd)    has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(ee)    has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ff)    if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(gg)    except as provided in the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate; and

(hh)    has complied and will comply with all of the terms and provisions contained in its organizational documents, and the statements of facts contained in its organizational documents are true and correct and will remain true and correct.

“State” shall mean the State or Commonwealth in which the Properties or any part thereof are located.

“Survey” shall mean, with respect to each Property, a survey of such Property prepared pursuant to the requirements contained in Section 3.1.3(c) hereof.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

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“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or any part thereof, together with all interest and penalties thereon.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Mortgage Lender (or, if the Properties are in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Properties and insuring the lien of the Mortgage.

“Tower Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with Tower Borrower’s successors and permitted assigns.

“Tower Lockbox Agreement” shall mean that certain Tower Lockbox Agreement, dated as of the Mortgage Loan Closing Date, by and among Lockbox Bank, Tower Mortgage Borrower, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Tower Management Agreement” shall mean that certain Property Management and Leasing Agreement (Gas Company Tower), dated as of June 27, 2003, entered into between Tower Mortgage Borrower and Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Tower Parcel, or, if the context requires, the Replacement Management Agreement.

“Tower Mortgage Borrower” shall have the meaning set forth in the recitals to this Agreement.

“Tower Parcel” shall mean the parcel of land located at 555 West Fifth Street, Los Angeles, California, on which the approximately 1,367,995 square foot office tower is located, as identified and described on Schedule IV-A attached hereto and made a part hereof.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Properties are located.

“UCC Title Insurance Policy” shall have the meaning set forth in Section 3.1.3(b) hereof.

“Underwritten Garage Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:

(a)    the numerator is the Underwritten Garage Net Cash Flow for such period; and

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(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a ________ percent (__.__%) debt service constant based on a 30-yearamortization schedule, and (ii) on account of $_____________ of the Mortgage Loan Outstanding Principal Balance for such period, calculated on the basis of a________ percent (__.__%) debt service constant based on a 30-year amortization schedule.

“Underwritten Garage Net Cash Flow” shall mean, for any twelve (12) full calendar month period, an amount equal to (i) Gross Income from Operations actually collected by Garage Mortgage Borrower solely with respect to and directly attributable to the Garage for the trailing twelve full calendar month period prior to the date of the calculation (provided, however, that for the first year of the Loan, Underwritten Garage Net Cash Flow shall be calculated based upon the Gross Income from Operations solely with respect to and directly attributable to the Garage for the calendar quarter immediately prior to the date of the calculation, annualized), less (ii) Operating Expenses solely with respect to and directly attributable to the Garage, for the trailing twelve full calendar month period.

“Underwritten Net Cash Flow” shall mean, as of any date, the Qualified Income adjusted as follows: (a) adding other recurring Gross Income from Operations generated at the Properties during the twelve (12) full calendar months immediately preceding the date of determination, (b) deducting any portion of the Qualified Income attributable to any tenant at the Properties that has vacated all or a significant portion of its leased premises, gone dark (unless such tenant has an Investment Grade Rating or has successfully in accordance with the terms of the Loan Documents sublet the space at a minimum of five (5) years or a co-terminus basis, whichever is shorter), given notice to vacate, is more than thirty (30) days delinquent in rent, or whose Lease is expiring within six (6) months following such date of determination and has not renewed or extended its Lease, (c) deducting Operating Expenses incurred during the twelve (12) full calendar months immediately preceding such date of determination, as normalized and adjusted for non-recurring items in Mortgage Lender’s reasonable judgment, (d) deducting $0.10 per square foot per annum for projected capital expenditure items (whether or not actually spent) and (f) deducting $1.25 per square foot per annum for tenant improvement and leasing commission costs and expenses (whether or not actually spent). All such amounts will be calculated on an annualized basis.

“Underwritten Tower Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve (12) full calendar month period in which:

(a)    the numerator is the Underwritten Net Cash Flow for such period; and

(b)    the denominator is the sum of the assumed aggregate debt service payable (i) on account of the Outstanding Principal Balance for such period, calculated on the basis of a ________ percent (__.__%) debt service constant based on a 30 year amortization schedule, and (ii) on account of the Mortgage Loan Outstanding Principal Balance for such period, calculated on the basis of a________ percent (__.__%) debt service constant based on a 30 year amortization schedule.

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“U.S. Obligations” shall mean obligations or securities not subject to prepayment, call or early redemption evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which its full faith and credit is pledged, (b) to the extent acceptable to the Rating Agencies, other “government securities” which are the direct obligation of any agency or instrumentality of the United States of America which qualify within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or (c) to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions, in each case to the extent such obligations are not subject to prepayment, call or early redemption.
“Vacant Garage Space Rent” shall have the meaning set forth in Section 3.1.22(a) hereof
“Vacant Space Rent” shall mean collectively, the Vacant Tower Space Rent and the Vacant Garage Space Rent.
“Vacant Tower Space” shall have the meaning set forth in Section 3.1.21(a) hereof.
“Vacant Tower Space Rent” shall have the meaning set forth in Section 3.1.21(a) hereof.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses of the phrases “any Property” shall mean “either of the Properties, including both of the Properties,” unless the context shall indicate otherwise, and all uses of the phrase “either Borrower” shall mean “any one or more of the Borrowers, including both Borrowers,” unless the context shall indicate otherwise. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2
GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrowers.

2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrowers hereby jointly and severally agree to accept, the Loan on the Closing Date.

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2.1.2    Single Disbursement to Borrowers. Borrowers may request and collectively receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3    The Note, Pledge Agreements and Loan Documents. The Loan shall be evidenced by the Notes and secured by the Pledge Agreements and the other Loan Documents.
2.1.4    Use of Proceeds. Borrowers shall use the entire proceeds of the Loan solely to make equity contributions to Mortgage Borrowers, who shall use the entire amount of such equity contributions to repay a portion of the Mortgage Loan in order to reduce the Mortgage Loan Outstanding Principal Balance to $______________.00.
Section 2.2    Interest Rate.

2.2.1    Interest Rate. Subject to Sections 2.2.3 and 2.2.4 hereof, and without limiting the terms thereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate, and thereafter, if not paid in full, at the Default Rate.

2.2.2    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.4    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

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Section 2.3    Loan Payment.

2.3.1    Interest Payments. Borrowers shall pay to Lender (a) on the date hereof, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on each Payment Date thereafter up to and including the Maturity Date, an amount equal to interest only at the Interest Rate on the Outstanding Principal Balance for the applicable Interest Accrual Period (the “Monthly Interest Payment”).
2.3.2    Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreements and the other Loan Documents.
2.3.3    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, other than the payment of the Outstanding Principal Balance due on the Maturity Date, is not paid by Borrowers by the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such late payment charge shall be secured by the Pledge Agreements and the other Loan Documents to the extent permitted by applicable law.
2.3.4    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
2.3.5    Payments Generally. The first Interest Accrual Period hereunder shall commence on and include the Closing Date and end on    , 20_. Each Interest Accrual Period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh (11th) day of each calendar month; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Accrual Period accordingly. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

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Section 2.4    Prepayments.

2.4.1    Voluntary Prepayments. On any Payment Date, Borrowers may, at their option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part; provided that (a) no Event of Default or Mortgage Event of Default shall have occurred and be continuing, and (b) any such prepayment is accompanied by (i) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Accrual Period related to the Payment Date next occurring following the date of such prepayment (the “Prepayment Date”), or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Accrual Period related to such Payment Date; (ii) if such Prepayment Date is prior to the Prepayment Premium Expiration Date, the Prepayment Premium; (iii) all other sums then due and payable under this Agreement, the Note and the other Loan Documents, including, but not limited to, any late fees and default interest required to be paid by Borrowers hereunder, and (iv) all of Lender’s costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred in connection with such prepayment. If the Prepayment Premium is due to Lender, Lender shall not be obligated to accept any prepayment unless it is accompanied by the Prepayment Premium due in connection therewith. Borrowers shall have the right to revoke or rescind in writing any notice of prepayment any time on or before the Prepayment Date set forth in Borrowers’ notice of prepayment, provided that Borrowers pay to Lender concurrently with each such revocation or rescission the sum of (A) all actual out-of-pocket costs and expenses incurred by Lender in connection with or as a result of such revocation or rescission, plus (B) a fee in the amount of $25,000.00. If for any reason Borrowers prepay all or any portion of the Loan on a date other than a Payment Date, Borrowers shall pay to Lender, in addition to the Debt and the other amounts set forth in the foregoing clauses (i) - (iv), all interest which would have accrued on the amount of the Loan to be paid through and including the Payment Date next occurring following the Prepayment Date. Any partial prepayment shall be applied to the last payments of principal due under the Loan.
2.4.2    Mandatory Prepayments.
(a)    On the next occurring Payment Date following the date on which Mortgage Lender actually receives any Net Proceeds, if Mortgage Lender is not obligated, or does not elect pursuant to the terms of the Mortgage Loan Agreement to make such Net Proceeds available to Mortgage Borrowers for Restoration, Mortgage Borrowers shall, and Borrowers shall cause Mortgage Borrowers to authorize Mortgage Lender to, apply one hundred percent (100%) of such Net Proceeds in the order, priority, and proportions set forth in Section 2.4.5(c) hereof. Notwithstanding anything to the contrary contained in the Loan Documents, so long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan. Any Net Proceeds remaining after the prepayment of the Mortgage Debt and the Debt in full shall be paid to Borrowers.

(b)    If, at any time after the Defeasance Lockout Date (as defined in the Mortgage Loan Agreement), all or any portion of the principal amount of the Mortgage Loan is

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defeased in accordance with Section 2.5 of the Mortgage Loan Agreement, Borrowers shall, on the Payment Date corresponding to the applicable Defeasance Date (as defined in the Mortgage Loan Agreement), prepay the Debt in full.

2.4.3    Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment calculated at the Default Rate, and (b) to be a voluntary prepayment by Borrowers, and if such prepayment occurs prior to the Prepayment Premium Expiration Date, Borrowers shall pay, in addition to the Debt, an amount equal to the Prepayment Premium plus one percent (1%) of the amount being prepaid.
2.4.4    Application of Prepayments. Any amounts received by Lender on account of prepayments made in accordance with this Section 2.4 shall be applied by Lender exclusively in accordance with the provisions of this Section 2.4, and not pursuant to the provisions of Section 2.7.3, whether or not such funds have been deposited into the Mezzanine Cash Management Account.
2.4.5    Application of Payments of Principal. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments or prepayments shall be allocated between the Loan and the Mortgage Loan as follows:
(a)    prior to the Mortgage Prepayment Lockout Expiration Date, any voluntary prepayment of the Loan shall be applied to the Debt in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full;
(b)    on and after the Mortgage Prepayment Lockout Expiration Date, so long as no Mortgage Event of Default shall have occurred and be continuing, any voluntary prepayment of the Loan or the Mortgage Loan, shall be applied pro rata to the Debt and the Mortgage Debt until the Debt and the Mortgage Debt are paid in full; provided, however, that upon the occurrence and during the continuance of a Mortgage Event of Default, Mortgage Lender shall apply any voluntary prepayment first, to payment of the Mortgage Debt, in any order, priority and proportions as Mortgage Lender shall elect from time to time, until the Mortgage Debt is paid in full, and shall then disburse any remainder to (i) Lender, to be applied to the Debt in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then (ii) any balance to Borrowers;

(c)    all Net Proceeds not required to be made available for Restoration shall be applied first to the Mortgage Debt, in any order, priority and proportions as Mortgage Lender shall elect from time to time, until the Mortgage Debt is paid in full, and then, as a distribution permitted under applicable law, (i) disbursed to Lender, to be applied to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then (ii) the balance disbursed to Borrowers;

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(d)    any Mortgage Loan Reserve Funds or other cash collateral held by or on behalf of Mortgage Lender, whether in the Mortgage Cash Management Account, as Mortgage Loan Reserve Funds or otherwise, including any Net Proceeds then being held by Mortgage Lender, shall, upon the occurrence and during the continuance of an Event of Default, be applied by Mortgage Lender as follows or may continue to be held by Mortgage Lender as additional collateral for the Mortgage Loan, all in Mortgage Lender’s discretion: first, to the Mortgage Debt, in any order, priority and proportions as Mortgage Lender shall elect from time to time, until the Mortgage Debt is paid in full, and then, as a distribution permitted under applicable law, (i) disbursed to Lender, to be applied to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then (ii) the balance disbursed to Borrowers;

(e)    any Reserve Funds or other cash collateral held by or on behalf of Lender, whether in the Mezzanine Cash Management Account, as Reserve Funds or otherwise, including any Net Proceeds then being held by Lender, shall, upon the occurrence and during the continuance of an Event of Default, be applied by Lender as follows or may continue to be held by Lender as additional collateral for the Loan, all in Lender’s discretion: first, to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then the balance disbursed to Borrowers; and

(f)    all Rents and/or Vacant Space Rent received by Mortgage Lender upon the occurrence and during the continuance of a Mortgage Event of Default pursuant to Section 3.1 of the Assignment of Leases shall be applied by Mortgage Lender as follows or may continue to be held by Mortgage Lender as additional collateral for the Mortgage Loan, all in Mortgage Lender’s discretion: first, (i) to the expenses of managing and securing the Properties, as contemplated by clause (a) of Section 3.1 of such Assignment of Leases, and/or (ii) to the Mortgage Debt, in any order, priority and proportions as Lender shall elect in its discretion from time to time, until the Debt is paid in full, and then (A) disbursed to Lender, to be applied to the Debt, in any order, priority and proportions as Lender shall elect from time to time, until the Debt is paid in full, and then (B) the balance disbursed to Borrowers.

2.4.6    California Waiver. To the extent applicable, Borrowers acknowledge that California Civil Code, Section 2954.10 provides, in part, as follows:
“An obligee which accelerates the maturity date of the principal and accrued interest, pursuant to contract, on any loan secured by a . . . deed of trust on real property . . ., upon the conveyance of any right, title or interest in that property, may not claim, exact or collect any charge, fee, or penalty for any prepayment resulting from that acceleration.”
“The provisions of this section shall not apply to [any] loan ... in which the obligor has expressly waived, in writing, the right to repay in whole or part without penalty, or has expressly agreed, in writing, to the payment of a penalty for prepayment upon acceleration. For any loan executed on or after January 1, 1984, this waiver or agreement shall be separately signed or initialed by the obligor and its enforcement shall be supported by

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evidence of a course of conduct by the obligee of individual weight to the consideration in that transaction for the waiver or agreement.”
Each Borrower hereby waives any and all rights of such Borrower under California Civil Code, Section 2954.10, as amended from time to time, including the right to prepay the principal owing under the Note or this Agreement without penalty prior to the Maturity Date and the right to raise California Civil Code, Section 2954.10 as a defense to Lender claiming, exacting and collecting any Prepayment Premium, prepayment fee or prepayment premium or any other amount owing by Borrowers under the Note, this Agreement, the Pledge Agreements, or any other Loan Documents.

Borrowers’ Initials
2.4.7    Liquidation Events.
(a)    In the event of (i) any Casualty to all or any portion of the Properties, (ii) any Condemnation of all or any portion of the Properties, (iii) a Transfer of all or any portion of the Properties, other than a Transfer in accordance with Section 5.2.10(e) hereof pursuant to which the Loan is assumed by the transferee, (iv) any refinancing of the Properties or the Mortgage Loan, or (v) the receipt by Mortgage Borrowers of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrowers to cure any title defect (each, a “Liquidation Event”), Borrowers shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Cash Management Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrowers shall prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrowers. Any prepayment received by Lender pursuant to this Section 2.4.7(a) on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrowers, and shall be applied by Lender on the next Payment Date. Other than following an Event of Default, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.7(a)(i) or (ii).
(b)    Borrowers shall immediately notify Lender of any Liquidation Event once either Borrower has knowledge of such event. Borrowers shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any of the Properties on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any of the Properties, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.7, shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Properties set forth in this Agreement, the other Loan Documents and/or the Mortgage Loan Documents, whether or not notice is given pursuant to this Section 2.4.7.

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Section 2.5    [Intentionally Omitted]
Section 2.6    Release of Properties. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release or assignment of any Lien of either Pledge Agreement on the Collateral.
2.6.1    [Intentionally Omitted] 2.6.2 Release on Payment in Full.
(a)     Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreements on the Collateral or assign the Note and the Pledge Agreements, each without recourse, or covenant, representation or warranty of any nature, express or implied, to a new lender designated by Borrowers.
(b)     In connection with the release of the Lien of the Pledge Agreements and all other Collateral, Borrowers shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrowers intend to pay the Loan in full, a release of Lien (and related Loan Documents) for the Collateral for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Collateral is located and that would be satisfactory to a prudent lender.
Section 2.7    Cash Management.

2.7.1    Lockbox Accounts. (a) In connection with the Mortgage Loan, Mortgage Borrowers established and, during the term of the Loan, Borrowers shall cause Mortgage Borrowers to maintain, a segregated Eligible Account with respect to each of the Tower Parcel and the Garage (collectively, the “Lockbox Accounts” and individually the “Lockbox Account”) with Lockbox Bank in trust for the benefit of the Mortgage Lender, which Lockbox Accounts are and shall remain be under the sole dominion and control of the Mortgage Lender pursuant to and in accordance with the terms and provisions of the Mortgage Loan Documents.
(b)    Borrowers have caused and shall cause Mortgage Borrowers and/or Manager to deliver written instructions to all tenants under Leases to deliver all Rents and/or Vacant Space Rent payable thereunder directly to the applicable Lockbox Account. Each Borrower shall cause Mortgage Borrowers and Manager to deposit all amounts received by such Mortgage Borrowers or Manager constituting Rents, Vacant Space Rent and/or other Gross Income from Operations into the applicable Lockbox Account within one (1) Business Day after receipt.

(c)    Mortgage Borrowers have obtained from the Lockbox Bank its agreement, in form and substance reasonably satisfactory to Lender, to transfer to the Mortgage Cash

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Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Accounts once every Business Day throughout the term of the Loan.

(d)    The Lockbox Accounts shall be Eligible Accounts and shall not be commingled without other monies held by Mortgage Borrowers or the Lockbox Bank.

(e)    Borrowers shall not permit or cause Mortgage Borrowers to further pledge, assign or grant any security interest in the Lockbox Accounts or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto.

2.7.2    Mortgage Cash Management Account. In connection with the Mortgage Loan, Mortgage Borrowers established, and during the term of the Loan, Borrowers shall cause Mortgage Borrowers to maintain, a segregated Eligible Account (the “Mortgage Cash Management Account”) pursuant to the Mortgage Loan Documents to be held by and in trust for the benefit of Mortgage Lender, which Mortgage Cash Management Account is and shall remain under the sole dominion and control of Mortgage Lender. Borrowers shall not cause or permit Mortgage Borrowers in any way to alter or modify the Mortgage Cash Management Account and will notify Lender of the account number thereof. Mortgage Lender shall have the sole right to make withdrawals from the Mortgage Cash Management Account to be applied in accordance with the Mortgage Loan Documents. All costs and expenses for establishing and maintaining the Mortgage Cash Management Account shall be paid by Mortgage Borrowers. So long as the Mortgage Loan is outstanding, on each Payment Date, Borrowers shall cause Mortgage Borrowers to enforce the cash distribution priorities and procedures set forth in Section 2.7.2 of the Mortgage Loan Agreement. Borrowers shall direct or cause Mortgage Borrowers to direct that all cash distributions from the Mortgage Cash Management Account to be paid to Borrowers in accordance with the Mezzanine Cash Management Agreement (including the Net Liquidation Proceeds After Debt Service) be deposited into the Mezzanine Cash Management Account.
2.7.3    Mezzanine Cash Management Account.
(a)    During the term of the Loan, Borrowers shall establish and maintain a segregated Eligible Account (the “Mezzanine Cash Management Account”) to be held in trust for the benefit of Lender, which Mezzanine Cash Management Account shall be under the sole dominion and control of Lender. The Mezzanine Cash Management Account shall be entitled “Maguire Properties – Gas Tower Project – Mezzanine, for the benefit of Nomura Credit & Capital, Inc., its successors and assigns, as Lender, pursuant to Mezzanine Loan Agreement dated as of ______ ___ , 200 __ Mezzanine Cash Management Account”. Borrowers (i) hereby grant to Lender a first priority security interest in the Mezzanine Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Mezzanine Cash Management Account, including, without limitation, executing and filing UCC 1 financing statements and continuations thereof. Borrowers will not in any way alter or modify the Mezzanine Cash Management Account, will not further pledge, assign, encumber or grant a

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security interest in its interest in the Mezzanine Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Mezzanine Cash Management Account and all costs and expenses for establishing and maintaining the Mezzanine Cash Management Account shall be paid by Borrowers.

(b)    The insufficiency of funds on deposit in the Mezzanine Cash Management Account shall not relieve Borrowers from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
2.7.4    Disbursements from Mezzanine Cash Management Account.
(a)    So long as the Mortgage Loan is outstanding and provided no Event of Default shall have occurred and be continuing, on each Payment Date (or if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Mezzanine Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated, in each case to the extent sufficient funds remain therefor:
(i)    First, to Lender to pay the Monthly Interest Payment payable on such Payment Date and all then delinquent interest on the Loan computed at the Interest Rate;

(ii)    Second, to Lender to pay all other amounts then due and payable under the Loan Documents; and

(iii)    Third, amounts remaining in the Mezzanine Cash Management Account, if any, on any Payment Date after making the distributions set forth in Section 2.7.4(a)(i) and (ii) hereof shall be disbursed on the second (2nd) Business Day following such Payment Date to Borrowers.

(b)    Upon repayment in full of the Mortgage Loan, if the Loan or any portion thereof is outstanding, Borrowers shall cause Mortgage Borrowers to amend the agreement with the Lockbox Bank to provide that the Lockbox Bank shall transfer to the Mezzanine Cash Management Account (rather than the Mortgage Cash Management Account) in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Accounts on the last Business Day of each week throughout the term of the Loan. In addition, in such event, all sums on deposit in the Mortgage Cash Management Account shall be transferred to the Mezzanine Cash Management Account, whereupon any such funds constituting Mortgage Loan Reserve Funds shall be deposited in the corresponding Reserve Fund established pursuant to this Agreement, with any other funds being disbursed as hereinafter provided. In such event, provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Mezzanine Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated, in each case to the extent sufficient funds remain therefor:

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(i)    First, payments in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;
(ii)    Second, to Lender to pay the Monthly Interest Payment payable on such Payment Date and all then delinquent interest on the Loan at the Interest Rate;
(iii)    Third, payments to (a) the Rollover Reserve Funds in accordance with the terms and conditions of Section 7.4 hereof and (b) the Sidley Austin Reserve Funds in accordance with the terms and conditions of Section 7.6 hereof;
(iv)    Fourth, payment to Lender of (or reimbursement of Lender for) any other amounts then due and payable under the Loan Documents (including any “protective advances” made by Lender in respect of the Loan, but excluding any application on account of the Outstanding Principal Balance);
(v)    Fifth, payments for monthly Cash Expenses and Capital Expenditures incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrowers to Lender specifying the individual Cash Expenses and Capital Expenditures in a form acceptable to Lender;
(vi)    Sixth, payment to one or both Borrowers of amounts necessary to pay Extraordinary Expenses reasonably approved by Lender, if any;
(vii)    Seventh, during any Gas Company Sweep Period, payment of all such amounts remaining in the Cash Management Account after payment of amounts required to fully fund items (i) through (vi) above (the “Excess Cash Flow”) into the Gas Company Reserve Account; and
(viii)    Lastly, provided no Event of Default has occurred and is continuing, all amounts remaining in the Mezzanine Cash Management Account, if any, on any Payment Date after making the distributions set forth in Section 2.4.7(b)(i) through (vii) hereof shall be disbursed on the second (2nd) Business Day following such Payment Date to Borrowers.
(c)    Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, all funds on deposit in the Mezzanine Cash Management Account may be applied by Lender in such order and priority as Lender shall determine.
(d)    Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default or Mortgage Event of Default has occurred and is continuing, Borrowers’ obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Mezzanine Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

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ARTICLE 3
CONDITIONS PRECEDENT

Section 3.1    Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers, or waiver by Lender, of the following conditions precedent no later than the Closing Date (all of which conditions shall be deemed satisfied or waived by Lender’s funding of the Loan, unless Borrowers have specifically agreed in writing to cause such condition to occur after the Closing Date):

3.1.1    Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed.

3.1.2    Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrowers.

3.1.3    Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a)     Pledge Agreements. Lender shall have received from Borrowers fully executed and acknowledged counterparts of the Pledge Agreements and delivery of the Pledged Company Interests, the UCC Financing Statements, and such other documents, instruments, records, and papers required by the Pledge Agreements, in the reasonable judgment of Lender, so as to effectively create valid and enforceable Liens upon the Collateral, of the requisite priority, in favor of Lender, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrowers fully executed counterparts of the other Loan Documents.

(b)     Title Insurance. Lender shall have received an irrevocable commitment by a title company acceptable to Lender to issue a UCC Title Insurance Policy (the “UCC Title Insurance Policy”) acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such UCC Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Pledge Agreements and the documents executed and delivered in connection therewith create valid Liens upon the Collateral of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The UCC Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such UCC Title Insurance Policy have been paid.

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(c)    Survey. Lender shall have received a current Survey for each Property, certified to the title company and Lender and their respective successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and the National Society of Professional Surveyors in 2005. The Surveys shall reflect the same legal description contained in the Title Insurance Policy and shall include a recorded map or metes and bounds description of the real property comprising part of the Properties reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to each Survey and the surveyor shall provide a certification for each Survey in form and substance acceptable to Lender.

(d)    Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender. Lender shall be included as an “additional insured” under such Policies and Lender shall have received evidence of the payment of all Insurance Premiums payable for the existing policy period.
(e)    Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Property, satisfactory in form and substance to Lender.
(f)    Mortgage Loan. The Mortgage Loan Documents shall have been duly authorized, executed and delivered by all parties thereto, the Mortgage Loan shall have been contemporaneously funded and Lender shall have received and approved certified copies thereof All of the conditions precedent set forth in Article III of the Mortgage Loan Agreement shall have been satisfied and the Mortgage Loan shall have closed and been fully advanced in accordance therewith. No Mortgage Default or Mortgage Event of Default shall have occurred and be continuing.

(g)    Encumbrances. Borrowers shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date on the Collateral and with respect to the Pledge Agreements and Lender shall have received satisfactory evidence thereof.

3.1.4    Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof

3.1.5    Delivery of Organizational Documents. Each Borrower shall deliver or cause to be delivered to Lender copies certified by such Borrower of all organizational documentation related to such Borrower, the Mortgage Borrowers, and the Principal and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and the Mortgage Loan, as applicable, and incumbency certificates as may be reasonably requested by Lender.

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3.1.6     Opinions of Borrowers’ Counsel. Lender shall have received opinions from Borrowers’ counsel with respect to (a) non-consolidation as set forth in the Insolvency Opinion, (b) perfection of the Collateral, and (c) the due execution, authority, and enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.
3.1.7     Budgets.    Borrowers shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year for the Properties.
3.1.8     Basic Carrying Costs. Borrowers shall have cause Mortgage Borrowers to have paid all Basic Carrying Costs relating to the Properties which are in arrears, including (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.
3.1.9     Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.
3.1.10     Payments. All payments, deposits or escrows required to be made or established by Borrowers under this Agreement, the Note, the Pledge Agreements and the other Loan Documents on or before the Closing Date shall have been paid.
3.1.11     Tenant Estoppels. Lender shall have received certified copies of the executed tenant estoppel letters required to be delivered in connection with the Mortgage Loan.
3.1.12     Transaction Costs. Borrowers shall have paid or reimbursed Lender for all title insurance premiums (including the UCC Title Insurance Policy), recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan to the extent such costs and expenses relating to third party costs have not already been paid or reimbursed by Mortgage Borrowers to Mortgage Lender.
3.1.13     Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of either of the Borrowers, either of the Mortgage Borrowers, the Principal, any Guarantor, the Collateral, or any of the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. No Borrower, Mortgage Borrower, Principal, Guarantor or any of their respective constituent Persons shall be the subject of any Bankruptcy Action.

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3.1.14    Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of each Property, reasonably satisfactory in form and substance to Lender.
3.1.15    [Intentionally Omitted].
3.1.16 [Intentionally Omitted].
3.1.17    Physical Conditions Report. Lender shall have received a Physical Conditions Report for each Property, which report(s) shall be satisfactory in form and substance to Lender.
3.1.18    Management Agreement. Lender shall have received a copy of each Management Agreement, which shall be satisfactory in form and substance to Lender. The fee payable to Manager shall not exceed three percent (3.0%) of Gross Income from Operations generated by the Properties, in the aggregate, per annum (specifically excluding any Vacant Space Rent payable under the Master Leases). Each Management Agreement shall also provide that all of Manager’s rights under such Management Agreement are subordinate to the Lien of the Pledge Agreement and the rights of Lender.
3.1.19    Appraisal. Lender shall have received an appraisal of each Property, each of which shall be satisfactory in form and substance to Lender.
3.1.20    Financial Statements. Lender shall have received a balance sheet with respect to each Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to each Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender.
3.1.21    Master Tower Lease.
(a)    Master Tower Lease. In accordance with the terms and conditions of the Mortgage Loan Documents, Tower Mortgage Borrower shall have entered into a Lease (the “Master Tower Lease”) with the Operating Partnership for the approximately 152,166 square feet of space at the Tower Parcel that is presently being leased to Jones Day (the “Vacant Tower Space”), for a term commencing on November 4, 2006 and expiring on the date that is five (5) years from the date hereof (or August 7, 2011) and otherwise in form and substance satisfactory to Lender. The annual Rent (the “Vacant Tower Space Rent”) payable by the Operating Partnership under the Master Tower Lease with respect to the Vacant Tower Space shall be an amount equal to the lesser of (A) $6,467,055.00 and (B) an amount equal to the “Tower NCF Deficit Amount” (as defined in the Mortgage Loan Agreement), in each case, payable in equal monthly installments on November 1, 2006 and on the first (1st) Business Day of each calendar month commencing thereafter.
(b)    Upon Tower Mortgage Borrower’s or Tower Borrower’s written request (a “Master Tower Lease Release Request”), with respect to the Tower Parcel only, made from time to time, but effective on the first day of each calendar quarter commencing on January 2,

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2007 (each such quarterly date, an “Adjustment Date”), Lender will consent to (i) the release of Vacant Tower Space from the Master Tower Lease to the extent such space is leased under a New Vacant Tower Space Lease, and (ii) a reduction of the Vacant Tower Space Rent payable by the Operating Partnership under the Master Tower Lease, as provided in this Section 3.1.21(b). As used herein, a “New Vacant Tower Space Lease” shall mean a new Lease executed by Tower Mortgage Borrower as landlord since the preceding Adjustment Date (or, with respect to the first Adjustment Date, since the closing date of the Mortgage Loan), which Lease: (A) produces Rent that is Qualified Income, (B) demises the Vacant Tower Space (or a portion thereof), (C) has a term of not less than five (5) years, (D) is with a tenant approved by Mortgage Lender and Lender, each in its reasonable discretion, that is not an Affiliate of either of the Borrowers, either of the Mortgage Borrowers or the REIT and that is in occupancy of its premises and paying full unabated Rent, (E) is not in default under the New Vacant Tower Space Lease, and (F) is otherwise approved by Lender in its reasonable discretion, all as evidenced to the reasonable satisfaction of Lender (such evidence to include a copy of the applicable Lease and a tenant estoppel certificate executed by the applicable tenant in form and substance reasonably acceptable to Mortgage Lender and Lender). In connection with a Master Tower Lease Release Request, the Vacant Tower Space Rent payable under the Master Tower Lease with respect to the remainder of the Master Tower Lease demised premises shall be adjusted, if necessary, to equal the Tower NCF Deficit Amount on the applicable Adjustment Date.
(c)    Upon Tower Mortgage Borrower’s and Tower Borrower’s written request with respect to the Tower Parcel only (a “Master Tower Lease Termination Request”), Lender will consent to a termination of the Master Tower Lease, effective on the earlier to occur of (i) the next occurring Adjustment Date after Tower Mortgage Borrower demonstrates that upon termination of the Master Tower Lease and the entry into New Vacant Tower Space Leases in connection therewith, there is sufficient Underwritten Net Cash Flow to achieve a minimum Underwritten Tower Debt Service Coverage Ratio equal to or greater than 1.20 to 1.00 for four (4) consecutive calendar quarters, or (ii) five (5) years after the Closing Date.
3.1.22    Master Garage Lease.
(a)    In accordance with the terms and conditions of the Mortgage Loan Documents, Garage Mortgage Borrower shall have entered into a Lease (the “Master Garage Lease”) with the Operating Partnership for 1,211 garage spaces (the “Garage Spaces”) at the Garage for a term commencing on the date hereof and expiring on the Maturity Date and otherwise in form and substance satisfactory to Lender. The annual Rent payable by the Operating Partnership under the Master Garage Lease (“Vacant Garage Space Rent”) with respect to the Garage Spaces shall be an amount equal to the “Garage NCF Deficit Amount” (as defined in the Mortgage Loan Agreement), payable in equal monthly installments on the first (1st) day of each calendar month. On each Adjustment Date commencing on January 1, 2007, the Rent payable by the Operating Partnership under the Master Garage Lease above shall be increased or decreased, as applicable, in Lender’s reasonable determination, to the then current Garage NCF Deficit Amount. Lender shall consent to the termination of the Master Garage Lease at such time, if ever, as the Garage maintains an Underwritten Garage Debt Service Coverage Ratio of not less than 1.30:1.0 for four (4) consecutive calendar quarters.

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(b)    Upon Garage Mortgage Borrower’s or Garage Borrower’s written request with respect to the Garage only (a “Master Garage Lease Termination Request”), Lender will consent to a termination of the Master Garage Lease, effective on the earlier to occur of (i) the Garage having sufficient Underwritten Garage Net Cash Flow to achieve a minimum Underwritten Garage Debt Service Coverage Ratio equal to or greater than 1.30:1.0 for four consecutive calendar quarters, and (ii) the Maturity Date.

3.1.23    Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations of Borrowers. Each Borrower represents and warrants as of the date hereof and as of the Closing Date that:
4.1.1    Organization. Such Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of such Borrower is the ownership, management and operation of Mortgage Borrowers. The ownership interests of such Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2    Proceedings. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower, its Principal and/or any Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such

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Borrower is a party or by which any of such Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of such Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by such Borrower, its Principal and/or any Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
4.1.4    Litigation. Except as disclosed to Lender in writing prior to the date hereof, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending, or to Borrowers’ knowledge, threatened against or affecting either of the Borrowers, either of the Mortgage Borrowers, Principal, any Guarantor, the Collateral, or either of the Properties, which actions, suits or proceedings, if determined against one or more of the Borrowers, Mortgage Borrowers, Principal, Guarantor, the Collateral or the Properties, might materially adversely affect the condition (financial or otherwise) or business of either of the Borrowers, either of the Mortgage Borrowers, either of the Principal, any Guarantor or the condition or ownership of either of the Collateral or the Properties.
4.1.5    Agreements. Such Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect such Borrower, either of the Mortgage Borrowers, the Collateral, or the Properties or any part thereof, or such Borrower’s or either Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise. No Borrower or Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower, Mortgage Borrower, the Collateral, or the Properties or any part thereof are bound. No Borrower or Mortgage Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Borrower or Mortgage Borrower is a party or by which such Borrower, such Mortgage Borrower, the Collateral or the Properties or any part thereof are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (t) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) the obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.
4.1.6    Title. Borrowers are the record and beneficial owner of, and Borrowers have good and marketable title to the Collateral, free and clear of all Liens whatsoever except Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Properties (as currently used), the Collateral or Borrowers’ ability to repay the Loan. The Pledge Agreements, together with the UCC financing statements relating to the Collateral, will create a valid lien on, and security interest in and to, the Collateral, all in accordance with the terms thereof. To Borrowers’ knowledge, there are no claims for payment for work, labor or materials affecting the Properties or any part thereof that are or may become a Lien prior to, or of equal priority with, the Liens created by the Mortgage Loan Documents.

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4.1.7    Solvency. Neither Borrower has entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and each Borrower received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets is and will, immediately following the making of the Loan, be greater than Borrowers’ probable liabilities, including the maximum amount of their contingent liabilities on their debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of the obligations of each Borrower). No petition in bankruptcy has been filed against either of the Borrowers, either of the Mortgage Borrowers, Guarantor, Principal or any of their respective constituent Persons, and none of Borrowers, the Mortgage Borrowers, Guarantor, Principal or any of their respective constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrowers, the Mortgage Borrowers, Guarantor, Principal or any of their respective constituent Persons is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or properties, and Borrowers have no knowledge of any Person contemplating the filing of any such petition against it, either of the Borrowers, either of the Mortgage Borrowers, Guarantor, Principal or any of their respective constituent Persons.
4.1.8    Full and Accurate Disclosure. No statement of fact made by such Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to such Borrower which has not been disclosed to Lender which adversely affects, nor as far as such Borrower can foresee, might adversely affect, any Borrower, any Mortgage Borrower, any Principal, any Guarantor, the Collateral, the Properties or any part thereof or the business, operations or condition (financial or otherwise) of either Borrower, either Mortgage Borrower, any Guarantor, or any Principal.

4.1.9    No Plan Assets. Such Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of such Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) such Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with such Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code

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currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement including the exercise by Lender of any of its rights under the Loan Documents.
4.1.10    Compliance. Such Borrower and each Property (including the use thereof) complies in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and Prescribed Laws. No Borrower or Mortgage Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by any Borrower, any Mortgage Borrower, or any other Person in occupancy of or involved with the operation or use of the Properties or the Collateral or any part thereof, any act or omission affording any Governmental Authority the right of forfeiture as against the Collateral or the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents or Mortgage Borrowers’ obligations under the Mortgage Loan Documents.
4.1.11    Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Borrowers, the Mortgage Borrowers, Principal, Guarantor, the Collateral, or the Properties in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Property as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, such Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on the Borrowers, the Mortgage Borrowers, Principal, Guarantor, the Collateral, or the Properties or any part thereof or the operation thereof as an office building or parking garage, as applicable, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of the Borrowers or the Mortgage Borrowers from that set forth in said financial statements.
4.1.12    Condemnation. No Condemnation or other proceeding has been commenced or, to such Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Properties or for the relocation of any roadway providing access to the Properties or any portion thereof
4.1.13    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14    [Intentionally Omitted].

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4.1.15    Not a Foreign Person. Such Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
4.1.16    [Intentionally Omitted].
4.1.17    [Intentionally Omitted].

4.1.18    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by either of the Borrowers, Principal or any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Borrower, Principal or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
4.1.19    No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents or the Vacant Space Rent due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral that are presently outstanding except in accordance with the Loan Documents.
4.1.20    Insurance. Borrowers have obtained and have delivered to Lender certificates for all Policies required hereunder, with all premiums currently payable thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person, including the Borrowers and the Mortgage Borrowers, has done, by act or omission, anything that would impair the coverage of any such Policies.
4.1.21    Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by Mortgage Lender or to whether the related Mortgage Loan Document has been terminated, unless otherwise consented to in writing by Lender.
4.1.22    Equity Contribution. Guarantor has made or caused to be made a contribution of cash equity to each Mortgage Borrower in an amount equal to no less than [Ten Thousand Dollars ($10,000.00)], which amount shall not be distributed to any constituent Person of such Mortgage Borrower.

4.1.23    No Contractual Obligations. Other than the Loan Documents, as of the date of this Agreement, no Borrower is subject to any Contractual Obligations and no Borrower has entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, and prior to the date of this Agreement neither Borrower nor any of its Affiliates has entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness.

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4.1.24    Affiliates. Effective as of the consummation of the transactions contemplated by this Agreement, the sole member of Tower Borrower is [Principal], which own one hundred percent (100%) of the limited liability company interests in Tower Borrower and the sole member of Garage Borrower is [Principal], which own one hundred percent (100%) of the limited liability company interests in Garage Borrower. Borrowers do not have any subsidiaries except as set forth in Schedule III.

4.1.25    Operating Company Status. Each Borrower qualifies as an “operating company,” as such term is defined in the regulation issued by the U.S. Department of Labor known as the “plan assets regulation,” 29 C.F.R. §2510.3-101 and, as long as the Loan is outstanding, each Borrower will remain at all times an operating company, as so defined.

4.1.26    Leases.

(a)    The Properties are not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof, including, without limitation, the Master Leases. Either Tower Mortgage Borrower or Garage Mortgage Borrower is the owner and holder of landlord’s interest in each Lease affecting the Properties or any portion thereof No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent or Vacant Space Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by each Mortgage Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by either Borrower to any tenant have already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents or the Vacant Space Rent received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

(b)    Master Leases.

(i)    Borrowers have delivered to Lender a true, correct and complete copy of the Master Leases (including all amendments thereto and modifications thereof);

(ii)    The Master Garage Lease constitutes the legal, valid and binding obligation of Garage Mortgage Borrower and is enforceable against the Operating Partnership. The Master Tower Lease constitutes the legal, valid and binding obligation of Tower Mortgage Borrower and is enforceable against the Operating Partnership. No

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default exists, or with the passage of time or the giving of notice or both would exist, under either of the Master Leases;
(iii)    As of the date hereof, there have been no amendments or modifications to the terms of either of the Master Leases.
(iv)    The Operating Partnership has not, as of the date hereof, paid Vacant Space Rent more than one (1) month in advance, and the Vacant Space Rent under either of the Master Leases has not been waived, released, or otherwise discharged or compromised. All Vacant Space Rents due and payable under each of the Master Leases have been paid in full;
(v)    No work is required to be performed by Mortgage Borrowers and no contributions are required to be made to Mortgage Borrowers by the Operating Partnership pursuant to either of the Master Leases, and all conditions precedent to Operating Partnership’s obligations under each of the Master Leases have been fully satisfied as of the date hereof;
(vi)    Each of the Master Leases (A) contains no purchase option or right of first refusal, (X) do not provide any party with the right to obtain a lien or encumbrance upon the Properties or any portion thereof, and (Y) provide that they are subordinate in all respects to the terms and provisions of the Mortgage;
(vii)    Borrowers will cause Mortgage Borrowers not to amend, modify, renew, cancel or extend either or both of the Master Leases or transfer all or any portion of its interest therein, without the express written consent of Lender, which may be withheld in Lender’s sole discretion; and
(viii)    Borrowers will cause Mortgage Borrowers to make timely and appropriate changes to the “Rent” due under the Master Leases, and shall notify Operating Partnership of such changes in accordance with the terms of the Master Leases, such that, at all times, the “Rent” due each month shall be in compliance with Section 3.1.21 and Section 3.1.22 hereof.
4.1.27    [Intentionally Omitted].
4.1.28    Principal Place of Business; State of Organization. Each Borrower’s principal place of business as of the Closing Date is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware.

4.1.29    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements

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currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Pledge Agreements, have been paid or are being paid simultaneously herewith, and, under current Legal Requirements, the Pledge Agreements and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30    Special Purpose Entity/Separateness.
(a)    Until the Debt has been paid in full, each Borrower hereby represents, warrants and covenants that (i) such Borrower is and shall be and shall continue to be a Special Purpose Entity, and (ii) the corresponding Mortgage Borrower is and shall continue to be a Special Purpose Entity.
(b)    The representations, warranties and covenants set forth in Section 4.1.30(a) hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(c)    All of the facts stated and the assumptions made in the Insolvency Opinion, including any exhibits attached thereto, are true and correct in all respects and all facts stated and all assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including any exhibits attached thereto, will have been and shall be true and correct in all respects. Each Borrower has complied and will comply with, and the related Mortgage Borrower and Principal have complied and such Borrower will cause the related Mortgage Borrower and Principal to comply with, all of the assumptions made with respect to such Borrower, Mortgage Borrower and Principal in the Insolvency Opinion. Each Borrower will have complied and will comply with, and the related Mortgage Borrower and Principal will have complied with, all of the assumptions made with respect to such Borrower, Mortgage Borrower and Principal in any Additional Insolvency Opinion. Each entity other than a Borrower, Mortgage Borrower or Principal with respect to which an assumption shall be made in the Insolvency Opinion or in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion or any such Additional Insolvency Opinion.
4.1.31    Management Agreements. Each Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32    Illegal Activity. No portion of the Properties or the Collateral has been or will be purchased with proceeds of any illegal activity.

4.1.33    No Change in Facts or Circumstances; Disclosure. All information submitted by Borrowers to Lender, including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the

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terms thereof, and all statements of fact made by Borrowers in this Agreement or in any other Loan Document are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Collateral or the Properties or any part thereof or the business operations and/or the financial condition of any Borrower or Mortgage Borrower. Borrowers have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.
4.1.34    Investment Company Act. Neither Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35    Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, as applicable, with the result that the investment in such Borrower, Mortgage Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law, and (c) none of the funds of either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower, Mortgage Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law. Notwithstanding anything in the foregoing to the contrary, an Embargoed Person shall not include any shareholder of the REIT, so long as the REIT is publicly traded.
4.1.36    Mezzanine Cash Management Account.
(a)    This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Mezzanine Cash Management Account in favor of Lender, which security

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interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Borrowers. Other than in connection with the Loan Documents, neither Borrower has sold or otherwise conveyed the Mezzanine Cash Management Account.
(b)     The Mezzanine Cash Management Account constitutes a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York and the State of California.
(c)    The Mezzanine Cash Management Account is in the name of Borrowers, as pledgors, and Lender, as pledgee.
4.1.37    [Intentionally Omitted].
4.1.38    Master Tower Lease. The Master Tower Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Tower Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.
4.1.39    Master Garage Lease. The Master Garage Lease is in full force and effect and there are no uncured defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copy of the Master Garage Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto.
Section 4.2    Survival of Representations. Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Lien of the Pledge Agreements (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:

5.1.1    Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect such Borrower’s and the related Mortgage Borrower’s existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to the Borrowers, the Mortgage

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Borrowers, the Collateral, and the Properties or any part thereof, including Prescribed Laws. There shall never be committed by any Borrower or Mortgage Borrower, and no Borrower or Mortgage Borrower shall permit any other Person in occupancy of or involved with the operation or use of the Collateral or the Properties or any part thereof to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Collateral or the Properties or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents or Mortgage Borrower’s obligations under the Mortgage Loan Documents. Each Borrower hereby covenants and agrees not to, or to cause the related Mortgage Borrower not to, commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each Borrower shall, or shall cause each Mortgage Borrower to, at all times maintain, preserve and protect all franchises and trade names, and preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrowers shall keep, or cause Mortgage Borrowers to keep, the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, either Borrower, at its own expense, may contest, or cause Mortgage Borrower to contest, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower, the Collateral, or the Properties or any part thereof or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which such Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) the Collateral, the Properties, or any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) such Borrower shall, upon final determination thereof, promptly comply, or cause the related Mortgage Borrower to comply, with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against the Borrowers, the Mortgage Borrowers, the Collateral and the Properties or any part thereof; and (g) such Borrower shall furnish or shall cause the related Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
5.1.2    Taxes and Other Charges. Borrowers shall pay or shall cause Mortgage Borrowers to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Collateral and the Properties, or any part thereof, as the same become due and

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payable; provided, however, that Borrowers’ obligation to cause Mortgage Borrowers to directly pay Taxes shall be suspended for so long as Borrowers comply with the terms and provisions of Section 7.2 hereof. Borrowers will deliver or cause Mortgage Borrowers to deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrowers shall furnish or cause Mortgage Borrowers to furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent, provided, however, that Borrowers shall not be required to furnish such receipts for payment of Taxes if such Taxes have been paid by Lender pursuant to Section 7.2 hereof or otherwise by Mortgage Borrowers in connection with the Mortgage Loan Documents. Except to the extent being contested in accordance with and subject to the terms of this Agreement, Borrowers shall not suffer and shall not permit Mortgage Borrowers to suffer, and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral or the Properties or part thereof, and shall promptly cause Mortgage Borrowers to pay for all utility services provided to the Properties or any part thereof. After prior notice to Lender, Borrowers, at their own expense, may contest or cause Mortgage Borrowers to contest by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided, that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with, the provisions of any other instrument to which Borrowers or Mortgage Borrowers, or both, are subject and shall not constitute a default thereunder; (c) such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) none of the Collateral, the Properties or any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest; (e) Borrowers shall or shall cause Mortgage Borrowers to promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Collateral and the Properties; and (g) Borrowers shall furnish or shall cause Mortgage Borrowers to furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral or the Properties (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Pledge Agreements being primed by any related Lien.

5.1.3    Litigation. Borrowers shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against either of the Borrowers, either of the Mortgage Borrowers, Principal and/or any Guarantor which might materially adversely affect such Borrower’s, Mortgage Borrower’s, Principal’s and/or Guarantor’s condition (financial or otherwise) or business or Collateral or the Properties or any part thereof.

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5.1.4    Access to Property. Borrowers shall cause Mortgage Borrowers to permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of tenants under their respective Leases.

5.1.5    Notice of Default. Borrowers shall promptly advise Lender of any material adverse change in either of the Borrower’s, either of the Mortgage Borrower’s, Principal’s or any Guarantor’s condition, financial or otherwise, or of the occurrence of any Default, Event of Default or Mezzanine Event of Default of which any Borrower has knowledge, including , among others, any Mortgage Default or Mortgage Event of Default.

5.1.6    Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7    Perform Loan Documents. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrowers. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including the provisions of Section 10.13 hereof.

5.1.8    Condemnation and Insurance Benefits. Subject to the rights of Mortgage Lender, Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any Condemnation Proceeds or Insurance Proceeds lawfully or equitably payable in connection with the Properties or any part thereof, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Properties or any part thereof) out of such Insurance Proceeds.

5.1.9    Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense:

(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrowers pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and

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(c)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.10    Intentionally Omitted.
5.1.11    Financial Reporting.
(a)    Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of each Borrower and each Mortgage Borrower and all items of income and expense in connection with the operation of the Properties and ownership of the Collateral. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrowers, Mortgage Borrowers, or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrowers shall pay any costs and expenses incurred by Lender to examine Borrowers’ and Mortgage Borrowers’ accounting records with respect to the Properties and the Collateral, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(b)    Borrowers will furnish and cause to be furnished to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrowers, a complete copy of each Borrower’s and each Mortgage Borrower’s annual financial statements covering the Properties and the Collateral for such Fiscal Year and containing statements of profit and loss for each Borrower and each Mortgage Borrower and the Properties and a balance sheet for each Borrower and each Mortgage Borrower. Such statements of Borrowers and Mortgage Borrower shall set forth the financial condition and the results of operations for the Properties (on a Property by Property basis and on an aggregate basis for the Properties) for such Fiscal Year, and shall include amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses of Mortgage Borrowers and the Properties. Borrowers’ and Mortgage Borrowers’ annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a list of the Major Tenants, (iii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (iv) a schedule reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow, and (v) an Officer’s Certificate certifying that (A) each annual financial statement fairly presents the financial condition and the results of operations of the Borrowers, the Mortgage Borrowers, and the Properties being reported upon and that such financial statements have been audited and given an unqualified opinion by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in

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the form of schedules to the audited consolidated financial statement (prepared in accordance with GAAP or such other accounting basis acceptable to Lender) of the REIT, and (B) as of the date thereof, whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrowers, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrowers will furnish or cause to be furnished to Lender on or before thirty-five (35) days after the end of each calendar month the following items (on a Property by Property basis and on an aggregate basis for the Properties), accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of the Borrowers, the Mortgage Borrowers and the Properties (subject to normal year-end adjustments): (i) a rent roll for the subject month; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, Vacant Space Rent and Operating Expenses of Mortgage Borrowers and the Properties, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of each Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month; (iv) a Net Cash Flow Schedule; and (v) a statement of the rating issued by the Rating Agencies for the senior unsecured debt of Gas Company and, if all of Gas Company’s leased premises at the Properties are then guaranteed by Gas Company Parent, Gas Company Parent, as of the last day of the subject month. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrowers or Mortgage Borrowers’ set forth in Section 4.1.30 hereof are true and correct as of the date of such certificate and that there are no trade payables of Borrowers or Mortgage Borrowers outstanding for more than sixty (60) days.
(d)    For each Fiscal Year Borrowers shall submit to Lender an Annual Budget for the Properties not later than forty-five (45) days prior to the commencement of such Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget for each Property shall be subject to Lender’s approval (each such Annual Budget, as and when approved by Lender and Mortgage Lender, being referred to herein as an “Approved Annual Budget”). In the event Lender objects to a proposed Annual Budget submitted by Borrowers which requires the approval of Lender hereunder, Lender shall advise Borrowers of such objections within fifteen (15) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrowers of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise the same in accordance with the process described in this Subsection until Lender approves the Annual Budget. Until such time that Lender and Mortgage Lender approve a proposed Annual Budget for the Properties that requires the approval of Lender hereunder and the approval of Mortgage Lender under the Mortgage

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Loan Agreement, the most recently Approved Annual Budget for the Properties shall apply; provided, however, that such Approved Annual Budget for the Properties shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

(e)    If Mortgage Borrowers or Borrowers must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each, an “Extraordinary Expense”), then Borrowers shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed if such Extraordinary Expense is necessary to prevent material damage to the Properties or any part thereof or injury to Persons.
(f)    Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrowers’ data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrowers agree that Lender may disclose information regarding the Properties, the Collateral, Mortgage Borrowers, and Borrowers that is provided to Lender pursuant to this Section 5.1.11 in connection with a Securitization to such parties requesting such information in connection with such Securitization.

5.1.12    Business and Operations. Borrowers will cause Mortgage Borrower to continue to be engaged in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrowers shall cause Mortgage Borrowers to qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties or the Collateral. Borrowers shall cause Mortgage Borrowers at all times during the term of the Loan to continue to own all Equipment, Fixtures and Personal Property (each as defined in the Mortgage) which are necessary to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

5.1.13    Title to the Properties. Borrowers will cause Mortgage Borrowers to warrant and defend (a) the title to the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower will warrant and defend (i) the title to the Collateral and every part thereof, subject only to Liens permitted hereunder, and (ii) the validity and priority of the Lien of the Pledge Agreements subject only to Liens permitted hereunder, in each case, against the claims of all Persons whatsoever. Borrowers shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Collateral, the Properties or any part thereof, other than as permitted hereunder, is claimed by another Person.

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5.1.14    Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) that any Pledge Agreement is foreclosed in whole or in part or any Pledge Agreement is put into the hands of an attorney for collection, suit, action or foreclosure, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of either Borrower or either Mortgage Borrower or any of its constituent Persons or an assignment by either Borrower or either Mortgage Borrower or any of its constituent Persons for the benefit of its creditors, Borrowers and Mortgage Borrowers, on behalf of themselves and their respective successors and assigns, agree that they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or either Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.
5.1.15    Estoppel Statements.
(a)    After written request by Lender from time to time, Borrowers shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt or the performance of the Other Obligations, if any, and (vi) that the Note, this Agreement, the Pledge Agreements and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or if modified, giving particulars of such modification.
(b)    Borrowers shall deliver to Lender upon written request from time to time, tenant estoppel certificates from each commercial tenant leasing space at the Properties or any part thereof in form and substance reasonably satisfactory to Lender, provided, however, that Borrowers shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
(c)    Borrowers shall cause Tower Mortgage Borrower and/or Garage Mortgage Borrower, as applicable, to deliver to Lender upon written request from time to time, estoppel certificates from each of (i) the Operating Partnership and (ii) the respective Mortgage Borrower, with respect to the Tower Master Lease and/or Garage Master Lease, as applicable, in form and substance reasonably satisfactory to Lender, provided, however, that the respective Borrowers shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(d)    After request by Lender, Borrowers shall, within ten (10) days, furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Mortgage Loan, (ii) the unpaid principal amount of the Mortgage Loan, (iii) the interest rate of the Mortgage Loan, (iv) the date installments of interest and/or principal were last paid on the Mortgage Loan, (v) any offsets or defenses to the payment of the Mortgage Loan, if any, and (vi) that the Mortgage Loan Documents are valid, legal and binding obligations of Mortgage Borrowers and have not been modified or if modified, giving particulars of such modification.

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5.1.16    Loan Proceeds. Borrowers shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.
5.1.17    Performance by Borrowers. Borrowers shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrowers, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrowers without the prior consent of Lender. Borrowers shall cause Mortgage Borrowers, in a timely manner, to observe, perform and fulfill each and every covenant, term and provision of each Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrowers, and shall not cause or permit Mortgage Borrowers to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrowers without the prior written consent of Lender.
5.1.18    Confirmation of Representations. Borrowers shall deliver upon written request by Lender, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrowers in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower and each Principal as of the date of the Securitization.
5.1.19    Intentionally Omitted.
5.1.20    Leasing Matters. Until such time as the Vacant Space is fully rented and occupied by tenants paying rent under New Vacant Space Leases approved by Lender, all Leases executed after the date hereof, and all modifications, renewals or terminations of existing Leases, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. After all the Vacant Space has been so rented, any new Major Leases and any Lease modification or renewal that causes an existing Lease to become a Major Lease, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrowers shall cause Mortgage Borrowers to furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Mortgage Lender or any purchaser at a sale by foreclosure or power of sale. Borrowers shall cause Mortgage Borrowers to (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Properties or any part thereof involved except that no termination by any Mortgage Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Properties; provided, however, that until such time as the Vacant Space is fully rented and

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occupied by tenants paying Rent under New Vacant Space Leases approved by Lender, no such termination or surrender of any Lease will be permitted without the consent of Lender, and after all the Vacant Space is so rented, no such termination or surrender will be allowed with respect to any Major Lease without the consent of Lender; (c) not collect any of the Rents or the Vacant Space Rent more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents or the Vacant Space Rent (except as contemplated by the Mortgage Loan Documents); (e) not alter, modify or change the terms of any Lease in a manner inconsistent with the provisions of the Loan Documents or the Mortgage Loan Documents nor alter, modify or change the terms of the Master Leases or any Major Lease, without the prior written consent of Lender; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, no Borrower shall cause or permit any Mortgage Borrower to enter into a lease of all or substantially all of either Property or the Properties without Lender’s prior written consent.
5.1.21    Alterations. Borrowers shall cause Mortgage Borrowers to obtain Lender’s prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to any alterations to any Improvements which may have a material adverse effect on Borrowers’ or Mortgage Borrowers’ financial condition, the value of the Properties or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrowers’ or Mortgage Borrowers’ financial condition, the value of the Properties or the Net Operating Income, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to, or alterations permitted without Borrowers’ consent by, the terms of any Lease approved by Lender pursuant to the terms of this Agreement, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed Five Million and 00/100 Dollars ($5,000,000.00), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of the Mortgage Loan Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds) shall at any time exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Threshold Amount”), Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for the Obligations any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, (iv) a Letter of Credit, or (v) a completion and performance bond issued by an Approved Bank. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases or by disbursements from the Rollover Reserve Funds)

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over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22    Operation of Properties. (a) Borrowers shall cause Mortgage Borrowers to operate the Properties, in all material respects, in accordance with applicable Management Agreement or Replacement Management Agreement, as applicable. In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrowers to obtain Lender’s consent to any termination or modification of any Management Agreement in accordance with the terms and provisions of this Agreement), the applicable Borrower shall promptly cause the applicable Mortgage Borrower to enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.
(b)    Borrowers shall: (i) cause Mortgage Borrowers to promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which any Borrower or Mortgage Borrower is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by any Borrower or Mortgage Borrower under any Management Agreement (which is not covered by the financial reporting requirements of Section 5.1.11 hereof); and (iv) cause Mortgage Borrowers to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any Management Agreement, in a commercially reasonable manner.

5.1.23    Parking Easement. (a) Borrowers shall cause Mortgage Borrowers, at their sole cost and expense, to promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Mortgage Borrowers under the Parking Easement.

(b)    If Mortgage Borrowers shall be in default under the Parking Easement, then, subject to the terms of the Parking Easement, Borrowers hereby grant and shall cause the Mortgage Borrowers to grant to Lender the right (but not the obligation), to cause the default or defaults under the Parking Easement to be remedied and otherwise exercise any and all rights of Mortgage Borrowers under the Parking Easement, as may be necessary to prevent or cure any default, and Lender shall have the right to enter all or any portion of the Easement Parcel at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.
(c)    Upon the occurrence of any material default by Easement Grantor under the Parking Easement, Borrowers shall cause Mortgage Borrowers to diligently pursue all of their remedies thereunder and at law and in equity to enforce the terms of the Parking Easement and Easement Grantor’s obligations thereunder.

(d)    The actions or payments of Lender to cure any default by Mortgage Borrowers under the Parking Easement shall not remove or waive, as between Borrowers, Mortgage Borrowers, and Lender, any Default or Event of Default that may occur under this

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Agreement by virtue of the default by Mortgage Borrowers under the Parking Easement. All sums expended by Lender to cure any such default shall be paid by Borrowers or Mortgage Borrowers to Lender, upon demand, with interest on such sum at the Default Rate from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Pledge Agreements and the other applicable Loan Documents.
(e)    Borrowers shall cause Mortgage Borrowers to give Lender a copy of all material notices and communications transmitted between parties to the Parking Easement pursuant or relating to the Parking Easement. Borrowers shall cause Mortgage Borrowers to specifically notify Lender promptly in writing of the occurrence of any material default by any Easement Grantor under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by Easement Grantor, and the receipt by Borrowers or Mortgage Borrowers of any notice (written or otherwise) from Easement Grantor, or the transmittal by Borrowers or Mortgage Borrowers of any notice (written or otherwise) to Easement Grantor, noting or claiming the occurrence of any default by any party under the Parking Easement, or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by either party to the Parking Easement. Borrowers shall cause Mortgage Borrowers to promptly deliver to Lender a copy of any such written notice of default.
(f)    Within ten (10) days after receipt of written demand by Lender, Borrowers shall cause Mortgage Borrowers to use reasonable efforts to obtain from Easement Grantor and furnish to Lender the estoppel certificate of Easement Grantor stating such facts as may be reasonably requested by Lender with respect to the Parking Easement, including whether or not there are any defaults by Easement Grantor or Tower Mortgage Borrower under the Parking Easement, and specifying the nature of such claimed defaults, if any.
(g)    Borrowers shall cause Mortgage Borrowers to promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under the Parking Easement or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to the Easement Parcel. Each Borrower irrevocably appoints, and shall cause the applicable Mortgage Borrower to appoint, Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of such Borrower or Mortgage Borrower under or with respect to the Parking Easement, including the right to effectuate any extension or renewal of the Parking Easement, or to preserve any rights of such Borrower whatsoever in respect of any part of the Parking Easement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

5.1.24    Representations and Warranties. Subject to the rights of Borrowers under this Agreement, for the period after the Closing Date until the date on which the Debt is repaid in full, Borrowers covenant to cause the statements set forth in [Sections 4.1.1 through 4.1.3, 4.1.5, 4.1.6, 4.1.8, 4.1.9, 4.1.13 through 4.1.16, and 4.1.20 through 4.1.34] to remain true and correct.

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5.1.25    Mortgage Loan Reserve Funds. Borrowers shall cause Mortgage Borrowers to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrowers grant to Lender a first-priority perfected security interest in Borrowers’ interest in each of the Mortgage Loan Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each Mortgage Loan Reserve Fund as additional security for payment of the Debt to the extent Borrowers have an interest in same. Subject to the qualifications regarding Mortgage Lender’s interest in the Mortgage Loan Reserve Funds, if any, until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrowers’ interest in the Mortgage Loan Reserve Funds shall constitute additional security for the Debt and upon the occurrence of an Event of Default, Lender may, in addition to any and all other remedies available to Lender, apply any sums then present in any or all of the Mortgage Loan Reserve Funds to the payment of the Debt in any order in its sole discretion.
5.1.26    Notices. Borrower shall give notice, or cause notice to be given to Lender promptly upon the occurrence and during the continuance of an Event of Default and upon any and all the following:
(a)    any Default, Mortgage Default or Mortgage Event of Default;
(b)    any default or event of default under any Contractual Obligation of any Borrower, or, to the knowledge of Borrowers, any Mortgage Borrower, Principal or Guarantor that could reasonably be expected to have a material adverse effect on any Borrower, any Mortgage Borrower, the ability of Borrowers to perform under the Loan Documents, the ability of Mortgage Borrowers to perform under the Mortgage Loan Documents or the rights and remedies of Lender under the Loan Documents;
(c)    any litigation or proceeding affecting any Borrower, or, to the knowledge of Borrowers, affecting any Mortgage Borrower, any Principal or any Guarantor; and/or
(d)    a change in the business, operations, property or financial or other condition or prospects of any Borrower, or, to the knowledge of Borrowers, any Mortgage Borrower, Principal or Guarantor which could reasonably be expected to have a material adverse effect on any Borrower, any Mortgage Borrower, the ability of Borrowers to perform under the Loan Documents, the ability of Mortgage Borrowers to perform under the Mortgage Loan Documents or the rights and remedies of Lender under the Loan Documents.
5.1.27    Special Distributions. On each date on which amounts are required to be disbursed to the Mezzanine Cash Management Account pursuant to the terms of the Mortgage Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, each Borrower shall exercise its rights under the organization documents of the applicable Mortgage Borrower to cause such Mortgage Borrower to make to such Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Mezzanine Cash Management Account or otherwise paid to Lender on such date.

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5.1.28    Curing. Lender shall have the right, but shall not have the obligation, to exercise each Borrower’s rights under the organization documents of the applicable Mortgage Borrower (a) to cure any Mortgage Default or any Mortgage Event of Default and (b) to satisfy any Liens, claims or judgments against the Properties (except for Liens permitted by the Mortgage Loan Documents), in the case of either clause (a) or clause (b), unless the applicable Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure the same to Lender’s sole satisfaction. Borrowers shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Mortgage Default or Mortgage Event of Default or satisfying any Liens, claims or judgments against the Properties, together with interest thereon at the Default Rate from the date incurred by Lender until paid by Borrowers.
5.1.29    Compliance With Mortgage Loan Documents.
(a)    Borrowers shall cause Mortgage Borrowers to comply with all of the terms, covenants and conditions set forth in the Mortgage Loan Documents. Borrowers acknowledge that the obligation to comply with this covenant is separate from, and may be enforced independently from, the obligations of Mortgage Borrowers under the Mortgage Loan Documents.
(b)    Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrowers from any of the Obligations, if there shall occur and be continuing any Mortgage Event of Default, Borrowers hereby expressly agree that Lender shall have the immediate right, without prior notice to Borrowers, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrowers and/or Mortgage Borrowers as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrowers to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising such rights (including, without limitation, reasonable attorneys’ fees) (A) shall constitute additional advances of the Loan to Borrowers, (B) shall increase the then unpaid principal amount of the Loan by the amount of such sums, costs and expenses, (C) shall bear interest at the Default Rate for the period from the date that such sums, costs or expenses were incurred to the date of payment to Lender, (D) shall constitute a portion of the Debt, and (E) shall be secured by the Pledge Agreement and the other Loan Documents.
(c)    Borrowers hereby jointly and severally indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the actions described in the foregoing Section 5.1.30(b), except to the extent caused by Lender’s gross negligence or willful misconduct. Lender shall have no obligation to Borrowers or any of their Affiliates or any other party to make

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any such payment or performance. Borrowers shall not, and Borrowers shall not permit Mortgage Borrowers to, impede, interfere with, hinder or delay any effort or action on the part of Lender to cure any Mortgage Event of Default or asserted Mortgage Event of Default, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a Mortgage Event of Default or asserted Mortgage Event of Default.
(d)    Any Mortgage Event of Default shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Lender. Borrowers (on behalf of themselves and on behalf of Mortgage Borrowers) hereby grant Lender and any Person designated by Lender the right to enter upon the Properties at any time following the occurrence and during the continuance of any Mortgage Event of Default, or the assertion by Mortgage Lender that a Mortgage Event of Default has occurred, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrowers’ and/or Lender’s interest in the Loan and/or the Collateral. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Mortgage Lender with respect to any Mortgage Default), without prior notice to or consent from Borrowers. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.
Section 5.2    Negative Covenants. From the date hereof until payment and performance in full of the Obligations or the earlier release of the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that they will not do, directly or indirectly, any of the following:
5.2.1    Operation of Properties.
(a)     Borrowers shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). cause or permit Mortgage Borrowers to: (i) subject to Section 9.5 hereof, surrender, terminate or cancel any Management Agreement; provided, that Borrowers may or may cause Mortgage Borrowers to, without Lender’s consent, replace any Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.
(b)     Following the occurrence and during the continuance of an Event of Default, Borrowers shall not cause or permit Mortgage Borrowers to exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s discretion.

5.2.2    Liens. Borrowers shall not and shall cause Mortgage Borrowers not to create, incur, assume or suffer to exist any Lien on any portion of the Properties or the Collateral or any interest therein or permit any such action to be taken, except: (a) Permitted

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Encumbrances; (b) Liens created by or permitted pursuant to the Loan Documents or the Mortgage Loan Documents; and (c) Liens for Taxes or Other Charges not yet due.
5.2.3    Dissolution. No Borrower shall (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership of the Collateral or any interest therein, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause any Mortgage Borrower or Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which any Mortgage Borrower or Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation or operating agreement of any Mortgage Borrower or Principal, in each case, without obtaining the prior written consent of Lender.
5.2.4    Change in Business. Borrowers shall not cause or permit Mortgage Borrowers to enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of their present business. In addition, Borrowers shall not permit or cause Mortgage Borrowers to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance with this Agreement and the Mortgage Loan Documents) owed to any Mortgage Borrower by any Person, except for adequate consideration and in the ordinary cause of such Mortgage Borrower’s business. Borrowers shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.
5.2.5    Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business. In addition, Borrowers shall not permit or cause Mortgage Borrowers to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with this Agreement and the Mortgage Loan Documents) owed to any Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of such Mortgage Borrower’s business.
5.2.6    Zoning. Borrowers shall not and shall not cause or permit Mortgage Borrowers to initiate or consent to any zoning reclassification of any portion of the Properties or any portion thereof or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.
5.2.7    No Joint Assessment. Borrowers shall not and shall not cause Mortgage Borrowers to suffer, permit or initiate the joint assessment of all or any portion of the Properties

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(a) with any other real property constituting a tax lot separate from the Properties, or (b) which constitutes real property with any portion of the Properties which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Properties.
5.2.8    Principal Place of Business and Organization. Neither Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. No Borrower shall change the place of its organization as set forth in Section 4.1.28 hereof without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender’s request, Borrowers shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Borrowers’ principal place of business and chief executive office, and the place where Borrowers keep their books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less, the entire period of the existence of Borrower), and will continue to be, the address of Borrowers set forth in the introductory paragraph of this Agreement (unless Borrowers notify Lender in writing at least thirty (30) days prior to the date of such change).
5.2.9    ERISA.

(a)    No Borrower shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(b)    Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) such Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) such Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:
(A)    Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B)    Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(0(2); or

(C)    Such Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

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5.2.10    Transfers.
(a)    Borrowers acknowledge that Lender has examined and relied on the experience of Borrowers and their general partners, members, principals and (if any Borrower is a trust) beneficial owners, as applicable, in owning the Collateral in agreeing to make the Loan, and will continue to rely on Borrowers’ ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the Other Obligations. Additionally, Borrowers acknowledges that Lender has examined and relied on the experience of Mortgage Borrowers and their general partners, members, principals and (if any Mortgage Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Mortgage Borrowers’ ownership of the Properties as a means of maintaining the value of the Properties and, therefore, indirectly, the value of the Collateral, as security for repayment of the Debt and the performance of the Other Obligations. Borrowers acknowledge that Lender has a valid interest in maintaining the value of the Collateral and the Properties so as to ensure that, should Borrowers default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Collateral.
(b)    Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrowers shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Collateral, the Properties or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of an interest in any Restricted Party (clause (i) and iii) above, collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof.
(c)    A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein any Borrower or Mortgage Borrower agrees to sell or convey the Collateral or the Properties, or any part thereof or any interest therein, for a price to be paid in installments; (ii) an agreement by any Borrowers or Mortgage Borrowers leasing all or substantially all of any Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, any Mortgage Borrower’s right, title and interest in and to any Leases or any Rents or any Vacant Space Rent; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the limited liability company interest of a managing member (or if no

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managing member, any member) or any profits or proceeds relating to such limited liability company interest, or the Sale or Pledge of non-managing limited liability company interests or the creation or issuance of new non-managing limited liability company interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.
(d)    Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer and shall not require Lender’s consent and shall not require the payment of any application fee: (i) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; and (ii) the sale or transfer, directly or indirectly, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing limited liability company interests (as the case may be) in a Restricted Party; provided, however, that with respect to each such sale or transfer (A) no such sales or transfers shall result in the change of voting control in the Restricted Party, (B) as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, (C) no such sale or transfer of any direct ownership interests in either Borrower or either Mortgage Borrower shall be permitted, (D) Borrowers shall pay or cause to be paid any and all costs imposed or incurred as a result of any such sale or transfer, including any transfer taxes, and (E) if after giving effect to any such sale or transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrowers shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, except following a transfer of any Property permitted pursuant to Section 5.2.10(f) hereof, the Operating Partnership must continue to (1) Control each Borrower, each Mortgage Borrower, Guarantor and any Affiliated Manager, and (2) own, directly or indirectly, at least a fifty-one percent (51%) interest in each Borrower, each Mortgage Borrower, Guarantor and any Affiliated Manager. The sale, transfer or issuance of stock in the REIT shall not be deemed a Transfer hereunder, provided, that the stock of the REIT is listed and traded on the New York Stock Exchange or such other nationally recognized stock exchange.
(e)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s written consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
(f)    Notwithstanding anything to the contrary contained herein, and without limiting any Transfers or rights under Section 5.2.10(g) hereof, Lender agrees that it shall not unreasonably withhold, condition or delay its consent to a Transfer (or to an unlimited number of Transfers) of both Properties simultaneously by the Mortgage Borrowers (or the then owner(s) of the Properties), provided that all of the following terms and conditions are satisfied: (i) the Borrowers or Mortgage Borrowers (or the then owner(s) of the Properties) shall have given at

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least thirty (30) days prior written notice to Lender of the proposed Transfer and the proposed Transfer shall not be effective earlier than the date that is twelve (12) months after the first Payment Date; (ii) no Default, Event of Default, Mortgage Default or Mortgage Event of Default shall have occurred or be continuing; (iii) there shall have been executed and delivered to Lender an express assumption of this Agreement, the Note and the other Loan Documents by the principals of the proposed transferee(s) of the Properties, and a pledge by the principals of the proposed transferee of all of their equity interests in the proposed transferee(s) of the Properties as security for the Loan, all in form and substance satisfactory to Lender, in each case, subject to the provisions of Section 9.4 hereof; (iv) payment of all of fees and expenses incurred in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses or required legal opinions; (v) payment of a non-refundable $5,000 application fee and an assumption fee equal to one quarter of one percent (0.25%) of the Outstanding Principal Balance with respect to the initial Transfer and one half of one percent (0.50%) of the Outstanding Principal Balance with respect to each Transfer thereafter; (vi) the delivery of an Additional Insolvency Opinion reflecting the proposed Transfer reasonably satisfactory in form and substance to Lender; (vii) the proposed transferee’(s) compliance with the representations and covenants set forth in Section 4.1.30 and Section 5.2.9 hereof; (viii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of the proposed transferee(s), and its (their) shareholders, partners or members, as the case may be, following such Transfer is in accordance with the then current standards of Lender and the Rating Agencies; (ix) prior to any release of any Guarantor, a substitute guarantor acceptable to Lender in its discretion shall have assumed the Guaranty, the Environmental Indemnity and the Operating Partnership’s obligations under the Master Leases and the Parking Easement, or executed a replacement guaranty, environmental indemnity and Master Leases reasonably satisfactory to Lender; (x) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of the then current ratings assigned to the Securities or any class thereof in any applicable Securitization; (xi) the satisfaction of all of the conditions set forth in Section 5.2.10(f) of the Mortgage Loan Agreement; and (xii) the satisfaction of such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including the creditworthiness, reputation and qualifications of the proposed transferee(s) and the principals of the proposed transferee(s) with respect to the Loan, the Mortgage Loan and the Properties.
(g) A Transfer that occurs by inheritance, devise or bequest or by operation of law upon the death or disability of a natural Person who holds a direct or indirect interest in any Borrower or Mortgage Borrower, and a Transfer by a natural Person of direct or indirect interests in either Borrower or Mortgage Borrower for estate planning purposes, shall not require the consent of Lender and no transfer fee shall be payable in connection therewith, provided, however, that, in each case, such Transfer is to a non-minor member of the immediate family of the holder of such interest, or a trust established for the benefit of a member of the immediate family of the holder of such interest, and provided further that, in each such case, each of the following transfer conditions are satisfied:
(i)    no Event of Default or Mortgage Event of Default shall have occurred and remain uncured;

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(ii)    Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, or if any such Transfer or series of Transfers shall result in any Person that does not own more than a twenty percent (20%) direct or indirect interest in any Borrower or Mortgage Borrower as of the date hereof owning more than a twenty percent (20%) direct or indirect interest in any Borrower or Mortgage Borrower, Borrowers shall give Lender thirty (30) days prior written notice of such Transfer and Lender shall have an opportunity to perform its customary credit and background searches with respect to such transferee, except in the case of the death or disability of an interest holder, in which event Borrowers and Mortgage Borrowers shall give Lender notice of such Transfer within ten (10) Business Days after such Transfer;
(iii)    no such Transfer of interest shall result in a change of Control of any Borrower or Mortgage Borrower (or its managing member/general partner) or the day-to-day operations of any Property, or, if such Transfer would result in a change of Control of any Borrower or Mortgage Borrower (or its managing member/general partner) or the day-to-day operations of any Property, as a result of the death or disability of an interest holder that is a natural Person, Lender shall have approved in good faith the Person that will Control such Borrower or Mortgage Borrower and/or the day-to-day operations of the applicable Property;
(iv)    the legal and financial structure of each Borrower and Mortgage Borrower and their respective shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of each Borrower and Mortgage Borrower and their respective shareholders, partners or members, after such Transfer shall satisfy Lender’s then current applicable underwriting criteria and requirements;
(v)    if, after taking into account any prior Transfers pursuant to this Section 5.2.10(g), whether to the proposed transferee or otherwise, such Transfer (or series of Transfers) shall result in (A) the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in either Mortgage Borrower (or any entity directly or indirectly holding an interest in either Mortgage Borrower), or (B) a Transfer in the aggregate of more than forty-nine percent (49%) of the interests in either Mortgage Borrower or Borrower as of the date hereof, Borrowers shall deliver to Lender, (x) a non-consolidation opinion reasonable satisfactory to Lender, and (y) at the request of Lender, written confirmations from the Rating Agencies that such Transfer or series of Transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings of the Securities; and
(vi)    Borrowers shall pay or shall cause Mortgage Borrowers to pay all fees and expenses incurred by Lender in connection with such Transfer, including the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses and required legal opinions.

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(h)    Notwithstanding anything to the contrary contained herein, Operating Partnership, or its upstream Affiliates, shall have the right to, and may, pledge, without Lender’s consent, its indirect equity interests in any Borrower or Mortgage Borrower, other than any direct interests in either Borrower or Mortgage Borrower, to secure (i) a loan facility or loan facilities to Operating Partnership or its upstream Affiliates, other than Borrowers or Mortgage Borrowers, from a group of lenders for which Credit Suisse acting through its New York branch will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection therewith without Lender’s consent; provided, however, that in either case, Operating Partnership or its upstream Affiliates (other than Borrowers or Mortgage Borrowers) pledges, directly or indirectly, its equity interests in substantially all of the property owning subsidiaries in which Operating Partnership holds a direct or indirect interest, and provided further that any enforcement action taken pursuant to such pledge shall constitute a Transfer that is prohibited pursuant to the terms of this Section 5.2.10 and the holder of such pledge shall be required to comply with all of the applicable provisions of this Section 5.2.10.
5.2.11    Parking Easement. Tower Mortgage Borrower shall not (a) waive any material obligation of Easement Grantor under the Parking Easement, (b) waive, excuse, condone or in any way release or discharge Easement Grantor of or from Easement Grantor’s material obligations, covenants and/or conditions under the Parking Easement, (c) extend or shorten any period for the exercise of any rights by Easement Grantor, (d) agree to materially increase Tower Mortgage Borrower’s obligations or reduce Tower Mortgage Borrower’s benefits under the Parking Easement, or (e) otherwise modify or amend in any material fashion the Parking Easement, without, in each case, the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Lender shall under no circumstances be required to approve any waiver, release, discharge, modification or amendment that materially and adversely affects the rights and benefits afforded to the Tower Parcel, the Garage, either of the Borrowers or the Mortgage Borrowers and/or Lender under the Parking Easement, including specifically, any provision materially impairing adequate utility service, parking and/or free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto adjacent public roads, or any necessary cross-easements or reciprocal easement agreements for utilities, access, use, driveways, drainage flows, storm and sanitary sewers and/or other customary purposes granted under the Parking Easement.
5.2.12    Master Tower Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall cause Mortgage Borrowers to give to Lender copies of all notices given to either Borrower or Mortgage Borrower or received by either Borrower or Mortgage Borrower with respect to the Master Tower Lease. Borrowers shall ensure that Mortgage Borrowers will not (i) waive any rights under the Master Tower Lease, (ii) modify the Rent or other amounts payable under the Master Tower Lease (except as specifically provided in Section 3.1.21 hereof), or extend any period for the payment of rent or other amounts under the Master Tower Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Tower Lease, except as specifically provided in Section 3.1.21 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.

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5.2.13    Master Garage Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall cause Mortgage Borrowers to give to Lender copies of all notices given to either Borrower or Mortgage Borrower or received by either Borrower or Mortgage with respect to the Master Garage Lease. Borrowers shall ensure that Mortgage Borrowers will not (i) waive any rights under the Master Garage Lease, (ii) modify the Rent or other amounts payable under the Master Garage Lease (except as specifically provided in Section 3.1.22 hereof), or extend any period for the payment of rent or other amounts under the Master Garage Lease, or (iii) terminate, cancel, accept a surrender of or otherwise amend or modify the Master Garage Lease, except as specifically provided in Section 3.1.22 hereof, without, in each case, the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole and absolute discretion.
5.2.14    Limitations on Distributions. Following the occurrence and during the continuance of an Event of Default, no Borrower shall make any distributions to its member.
5.2.15    Other Limitations. Prior to the payment in full of the Debt, no Borrower and no Affiliate of any Borrower shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:
(a)    except as permitted by Lender herein (i) any refinancing of the Mortgage Loan, (ii) any prepayment in full or in part of the Mortgage Loan, (iii) any Transfer of any or all of either Property or any portion thereof, or (iv) any action in connection with or in furtherance of the foregoing;

(b)    creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Properties except for Permitted Encumbrances;
(c)    any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;
(d)    approve the terms of any Annual Budget;
(e)    the distribution to the partners, members or shareholders of any Mortgage Borrower of property other than cash;

(f)    except as set forth in an Approved Annual Budget, any (i) improvement, renovation or refurbishment of all or any part of any Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as such Property, (ii) removal, demolition or material alteration of the Improvements or equipment on any Property, or (iii) material increase in the square footage or gross leasable area of the Improvements on any Property if a material portion of any of the expenses in connection therewith are paid or incurred by the applicable Mortgage Borrower;

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(g)    any material change in the method of conduct of the business of Mortgage Borrowers or Borrowers or any of their respective Affiliates, such consent to be given in the sole discretion of Lender;
(h)    the settlement of any claim against any Borrower or any of its Affiliates, other than a fully insured third party claim, in any amount greater than $10,000.00 (in the case of any Borrower) or $100,000.00 (in the case of any Mortgage Borrower), such consent to be given in the sole discretion of Lender; or
(i)    except as required by the Mortgage Loan Documents, any determination to restore any Property after a Casualty or Condemnation.
5.2.16    Contractual Obligations. Other than the Loan Documents and the organizational documents of the Mortgage Borrowers (and the initial limited liability company interests in Mortgage Borrowers issued pursuant thereto), neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and no Borrower shall enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a regular member of the applicable Mortgage Borrower.
5.2.17    Refinancing. Borrowers shall not consent to or permit a refinancing of the Mortgage Loan unless Borrowers obtain the prior consent of Lender, unless the Loan shall be paid in full in connection with such refinancing and in accordance with this Agreement.
ARTICLE 6
INSURANCE; CASUALTY; CONDEMNATION
Section 6.1    Insurance.
(a)    Borrowers shall obtain, or for so long as the Mortgage Loan is outstanding, shall cause Mortgagor Borrowers to maintain, at all times during the term of the Loan the Policies required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder, regardless of whether the Mortgage Loan is outstanding or has been paid in full. In addition, Borrowers shall cause Lender to be named as an additional named insured under each of the Policies described in Sections 6.1(a)(ii), (v), (vii), (viii), (ix) and (x) of the Mortgage Loan Agreement. In addition, Borrowers shall cause Lender to be named as a named insured together with Mortgage Lender, as their interests may appear, under the Policies required under Sections 6.1(a)(i), (iii), (iv) and (vi) of the Mortgage Loan Agreement. Borrowers shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Borrowers shall provide Lender with evidence of all such insurance required hereunder on or before the date on which Mortgage Borrowers are required to provide such evidence to Mortgage Lender under the Mortgage Loan Agreement.

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(b)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrowers, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and, until paid, shall be secured by the Pledge Agreements and shall bear interest at the Default Rate.
Section 6.2    Casualty and Condemnation.
6.2.1    Casualty. If either Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), (a) Borrowers shall give prompt notice of such damage to Lender, and (b) Borrowers shall cause Mortgage Borrowers to promptly commence and diligently prosecute the completion of Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrowers shall pay or cause Mortgage Borrowers to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrowers or Mortgage Borrowers. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and Borrowers shall deliver to Lender all instruments required by Lender to permit such participation.
6.2.2    Condemnation. Borrowers promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of any Condemnation affecting either of the Properties, and shall deliver or cause Mortgage Borrowers to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrowers shall cause Mortgage Borrowers to from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrowers shall or shall cause Mortgage Borrowers to, at Borrowers’ or Mortgage Borrowers’ expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall cause Mortgage Borrowers to continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Condemnation Proceeds shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Condemnation Proceeds by the applicable Governmental Authority but shall be entitled to receive out of the Condemnation Proceeds interest at the rate or rates provided herein or in the Note. If any Property or any portion thereof is taken by a Governmental Authority, Borrowers shall cause Mortgage Borrowers to promptly commence and diligently prosecute Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4 of the Mortgage

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Loan Agreement. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Condemnation Proceeds, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Condemnation Proceeds, or a portion thereof sufficient to pay the Debt.
Section 6.3    Restoration. Borrowers shall, or shall cause Mortgage Borrowers to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with the Restoration of any Property after a Casualty or Condemnation.

ARTICLE 7
RESERVE FUNDS
Section 7.1    Required Repair Funds.
7.1.1    Required Repair Funds. Borrower shall, or shall cause Mortgage Borrower to, perform the Required Repairs in accordance with all of the terms and conditions set forth in Section 7.1 of the Mortgage Loan Agreement. In the event that the Required Repair Funds (as defined in the Mortgage Loan Agreement) are transferred to Lender pursuant to Section 7.7 of this Agreement and [Section 3.1(b)] of the Mezzanine Cash Management Agreement, the amounts so transferred shall be held by Lender and disbursed in accordance with the provisions of Section 7.1 of the Mortgage Loan Agreement, as in effect on the Closing Date. All such amounts so deposited shall hereinafter be referred to as the “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Required Repair Account”.
Section 7.2    Tax and Insurance Escrow Funds.
(a)    Borrowers shall pay, or cause Mortgage Borrowers to pay, to Mortgage Lender (i)(A) on the Mortgage Loan Closing Date, an amount equal to $2,029,336.48 and (i)(B) on each Payment Date, one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their delinquency date, and (ii)(A) on the Mortgage Loan Closing Date, an amount equal to $288,259.50 (the “Initial Blanket Insurance Premium Installment”) and (ii)(B) for so long as the applicable Blanket Insurance Premium Financing Arrangement remains in full force and effect, on each Payment Date, the Financing Installment for the next occurring payment under the applicable Blanket Insurance Premium Financing Arrangement and/or (ii)(C) with respect to any Insurance Premiums not covered by a Blanket Insurance Premium Financing Arrangement, on each Payment Date, one-twelfth (1/12th) of such Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies for an annual period upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in the preceding clauses (i) and (ii) being hereinafter called the “Tax and Insurance Escrow Funds”). Such amounts will be transferred by Lender to an account held by Lender (the “Tax and Insurance Escrow Account”). The Tax and

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Insurance Escrow Funds and the Monthly Interest Payment shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Provided no Event of Default shall exist, Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.1.2 and 6.1 hereof and/or to payments due to the applicable finance company under the applicable Blanket Insurance Premium Financing Arrangement, as applicable. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall credit such excess against future payments to be made to the Tax and Insurance Escrow Funds. Any amount remaining in the Tax and Imsurance Escrow Funds after the Debt has been paid in full shall be returned to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the applicable Property and/or Properties. If at any time Lender determines that the Tax and Imsurance Escrow Funds are not or will not be sufficient to pay the items set forth in clauses (i) and (ii) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. All earnings of interest on the Tax and Insurance Escrow Funds shall become part of the Tax and Insurance Escrow Funds and shall be disbursed in accordance with this Section 7.2. If Lender so elects at any time, Borrowers shall provide, at Borrowers’ expense, a tax service contract for the term of the Loan issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrowers shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.
(b) Borrowers shall be relieved of their obligations to make deposits of Tax and Insurance Escrow Funds under Section 7.2(a) above, provided that (i) Mortgage Borrowers are required to and do make monthly deposits to a tax and insurance escrow account under the Mortgage Loan Documents and (ii) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Taxes and Insurance Premiums.
Section 7.3     Intentionally Omitted.
Section 7.4     Rollover Reserve Funds.
7.4.1    Deposits to Rollover Reserve Funds.
(a)    On the Mortgage Loan Closing Date, Borrowers shall, or shall cause Mortgage Borrowers to, deposit with Mortgage Lender the amount of $4,000,000.00 to pay for Approved Leasing Expenses incurred by Mortgage Borrowers after the date hereof. On each Payment Date Borrowers shall, or shall cause Mortgage Borrowers to, pay to Lender the sum of $171,000.00, which amounts shall be deposited with and held by Lender for Approved Leasing Expenses incurred following the date hereof Notwithstanding the foregoing, during any period in which the total deposits of Rollover Reserve Funds equal or exceed $4,000,000.00, Borrowers

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and Mortgage Borrowers shall not be required to make any further deposits to the Rollover Reserve Funds. In the event the balance of the Rollover Escrow Fund shall thereafter be reduced to less than $4,000,000.00, Borrowers shall, or shall cause Mortgage Borrowers to, again deposit with Lender, commencing on the next Monthly Payment Date, the monthly amount set forth above until the total amount of the Rollover Reserve Funds on deposit with Lender shall equal $4,000,000.00. In addition, notwithstanding any limitations on the amount to be deposited in the Rollover Reserve Funds, Borrowers shall cause Mortgage Borrowers to pay to Lender for deposit with Lender those additional funds described in Section 7.4.1(b) hereof All such amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”.
(b)    In addition to the required deposits set forth in Section 7.4.1(a) above, the following items shall be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds, which Rollover Reserve Funds shall be held by Lender and disbursed only in accordance with Section 7.4.2 below. Each Borrower shall cause each Mortgage Borrower to advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Reserve Account pursuant to the Cash Management Agreement:
(i)    All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with such Borrower or Mortgage Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of such Borrower or Mortgage Borrower against third parties in connection with any Lease; (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively “Lease Termination Payments”), and/or (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent); and
(ii)    Any other extraordinary event pursuant to which such Borrower or Mortgage Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Properties not otherwise covered by the Mortgage Cash Management Agreement or the Mezzanine Cash Management Agreement.
7.4.2    Withdrawal of Rollover Reserve Funds. (a) Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Rollover Reserve Funds for Approved Leasing Expenses incurred by Borrowers, as requested in writing by Borrowers, for the Tower Parcel other than the Gas Company Space (or, if no Gas Company Reserve Funds are on deposit with Lender, for the Gas Company Space) as requested, in writing by Borrowers on a monthly basis in increments of no less than $25,000.00, within five (5) Business Days after delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for tenant improvements and

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leasing commissions and with respect to Approved Leasing Expenses under new Leases or Lease renewals or modifications, the newly executed Lease or the newly executed Lease extension, renewal, or modification, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (ii) stating that all tenant improvements at the applicable Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the Approved Leasing Expenses to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Rollover Reserve Funds have been used to pay the previously identified Approved Leasing Expenses, (vii) stating that all outstanding trade payables which relate to the Leases for which Approved Leasing Expenses are then to be paid (other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related tenant improvements have been paid in full or will be paid for in full from the requested disbursement or a certification for leasing commission disbursements stating that such leasing commission has been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $25,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the applicable Property at Borrowers’ expense prior to making a disbursement in order to verify compliance with the requirements of this Section 7.4.2. For so long as Gas Company Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for the Gas Company Space shall be made from the Gas Company Reserve Funds, and not from Rollover Reserve Funds.
7.4.3    Waiver of Rollover Reserve Funds. Notwithstanding the foregoing, Borrowers shall be relieved of its obligation to make deposits or cause Mortgage Borrowers to make deposits of Rollover Reserve Funds under Section 7.4.1 above, provided that (i) Mortgage Borrowers are required to and do make or have previously made (A) a deposit in the amount set forth above with respect to the Mortgage Loan Closing Date and (B) monthly deposits in the amount set forth above, in each instance to an Approved Leasing Expenses reserve account under the Mortgage Loan, and (ii) Lender receives evidence acceptable to it of the making of such deposits.
Section 7.5    Gas Company Reserve Funds.

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7.5.1    Deposit of Gas Company Reserve Funds. In the event that (a) Gas Company shall not have exercised the extension option contained in the Gas Company Lease on or prior to May 8, 2010, or (b) Gas Company vacates or gives notice of its intent to vacate the Gas Company Space or otherwise closes its business for any reason (other than during the period from the occurrence of a Casualty affecting the Tower Parcel through the date the damage to the Tower Parcel from such Casualty is restored and repaired), unless the long-term unsecured debt rating of Gas Company (or if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is “BBB” or better or Gas Company has sublet all of the Gas Company Space for a term equal to the lesser of five (5) years or the remaining term of the Gas Company Lease, at a Full Service Gross Rent that is not less than the Full Service Gross Rent payable by Gas Company under the Gas Company Lease and such sublease shall otherwise be on such terms and conditions and demised to such subtenant or subtenants as shall be acceptable to Lender and Mortgage Lender, each in its reasonable discretion, and otherwise in compliance with the provisions of Section 5.1.20 hereof; or (c) Gas Company is in default under the Gas Company Lease beyond any applicable grace and cure periods, or (d) Gas Company is the subject of a Bankruptcy Action, or (e) Gas Company (or, if a lease guaranty is provided by Gas Company’s parent company for all of the obligations of Gas Company under the Gas Company Lease, such parent company) fails to maintain an Investment Grade Rating (a “Downgrade Sweep Event”) (the occurrence of any of such events described in clauses (a), (b), (c), (d), or (e) is hereinafter referred to as an “Gas Company Trigger Event”); then on each Payment Date following the occurrence of any such Gas Company Trigger Event, Borrowers shall, or shall cause Mortgage Borrowers to, deposit all Excess Cash Flow (such funds so deposited being referred to herein as the “Gas Company Reserve Funds”) into an account (the “Gas Company Reserve Account”) held by Lender (it being specifically agreed and understood that Borrowers shall be required to continue to make such deposits of Excess Cash Flow into the Gas Company Reserve Account until a Gas Company Sweep Termination (as defined below) occurs Notwithstanding the foregoing, in the event that the Gas Company Trigger Event is a Downgrade Sweep Event, and no other Gas Company Trigger Event then exists, the total amount of the deposits in the Gas Company Reserve Account shall be limited to $30,000,000.00; provided, however, that such deposits in the Gas Company Reserve Account shall be increased to $60,000,000.00 if the long term unsecured debt rating of Gas Company (or, if rated higher, the long term unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) is less than “BB-” from (i) prior to a Securitization of the Mortgage Loan, S&P and (ii) after a Securitization of the Mortgage Loan, any one of Moody’s, S&P, Fitch or any other nationally-recognized statistical rating agency rating the Securities). The Gas Company Reserve Account shall be held by Lender as additional security for the Obligations and disbursed to Borrowers in accordance with the provisions of Section 7.5.2. Upon the occurrence and during the continuance of a Gas Company Trigger Event, Borrowers’ failure to deposit all Excess Cash Flow into the Gas Company Reserve Account shall constitute an Event of Default. If at any time during the term of the Loan after the occurrence of a Gas Company Trigger Event, a Gas Company Sweep Termination occurs, then provided no Event of Default exists, all amounts in the Gas Company Reserve Account will be released to Borrowers. Each subsequent time a Gas Company Trigger Event occurs during the term of the Loan, all Excess Cash Flow shall be deposited into the Gas Company Reserve Account as set forth above until, if ever, a Gas

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Company Sweep Termination occurs. For purposes hereof, the term “Gas Company Sweep Termination” shall mean the occurrence of the following: (i) with respect to the Gas Company Trigger Event described in clause (a) above, Gas Company shall have exercised its option to extend the Gas Company Lease pursuant to and in accordance with the Gas Company Lease. (ii) with respect to the Gas Company Trigger Event described in clause (b) above, Borrower shall have delivered to Lender either (A) an estoppel certificate executed by Gas Company satisfactory to Lender in its sole discretion certifying to Lender that the Gas Company Lease is in full force and effect, Gas Company is paying full and unabated Rent in accordance with the Gas Company Lease, and Gas Company reoccupies the Tower Parcel for business and has reoccupied the Tower Parcel for business for a period of not less than one (1) year or (B) evidence satisfactory to Lender that all the Gas Company Replacement Lease Requirements have been satisfied; (iii) with respect to the Gas Company Trigger Event described in clause (c) above, Borrowers shall have delivered to Lender evidence satisfactory to Lender that Gas Company is no longer in default under the Gas Company Lease or that the Gas Company Replacement Lease Requirements have been satisfied, or (iv) with respect to the Gas Company Trigger Event described in clause (d) above, the Bankruptcy Action is dismissed with prejudice or a reorganization plan satisfactory to Lender in its sole discretion is approved by the bankruptcy court, the Gas Company Lease is assumed as part of such reorganization plan and all defaults under the Gas Company Lease are cured and Gas Company provides security for its obligations under the Gas Company Lease satisfactory to Lender in its sole discretion; and (v) with respect to the Gas Company Trigger Event described in clause (e) above, Gas Company (or, if rated higher, the long tern unsecured debt rating of any parent company of Gas Company providing a lease guaranty of the Gas Company Lease) achieves an Investment Grade Rating and maintains such Investment Grade Rating for a period of not less than one (1) year, and (vi) with respect to any Gas Company Trigger Event described in clauses (a), (b), (c), (d), or (e) above, the Tower Parcel maintains an Underwritten Tower Debt Service Coverage Ratio of not less than 1.20:1.0 for four consecutive calendar quarters following the occurrence of the Gas Company Trigger Event.
7.5.2    Disbursement of Gas Company Reserve Funds. If any portion of the Gas Company Space (or, if no Rollover Reserve Funds are on deposit with Lender, any other portion of the Tower Parcel) is demised to a tenant approved by Lender in its sole discretion pursuant to a Lease approved by Lender in its sole discretion, then the funds in the Gas Company Reserve Account shall be made available by Lender for Approved Leasing Expenses incurred by Tower Borrower with respect to such tenant. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements as requested, in writing, by Borrowers on a monthly basis in increments of no less than $50,000.00 upon compliance by Borrowers with the conditions set forth in Section 7.4.2. In addition, in the event that, on any Payment Date, the amount on deposit in the Cash Management Account, after application of funds therein to pay the amounts set forth in Section 2.7.2(b)(i), is insufficient to pay the Monthly Interest Payment and any other amounts then payable by Borrowers to Lender under the Loan Documents, Lender shall have the right, but not the obligation, in its sole discretion, to apply the Gas Company Reserve Funds to the payments of any such amounts. For so long as Rollover Reserve Funds are on deposit with Lender, requests for disbursements to pay Approved Leasing Expenses for space

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other than the Gas Company Space shall be made as disbursements of Rollover Reserve Funds, and not as disbursement of Gas Company Reserve Funds.
7.5.3    Waiver of Gas Company Reserve Funds. Notwithstanding the foregoing, Borrowers shall be relieved of their obligation to make deposits or cause Mortgage Borrowers to make deposits of Gas Company Reserve Funds under this Section 7.5, provided that (i) Mortgage Borrowers are required to and do make or have previously made (A) a deposit in the amount set forth above with respect to the Mortgage Loan Closing Date and (B) monthly deposits in the amount set forth above, in each instance to a Gas Company Reserve Funds reserve account under the Mortgage Loan, and (ii) Lender receives evidence acceptable to it of the making of such deposits.
Section 7.6    Sidley Austin Reserve Funds.
7.6.1    Deposit to Sidley Austin Reserve Funds. (a) Borrowers shall or shall cause Mortgage Borrowers to deposit with Mortgage Lender on the Mortgage Loan Closing Date the sum of $500,000.00, and on each Payment Date Borrowers shall pay to Lender the sum of $4,166.67, which amounts shall be deposited with and held by Lender for tenant improvement obligations incurred following the date hereof known as the “Refurbishment Allowance” as more fully described in the Sixth Amendment of that certain Office Lease between Maguire Thomas–Fifth & Grand, Ltd. (predecessor in interest to Tower Borrower), as landlord, and Sidley Austin, as tenant, dated June 29, 1992, as same may have been or may be further amended, modified or supplemented (the “Sidley Austin Lease”), in connection with those premises demised to Sidley Austin at the Tower Parcel. All such amounts deposited shall hereinafter be referred to as the “Sidley Austin Reserve Funds” and the account to which such amounts are held shall hereinafter be referred to as the “Sidley Austin Reserve Account”.
7.6.2    Withdrawal of Sidley Austin Reserve Funds. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Sidley Austin Reserve Account for advances made by Lender to reimburse the tenant under the Sidley Austin Lease for the “Refurbishment Allowance” as set forth in the Sidley Austin Lease. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrowers on a monthly basis in the amount of the payment of any such “Refurbishment Allowance” upon delivery by Borrowers of Lender’s standard form of draw request accompanied by: (a) copies of invoices for the amounts requested for the “Refurbishment Allowance”, (b) an Officer’s Certificate for each Borrower (i) stating that the items to be funded by the requested disbursement constitute an item(s) of “Refurbishment Allowance” and a description thereof, (ii) stating that all items to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) identifying each Person that supplied materials or labor in connection with the items to be funded by the requested disbursement, (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work or services completed and/or materials furnished, (v) stating that the items to be funded have not been the subject of a previous disbursement, (vi) stating that all previous disbursements of Sidley Austin Reserve Funds have been used to pay the previously identified as “Refurbishment Allowance”, (vii) stating that all outstanding trade payables which relate to the “Refurbishment Allowance” are then to be paid

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(other than those to be paid from the requested disbursement or those constituting permitted Indebtedness under this Agreement) have been paid in full, and (viii) stating that the related “Refurbishment Allowance” have been paid in full or will be paid for in full from the requested disbursement, (c) lien waivers, if applicable, and release or other evidence of payment satisfactory to Lender and the Title Company from all parties furnishing materials and/or services in connection with the requested payment, and (d) such other evidence as Lender shall reasonably request to demonstrate that the items to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any disbursement by Lender hereunder in excess of $50,000.00 and not already paid for by Borrowers shall be made by joint check, payable to Borrowers and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Lender may require an inspection of the premises demised to Sidley Austin at the Tower Parcel at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of the improvements for which the “Refurbishment Allowance” reimbursement is sought.
7.6.3    Waiver of Sidley Austin Reserve Funds. Notwithstanding the foregoing, Borrowers shall be relieved of their obligation to make deposits or cause Mortgage Borrowers to make deposits of Sidley Austin Reserve Funds under this Section 7.6, provided that (i) Mortgage Borrowers are required to and do make or have previously made (A) a deposit in the amount set forth above with respect to the Mortgage Loan Closing Date and (B) monthly deposits in the amount set forth above, in each instance to a Sidley Austin Reserve Funds reserve account under the Mortgage Loan, and (ii) Lender receives evidence acceptable to it of the making of such deposits.
Section 7.7    Reserve Funds, Generally.
(a)     Borrowers grant to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each reserve account as additional security for payment and performance of the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Debt in any order in its discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.
(b)     Borrowers shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Funds or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(c)     The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. Provided that no Event of Default shall have occurred and be continuing, all interest or other earnings on any of the Reserve Funds (with the

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exception of the Tax and Insurance Escrow Funds, which shall belong to Lender) shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies comprising such Reserve Funds. Borrowers shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments, provided that (i) such investments are then regularly offered by Lender for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, state and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Funds were created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds (with the exception of the Tax and Insurance Escrow Funds). No other investments of the Reserve Funds shall be permitted except as set forth in this Section 7.7. Borrowers shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrowers promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.
(d)    Borrowers, jointly and severally, hereby agree to indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrowers shall assign to Lender all rights and claims any Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.8    Transfer of Reserve Funds Under Mortgage Loan. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement which reserves or escrow accounts are also required in accordance with the terms of this Article VII, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds that are required hereunder are not required under the new mortgage loan, if any, then Borrowers shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VII (and Borrowers shall enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into between Mortgage Borrowers and Mortgage Lender at the time of the closing of the Mortgage Loan), and, if any letters of credit have been substituted by Mortgage Borrowers for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrowers shall also cause such letters of credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.

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ARTICLE 8
DEFAULTS
Section 8.1    Event of Default.

(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)    if any portion of the Debt is not paid when due;

(ii)    subject to Borrowers’ right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless, with respect to the payment of Taxes (a) sums equaling the amount of the Taxes then payable have been delivered to Lender in accordance with Section 7.2 hereof, (b) no Event of Default shall have occurred and be continuing, and (c) there is no restriction of Lender’s release of the Tax and Insurance Escrow Funds;

(iii)    if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon written request;

(iv)    if either Borrower Transfers or otherwise encumbers any portion of the Properties or the Collateral without Lender’s prior written consent in violation of the provisions of this Agreement, the Pledge Agreements or any other Loan Documents or any Transfer is made in violation of Section 5.2.10 hereof;

(v)    if any representation or warranty made by either Borrower herein, in any other Loan Document or in any financial statement, or in any report, certificate or other instrument, agreement or document prepared by either Borrower and furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)    if either of the Mortgage Borrowers, either of the Borrowers, any Principal or any Guarantor shall make an assignment for the benefit of creditors;

(vii)    if a receiver, liquidator or trustee shall be appointed for either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, or if either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, or if any proceeding for the dissolution or liquidation of either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by either of the Borrowers, either of the Mortgage Borrowers, Principal or any Guarantor, the same shall

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constitute an Event of Default hereunder only upon the same not being discharged, stayed or dismissed within sixty (60) days;
(viii)    if either Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(ix)    if either Borrower breaches any of its respective negative covenants contained in Section 5.2 hereof or any covenant contained in Section 4.1.30 or Section 5.1.11 hereof;
(x)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if either Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xi)    if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xii)    if a material default by either Borrower has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement) which default permits Manager thereunder to terminate or cancel such Management Agreement (or such Replacement Management Agreement);
(xiii)    if either Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1.1 hereof;
(xiv)    if either Borrower shall continue to be in Default under any of the Other Obligations not specified in clauses (i) through (xiii) above, for ten (10) days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrowers shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;
(xv)    if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to either of the Borrowers or any of the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any

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portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xvi)    if the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest or any portion of the Collateral is Transferred without Lender’s prior written consent;
(xvii)    if there shall exist an event of default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, if either of the Master Leases shall have been amended or modified without Lender’s prior written consent, if the Master Leases shall have been terminated, cancelled or surrendered without Lender’s prior written consent, or if the lessee under either of the Master Leases is the subject of a Bankruptcy Action;
(xviii)    if there shall exist an event of default by Tower Mortgage Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, if the Parking Easement shall have been amended or modified without Lender’s prior written consent, if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent;
(xix)    if a Mortgage Event of Default shall occur or any other default beyond applicable grace periods under the Mortgage Loan Documents shall occur; or
(xx)    the occurrence of any event that is expressly specified to be an Event of Default in this Agreement or any other Loan Document.
(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Collateral, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents, and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located, against Borrowers and the Collateral (or any part thereof), including all rights or remedies available at law or in equity; and upon the occurrence of any Event of Default described in clauses NO, (vii) or (viii) above, the Debt and all Other Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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Section 8.2    Remedies.
(a)    Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing, to the extent permitted by applicable law (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.
(b)    With respect to Borrowers and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreements then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose upon the Collateral to recover so much of the Outstanding Principal Balance as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Pledge Agreement and the other Loan Documents and not previously recovered.
(c)    Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney,

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coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that their said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

(d)    Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender determines.

(e)    Lender may, but without any obligation to do so and without notice to or demand on Borrowers and without releasing Borrowers from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrowers hereunder in such manner and to such extent as Lender may deem necessary. Borrowers shall cause Mortgage Borrowers to permit Lender to enter upon the Properties for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Properties for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.2, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

(f)    The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon

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(g)    For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 8.2, each Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this Section in the name and on behalf of such Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

ARTICLE 9
SPECIAL PROVISIONS
Section 9.1    Sale of Note and Securitization. (a) Borrowers acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, or require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or issue one or more participations therein, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan into one or more mezzanine loans to the direct or indirect owners of equity interests in either Borrower, secured by a pledge of such interests, or consummate one or more private or public securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that includes the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization, including to:
(i)    provide and cause Mortgage Borrower to provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;
(ii)    assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by either of the Borrowers, Principal and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(iii)    deliver (A) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, the Collateral, Mortgage Borrowers, Borrowers, Principal, Guarantor and their respective Affiliates and the Loan Documents, and (B) revised organizational documents for each Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

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(iv)    if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties or the Collateral, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;
(v)    make such representations and warranties as of the closing date of the Securitization with respect to the Properties, the Collateral, Mortgage Borrowers, Borrowers, Principal, Guarantor and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;
(vi)    execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original Note or modify the original Note, this Agreement and the other Loan Documents to reflect multiple components of the Loan (and such new notes or modified Note shall have the same initial weighted average coupon of the original Note and provide for the same total amortization payments, but each such new note or modified Note may have different interest rates and provide for varying amortization payments), and modify the Mezzanine Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan; provided, however, that Borrowers shall not be required to modify any of the Loan Documents if such modification or amendment would (A) have a material adverse economic effect on Borrowers or (B) modify or amend the Loan term, amortization or any other economic term of the Loan or otherwise materially adversely increase the obligations or materially decrease the rights of Borrowers under the Loan Documents, including modifying the transfer, recourse, prepayment, events of default, or remedy provisions, or the organizational documents of either of the Borrowers or its Affiliates;
(vii)    if requested by Lender, review any information regarding the Properties, the Collateral, Mortgage Borrowers, Borrowers, Principal, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof; and

(viii)    supply to Lender such documentation, financial statements and reports as may be in the possession or control of any Borrower or its Affiliates in form and substance required in order to comply with any applicable securities laws.
(b)    All reasonable third party costs and expenses incurred by Borrowers or Guarantor in connection with Borrowers complying with requests made under clause (a) of this

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Section 9.1    (including the fees and expenses of the Rating Agencies) shall be paid by Borrowers, except that Lender shall reimburse Borrowers for all such costs and expenses in excess of $25,000.00.
(c)     Notwithstanding the provisions of Section 9.1(a) hereof to the contrary, Borrowers covenant and agree that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization and principal balances of each of the Loan and the Mortgage Loan between each other and to require the payment of the Loan and the Mortgage Loan in such order of priority as may be designated by Lender; provided, however, that the weighted average interest rate of the Loan and the Mortgage Loan following any such reallocation or modification shall not be changed from the weighted average interest rate in effect immediately preceding such reallocation or modification; but, provided further, that such modifications may, as a result of prepayments pursuant to which Lender expressly has the right to repay the Loan and the Mortgage Loan disproportionately, subsequently change the weighted average interest rate.
(d)     In connection with a Securitization or other sale of all or a portion of the Loan, Lender shall have the right to modify all operative dates (including payment dates, interest period start dates and end dates, etc) under the Loan Documents, by up to ten (10) days (such action and all related action is a “Re-Dating”). Borrowers shall cooperate with Lender to implement any Re-Dating. If Borrowers fail to cooperate with Lender within ten (10) Business Days of written request by Lender, Lender is hereby appointed as Borrowers’ attorney-in-fact, coupled with an interest, to execute any and all documents necessary to accomplish the Re-Dating such power being irrevocable and coupled with an interest.
(e)        All reasonable third party costs and expenses incurred by Borrowers, Guarantor or Lender in connection with Borrowers complying with requests made under clauses (c) and (d) of this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid by Lender.
Section 9.2    Securitization Indemnification.
(a)     Borrowers understand that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrowers will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b)     The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined such sections of the Disclosure Documents regarding the Properties, the

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Collateral, Mortgage Borrowers, Borrowers, Principal, Manager and/or the Loan (to the extent such information relates to or includes any Provided Information) (collectively with the Provided Information, the “Covered Disclosure Information”), and (B) that the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, members, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person” and collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents, but only to the extent based upon Provided Information, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review the Disclosure Document, or arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not a separate indemnification agreement described in clause (i) above is provided.
(c)    In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Provided Information, or the omission or alleged omission to state in the Provided Information a material fact required to be stated therein or necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, and which untrue statement or alleged untrue statement is not expressly disclosed to Lender by Borrowers after Borrowers have had an opportunity to review such Exchange Act Filing, and (ii) to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.
(d)    Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to

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be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.
(e)    Without the prior consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).

(f)    The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with

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respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.
(g)     The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.
(h)     The rights liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.
(i)     Notwithstanding anything to the contrary contained herein, Borrowers shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.
Section 9.3    Intentionally Omitted.
Section 9.4    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers (or any of Borrowers’ members, managers partners shareholders, officers, directors or Affiliates, whether direct or indirect, collectively, the “Borrower Parties”) to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreements or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against either Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreements and the other Loan Documents, or in any or all of the Collateral or any other collateral given to Lender pursuant to the Pledge Agreements and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers or the Borrower Parties only to the extent of Borrowers’ or the Borrower Parties’ interest in the

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Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreements, and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against either Borrower or the Borrower Parties in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Pledge Agreements, or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers as party defendants in any action or suit for foreclosure and sale under the Pledge Agreements; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender seeking a deficiency judgment against Borrowers in order to fully realize the security granted by the Pledge Agreements or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties; or (e) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    fraud or intentional misrepresentation by either of the Borrowers or either Mortgage Borrowers or any Guarantor in connection with the Loan, including by reason of any claim under RICO;
(ii)    the gross negligence or willful misconduct of either of the Mortgage Borrowers, either of the Borrowers, any Guarantor, Principal or any other Restricted Party;

(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in any Loan Document;
(iv)    wrongful removal or destruction by either of the Mortgage Borrowers, either of the Borrowers or any Affiliate of either of the Mortgage Borrowers or Borrowers of any portion of the Properties after the occurrence of an Event of Default or any intentional physical waste of the Properties or any portion thereof by either Borrower, either Mortgage Borrower or any Affiliate of any of them, provided, however, that such physical waste shall exclude wear and tear to the Properties or any portion thereof that occurs in the ordinary course of business of the Properties;

(v)    any Legal Requirement (including RICO) mandating the forfeiture by either Borrower or either Mortgage Borrower of any Property or the Collateral, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower, any Mortgage Borrower, or any Restricted Party in connection therewith;

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(vi)    any misrepresentation, miscertification or breach of warranty by either Borrower or any Guarantor with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral;
(vii)    the misappropriation or conversion by or on behalf of either Borrower, either Mortgage Borrower, or any of their respective Affiliates of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Rents and/or Vacant Space Rent following an Event of Default, (D) any Rents and/or Vacant Space Rent paid more than one (1) month in advance, (E) Net Liquidation Proceeds After Debt Service or (F) any distribution or other payments made in connection with all or any part of the Collateral; provided such amounts are not applied to the payment of the Loan or the Operating Expenses of either Property;
(viii)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties that are superior to the Lien of the Mortgage, unless such charges are being contested in accordance herewith;
(ix)    any security deposits, advance deposits or any other deposits collected by either Borrower, either Mortgage Borrower, or any Affiliate thereof with respect to either Property or any part thereof which are not delivered to Mortgage Lender upon a foreclosure of the Properties or any part thereof or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(x)    any breach of any representation, warranty or covenant contained in Section 3 of the Pledge Agreements;
(xi)    if either Borrower or Mortgage Borrower fails to permit on-site inspections of the Properties or any part thereof, fails to provide financial information specifically required by this Agreement or fails to appoint a new Manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of this Agreement or the other Loan Documents;
(xii)    (A) if the Operating Partnership shall default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, or (B) if either Master Lease shall have been amended or modified (except as specified in Section 3.1.21 hereof) without Lender’s prior written consent, or (C) if either Master Lease shall have been terminated, cancelled or surrendered without Lender’s prior written consent in violation of Section 5.2.12 or Section 5.2.13 hereof (except as specified in Section 3.1.21 hereof), or (D) if the Operating Partnership is the subject of a Bankruptcy

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Action, other than an involuntary Bankruptcy Action which is dismissed within ninety (90) days; or

(xiii) (A) if there shall exist an event of default by Tower Mortgage Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, or (B) if the Parking Easement shall have been amended or modified in violation of Section 5.2.11 hereof) without Lender’s prior written consent, or (C) if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent in violation of Section 5.2.11 hereof.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreements or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrowers shall be jointly and severally personally liable for the payment of the Debt (1) in the event of: (a) either Borrower or either Mortgage Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against either Borrower or either Mortgage Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which either Borrower or either Mortgage Borrower colludes with or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against either Borrower or either Mortgage Borrower from any Person; (c) either Borrower or Mortgage Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) either Borrower or Mortgage Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for either Borrower, either Mortgage Borrower, or any portion of the Properties. or the Collateral; or (e) either Borrower or Mortgage Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (2) if the first Monthly Interest Payment is not paid when due; (3) if either Borrower or either Mortgage Borrower fails to maintain its status as a Special Purpose Entity as required by and in accordance with the terms of this Agreement and there is a substantive consolidation of either Borrower or either Mortgage Borrower with any other Person; (4) if either Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Properties or the Collateral or any part thereof as required by this Agreement or the other Loan Documents; or (5) if either Borrower fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the other Loan Documents.

Section 9.5    Matters Concerning Manager. If (i) at any time, the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.0 to 1.0, (ii) an Event of Default occurs and is continuing, (iii) at Maturity the Debt is not repaid in full, (iv) any Manager shall become bankrupt or insolvent or (v) a material default occurs under any Management Agreement beyond any applicable grace and cure periods, Borrowers shall cause

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Mortgage Borrowers to, at the request of Lender and at Lender’s option, terminate one or both of the Management Agreements and replace such Manager with a Qualified Manager pursuant to a Replacement Management Agreement(s), it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 9.6    Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or for the payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.
Section 9.7    Restructuring of Loan. At any time prior to the Securitization of the entire Loan, Lender, without in any way limiting Lender’s other rights hereunder, in its discretion, shall have the right at any time to require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan to either the Mortgage Loan or one or more additional mezzanine loans (each, a “New Mezzanine Loan”) to the owners of the direct and/or indirect equity interests in any Borrower, secured by a pledge of such interests, and/or the reallocation of a portion of the Mortgage Loan to the Loan and/or any New Mezzanine Loan or the establishment of different interest rates, floor interest rates and debt service payments for the Loan, the Mortgage Loan and any New Mezzanine Loan and the payment of the Loan, the Mortgage Loan and any New Mezzanine Loan in such order of priority as may be designated by Lender; provided that (i) the total amounts of the Loan, the Mortgage Loan and all New Mezzanine Loans shall equal the amount of the Loan and the Mortgage Loan immediately prior to the restructuring and the economic terms of the Loan, the Mortgage Loan and all New Mezzanine Loans shall be the same as the economic terms of the Loan and the Mortgage Loan prior to such Restructuring, (ii) except in the case of an Event of Default under, or prepayment of, the Loan, the Mortgage Loan and/or any New Mezzanine Loan, the weighted interest rate of the Loan, the Mortgage Loan and all New Mezzanine Loans, if any, shall, at the time of the restructuring, equal the weighted average interest rate of the Loan and the Mortgage Loan, and (iii) except in the case of an Event of Default under, or a prepayment of, the Loan, the Mortgage Loan and/or any New Mezzanine Loan, the debt service payments on the Loan, the Mortgage Loan and all New Mezzanine Loans shall equal the debt service payments which would have been payable under the Loan and the Mortgage Loan had the restructuring not occurred. Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and the Mortgage Loan and create any New Mezzanine Loan, if applicable, and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (A) execute and deliver such documents, including in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement, and a mezzanine deposit account agreement, (B) cause Borrowers’ counsel to deliver such legal opinions, and (C) create such bankruptcy remote Borrower under each New Mezzanine Loan as, in each of the case of clauses (A), (B) and (C) above, shall be reasonably required by Lender or required by any Rating Agency in

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connection therewith, all in form and substance reasonably satisfactory to Lender, including the severance of this Agreement, the Pledge Agreements and other Loan Documents if requested. Except as may be required in connection with a Securitization pursuant to Section 9A hereof, Borrowers shall not be obligated to pay any costs or expenses incurred in connection with any such restructuring as set forth in this Section 9.7. Borrowers’ failure to comply with their obligations under this Section 9.7 within ten (10) Business Days after Borrowers’ receipt of notice of such failure shall constitute an Event of Default under this Agreement.

ARTICLE 10
MISCELLANEOUS
Section 10.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers or Mortgage Borrowers, or either of them, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2    Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or to make any election, waiver, or request, or to make any determination, or to find that any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.
Section 10.3    Governing Law.
(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BorrowerS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

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YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWERS WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS DO HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWERS IN ANY OTHER JURISDICTION.

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Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrowers or Mortgage Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers or Mortgage Borrowers, shall entitle Borrowers or Mortgage Borrowers to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right any to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, any commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Nomura Credit & Capital, Inc.
2 World Financial Center
New York, New York 10281 1198 Attention: Dante Larocca
Facsimile No. (646) 587-9804

With a copy to:	Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attention: Jeffrey B. Steiner, Esq.
Facsimile No. (212) 895-2900

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If to Borrowers:	Maguire Partners – 555 W. Fifth Mezzanine, LLC
and
Maguire Partners – 350 S. Figueroa Mezzanine,
LLC
1733 Ocean Avenue, 4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III
Facsimile No.: (213) 533-5100

With a copy to:	Cox, Castle & Nicholson LLP 2049
Century Park East, 28th Floor
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.
Facsimile No.: (310) 277-7889

A notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.
Section 10.7    Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
Section 10.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11    Waiver of Notice. Borrowers hereby expressly waive, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.12    Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13    Expenses; Indemnity.
(a)    Borrowers jointly and severally covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to either Property or the Collateral); (ii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) except as expressly provided under the terms of this Agreement or the other Loan Documents, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) except as expressly provided under the terms of this Agreement and/or the other Loan Documents, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement or the other Loan Documents and any other documents or

106

matters requested by Lender; (v) securing the compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents by each Borrower; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, any in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting either or both Borrowers, either or both Mortgage Borrowers, this Agreement, any other Loan Documents, either Property, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to any Property or the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property or the Collateral. Any cost and expenses due and payable to Lender may be paid from any amounts in the Mezzanine Cash Management Account.
(b)    Borrowers jointly and severally covenant and agree to indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by either Borrower of its obligations under, or any material misrepresentation by either Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents or which arise by reason of acts that first occur after Lender or its designee has taken title to either Property or the Collateral. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
(c)    Borrowers jointly and severally covenant and agree to pay for or, if Borrowers fail to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

107

Section 10.14    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which either Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by either Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.
Section 10.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of Borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of secured party, pledgee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if Lender determines it advisable or desirable to do so.
Section 10.17    Publicity. All news releases, publicity or advertising by either Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates, shall be subject to the prior approval of Lender. Nothing in this Section 10.17 shall prevent either Borrower or Lender from disclosing any information otherwise deemed confidential under this Section 10.17 in connection any Legal Requirements or any statutory reporting requirement applicable to either Borrower or Lender.
Section 10.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners or members and others with interests in such Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the Pledge Agreements, and agrees not to assert any right under any laws

108

pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.
Section 10.19    Waiver of Counterclaims. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.
Section 10.21    Brokers and Financial Advisors. Borrowers hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers hereby agree to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the “Loan Application and Conditional Commitment Agreement” dated July 29, 2005, between Maguire Properties, L.P. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

109

Section 10.23    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:
(a)    the right to routinely consult with and advise Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice (which may be given verbally);
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any reasonable times upon reasonable notice (which may be given verbally);
(c)    the right, in accordance with the terms of this Agreement, including Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding Indebtedness; and
(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by either Borrower of any other significant property (other than personal property required for the day-to-day operation of the Collateral).

The rights described above in this Section 10.23 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.
Section 10.24    Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 10.25    Joint and Several Liability. The representations, warranties, covenants, agreements and obligations of Borrowers hereunder are joint and several.
Section 10.26    Intercreditor Agreement. Borrowers hereby acknowledge and agree that any intercreditor agreement entered into between Lender and Mortgage Lender, will be solely for the benefit of Lender and Mortgage Lender, that no Borrower or Mortgage Borrower shall be an intended third-party beneficiary of any of the provisions therein, and that Borrowers and Mortgage Borrowers shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrowers the contents of the intercreditor agreement. Borrowers’ obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

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[NO FURTHER TEXT ON THIS PAGE]

111

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company

By:
Name:
Title:

MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

NOMURA CREDIT & CAPITAL, INC. a Delaware corporation

By:
Name:
Title:

112

SCHEDULE 1

(Rent Roll)

113

SCHEDULE II
[INTENTIONALLY OMITTED]

114

SCHEDULE III
(Organizational Structure)

115

SCHEDULE IV-A
[Description of Tower Parcel]

116

SCHEDULE IV-B
[Description of Garage]

117

SCHEDULE IV-C
[Description of Parking Easement]

118

		Page

ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION		2
Section 1.1	Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:	2
Section 1.2
Principles of Construction. All references to Sections and schedules are to Sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses of the phrases “any Property” shall mean “either of the Properties, including both of the Properties,” unless the context shall indicate otherwise, and all uses of the phrase “either Borrower” shall mean “any one or more of the Borrowers, including both Borrowers,” unless the context shall indicate otherwise. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined
		28
ARTICLE 2 GENERAL TERMS		28
Section 2.1	Loan Commitment; Disbursement to Borrowers	28
Section 2.2	Interest Rate	29
Section 2.3	Loan Payment	30
Section 2.4	Prepayments	31
Section 2.5	[Intentionally Omitted]	35
Section 2.6	Release of Properties. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release or assignment of any Lien of either Pledge Agreement on the Collateral	35
Section 2.7	Cash Management	35
ARTICLE 3 CONDITIONS PRECEDENT		39
Section 3.1
Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers, or waiver by Lender, of the following conditions precedent no later than the Closing Date (all of which conditions shall be deemed satisfied or waived by Lender’s

i

	funding of the Loan, unless Borrowers have specifically agreed in writing to cause such condition to occur after the Closing Date):	39
ARTICLE 4 REPRESENTATIONS AND WARRANTIES		44
Section 4.1	Representations of Borrowers. Each Borrower represents and warrants as of the date hereof and as of the Closing Date that	44
Section 4.2	Survival of Representations. Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf	53
ARTICLE 5 BORROWER COVENANTS		53
Section 5.1	Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Lien of the Pledge Agreements (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:	53
Section 5.2	Negative Covenants. From the date hereof until payment and performance in full of the Obligations or the earlier release of the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that they will not do, directly or indirectly, any of the following:	67
ARTICLE 6 INSURANCE; CASUALTY; CONDEMNATION		76
Section 6.1	Insurance	76
Section 6.2	Casualty and Condemnation	77
Section 6.3	Restoration. Borrowers shall, or shall cause Mortgage Borrowers to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with the Restoration of any Property after a Casualty or Condemnation	78
ARTICLE 7 RESERVE FUNDS		78
Section 7.1	Required Repair Funds	78
Section 7.2	Tax and Insurance Escrow Funds	78
Section 7.3	Intentionally Omitted	79

Section 7.4	Rollover Reserve Funds	79
Section 7.5	Gas Company Reserve Funds	81
Section 7.6	Sidley Austin Reserve Funds	84
Section 7.7	Reserve Funds, Generally	85
Section 7.8
Transfer of Reserve Funds Under Mortgage Loan. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement which reserves or escrow accounts are also required in accordance with the terms of this Article VII, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds that are required hereunder are not required under the new mortgage loan, if any, then Borrowers shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VII (and Borrowers shall enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into between Mortgage Borrowers and Mortgage Lender at the time of the closing of the Mortgage Loan), and, if any letters of credit have been substituted by Mortgage Borrowers for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrowers shall also cause such letters of credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.
		86
ARTICLE 8 DEFAULTS		87
Section 8.1	Event of Default	87
Section 8.2	Remedies	90
ARTICLE 9 SPECIAL PROVISIONS		92
Section 9.1
Sale of Note and Securitization. (a) Borrowers acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, or require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or issue one or more participations therein, which restructuring may include reallocation of principal amounts of the Loan or the restructuring of a portion of the Loan into one or more mezzanine loans to the direct or indirect owners of equity interests in either Borrower, secured by a pledge of such interests, or consummate one or more private or public securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that includes the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization, including to:
		92
Section 9.2	Securitization Indemnification	94
Section 9.3	Intentionally Omitted	97
Section 9.4
Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers (or any of Borrowers’ members, managers partners shareholders, officers, directors or Affiliates, whether direct or indirect, collectively, the “Borrower Parties”) to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreements or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against either Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreements and the other Loan Documents, or in any or all of the Collateral or any other collateral given to Lender pursuant to the Pledge Agreements and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers or the Borrower Parties only to the extent of Borrowers’ or the Borrower Parties’ interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreements, and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against either Borrower or the Borrower Parties in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Pledge Agreements, or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers as party defendants in any action or suit for foreclosure and sale under the Pledge Agreements; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender seeking a deficiency judgment against Borrowers in order to fully realize the security granted by the Pledge Agreements or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties; or (e) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
97
Section 9.5
Matters Concerning Manager. If (i) at any time, the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.0 to 1.0, (ii) an Event of Default occurs and is continuing, (iii) at Maturity the Debt is not repaid in full, (iv) any Manager shall become bankrupt or insolvent or (v) a material default occurs under any Management Agreement beyond any applicable grace and cure periods, Borrowers shall cause Mortgage Borrowers to, at the request of Lender and at Lender’s option, terminate one or both of the Management Agreements and replace such Manager with a Qualified Manager pursuant to a Replacement Management Agreement(s), it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates
100
Section 9.6	Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or for the payment of the monthly servicing fee due to the Servicer under the Servicing Agreement	101
Section 9.7
Restructuring of Loan. At any time prior to the Securitization of the entire Loan, Lender, without in any way limiting Lender’s other rights hereunder, in its discretion, shall have the right at any time to require Borrowers to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, which restructuring may include reallocation of principal amounts of the Loan or the

v

restructuring of a portion of the Loan to either the Mortgage Loan or one or more additional mezzanine loans (each, a “New Mezzanine Loan”) to the owners of the direct and/or indirect equity interests in any Borrower, secured by a pledge of such interests, and/or the reallocation of a portion of the Mortgage Loan to the Loan and/or any New Mezzanine Loan or the establishment of different interest rates, floor interest rates and debt service payments for the Loan, the Mortgage Loan and any New Mezzanine Loan and the payment of the Loan, the Mortgage Loan and any New Mezzanine Loan in such order of priority as may be designated by Lender; provided that (i) the total amounts of the Loan, the Mortgage Loan and all New Mezzanine Loans shall equal the amount of the Loan and the Mortgage Loan immediately prior to the restructuring and the economic terms of the Loan, the Mortgage Loan and all New Mezzanine Loans shall be the same as the economic terms of the Loan and the Mortgage Loan prior to such Restructuring, (ii) except in the case of an Event of Default under, or prepayment of, the Loan, the Mortgage Loan and/or any New Mezzanine Loan, the weighted interest rate of the Loan, the Mortgage Loan and all New Mezzanine Loans, if any, shall, at the time of the restructuring, equal the weighted average interest rate of the Loan and the Mortgage Loan, and (iii) except in the case of an Event of Default under, or a prepayment of, the Loan, the Mortgage Loan and/or any New Mezzanine Loan, the debt service payments on the Loan, the Mortgage Loan and all New Mezzanine Loans shall equal the debt service payments which would have been payable under the Loan and the Mortgage Loan had the restructuring not occurred. Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and the Mortgage Loan and create any New Mezzanine Loan, if applicable, and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (A) execute and deliver such documents, including in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement, and a mezzanine deposit account agreement, (B) cause Borrowers’ counsel to deliver such legal opinions, and (C) create such bankruptcy remote borrower under each New Mezzanine Loan as, in each of the case of clauses (A), (B) and (C) above, shall be reasonably required by Lender or required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including the severance of this Agreement, the Pledge Agreements and other

	Loan Documents if requested. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, Borrowers shall not be obligated to pay any costs or expenses incurred in connection with any such restructuring as set forth in this Section 9.7. Borrowers’ failure to comply with their obligations under this Section 9.7 within ten (10) Business Days after Borrowers’ receipt of notice of such failure shall constitute an Event of Default under this Agreement.	101
ARTICLE 10 MISCELLANEOUS		102
Section 10.1
Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers or Mortgage Borrowers, or either of them, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
		102
Section 10.2
Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or to make any election, waiver, or request, or to make any determination, or to find that any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.
		102
Section 10.3	Governing Law	102
Section 10.4
Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrowers or Mortgage Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the

	purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers or Mortgage Borrowers, shall entitle Borrowers or Mortgage Borrowers to any other or future notice or demand in the same, similar or other circumstances	104
Section 10.5
Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right any to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount
104
Section 10.6
Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, any commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):
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Section 10.7
Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND

	EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY	105
Section 10.8	Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose	105
Section 10.9	Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement	105
Section 10.10
Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender
		106
Section 10.11	Waiver of Notice. Borrowers hereby expressly waive, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice	106
Section 10.12
Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages,

	and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.	106
Section 10.13	Expenses; Indemnity	106
Section 10.14	Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.	108
Section 10.15
Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which either Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by either Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.
		108
Section 10.16	No Joint Venture or Partnership; No Third Party Beneficiaries.	108
Section 10.17	Publicity. All news releases, publicity or advertising by either Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates, shall be subject to the prior approval of Lender. Nothing in this Section 10.17 shall prevent either Borrower or Lender from disclosing any information otherwise deemed confidential under this Section 10.17 in connection any Legal Requirements or any statutory reporting requirement applicable to either Borrower or Lender.	108
Section 10.18
Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners or members and others with interests in such Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the Pledge Agreements, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different

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	resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever	108
Section 10.19	Waiver of Counterclaims. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents	109
Section 10.20
Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.
		109
Section 10.21
Brokers and Financial Advisors. Borrowers hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers hereby agree to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
		109

Section 10.22	Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the “Loan Application and Conditional Commitment Agreement” dated July 29, 2005, between Maguire Properties, L.P. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.	109
Section 10.23	Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:	110
Section 10.24	Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.	110
Section 10.25	Joint and Several Liability. The representations, warranties, covenants, agreements and obligations of Borrowers hereunder are joint and several.	110
Section 10.26
Intercreditor Agreement. Borrowers hereby acknowledge and agree that any intercreditor agreement entered into between Lender and Mortgage Lender, will be solely for the benefit of Lender and Mortgage Lender, that no Borrower or Mortgage Borrower shall be an intended third-party beneficiary of any of the provisions therein, and that Borrowers and Mortgage Borrowers shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrowers the contents of the intercreditor agreement. Borrowers’ obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.
		110

SCHEDULES
SCHEDULE I    Rent Roll
SCHEDULE II    Required Repairs - Deadlines for Completion Organizational
SCHEDULE III    Structure
SCHEDULE IV-A    Description of Tower Parcel
SCHEDULE IV-B    Description of Garage
SCHEDULE IV-C    Description of Easement Parcel

PROMISSORY NOTE
(MEZZANINE LOAN)

$[___________]	__________, 2006

New York, New York

FOR VALUE RECEIVED, MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (“Tower Mezz Borrower”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401, and MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (“Garage Mezz Borrower”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (each of Tower Mezz Borrower and Garage Mezz Borrower, individually, a “Borrower”, and collectively, “Borrowers”), as co-makers, jointly and severally, hereby unconditionally promise to pay to the order of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as lender, having an address at Two World Financial Center, New York, New York 10281 (together with its successors and assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of [                  ] AND No/100 DOLLARS ($[                  ]) or so much thereof as may be advanced pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof, among Borrowers and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), in lawful money of the United States of America with interest thereon to be computed from the date of this Promissory Note (this “Note”) at the Interest Rate or the Default Rate (as those terms are defined in the Loan Agreement), and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

Borrowers, jointly and severally, agree to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE 2: DEFAULT AND ACCELERATION

Subject to the express terms of the Loan Agreement, the Debt shall, without notice become immediately due and payable, at the option of Lender, if any payment required in this Note is not paid (a) on or prior to the date when due, (b) the Maturity Date, or (c) on the happening of any other Event of Default.

ARTICLE 3: LOAN DOCUMENTS

This Note is secured by the Pledge Agreements and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreements and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4: SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrowers and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrowers to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrowers to Lender.

ARTICLE 5: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of either Borrower or Lender, but only by an agreement in writing signed by the party(s) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6: WAIVERS

Each Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment, of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of either Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on either Borrower shall be deemed to be a waiver of the obligation of Borrowers or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If either Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If either Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation,

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and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If either Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability (except as may be expressly provided under the terms of the Loan Agreement). Nothing in the foregoing three sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company, as applicable, which may be set forth in the Loan Agreement or any other Loan Document.

ARTICLE 7: TRANSFER

Upon the transfer of this Note, Borrowers hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8: EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9: GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 10: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11: JOINT AND SEVERAL

The covenants, agreements, obligations and liabilities of Borrowers hereunder are joint and several.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Borrowers have duly executed this Promissory Note (Mezzanine Loan) as of the day and year first above written.

BORROWERS:

MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC,
a Delaware limited liability company

By:
Name:
Title:
MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA )
)    ss:
COUNTY OF                                        )
On                                       , 2006 before me,                                        (here insert name of the officer), Notary Public, personally appeared                                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public [Seal]
STATE OF CALIFORNIA
COUNTY OF                                        )

On                                       , 2006 before me,                                        (here insert name of the officer), Notary Public, personally appeared                                        personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public
[Seal]

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PLEDGE AND SECURITY AGREEMENT
(Gas Company Tower)
THIS PLEDGE AND SECURITY AGREEMENT (Gas Company Tower) (this “Agreement”), dated as of [ ], 2006, is made by MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (“Pledgor”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401, in favor of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation (collectively with its successors and assigns, “Mezzanine Lender”), having an address at Two World Financial Center, New York, New York 10281.

RECITALS

A.    Nomura Credit & Capital, Inc., a Delaware corporation, as mortgage lender (“Mortgage Lender”), has made a loan in the original principal amount of Four Hundred Fifty-Eight Million and No/100 Dollars ($458,000,000) (the “Mortgage Loan”) to Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”), and Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower”, and together with Tower Mortgage Borrower, “Mortgage Borrowers”), pursuant to a Loan Agreement, dated as of August 7, 2006 (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by promissory notes, each dated as of August 7, 2006 (as the same may be amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Mortgage Note”), made by Mortgage Borrowers to the order of Mortgage Lender and secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date therewith (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage”), given by Mortgage Borrowers, as grantors, to First American Title Insurance Company, as trustee, for the benefit of Mortgage Lender, as beneficiary, pursuant to which Mortgage Borrowers have granted Mortgage Lender a first priority lien on the real property and other collateral more fully described in the Mortgage (the “Property”).

B.    Pledgor is the legal and beneficial owner of one hundred percent (100%) of the limited liability company interests in Tower Mortgage Borrower.

C.    Mezzanine Lender is making a loan to Pledgor and Maguire Properties – 350 S. Figueroa Mezzanine, LLC, a Delaware limited liability company (“Garage Mezz Borrower”), in the original principal amount of up to [_____________] Million and No/100 Dollars ($[_____________]) (the “Loan”) pursuant to a Mezzanine Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Pledgor and Garage Mezz Borrower, as co-borrowers, and Mezzanine Lender, as lender, which Loan is evidenced by a Promissory Note (Mezzanine Loan), dated as of the date hereof (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Note”), made by Pledgor and Garage Mezz Borrower to the order of Mezzanine Lender.

D.    It is a condition precedent to the obligation of Mezzanine Lender to make the Loan to Pledgor and Garage Mezz Borrower, as co-borrowers under the Loan Agreement, that Pledgor shall have executed and delivered this Agreement to Mezzanine Lender.

E.    Simultaneously with the execution and delivery of this Agreement by Pledgor to Mezzanine Lender, Garage Mezz Borrower shall execute and deliver to Mezzanine Lender that certain Pledge and Security Agreement (Garage) dated as of the date hereof satisfying a condition precedent to the obligation of Mezzanine Lender to make the Loan to Pledgor and Garage Mezz Borrower.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Mezzanine Lender to make the Loan pursuant to the Loan Agreement, Pledgor hereby agrees with Mezzanine Lender as follows:

1.    Defined Terms.

(a)    Unless otherwise provided herein, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

(b)    For the purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” means this Pledge and Security Agreement (Gas Company Tower), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Agreement” means that certain Mezzanine Cash Management Agreement, dated as of the date hereof, by and among Pledgor, Garage Mezz Borrower, Mortgage Borrowers and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral” has the meaning ascribed to such term in Section 2(a) hereof.

“Contractual Obligation” has the meaning ascribed to such term in the Loan

“ERISA” means the Employee Retirement Income Security Act of 1974, as “Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” has the meaning ascribed to such term in the Recitals.

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“Loan Documents” means, collectively, the Note, the Loan Agreement, this Agreement, the Cash Management Agreement and the other documents and instruments entered into in connection with the Loan and evidencing and/or securing the Loan.

“Manager” means Maguire Properties, L.P., a Maryland limited partnership, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Mortgage” has the meaning ascribed to such term in the Recitals.

“Mortgage Borrowers” has the meaning ascribed to such term in the Recitals, together with their successors and permitted assigns.

“Mortgage Cash Management Agreement” means that certain Cash Management Agreement, dated as of August 7, 2006, entered into in connection with the Mortgage Loan by and among Mortgage Borrowers, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Lender” has the meaning ascribed to such term in the Recitals, together with its successors and assigns.

“Mortgage Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Mortgage Note” has the meaning ascribed to such term in the Recitals. “Note” has the meaning ascribed to such term in the Recitals.

“Obligations” has the meaning ascribed to such term in the Loan Agreement.

“Pledged Membership Interests” means the limited liability company interests of Pledgor in Tower Mortgage Borrower listed on Schedule 1 attached hereto and made a part hereof, together with all limited liability company interest certificates, if any, options or rights of any nature whatsoever which now exist or may be issued or granted by Tower Mortgage Borrower to Pledgor while this Agreement is in effect, and all other direct ownership interests of Pledgor in Tower Mortgage Borrower.

“Pledged Equity” means the Pledged Membership Interests.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, collections thereon and/or distributions with respect thereto.

“SEC” means the Securities and Exchange Commission.

“Tower Mortgage Borrower Organizational Documents” means the certificate of formation and the Second Amended and Restated Limited Liability Company Agreement of

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Tower Mortgage Borrower, dated as of May 13, 2003, as amended, and any related agreements, documents or instruments executed or delivered in connection therewith.

“Uniform Commercial Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

(c)    The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The word “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to”.

2.    Pledge; Grant of Security Interest; Delivery of Collateral.

(a)    Pledgor hereby pledges and grants to Mezzanine Lender, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity date, by acceleration or otherwise) of the Obligations, a first priority security interest in all of Pledgor’s right, title and interest to the following, whether now owned by Pledgor or hereafter acquired, and whether now existing or hereafter coming into existence (collectively, the “Collateral”):

(i)    all of the Pledged Equity;

(ii)    all of the capital of Pledgor in Tower Mortgage Borrower and any and all profits, losses, distributions and allocations attributable thereto, as well as the proceeds of any distribution thereof, whether arising under the terms of any Tower Mortgage Borrower Organizational Document or otherwise;

(iii)    all securities, moneys or property representing dividends or interest on any of the Pledged Equity, or representing a distribution in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

(iv)    all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Equity and any other Collateral;

(v)    all “securities”, “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code) constituting or relating to the foregoing;

(vi)    all right, title and interest of Pledgor in, to and under the Tower Mortgage Borrower Organizational Documents or any other agreement or instrument relating to the Pledged Equity, including, without limitation, (A) all rights of Pledgor to receive moneys or distributions with respect to the Pledged Equity due and to become due under or pursuant to the Tower Mortgage Borrower Organizational Documents, (B)

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all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Equity, (C) all claims of Pledgor for damages arising out of or for breach of or default under any Tower Mortgage Borrower Organizational Documents, (D) any right of Pledgor to perform under any Tower Mortgage Borrower Organizational Documents and to compel performance and otherwise exercise all rights and remedies thereunder, and (E) all of Pledgor’s right, title and interest as a member of Tower Mortgage Borrower to participate in the operation or management of Tower Mortgage Borrower and all of Pledgor’s ownership interests under the Tower Mortgage Borrower Organizational Documents; and

(vii)    all Proceeds of any of the foregoing property of Pledgor, including, without limitation, any proceeds of insurance thereon, and all “securities”, “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code) constituting or relating to the foregoing.
(b)    All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Mezzanine Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer in blank, stock powers endorsed by Pledgor in blank or assignments in blank, all in form and substance satisfactory to Mezzanine Lender. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right, at any time, in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Mezzanine Lender or its nominee any or all of the Collateral. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Mezzanine Lender an assignment of limited liability company interest endorsed by Pledgor in blank (an “Assignment of Interest”), in the form set forth on Exhibit A hereto, for each Pledged Membership Interest, transferring all of such Pledged Membership Interest in blank, duly executed by Pledgor and undated. Mezzanine Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on any such Assignment of Interest, any Person to whom the Pledged Membership Interests are sold in accordance with the provisions hereof. In addition, Mezzanine Lender shall have the right at any time to exchange any Assignment of Interest representing or evidencing any Pledged Membership Interest or any portion thereof for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Pledged Membership Interest represented or evidenced thereby, subject to the terms thereof.
(c)    This Agreement is executed only as security for the Obligations and, therefore, the execution and delivery of this Agreement shall not subject Mezzanine Lender to, or transfer or pass to Mezzanine Lender, or in any way affect or modify, the liability of Pledgor under any of the Tower Mortgage Borrower Organizational Documents. In no event shall the acceptance of this Agreement by Mezzanine Lender or the exercise by Mezzanine Lender of any rights hereunder or assigned hereby constitute an assumption of any liability or obligation of Pledgor to, under or in connection with any Tower Mortgage Borrower Organizational Documents.

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3.    Representations and Warranties. Pledgor represents and warrants as of the date hereof that:

(a)    Existence. Pledgor: (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(b)    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending and served or, to the best knowledge of Pledgor, threatened against Tower Mortgage Borrower or Pledgor or the Collateral.

(c)    No Breach. None of the execution and delivery of this Agreement or any other Loan Document to which Pledgor is a party, the consummation of the transactions herein or therein contemplated, or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under, the organizational documents of Pledgor or Tower Mortgage Borrower, or violate any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which Pledgor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the lien arising pursuant to this Agreement) result in the creation or imposition of any lien upon any of the revenues or assets of Pledgor pursuant to the terms of any such agreement or instrument.

(d)    Necessary Action. Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Pledgor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity.

(e)    Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (i) the execution, delivery or performance by Pledgor of this Agreement or for the validity or enforceability thereof, (ii) the grant by Pledgor of the assignments and security interests granted hereby, or the pledge by Pledgor of the Collateral pursuant hereto, (iii) the perfection or maintenance of the pledge, assignment and security interest created hereby except for the filing of financing statements under the Uniform Commercial Code, or (iv) the exercise by Mezzanine Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.

(f)     Ownership. Pledgor owns a one hundred percent (100%) limited liability company interest in Tower Mortgage Borrower. Pledgor has good and indefeasible title to the Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options or other encumbrances whatsoever, except the lien and security interest created

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by this Agreement. Except to the extent provided in Section 5.2.10 of the Loan Agreement, Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, the Collateral. The Pledged Equity is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restrictions contained herein and under applicable federal and state securities laws). The Pledged Equity directly or indirectly constitutes all of the issued and outstanding limited liability company interests in Tower Mortgage Borrower, and there are no options, warrants or rights held by any other party to acquire any interests in Tower Mortgage Borrower.

(g)    Principal Place of Business, Name and State of Organization. Pledgor’s principal place of business is, and for the immediately preceding four (4) months has been, 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401. The exact name of Pledgor is Maguire Properties – 555 W. Fifth Mezzanine, LLC. Pledgor is and at all times has been a limited liability company duly organized and in good standing under the laws of the State of Delaware. Pledgor is a Special Purpose Entity.

(h)    Valid Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interest will be a perfected, first priority security interest, and all filings and other actions necessary to perfect such security interest will have been duly taken.

(i)    Delivery. Pledgor has delivered to Mezzanine Lender (i) a true, correct and complete copy of the Tower Mortgage Borrower Organizational Documents, and (ii) the originals of all certificates, instruments or writings representing the Pledged Equity. There are and shall be no other agreements governing the formation, organization or terms of the limited liability company interests in Tower Mortgage Borrower, unless otherwise approved by Mezzanine Lender. No Tower Mortgage Borrower Organizational Document shall be amended without the prior written consent of Mezzanine Lender.

(j)    No Bankruptcy Filing. Neither Tower Mortgage Borrower nor Pledgor is contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or any portion of its assets, no such action or filing is pending against Tower Mortgage Borrower or Pledgor by any Person and, to the best knowledge of Pledgor, no Person is contemplating the filing of any such petition or action against Tower Mortgage Borrower or Pledgor.

(k)    Full and Accurate Disclosure. No statement of fact made by or on behalf of Pledgor in this Agreement or in any other document or certificate delivered by Pledgor contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

(1)    Indebtedness. Pledgor does not have any Indebtedness, other than the Loan.

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(m)    ERISA. Pledgor does not have any employees and is not a member of a control group of corporations or businesses treated as a single employer under ERISA, and is not required by ERISA or any other applicable law to maintain any employee benefit pension plans.

(n)    Acknowledgment and Consent. Pledgor has delivered to Mezzanine Lender a Control Agreement executed by Pledgor and Tower Mortgage Borrower in the form of Exhibit B attached hereto and made a part hereof (the “Control Agreement”).

4.    Covenants. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) have been paid and performed in full:

(a)    If Pledgor shall, as a result of its ownership of the Pledged Equity, become entitled to receive or shall receive any limited liability company interest certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any interests comprising the Pledged Equity, or otherwise in respect thereof, Pledgor shall accept the same as Mezzanine Lender’s agent, hold the same in trust for Mezzanine Lender and deliver the same forthwith to Mezzanine Lender in the exact form received, duly endorsed by Pledgor to Mezzanine Lender, if required, together with an undated Assignment of Interest covering such certificate duly executed in blank and with, if Mezzanine Lender so requests, signature guaranteed, to be held by Mezzanine Lender hereunder as additional security for the Obligations. Any sums paid to Pledgor upon or in respect of the Pledged Equity upon the liquidation or dissolution of Tower Mortgage Borrower shall be paid over to Mezzanine Lender to be held by Mezzanine Lender hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity or any property shall be distributed upon or with respect to the Pledged Equity pursuant to the recapitalization or reclassification of the capital of Tower Mortgage Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Mezzanine Lender to be held by Mezzanine Lender, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Mezzanine Lender, hold such money or property in trust for Mezzanine Lender, segregated from other funds of Pledgor, as additional security for the Obligations.

(b)    Without the prior written consent of Mezzanine Lender, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Tower Mortgage Borrower to issue any limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange such securities for any limited liability company interests in Tower Mortgage Borrower, (ii) except as permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Mezzanine Lender in and to the Collateral against the claims and demands of all

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Persons whomsoever. Any Pledged Equity or option with respect to any Pledged Equity issued in violation of this Agreement shall be void ab initio.
(c)    At any time and from time to time, upon the written request of Mezzanine Lender, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Mezzanine Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing UCC financing or continuation statements. Pledgor hereby authorizes Mezzanine Lender to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Mezzanine Lender, duly endorsed in a manner satisfactory to Mezzanine Lender, to be held as Collateral pursuant to this Agreement.
(d)    Pledgor will not create, incur or permit to exist, will defend the Pledged Equity and the other Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Equity or any of the other Collateral, other than the Liens created hereby, and Pledgor will defend the right, title and interest of Mezzanine Lender in, to and under the Pledged Equity and the other Collateral against the claims and demands of all Persons whomsoever.
(e)    Pledgor will furnish to Mezzanine Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Mezzanine Lender may reasonably request, all in reasonable detail.
(f)    Pledgor will not, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Mezzanine Lender, and (ii) all action necessary or advisable, in Mezzanine Lender’s opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Collateral shall have been taken, do any of the following: (A) change the location of its principal place of business from that specified in Section 3(g) hereof, (B) change its name, identity or structure, (C) reorganize or reincorporate under the laws of a jurisdiction other than the State of Delaware, or (D) take any other action which would render any filed financing statement misleading, incorrect or ineffective.
(g)    Pledgor shall pay, and save Mezzanine Lender harmless from, any and all liabilities with respect to or resulting from any delay in paying any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(h)    Pledgor shall not, directly or indirectly, without the prior written consent of Mezzanine Lender, waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent to do any of the foregoing under, any of the instruments, documents, policies or agreements constituting the Collateral (including, without limitation, the Tower Mortgage Borrower Organizational

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Documents) or any of the rights or interests of Pledgor as party, holder, mortgagee or beneficiary thereunder. Pledgor agrees that all rights to do any and all of the foregoing have been assigned to Mezzanine Lender, but Pledgor agrees that, upon request from Mezzanine Lender from time to time, Pledgor shall do any of the foregoing or shall join Mezzanine Lender in doing so or shall confirm the right of Mezzanine Lender to do so and shall execute such instruments and undertake such actions as Mezzanine Lender may reasonably request in connection therewith.

(i)    Pledgor shall not, without the prior written consent of Mezzanine Lender, make any election, compromise, adjustment or settlement in respect of any of the Collateral.

(j)    Pledgor shall promptly give to Mezzanine Lender notice of all pending legal or arbitration proceedings, and of all proceedings pending by or before any Governmental Authority, affecting Pledgor or Tower Mortgage Borrower.

(k)    Pledgor hereby authorizes Mezzanine Lender to: (i) subject to the terms and provisions of Section 5 hereof, perform any and all other acts which Mezzanine Lender in good faith deems necessary for the protection and preservation of the Collateral or its value or Mezzanine Lender’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Collateral to or in Mezzanine Lender’s own name and receiving the income therefrom as additional security for the Obligations, and (ii) pay any charges or expenses which Mezzanine Lender deems necessary for the foregoing purpose, but without any obligation on the part of Mezzanine Lender to do so (and any amounts so paid shall constitute an advance by Mezzanine Lender to Pledgor and shall be payable by Pledgor within ten (10) days after written demand together with interest thereon at the Default Rate from the date expended by Mezzanine Lender until paid). If any of the Pledged Membership Interests ever become certificated, then upon delivery of the certificated Pledged Membership Interests to Mezzanine Lender, Pledgor authorizes Mezzanine Lender to store, deposit and safeguard such certificated Pledged Membership Interests. Any obligation of Mezzanine Lender for the reasonable care of any of the Collateral in Mezzanine Lender’s possession shall be limited to the same degree of care that Mezzanine Lender uses for similar property pledged to Mezzanine Lender by other Persons.

(1)    Pledgor waives (i) all rights to require Mezzanine Lender to proceed against any other Person, entity or collateral or to exercise any remedy set forth herein or in any other agreement, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Collateral until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement or non-waivable under any applicable law, and (v) if any of the Pledged Membership Interests become certificated, to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Collateral, other collateral or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Agreement. Mezzanine Lender is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

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5.    Certain Understandings of Parties; Registration of Pledge; Control of Collateral, Etc.

(a)    The parties acknowledge and agree that the terms of the Pledged Membership Interests do and will provide that they shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The Pledged Membership Interests are not and shall not be evidenced by certificates.

(b)    Notwithstanding the foregoing, to better assure the perfection of the security interest of Mezzanine Lender in the Pledged Membership Interests, concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Mezzanine Lender the Control Agreement executed by each issuer of the Pledged Membership Interests (an “Issuer”), pursuant to which the Issuer will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Mezzanine Lender in respect of the Pledged Membership Interests without further consent of Pledgor or any other Person. From time to time, Pledgor shall promptly cause such Issuer to, and such Issuer shall, deliver to Mezzanine Lender a Control Agreement to each assignee or collateral assignee of Mezzanine Lender, as reasonably requested by Mezzanine Lender. Notwithstanding anything to the contrary contained in this paragraph, the Control Agreement shall not be construed as expanding the rights of Mezzanine Lender to give instructions with respect to the Collateral beyond such rights set forth in this Agreement.

6.    Cash Dividends; Voting Rights. Subject to the provisions of the Loan Agreement and the Cash Management Agreement, and unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all distributions or cash dividends allocable to the Pledged Equity paid in the normal course of business of Tower Mortgage Borrower and to exercise all voting and other member or shareholder rights with respect to the Pledged Equity, provided that no vote shall be cast or right exercised or other action taken which, in Mezzanine Lender’s reasonable judgment, would impair the Collateral or would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any of the other Loan Documents. Any vote that would result in a change in or violation of the Independent Managers provisions, the Special Purpose Entity provisions or any related provisions of the Loan Agreement shall be void ab initio. Upon the occurrence and during the continuance of an Event of Default, all such powers, rights and remedies permitted Pledgor above shall cease.

7.    Rights of Mezzanine Lender.

(a) If an Event of Default shall occur and be continuing, Mezzanine Lender shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Collateral and make application thereof to the Obligations, in such order as Mezzanine Lender, in its sole discretion, may elect, in accordance

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with the Loan Documents. If an Event of Default shall occur and be continuing, then all Pledged Equity, at Mezzanine Lender’s option, shall be registered in the name of Mezzanine Lender or its nominee (if not already so registered), and Mezzanine Lender or its nominee may thereafter exercise (i) all voting and other member or shareholder rights with respect to the Pledged Equity and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Tower Mortgage Borrower, or upon the exercise by Pledgor or Mezzanine Lender of any right, privilege or option pertaining to the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Mezzanine Lender may determine), all without liability except to account for property actually received by it, but Mezzanine Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)    The rights of Mezzanine Lender under this Agreement shall not be conditioned or contingent upon the pursuit by Mezzanine Lender of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. Mezzanine Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall Mezzanine Lender be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof

(c)    Upon satisfaction in full of the Obligations and payment of all amounts owed on the Note, Mezzanine Lender’s rights under this Agreement shall terminate and Mezzanine Lender shall execute and deliver to Pledgor UCC-3 termination statements or similar documents and agreements reasonably requested by Pledgor to terminate all of Mezzanine Lender’s rights under this Agreement.

(d)    Pledgor authorizes Mezzanine Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 8 or Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)    The powers conferred on Mezzanine Lender hereunder are solely to protect Mezzanine Lender’s interest in the Collateral and shall not impose any duty upon Mezzanine Lender to exercise any such powers. Mezzanine Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Mezzanine Lender nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

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(f)    If Pledgor fails to perform or comply with any of its agreements contained herein and Mezzanine Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses (including, without limitation, reasonable attorneys’ fees) of Mezzanine Lender incurred in connection with such performance or compliance, together with interest at the Default Rate, shall be payable by Pledgor to Mezzanine Lender on demand and shall constitute obligations secured hereby.

8.    Events of Default and Remedies.

(a)    The occurrence of any of the events identified in the Loan Agreement or elsewhere in the other Loan Documents as an “Event of Default” shall be an “Event of Default” hereunder.

(b)    Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies granted in this Agreement or in any other Loan Document, Mezzanine Lender may:

(i)     exercise all rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Mezzanine Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such rights);

(ii)     make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)     in its discretion, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Mezzanine Lender shall be under no obligation to do so; and

(iv)     without limiting the generality of the foregoing clause (iii) above, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, Tower Mortgage Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any

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exchange, broker’s board or office of Mezzanine Lender or elsewhere upon such terms and conditions as Mezzanine Lender may deem advisable and at such prices as Mezzanine Lender may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk; provided, however, that Mezzanine Lender shall provide Pledgor with not less than ten (10) days written notice prior to conducting any public or private sale of the Collateral, and Pledgor hereby agrees and stipulates that such notice shall be deemed to be commercially reasonable notice in satisfaction of the requirements of the Uniform Commercial Code. Mezzanine Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Mezzanine Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived and released. Mezzanine Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Mezzanine Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Mezzanine Lender may elect, and only after such application and after the payment by Mezzanine Lender of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Uniform Commercial Code, need Mezzanine Lender account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Mezzanine Lender arising out of the exercise by Mezzanine Lender of any of its rights hereunder.

(c)    The rights, powers, privileges and remedies of Mezzanine Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Mezzanine Lender at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Mezzanine Lender hereunder.

9.    Private Sales.

(a)    Pledgor recognizes that Mezzanine Lender may be unable to effect a public sale of any or all of the Pledged Equity by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Mezzanine Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Mezzanine Lender shall be under no obligation

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to delay a sale of any of the Pledged Equity for the period of time necessary to permit Tower Mortgage Borrower or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Tower Mortgage Borrower or Pledgor would agree to do so.
(b)    Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Equity pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Mezzanine Lender, that Mezzanine Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c)    Mezzanine Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value or that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Mezzanine Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Mezzanine Lender accepts the first offer received and does not offer any Collateral to more than one offeree.

(d)    The Uniform Commercial Code states that Mezzanine Lender is able to purchase the Pledged Equity only if it is sold at a public sale. Mezzanine Lender has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933, as amended. The Uniform Commercial Code permits Pledgor to agree on the standards for determining whether Mezzanine Lender has complied with its obligations under Article 9 of the Uniform Commercial Code. Pursuant to the Uniform Commercial Code, Pledgor specifically agrees (i) that it shall not raise any objection to Mezzanine Lender’s purchase of the Pledged Equity (through bidding on the obligations or otherwise), and (ii) that a foreclosure sale conducted in conformity with the principles set forth in the aforementioned No-Action Letters (A) shall be considered to be a “public” sale for purposes of the Uniform Commercial Code; (B) will be considered commercially reasonable notwithstanding that Mezzanine Lender has not registered or sought to register the Pledged Equity under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Pledgor or Tower Mortgage Borrower agrees to pay all costs of the registration process; and (C) shall be considered to be commercially reasonable notwithstanding that Mezzanine Lender purchases the Pledged Equity at such a sale.

(e)    Pledgor agrees that Mezzanine Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Equity sold by Mezzanine Lender pursuant to this Agreement. Mezzanine Lender, may, in its sole discretion,

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among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Mezzanine Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:
(i)    Mezzanine Lender conducts the foreclosure sale in the State of
New York;
(ii)    The foreclosure sale is conducted in accordance with the laws of the State of New York;
(iii)    Not less than ten (10) days in advance of the foreclosure sale, Mezzanine Lender notifies Pledgor at the addresses set forth herein of the time and place of such foreclosure sale;
(iv)    The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City, New York or such other New York State Court in the City and County of New York having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.;
(v)    The notice of the date, time and location of the foreclosure sale is published in the New York Times or The Wall Street Journal (or such other newspaper widely circulated in New York, New York) and the Wilmington News Journal (or such other daily newspaper widely circulated in the State of Delaware) for seven (7) consecutive days prior to the date of the foreclosure sale; and
(vi)    Mezzanine Lender sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements filed in the filing offices located in the States of Delaware and New York conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.
10.     Limitation on Duties Regarding Collateral. Mezzanine Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Mezzanine Lender deals with similar securities and property for its own account. Neither Mezzanine Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
11.     Financing Statements; Other Documents. On the date hereof, Pledgor hereby authorizes Mezzanine Lender to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Mezzanine Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

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12.    Receipt of Sale Proceeds. Upon any sale of the Collateral, or any portion thereof, by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Mezzanine Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

13.    Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender is hereby appointed the attorney-in-fact of Pledgor, which appointment as attorney-in-fact is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Mezzanine Lender may deem necessary or advisable to accomplish the purposes hereof, including, without limitation:

(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)    to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)    to file any claims or take any action or institute any proceedings that Mezzanine Lender may deem necessary or desirable for the perfection and/or collection of any of the Collateral or otherwise to enforce the rights of Mezzanine Lender with respect to any of the Collateral; and

(d)    to execute, in connection with any sale provided for in Section 8 and Section 9 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Mezzanine Lender, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Mezzanine Lender at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

14.    Additional Covenants of Pledgor Relating to Affirmative Covenants of Tower Mortgage Borrower. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) are paid and performed in full, Pledgor shall take, and/or shall cause Tower Mortgage Borrower to take, any and all actions either necessary or reasonably requested by Mezzanine Lender to ensure complete compliance with Section 5.1 of the Loan Agreement, and Pledgor shall cause Tower Mortgage Borrower (i) to take such actions as are required by or to comply with the terms of the Mortgage Loan Documents, in each case, applicable to Tower Mortgage Borrower, and not to take any actions that violate any such documents, and (ii) not to

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apply amounts disbursed to Tower Mortgage Borrower pursuant to the requirements of the Mortgage Loan in a manner contrary to the requirements of the Mortgage Loan Documents.
15.     Additional Covenants of Pledgor Relating to Negative Covenants of Tower Mortgage Borrower. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) are paid and performed in full, Pledgor shall take and/or shall cause Tower Mortgage Borrower to take any and all actions either necessary or reasonably requested by Mezzanine Lender to ensure complete compliance with Section 5.2 of the Loan Agreement.
16.     Non-Recourse. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Pledgor hereunder to the same extent and with the same force as if fully set forth herein.
17.     Indemnity. Pledgor agrees that the terms and provisions of Section 10.13 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
18.    Miscellaneous.
(a)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(b)    Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
(c)    No Waiver; Cumulative Remedies. Mezzanine Lender shall not by any act (except by a written instrument pursuant to Section 18(d) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Mezzanine Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Mezzanine Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Mezzanine Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.
(d)    Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Agreement shall be binding upon and shall inure to the benefit of

18

Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Mezzanine Lender and its successors and assigns; provided that Pledgor shall not have any right to assign its rights hereunder except to the extent provided in the Loan Agreement. The rights of Mezzanine Lender under this Agreement shall automatically be transferred to any Person to which Mezzanine Lender transfers the Note and the Loan Agreement.

(e)    Notices. Notices by Mezzanine Lender to Pledgor or Tower Mortgage Borrower to be effective shall be in writing, addressed or transmitted to Pledgor, or Tower Mortgage Borrower at the address of Pledgor set forth in the Loan Agreement, and shall be deemed to have been duly given if made in accordance with the terms and provisions of Section 10.6 of the Loan Agreement.

(f)    Governing Law.

(i)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY PLEDGOR AND ACCEPTED BY MEZZANINE LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, IT BEING ACKNOWLEDGED AND AGREED THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(ii)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND PLEDGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON-CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF

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ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED IN SECTION 10.6 OF THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. PLEDGOR (i) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(g)    Agents. Mezzanine Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(h)    Irrevocable Authorization and Instruction to Tower Mortgage Borrower. Pledgor hereby authorizes and instructs Tower Mortgage Borrower and any servicer of the Loan to comply with any instruction received by it from Mezzanine Lender in writing that (i) states that an Event of Default has occurred and is continuing, and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Tower Mortgage Borrower and any servicer shall be fully protected in so complying.

(i)    Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(j)    Waiver of Jury Trial. PLEDGOR AND MEZZANINE LENDER EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND MEZZANINE LENDER. THE

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SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND MEZZANINE LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO MEZZANINE LENDER TO ENTER INTO A BUSINESS RELATIONSHIP WITH PLEDGOR. PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k)    Special Damages. No claim may be made by Pledgor against Mezzanine Lender, its affiliates and/or their respective directors, officers, members, partners, employees or attorneys for any special, indirect, punitive or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way relating to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law, Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement (Gas Company Tower) to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MEZZANINE LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

SCHEDULE 1
To Pledge Agreement
DESCRIPTION OF
PLEDGED MEMBERSHIP INTERESTS

Issuer	Owner	Percentage of Membership Interests
Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company	Maguire Properties – 555 W. Fifth Mezzanine, LLC	100%

EXHIBIT A
FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST
(Gas Company Tower)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (Gas Company Tower), dated as of____________, 20____, is made by MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (together with its successors and assigns,    “Assignor”), to __________________________________________ (“Assignee”).
RECITALS

A.    Assignor has entered into that certain Pledge and Security Agreement (Gas Company Tower), dated as of [________ ___]2006 (such Agreement, as it may be amended or otherwise modified from time to time, the “Pledge Agreement”), with Nomura Credit & Capital, Inc., a Delaware corporation, (together with its successors and assigns, “Mezzanine Lender”). Unless otherwise noted, terms defined in the Pledge Agreement are used herein as defined therein.

B.    Assignor is the legal and beneficial owner of a one hundred percent (100%) limited liability company interest in Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (referred to herein as “Tower Mortgage Borrower”) and which exists under and is evidenced by a certificate of formation and limited liability company operating agreement (as amended, supplemented or otherwise modified from time to time, the “Tower Mortgage Borrower Organizational Documents”). Under the Tower Mortgage Borrower Organizational Documents, Assignor has certain rights, title and interests in and to all of the limited liability company interests in Tower Mortgage Borrower (the “Pledged Membership Interests”).

C.    Mezzanine Lender has required that Assignor shall have executed and delivered this Assignment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Assignment and Acceptance of Assigned Interests. As of the Effective Date (as defined in Section 9 herein), Assignor hereby sells, transfers, conveys and assigns (without recourse and, except as set forth herein, representation or warranty) (collectively, the “Assignment”) to Assignee all of Assignor’s right, title and interest in and to the Pledged Membership Interests and all of Assignor’s rights under the Tower Mortgage Borrower Organizational Documents, including, without limitation, all of Assignor’s (a) rights to receive moneys due and to become due under or pursuant to the Tower Mortgage Borrower Organizational Documents, (b) rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Tower Mortgage Borrower Organizational Documents, (c) claims for damages arising out of or for breach of or default under the Tower Mortgage Borrower

Organizational Documents, and (d) rights to perform the Tower Mortgage Borrower Organizational Documents and to compel performance and otherwise exercise all rights and remedies thereunder. The percentage interest of Assignor’s right, title and interest in the Pledged Membership Interests and of Assignor’s rights under the Tower Mortgage Borrower Organizational Documents that are being assigned to Assignee pursuant to this Agreement are hereinafter collectively referred to as the “Assigned Interests”. Assignee, upon the execution of this Assignment, hereby accepts from Assignor the Assigned Interests and agrees to become a successor member of Tower Mortgage Borrower in the place and stead of Assignor to the extent of the Assigned Interests and to be bound by the terms and provisions of the Tower Mortgage Borrower Organizational Documents.

Section 2.    Capital Account. On or prior to the “Effective Date” (as hereinafter defined), Assignee shall notify each of the other members in Tower Mortgage Borrower required to be so notified under the terms of the Tower Mortgage Borrower Organizational Documents and, thereafter, the portion of all profits and losses, and all other items of income, gain, loss, deduction or credit, allocable to the Assigned Interests shall be credited or charged, as the case may be, to Assignee and Assignee shall be entitled to the portion of all distributions, payments or other allocations payable in respect of the Assigned Interests, regardless of the source of such distributions, payments or other allocations or the date on which they were earned.
Section 3.    Representations and Warranties of Assignor. Assignor represents to Mezzanine Lender and Assignee as of the Effective Date, that:
(a)    This Assignment has been duly executed and delivered by Assignor and is a valid and binding obligation of Assignor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity; and

(b)    Assignor is the sole owner of the Assigned Interests free and clear of any liens, except for the liens created by the Pledge Agreement.

Section 4.    Filings. On or as soon as practicable after the Effective Date, Assignee shall file and record or cause to be filed and recorded with all proper offices or agencies all documents and instruments required to effect the terms herein, if any, including, without limitation, (a) this Assignment and (b) any limited liability company and assumed or fictitious name certificate or certificates and any amendments thereto.
Section 5.    Future Assurances. Each of Assignor and Assignee mutually agrees to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the assignment evidenced hereby.

Section 6.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 7.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto and the original of such writing has been delivered to Assignee.

Section 8.    Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment.

Section 9.     Effective Date. This Assignment will be binding and effective and will result in the assignment of the Assigned Interest on the date first written above (the “Effective Date”).

Section 10.    Governing Law. This Assignment will be governed by the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest (Gas Company Tower) to be executed and delivered as of the date first above written.
ASSIGNOR:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

ASSIGNEE:
_______________________________________

By:	__________________________________
Name:
Title:

EXHIBIT B

FORM OF
CONTROL AGREEMENT

(Gas Company Tower)

THIS CONTROL AGREEMENT (Gas Company Tower) (“Agreement”) is made and entered into as of the [___] day of [_____, 20__], by and among MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (“Pledgor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation (“Lender”), and MAGUIRE PROPERTIES – 555 W. FIFTH, LLC, a Delaware limited liability company (“Pledged Entity”).

RECITALS:

WHEREAS, Lender has agreed to loan the aggregate sum of [__________________] AND 00/100 DOLLARS ($[____________]) (the “Loan”) to Pledgor and Maguire Properties – 350 S. Figueroa Mezzanine, LLC (“Garage Mezz Borrower”), pursuant to a Promissory Note (Mezzanine Loan) of even date herewith in such original principal amount, executed by Pledgor and Garage Mezz Borrower in favor of Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Note”), and a Mezzanine Loan Agreement of even date herewith among Pledgor, Garage Mezz Borrower and Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Loan Agreement”); and

WHEREAS, the obligations of Pledgor to Lender are secured by a pledge to Lender of Pledgor’s 100% limited liability company interests in Pledged Entity (such interest being referred to herein as the “Pledged Collateral”) pursuant to a Pledge and Security Agreement (Gas Company Tower) of even date herewith, executed by Pledgor in favor of Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Pledge Agreement”); and

WHEREAS, the parties hereto wish to acknowledge Pledgor’s pledge of, and Lender’s security interest in and control over, the Pledged Collateral for purposes of the provisions of Article 8 and Article 9 of the Uniform Commercial Code as enacted and in effect in the State of Delaware (the “UCC”).

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.    Acknowledgment of Security Interest; No Transfer. The Pledged Entity hereby acknowledges and agrees that, pursuant to the Pledge Agreement, Lender has been granted and continues to hold a security interest in and to the Pledged Collateral as collateral security for the obligations of Pledgor under the Note, the Loan Agreement and the other Loan Documents. The Pledged Entity shall cause all of its books and records to reflect the pledge by Pledgor of the Pledged Collateral to Lender and agrees not to, so long as the Obligations remain outstanding, (a) consent to or permit any transfer, assignment, pledge or hypothecation of the Pledged Collateral, or (b) permit the limited liability company interests in the Pledged Entity to be represented by an instrument issued in bearer or registered form or to constitute certificated securities as defined in Article 8 of the UCC. The Pledged Entity represents and warrants that (a) the execution and delivery of the Pledge Agreement does not violate the Pledged Entity’s organizational documents or any other agreement to which the Pledged Entity is a party or by which the Pledged Entity or any of the property of the Pledged Entity is bound, (b) Pledgor’s ownership interest in the Pledged Entity is as set forth in the Pledge Agreement and such ownership interest in the Pledged Entity is not subject to any claim, lien or encumbrance whatsoever of any kind or nature, and (c) as of the date hereof, the Pledged Entity does not have any claim, right of offset, or counterclaim against Pledgor under or with respect to the Pledged Collateral or otherwise under any of the Pledged Entity’s organizational documents, and Pledgor is not in default to the Pledged Entity or otherwise under or in respect of any of its obligations under the Pledged Entity’s organizational documents. The Pledged Entity agrees that Lender or its representatives may at any time during reasonable business hours inspect the books, records and properties of the Pledged Entity, and the Pledged Entity shall, so long as any Obligations remain outstanding, cause any distributions in respect of the Pledged Collateral to be made in accordance with the Mortgage Loan Documents and the Loan Documents.
3.    Agreement to Follow Instructions. So long as the Obligations remain outstanding, the Pledged Entity, as issuer of the Pledged Collateral, hereby agrees to comply with any “instruction” (as defined in Section 8-102(a)(12) of the UCC) originated by Lender without further consent of Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, and any distributions with respect thereto. Lender may take any action it deems necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Lender’s security interests therein,. including, without limitation, upon the occurrence and during the continuance of an Event of Default, the right to declare any or all Obligations to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Lender’s name or the name of any designee or nominee of Lender.
4.    Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish Lender’s control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the UCC.
5.    No Lender Liability. Notwithstanding the security interests of Lender in the Pledged Collateral, Lender shall have no obligation or liability whatsoever to the Pledged Entity, or any member thereof, or any creditor or other Person having any relationship, contractual or otherwise, with the Pledged Entity, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor under the Pledged Entity’s organizational documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder. The

Pledged Entity acknowledges that the security interests of Lender in the Pledged Collateral and all of Lender’s rights and remedies under the Pledge Agreement may be transferred or assigned by Lender as provided in the Pledge Agreement and the other Loan Documents. In the event of any such transfer or assignment, all of the provisions of this Agreement shall inure to the benefit of the transferees, successors, assigns or participants of Lender, and Pledgor shall notify the Pledged Entity of such transfer or assignment. The provisions of this Agreement shall likewise be binding upon any and all permitted successors or assigns of the Pledged Entity. Notwithstanding the foregoing, Lender shall at all times be obligated to act in a commercially reasonable manner.

6.    Further Assurances. The Pledged Entity shall, from time to time, at Pledgor’s expense, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement. This Agreement is being given to induce Lender to accept the Pledge Agreement and to make the Loan and with the understanding that Lender will rely hereon.

7.    Acknowledgment and Direction. The Pledged Entity hereby acknowledges receipt of a copy of the Pledge Agreement and agrees that it is bound thereby. The Pledged Entity hereby agrees that: (a) so long as the Obligations remain outstanding, any amount payable to the Pledged Entity in connection with any claim under any owner’s title insurance policy issued to the Pledged Entity in connection with the Pledged Entity’s acquisition of the Property (the “Owner’s Policy”), which Owner’s Policy insures the Pledged Entity’s ownership of the Property, are hereby assigned to and shall be paid directly to Lender during the term of the Pledge Agreement, and (b) [Fidelity National Title Insurance Company] shall be deemed a third party beneficiary in connection with, and may rely on, the preceding clause a in issuing the Owner’s Policy.

8.    Choice of Law. This Agreement shall be construed and enforced under the laws of the State of New York without regard to the conflict of law principles thereof.

9.    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

10.    Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Control Agreement (Gas Company Tower) as of the date first written above.

LENDER
NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

PLEDGOR:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

PLEDGED ENTITY:

MAGUIRE PROPERTIES – 555 W. FIFTH, LLC,
a Delaware limited liability company
By:
Name:_________________________
Title:

PLEDGE AND SECURITY AGREEMENT
(World Trade Center Garage)
THIS PLEDGE AND SECURITY AGREEMENT (World Trade Center Garage) (this “Agreement”), dated as of [________ ___], 2006, is made by MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (“Pledgor”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401, in favor of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation (collectively with its successors and assigns, “Mezzanine Lender”), having an address at Two World Financial Center, New York, New York 10281.

RECITALS

A.    Nomura Credit & Capital, Inc., a Delaware corporation, as mortgage lender (“Mortgage Lender”), has made a loan in the original principal amount of Four Hundred Fifty-Eight Million and No/100 Dollars ($458,000,000) (the “Mortgage Loan”) to Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower”), and Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”, and together with Garage Mortgage Borrower, “Mortgage Borrowers”), pursuant to a Loan Agreement, dated as of August 7, 2006 (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by promissory notes, each dated as of August 7, 2006 (as the same may be amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Mortgage Note”), made by Mortgage Borrowers to the order of Mortgage Lender and secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date therewith (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage”), given by Mortgage Borrowers, as grantors, to First American Title Insurance Company, as trustee, for the benefit of Mortgage Lender, as beneficiary, pursuant to which Mortgage Borrowers have granted Mortgage Lender a first priority lien on the real property and other collateral more fully described in the Mortgage (the “Property”).

B.    Pledgor is the legal and beneficial owner of one hundred percent (100%) of the limited liability company interests in Garage Mortgage Borrower.

C.    Mezzanine Lender is making a loan to Pledgor and Maguire Properties – 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company (“Tower Mezz Borrower”), in the original principal amount of up to [___________] Million and No/100 Dollars ($[___________]) (the “Loan”) pursuant to a Mezzanine Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Pledgor, and Tower Mezz Borrower, as co-borrowers, and Mezzanine Lender, as lender, which Loan is evidenced by a Promissory Note (Mezzanine Loan), dated as of the date hereof (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Note”), made by Pledgor and Tower Mezz Borrower to the order of Mezzanine Lender.

D.    It is a condition precedent to the obligation of Mezzanine Lender to make the Loan to Pledgor and Tower Mezz Borrower, as co-borrowers under the Loan Agreement, that Pledgor shall have executed and delivered this Agreement to Mezzanine Lender.

E.    Simultaneously with the execution and delivery of this Agreement by Pledgor to Mezzanine Lender, Tower Mezz Borrower shall execute and deliver to Mezzanine Lender that certain Pledge and Security Agreement (Gas Company Tower) dated as of the date hereof satisfying a condition precedent to the obligation of Mezzanine Lender to make the Loan to Pledgor and Tower Mezz Borrower.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Mezzanine Lender to make the Loan pursuant to the Loan Agreement, Pledgor hereby agrees with Mezzanine Lender as follows:

1.    Defined Terms.

(a)    Unless otherwise provided herein, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

(b)    For the purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” means this Pledge and Security Agreement (World Trade Center Garage), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Agreement” means that certain Mezzanine Cash Management Agreement, dated as of the date hereof, by and among Pledgor, Tower Mezz Borrower, Mortgage Borrowers and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral” has the meaning ascribed to such term in Section 2(a) hereof.

“Contractual Obligation” has the meaning ascribed to such term in the Loan Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Garage Mortgage Borrower Organizational Documents” means the certificate of formation and the Second Amended and Restated Limited Liability Company

Agreement of Garage Mortgage Borrower, dated as of May 24, 2005, as amended, and any related agreements, documents or instruments executed or delivered in connection therewith.

“Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Loan Documents” means, collectively, the Note, the Loan Agreement, this Agreement, the Cash Management Agreement and the other documents and instruments entered into in connection with the Loan and evidencing and/or securing the Loan.

“Manager” means Maguire Properties, L.P., a Maryland limited partnership, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Mortgage” has the meaning ascribed to such term in the Recitals.

“Mortgage Borrowers” has the meaning ascribed to such term in the Recitals, together with their successors and permitted assigns.

“Mortgage Cash Management Agreement” means that certain Cash Management Agreement, dated as of August 7, 2006, entered into in connection with the Mortgage Loan by and among Mortgage Borrowers, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Lender” has the meaning ascribed to such term in the Recitals, together with its successors and assigns.

“Mortgage Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Mortgage Note” has the meaning ascribed to such term in the Recitals.
“Note” has the meaning ascribed to such term in the Recitals.

“Obligations” has the meaning ascribed to such term in the Loan Agreement.

“Pledged Membership Interests” means the limited liability company interests of Pledgor in Garage Mortgage Borrower listed on Schedule 1 attached hereto and made a part hereof, together with all limited liability company interest certificates, if any, options or rights of any nature whatsoever which now exist or may be issued or granted by Garage Mortgage Borrower to Pledgor while this Agreement is in effect, and all other direct ownership interests of Pledgor in Garage Mortgage Borrower.

“Pledged Equity” means the Pledged Membership Interests.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, collections thereon and/or distributions with respect thereto.

“SEC” means the Securities and Exchange Commission.

“Uniform Commercial Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The word “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to”.

2.    Pledge; Grant of Security Interest; Delivery of Collateral.

(a)    Pledgor hereby pledges and grants to Mezzanine Lender, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity date, by acceleration or otherwise) of the Obligations, a first priority security interest in all of Pledgor’s right, title and interest to the following, whether now owned by Pledgor or hereafter acquired, and whether now existing or hereafter coming into existence (collectively, the “Collateral”):

(i)    all of the Pledged Equity;

(ii)    all of the capital of Pledgor in Garage Mortgage Borrower and any and all profits, losses, distributions and allocations attributable thereto, as well as the proceeds of any distribution thereof, whether arising under the terms of any Garage Mortgage Borrower Organizational Document or otherwise;

(iii)    all securities, moneys or property representing dividends or interest on any of the Pledged Equity, or representing a distribution in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

(iv)    all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Equity and any other Collateral;

(v)    all “securities”, “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code) constituting or relating to the foregoing;

(vi)    all right, title and interest of Pledgor in, to and under the Garage Mortgage Borrower Organizational Documents or any other agreement or instrument relating to the Pledged Equity, including, without limitation, (A) all rights of Pledgor to receive moneys or distributions with respect to the Pledged Equity due and to become due under or pursuant to the Garage Mortgage Borrower Organizational Documents, (B) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Equity, (C) all claims of Pledgor for damages arising out of or for breach of or default under any Garage Mortgage Borrower Organizational Documents, (D) any right of Pledgor to perform under any Garage Mortgage Borrower Organizational Documents and to compel performance and otherwise exercise all rights and remedies thereunder, and (E) all of Pledgor’s right, title and interest as a member of Garage Mortgage Borrower to participate in the operation or management of Garage Mortgage Borrower and all of Pledgor’s ownership interests under the Garage Mortgage Borrower Organizational Documents; and

(vii)    all Proceeds of any of the foregoing property of Pledgor, including, without limitation, any proceeds of insurance thereon, and all “securities”, “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code) constituting or relating to the foregoing.

(b)    All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Mezzanine Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer in blank, stock powers endorsed by Pledgor in blank or assignments in blank, all in form and substance satisfactory to Mezzanine Lender. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right, at any time, in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Mezzanine Lender or its nominee any or all of the Collateral. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Mezzanine Lender an assignment of limited liability company interest endorsed by Pledgor in blank (an “Assignment of Interest”), in the form set forth on Exhibit A hereto, for each Pledged Membership Interest, transferring all of such Pledged Membership Interest in blank, duly executed by Pledgor and undated. Mezzanine Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on any such Assignment of Interest, any Person to whom the Pledged Membership Interests are sold in accordance with the provisions hereof. In addition, Mezzanine Lender shall have the right at any time to exchange any Assignment of Interest representing or evidencing any Pledged Membership Interest or any portion thereof for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Pledged Membership Interest represented or evidenced thereby, subject to the terms thereof.

(c)    This Agreement is executed only as security for the Obligations and, therefore, the execution and delivery of this Agreement shall not subject Mezzanine Lender to, or transfer or pass to Mezzanine Lender, or in any way affect or modify, the liability of Pledgor under any of the Garage Mortgage Borrower Organizational Documents. In no event shall the acceptance of this Agreement by Mezzanine Lender or the exercise by Mezzanine Lender of any rights hereunder or assigned hereby constitute an assumption of any liability or obligation of Pledgor to, under or in connection with any Garage Mortgage Borrower Organizational Documents.

3.    Representations and Warranties. Pledgor represents and warrants as of the date hereof that:
(a)    Existence. Pledgor: (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.
(b)    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending and served or, to the best knowledge of Pledgor, threatened against Garage Mortgage Borrower or Pledgor or the Collateral.
(c)    No Breach. None of the execution and delivery of this Agreement or any other Loan Document to which Pledgor is a party, the consummation of the transactions herein or therein contemplated, or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under, the organizational documents of Pledgor or Garage Mortgage Borrower, or violate any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which Pledgor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the lien arising pursuant to this Agreement) result in the creation or imposition of any lien upon any of the revenues or assets of Pledgor pursuant to the terms of any such agreement or instrument.
(d)    Necessary Action. Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Pledgor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity.
(e)    Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (i) the execution, delivery or performance by Pledgor of this Agreement or for the validity or enforceability thereof, (ii) the grant by Pledgor of the assignments and security interests granted hereby, or the pledge by Pledgor of the Collateral pursuant hereto, (iii) the perfection or maintenance of the pledge, assignment and security interest created hereby except for the filing of financing statements under the Uniform Commercial Code, or (iv) the exercise by Mezzanine Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.
(f)    Ownership. Pledgor owns a one hundred percent (100%) limited liability company interest in Garage Mortgage Borrower. Pledgor has good and indefeasible title to the Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options or other encumbrances whatsoever, except the lien and security interest created by this Agreement. Except to the extent provided in Section 5.2.10 of the Loan Agreement, Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, the Collateral. The Pledged Equity is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restrictions contained herein and under applicable federal and state securities laws). The Pledged Equity directly or indirectly constitutes all of the issued and outstanding limited liability company interests in Garage Mortgage Borrower, and there are no options, warrants or rights held by any other party to acquire any interests in Garage Mortgage Borrower.

(g)    Principal Place of Business, Name and State of Organization. Pledgor’s principal place of business is, and for the immediately preceding four (4) months has been, 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401. The exact name of Pledgor is Maguire Properties – 350 S. Figueroa Mezzanine, LLC. Pledgor is and at all times has been a limited liability company duly organized and in good standing under the laws of the State of Delaware. Pledgor is a Special Purpose Entity.

(h)    Valid Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interest will be a perfected, first priority security interest, and all filings and other actions necessary to perfect such security interest will have been duly taken.

(i)    Delivery. Pledgor has delivered to Mezzanine Lender (i) a true, correct and complete copy of the Garage Mortgage Borrower Organizational Documents, and (ii) the originals of all certificates, instruments or writings representing the Pledged Equity. There are and shall be no other agreements governing the formation, organization or terms of the limited liability company interests in Garage Mortgage Borrower unless otherwise approved by Mezzanine Lender. No Garage Mortgage Borrower Organizational Document shall be amended without the prior written consent of Mezzanine Lender.

(j)    No Bankruptcy Filing. Neither Garage Mortgage Borrower nor Pledgor is contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or any portion of its assets, no such action or filing is pending against Garage Mortgage Borrower or Pledgor by any Person and, to the best knowledge of Pledgor, no Person is contemplating the filing of any such petition or action against Garage Mortgage Borrower or Pledgor.

(k)    Full and Accurate Disclosure. No statement of fact made by or on behalf of Pledgor in this Agreement or in any other document or certificate delivered by Pledgor contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

(1)    Indebtedness. Pledgor does not have any Indebtedness, other than the Loan.

(m)    ERISA. Pledgor does not have any employees and is not a member of a control group of corporations or businesses treated as a single employer under ERISA, and is not required by ERISA or any other applicable law to maintain any employee benefit pension plans.

(n)    Acknowledgment and Consent. Pledgor has delivered to Mezzanine Lender a Control Agreement (World Trade Center Garage) executed by Pledgor and Garage Mortgage Borrower in the form of Exhibit B attached hereto and made a part hereof (the “Control Agreement”).

4.    Covenants. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) have been paid and performed in full:

(a)    If Pledgor shall, as a result of its ownership of the Pledged Equity, become entitled to receive or shall receive any limited liability company interest certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any interests comprising the Pledged Equity, or otherwise in respect thereof, Pledgor shall accept the same as Mezzanine Lender’s agent, hold the same in trust for Mezzanine Lender and deliver the same forthwith to Mezzanine Lender in the exact form received, duly endorsed by Pledgor to Mezzanine Lender, if required, together with an undated Assignment of Interest covering such certificate duly executed in blank and with, if Mezzanine Lender so requests, signature guaranteed, to be held by Mezzanine Lender hereunder as additional security for the Obligations. Any sums paid to Pledgor upon or in respect of the Pledged Equity upon the liquidation or dissolution of Garage Mortgage Borrower shall be paid over to Mezzanine Lender to be held by Mezzanine Lender hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity or any property shall be distributed upon or with respect to the Pledged Equity pursuant to the recapitalization or reclassification of the capital of Garage Mortgage Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Mezzanine Lender to be held by Mezzanine Lender, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Mezzanine Lender, hold such money or property in trust for Mezzanine Lender, segregated from other funds of Pledgor, as additional security for the Obligations.

(b)    Without the prior written consent of Mezzanine Lender, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Garage Mortgage Borrower to issue any limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange such securities for any limited liability company interests in Garage Mortgage Borrower, (ii) except as permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Mezzanine Lender in and to the Collateral against the claims and demands of all Persons whomsoever. Any Pledged Equity or option with respect to any Pledged Equity issued in violation of this Agreement shall be void ab initio.

(c)    At any time and from time to time, upon the written request of Mezzanine Lender, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Mezzanine Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing UCC financing or continuation statements. Pledgor hereby authorizes Mezzanine Lender to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Mezzanine Lender, duly endorsed in a manner satisfactory to Mezzanine Lender, to be held as Collateral pursuant to this Agreement.

(d)    Pledgor will not create, incur or permit to exist, will defend the Pledged Equity and the other Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Equity or any of the other Collateral, other than the Liens created hereby, and Pledgor will defend the right, title and interest of Mezzanine Lender in, to and under the Pledged Equity and the other Collateral against the claims and demands of all Persons whomsoever.

(e)    Pledgor will furnish to Mezzanine Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Mezzanine Lender may reasonably request, all in reasonable detail.

(f)    Pledgor will not, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Mezzanine Lender, and (ii) all action necessary or advisable, in Mezzanine Lender’s opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Collateral shall have been taken, do any of the following: (A) change the location of its principal place of business from that specified in Section 3(g) hereof, (B) change its name, identity or structure, (C) reorganize or reincorporate under the laws of a jurisdiction other than the State of Delaware, or (D) take any other action which would render any filed financing statement misleading, incorrect or ineffective.

(g)    Pledgor shall pay, and save Mezzanine Lender harmless from, any and all liabilities with respect to or resulting from any delay in paying any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h)    Pledgor shall not, directly or indirectly, without the prior written consent of Mezzanine Lender, waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent to do any of the foregoing under, any of the instruments, documents, policies or agreements constituting the

Collateral (including, without limitation, the Garage Mortgage Borrower Organizational Documents) or any of the rights or interests of Pledgor as party, holder, mortgagee or beneficiary thereunder. Pledgor agrees that all rights to do any and all of the foregoing have been assigned to Mezzanine Lender, but Pledgor agrees that, upon request from Mezzanine Lender from time to time, Pledgor shall do any of the foregoing or shall join Mezzanine Lender in doing so or shall confirm the right of Mezzanine Lender to do so and shall execute such instruments and undertake such actions as Mezzanine Lender may reasonably request in connection therewith.

(i)    Pledgor shall not, without the prior written consent of Mezzanine Lender, make any election, compromise, adjustment or settlement in respect of any of the Collateral.
(j)    Pledgor shall promptly give to Mezzanine Lender notice of all pending legal or arbitration proceedings, and of all proceedings pending by or before any Governmental Authority, affecting Pledgor or Garage Mortgage Borrower.

(k)    Pledgor hereby authorizes Mezzanine Lender to: (i) subject to the terms and provisions of Section 5 hereof, perform any and all other acts which Mezzanine Lender in good faith deems necessary for the protection and preservation of the Collateral or its value or Mezzanine Lender’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Collateral to or in Mezzanine Lender’s own name and receiving the income therefrom as additional security for the Obligations, and (ii) pay any charges or expenses which Mezzanine Lender deems necessary for the foregoing purpose, but without any obligation on the part of Mezzanine Lender to do so (and any amounts so paid shall constitute an advance by Mezzanine Lender to Pledgor and shall be payable by Pledgor within ten (10) days after written demand together with interest thereon at the Default Rate from the date expended by Mezzanine Lender until paid). If any of the Pledged Membership Interests ever become certificated, then upon delivery of the certificated Pledged Membership Interests to Mezzanine Lender, Pledgor authorizes Mezzanine Lender to store, deposit and safeguard such certificated Pledged Membership Interests. Any obligation of Mezzanine Lender for the reasonable care of any of the Collateral in Mezzanine Lender’s possession shall be limited to the same degree of care that Mezzanine Lender uses for similar property pledged to Mezzanine Lender by other Persons.

(1) Pledgor waives (i) all rights to require Mezzanine Lender to proceed against any other Person, entity or collateral or to exercise any remedy set forth herein or in any other agreement, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Collateral until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement or non-waivable under any applicable law, and (v) if any of the Pledged Membership Interests become certificated, to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Collateral, other collateral or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Agreement. Mezzanine Lender is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

5.    Certain Understandings of Parties; Registration of Pledge; Control of Collateral, Etc.

(a)    The parties acknowledge and agree that the terms of the Pledged Membership Interests do and will provide that they shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The Pledged Membership Interests are not and shall not be evidenced by certificates.

(b)    Notwithstanding the foregoing, to better assure the perfection of the security interest of Mezzanine Lender in the Pledged Membership Interests, concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Mezzanine Lender the Control Agreement attached hereto, executed by each issuer of the Pledged Membership Interests (an “Issuer”), pursuant to which the Issuer will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Mezzanine Lender in respect of the Pledged Membership Interests without further consent of Pledgor or any other Person. From time to time, Pledgor shall promptly cause such Issuer to, and such Issuer shall, deliver to Mezzanine Lender a Control Agreement to each assignee or collateral assignee of Mezzanine Lender, as reasonably requested by Mezzanine Lender. Notwithstanding anything to the contrary contained in this paragraph, the Control Agreement shall not be construed as expanding the rights of Mezzanine Lender to give instructions with respect to the Collateral beyond such rights set forth in this Agreement.

6.    Cash Dividends; Voting Rights. Subject to the provisions of the Loan Agreement and the Cash Management Agreement, and unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all distributions or cash dividends allocable to the Pledged Equity paid in the normal course of business of Garage Mortgage Borrower and to exercise all voting and other member or shareholder rights with respect to the Pledged Equity, provided that no vote shall be cast or right exercised or other action taken which, in Mezzanine Lender’s reasonable judgment, would impair the Collateral or would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any of the other Loan Documents. Any vote that would result in a change in or violation of the Independent Managers provisions, the Special Purpose Entity provisions or any related provisions of the Loan Agreement shall be void ab initio. Upon the occurrence and during the continuance of an Event of Default, all such powers, rights and remedies permitted Pledgor above shall cease.

7.    Rights of Mezzanine Lender.

(a)    If an Event of Default shall occur and be continuing, Mezzanine Lender shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Collateral and make application thereof to the Obligations, in such order as Mezzanine Lender, in its sole discretion, may elect, in accordance with the Loan Documents. If an Event of Default shall occur and be continuing, then all Pledged Equity, at Mezzanine Lender’s option, shall be registered in the name of Mezzanine Lender or its nominee (if not already so registered), and Mezzanine Lender or its nominee may thereafter exercise (i) all voting and other member or shareholder rights with respect to the Pledged Equity and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Garage Mortgage Borrower, or upon the exercise by Pledgor or Mezzanine Lender of any right, privilege or option pertaining to the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Mezzanine Lender may determine), all without liability except to account for property actually received by it, but Mezzanine Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)    The rights of Mezzanine Lender under this Agreement shall not be conditioned or contingent upon the pursuit by Mezzanine Lender of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. Mezzanine Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall Mezzanine Lender be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)    Upon satisfaction in full of the Obligations and payment of all amounts owed on the Note, Mezzanine Lender’s rights under this Agreement shall terminate and Mezzanine Lender shall execute and deliver to Pledgor UCC-3 termination statements or similar documents and agreements reasonably requested by Pledgor to terminate all of Mezzanine Lender’s rights under this Agreement.

(d)    Pledgor authorizes Mezzanine Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 8 or Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)    The powers conferred on Mezzanine Lender hereunder are solely to protect Mezzanine Lender’s interest in the Collateral and shall not impose any duty upon Mezzanine Lender to exercise any such powers. Mezzanine Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Mezzanine Lender nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f)    If Pledgor fails to perform or comply with any of its agreements contained herein and Mezzanine Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses (including, without limitation, reasonable attorneys’ fees) of Mezzanine Lender incurred in connection with such performance or compliance, together with interest at the Default Rate, shall be payable by Pledgor to Mezzanine Lender on demand and shall constitute obligations secured hereby.

8.    Events of Default and Remedies.

(a)    The occurrence of any of the events identified in the Loan Agreement or elsewhere in the other Loan Documents as an “Event of Default” shall be an “Event of Default” hereunder.

(b)    Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies granted in this Agreement or in any other Loan Document, Mezzanine Lender may:

(i)     exercise all rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Mezzanine Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such rights);

(ii)     make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
(iii)     in its discretion, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Mezzanine Lender shall be under no obligation to do so; and

(iv)     without limiting the generality of the foregoing clause (iii) above, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, Garage Mortgage Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Mezzanine Lender or elsewhere upon such terms and conditions as Mezzanine Lender may deem advisable and at such prices as Mezzanine Lender may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk; provided, however, that Mezzanine Lender shall provide Pledgor with not less than ten (10) days written notice prior to conducting any public or private sale of the Collateral, and Pledgor hereby agrees and stipulates that such notice shall be deemed to be commercially reasonable notice in satisfaction of the requirements of the Uniform Commercial Code. Mezzanine Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Mezzanine Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived and released. Mezzanine Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Mezzanine Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Mezzanine Lender may elect, and only after such application and after the payment by Mezzanine Lender of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Uniform Commercial Code, need Mezzanine Lender account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Mezzanine Lender arising out of the exercise by Mezzanine Lender of any of its rights hereunder.

(c)    The rights, powers, privileges and remedies of Mezzanine Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Mezzanine Lender at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Mezzanine Lender hereunder.

9.    Private Sales.

(a) Pledgor recognizes that Mezzanine Lender may be unable to effect a public sale of any or all of the Pledged Equity by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Mezzanine Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Mezzanine Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit Garage Mortgage Borrower or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Garage Mortgage Borrower or Pledgor would agree to do so.

(b)    Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Equity pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Mezzanine Lender, that Mezzanine Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c)    Mezzanine Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value or that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Mezzanine Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Mezzanine Lender accepts the first offer received and does not offer any Collateral to more than one offeree.

(d)    The Uniform Commercial Code states that Mezzanine Lender is able to purchase the Pledged Equity only if it is sold at a public sale. Mezzanine Lender has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933, as amended. The Uniform Commercial Code permits Pledgor to agree on the standards for determining whether Mezzanine Lender has complied with its obligations under Article 9 of the Uniform Commercial Code. Pursuant to the Uniform Commercial Code, Pledgor specifically agrees (i) that it shall not raise any objection to Mezzanine Lender’s purchase of the Pledged Equity (through bidding on the obligations or otherwise), and (ii) that a foreclosure sale conducted in conformity with the principles set forth in the aforementioned No-Action Letters (A) shall be considered to be a “public” sale for purposes of the Uniform Commercial Code; (B) will be considered commercially reasonable notwithstanding that Mezzanine Lender has not registered or sought to register the Pledged Equity under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Pledgor or Garage Mortgage Borrower agrees to pay all costs of the registration process; and (C) shall be considered to be commercially reasonable notwithstanding that Mezzanine Lender purchases the Pledged Equity at such a sale.

(e)    Pledgor agrees that Mezzanine Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Equity sold by Mezzanine Lender pursuant to this Agreement. Mezzanine Lender, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Mezzanine Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:
(i) Mezzanine Lender conducts the foreclosure sale in the State of New York;
(ii)    The foreclosure sale is conducted in accordance with the laws of the State of New York;
(iii)    Not less than ten (10) days in advance of the foreclosure sale, Mezzanine Lender notifies Pledgor at the addresses set forth herein of the time and place of such foreclosure sale;
(iv)    The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City, New York or such other New York State Court in the City and County of New York having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.;
(v)    The notice of the date, time and location of the foreclosure sale is published in the New York Times or The Wall Street Journal (or such other newspaper widely circulated in New York, New York) and the Wilmington News Journal (or such other daily newspaper widely circulated in the State of Delaware) for seven (7) consecutive days prior to the date of the foreclosure sale; and
(vi)    Mezzanine Lender sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements filed in the filing offices located in the States of Delaware and New York conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.
10.     Limitation on Duties Regarding Collateral. Mezzanine Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Mezzanine Lender deals with similar securities and property for its own account. Neither Mezzanine Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
11.     Financing Statements; Other Documents. On the date hereof, Pledgor hereby authorizes Mezzanine Lender to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Mezzanine Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12.    Receipt of Sale Proceeds. Upon any sale of the Collateral, or any portion thereof, by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Mezzanine Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

13.    Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender is hereby appointed the attorney-in-fact of Pledgor, which appointment as attorney-in-fact is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Mezzanine Lender may deem necessary or advisable to accomplish the purposes hereof, including, without limitation:

(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)    to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)    to file any claims or take any action or institute any proceedings that Mezzanine Lender may deem necessary or desirable for the perfection and/or collection of any of the Collateral or otherwise to enforce the rights of Mezzanine Lender with respect to any of the Collateral; and

(d)    to execute, in connection with any sale provided for in Section 8 and Section 9 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Mezzanine Lender, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Mezzanine Lender at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

14.    Additional Covenants of Pledgor Relating to Affirmative Covenants of Garage Mortgage Borrower. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) are paid and performed in full, Pledgor shall take, and/or shall cause Garage Mortgage Borrower to take, any and all actions either necessary or reasonably requested by Mezzanine Lender to ensure complete compliance with Section 5.1 of the Loan Agreement, and Pledgor shall cause Garage Mortgage Borrower (i) to take such actions as are required by or to comply with the terms of the Mortgage Loan Documents, in each case, applicable to Garage Mortgage Borrower, and not to take any actions that violate any such documents, and (ii) not to apply amounts disbursed to Garage Mortgage Borrower pursuant to the requirements of the Mortgage Loan in a manner contrary to the requirements of the Mortgage Loan Documents.
15.     Additional Covenants of Pledgor Relating to Negative Covenants of Garage Mortgage Borrower. Pledgor covenants and agrees with Mezzanine Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) are paid and performed in full, Pledgor shall take and/or shall cause Garage Mortgage Borrower to take any and all actions either necessary or reasonably requested by Mezzanine Lender to ensure complete compliance with Section 5.2 of the Loan Agreement.
16.     Non-Recourse. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Pledgor hereunder to the same extent and with the same force as if fully set forth herein.
17.     Indemnity. Pledgor agrees that the terms and provisions of Section 10.13 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
18.    Miscellaneous.
(a)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(b)    Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof
(c)    No Waiver; Cumulative Remedies. Mezzanine Lender shall not by any act (except by a written instrument pursuant to Section 18(d) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Mezzanine Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Mezzanine Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Mezzanine Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.
(d)    Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Agreement shall be binding upon and shall inure to the benefit of

Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Mezzanine Lender and its successors and assigns; provided that Pledgor shall not have any right to assign its rights hereunder except to the extent provided in the Loan Agreement. The rights of Mezzanine Lender under this Agreement shall automatically be transferred to any Person to which Mezzanine Lender transfers the Note and the Loan Agreement.

(e)    Notices. Notices by Mezzanine Lender to Pledgor or Garage Mortgage Borrower to be effective shall be in writing, addressed or transmitted to Pledgor, or Garage Mortgage Borrower at the address of Pledgor set forth in the Loan Agreement, and shall be deemed to have been duly given if made in accordance with the terms and provisions of Section 10.6 of the Loan Agreement.

(f)    Governing Law.

(i)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY PLEDGOR AND ACCEPTED BY MEZZANINE LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, IT BEING ACKNOWLEDGED AND AGREED THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(ii)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND PLEDGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON-CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF

ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED IN SECTION 10.6 OF THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. PLEDGOR (i) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(g)    Agents. Mezzanine Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(h)    Irrevocable Authorization and Instruction to Garage Mortgage Borrower. Pledgor hereby authorizes and instructs Garage Mortgage Borrower and any servicer of the Loan to comply with any instruction received by it from Mezzanine Lender in writing that (i) states that an Event of Default has occurred and is continuing, and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Garage Mortgage Borrower and any servicer shall be fully protected in so complying.

(i)    Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(j)    Waiver of Jury Trial. PLEDGOR AND MEZZANINE LENDER EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND MEZZANINE LENDER. THE

SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND MEZZANINE LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO MEZZANINE LENDER TO ENTER INTO A BUSINESS RELATIONSHIP WITH PLEDGOR. PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k) Special Damages. No claim may be made by Pledgor against Mezzanine Lender, its affiliates and/or their respective directors, officers, members, partners, employees or attorneys for any special, indirect, punitive or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way relating to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law, Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement (World Trade Center Garage) to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MEZZANINE LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

SCHEDULE 1
To Pledge Agreement
DESCRIPTION OF
PLEDGED MEMBERSHIP INTERESTS

Issuer	Owner	Percentage of Membership Interests
Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company	Maguire Properties – 350 S. Figueroa Mezzanine, LLC	100%

EXHIBIT A
FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST
(World Trade Center Garage)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (World Trade Center Garage), dated as of                      , 20      , is made by MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (together with its successors and assigns,    “Assignor”), to __________________________________________ (“Assignee”).

RECITALS

A.    Assignor has entered into that certain Pledge and Security Agreement (World Trade Center Garage), dated as of [________ ___]2006 (such Agreement, as it may be amended or otherwise modified from time to time, the “Pledge Agreement”), with Nomura Credit & Capital, Inc., a Delaware corporation, (together with its successors and assigns, “Mezzanine Lender”). Unless otherwise noted, terms defined in the Pledge Agreement are used herein as defined therein.

B.    Assignor is the legal and beneficial owner of a one hundred percent (100%) limited liability company interest in Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (referred to herein as “Garage Mortgage Borrower”) and which exists under and is evidenced by a certificate of formation and limited liability company operating agreement (as amended, supplemented or otherwise modified from time to time, the “Garage Mortgage Borrower Organizational Documents”). Under the Garage Mortgage Borrower Organizational Documents, Assignor has certain rights, title and interests in and to all of the limited liability company interests in Garage Mortgage Borrower (the “Pledged Membership Interests”).

C.    Mezzanine Lender has required that Assignor shall have executed and delivered this Assignment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Assignment and Acceptance of Assigned Interests. As of the Effective Date (as defined in Section 9 herein), Assignor hereby sells, transfers, conveys and assigns (without recourse and, except as set forth herein, representation or warranty) (collectively, the “Assignment”) to Assignee all of Assignor’s right, title and interest in and to the Pledged Membership Interests and all of Assignor’s rights under the Garage Mortgage Borrower Organizational Documents, including, without limitation, all of Assignor’s (a) rights to receive moneys due and to become due under or pursuant to the Garage Mortgage Borrower Organizational Documents, (b) rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Garage Mortgage Borrower Organizational Documents,

(c) claims for damages arising out of or for breach of or default under the Garage Mortgage Borrower Organizational Documents, and (d) rights to perform the Garage Mortgage Borrower Organizational Documents and to compel performance and otherwise exercise all rights and remedies thereunder. The percentage interest of Assignor’s right, title and interest in the Pledged Membership Interests and of Assignor’s rights under the Garage Mortgage Borrower Organizational Documents that are being assigned to Assignee pursuant to this Agreement are hereinafter collectively referred to as the “Assigned Interests”. Assignee, upon the execution of this Assignment, hereby accepts from Assignor the Assigned Interests and agrees to become a successor member of Garage Mortgage Borrower in the place and stead of Assignor to the extent of the Assigned Interests and to be bound by the terms and provisions of the Garage Mortgage Borrower Organizational Documents.

Section 2.    Capital Account. On or prior to the “Effective Date” (as hereinafter defined), Assignee shall notify each of the other members in Garage Mortgage Borrower required to be so notified under the terms of the Garage Mortgage Borrower Organizational Documents and, thereafter, the portion of all profits and losses, and all other items of income, gain, loss, deduction or credit, allocable to the Assigned Interests shall be credited or charged, as the case may be, to Assignee and Assignee shall be entitled to the portion of all distributions, payments or other allocations payable in respect of the Assigned Interests, regardless of the source of such distributions, payments or other allocations or the date on which they were earned.

Section 3.    Representations and Warranties of Assignor. Assignor represents to Mezzanine Lender and Assignee as of the Effective Date, that:

(a)     This Assignment has been duly executed and delivered by Assignor and is a valid and binding obligation of Assignor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity; and

(b)    Assignor is the sole owner of the Assigned Interests free and clear of any liens, except for the liens created by the Pledge Agreement.

Section 4.    Filings. On or as soon as practicable after the Effective Date, Assignee shall file and record or cause to be filed and recorded with all proper offices or agencies all documents and instruments required to effect the terms herein, if any, including, without limitation, (a) this Assignment and (b) any limited liability company and assumed or fictitious name certificate or certificates and any amendments thereto.

Section 5.    Future Assurances. Each of Assignor and Assignee mutually agrees to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the assignment evidenced hereby.

Section 6.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 7.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto and the original of such writing has been delivered to Assignee.

Section 8.    Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment.

Section 9.    Effective Date. This Assignment will be binding and effective and will result in the assignment of the Assigned Interest on the date first written above (the “Effective Date”).

Section 10.    Governing Law. This Assignment will be governed by the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest (World Trade Center Garage) to be executed and delivered as of the date first above written.
ASSIGNOR:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

ASSIGNEE:

By:	__________________________________
Name:
Title:

EXHIBIT B

FORM OF
CONTROL AGREEMENT

(World Trade Center Garage)

THIS CONTROL AGREEMENT (World Trade Center Garage) (“Agreement”) is made and entered into as of the [___] day of [_____, 20_], by and among MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (“Pledgor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation (“Lender”), and MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company (“Pledged Entity”).

RECITALS:

WHEREAS, Lender has agreed to loan the aggregate sum of [_____________] AND 00/100 DOLLARS ($[____________]) (the “Loan”) to Pledgor and Maguire Properties – 555 W. Fifth Mezzanine, LLC (“Tower Mezz Borrower”), pursuant to a Promissory Note (Mezzanine Loan) of even date herewith in such original principal amount, executed by Pledgor and Tower Mezz Borrower in favor of Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Note”), and a Mezzanine Loan Agreement of even date herewith among Pledgor, Tower Mezz Borrower and Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Loan Agreement”); and

WHEREAS, the obligations of Pledgor to Lender are secured by a pledge to Lender of Pledgor’s 100% limited liability company interests in Pledged Entity (such interest being referred to herein as the “Pledged Collateral”) pursuant to a Pledge and Security Agreement (World Trade Center Garage) of even date herewith, executed by Pledgor in favor of Lender (as the same may, from time to time, be amended, restated, replaced, consolidated, severed, extended, supplemented or otherwise modified, the “Pledge Agreement”); and

WHEREAS, the parties hereto wish to acknowledge Pledgor’s pledge of, and Lender’s security interest in and control over, the Pledged Collateral for purposes of the provisions of Article 8 and Article 9 of the Uniform Commercial Code as enacted and in effect in the State of Delaware (the “UCC”).

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.    Acknowledgment of Security Interest; No Transfer. The Pledged Entity hereby acknowledges and agrees that, pursuant to the Pledge Agreement, Lender has been granted and continues to hold a security interest in and to the Pledged Collateral as collateral security for the obligations of Pledgor under the Note, the Loan Agreement and the other Loan Documents. The Pledged Entity shall cause all of its books and records to reflect the pledge by Pledgor of the Pledged Collateral to Lender and agrees not to, so long as the Obligations remain outstanding, (a) consent to or permit any transfer, assignment, pledge or hypothecation of the Pledged Collateral, or (b) permit the limited liability company interests in the Pledged Entity to be represented by an instrument issued in bearer or registered form or to constitute certificated securities as defined in Article 8 of the UCC. The Pledged Entity represents and warrants that (a) the execution and delivery of the Pledge Agreement does not violate the Pledged Entity’s organizational documents or any other agreement to which the Pledged Entity is a party or by which the Pledged Entity or any of the property of the Pledged Entity is bound, (b) Pledgor’s ownership interest in the Pledged Entity is as set forth in the Pledge Agreement and such ownership interest in the Pledged Entity is not subject to any claim, lien or encumbrance whatsoever of any kind or nature, and (c) as of the date hereof, the Pledged Entity does not have any claim, right of offset, or counterclaim against Pledgor under or with respect to the Pledged Collateral or otherwise under any of the Pledged Entity’s organizational documents, and Pledgor is not in default to the Pledged Entity or otherwise under or in respect of any of its obligations under the Pledged Entity’s organizational documents. The Pledged Entity agrees that Lender or its representatives may at any time during reasonable business hours inspect the books, records and properties of the Pledged Entity, and the Pledged Entity shall, so long as any Obligations remain outstanding, cause any distributions in respect of the Pledged Collateral to be made in accordance with the Mortgage Loan Documents and the Loan Documents.
3.    Agreement to Follow Instructions. So long as the Obligations remain outstanding, the Pledged Entity, as issuer of the Pledged Collateral, hereby agrees to comply with any “instruction” (as defined in Section 8-102(a)(12) of the UCC) originated by Lender without further consent of Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, and any distributions with respect thereto. Lender may take any action it deems necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Lender’s security interests therein, including, without limitation, upon the occurrence and during the continuance of an Event of Default, the right to declare any or all Obligations to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Lender’s name or the name of any designee or nominee of Lender.
4.    Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish Lender’s control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the UCC.
5.    No Lender Liability. Notwithstanding the security interests of Lender in the Pledged Collateral, Lender shall have no obligation or liability whatsoever to the Pledged Entity, or any member thereof, or any creditor or other Person having any relationship, contractual or otherwise, with the Pledged Entity, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor under the Pledged Entity’s organizational documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder. The

Pledged Entity acknowledges that the security interests of Lender in the Pledged Collateral and all of Lender’s rights and remedies under the Pledge Agreement may be transferred or assigned by Lender as provided in the Pledge Agreement and the other Loan Documents. In the event of any such transfer or assignment, all of the provisions of this Agreement shall inure to the benefit of the transferees, successors, assigns or participants of Lender, and Pledgor shall notify the Pledged Entity of such transfer or assignment. The provisions of this Agreement shall likewise be binding upon any and all permitted successors or assigns of the Pledged Entity. Notwithstanding the foregoing, Lender shall at all times be obligated to act in a commercially reasonable manner.
6.    Further Assurances. The Pledged Entity shall, from time to time, at Pledgor’s expense, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement. This Agreement is being given to induce Lender to accept the Pledge Agreement and to make the Loan and with the understanding that Lender will rely hereon.

7.    Acknowledgment and Direction. The Pledged Entity hereby acknowledges receipt of a copy of the Pledge Agreement and agrees that it is bound thereby. The Pledged Entity hereby agrees that: (a) so long as the Obligations remain outstanding, any amount payable to the Pledged Entity in connection with any claim under any owner’s title insurance policy issued to the Pledged Entity in connection with the Pledged Entity’s acquisition of the Property (the “Owner’s Policy”), which Owner’s Policy insures the Pledged Entity’s ownership of the Property, are hereby assigned to and shall be paid directly to Lender during the term of the Pledge Agreement, and (b) [Fidelity National Title Insurance Company] shall be deemed a third party beneficiary in connection with, and may rely on, the preceding clause (a) in issuing the Owner’s Policy.

8.    Choice of Law. This Agreement shall be construed and enforced under the laws of the State of New York without regard to the conflict of law principles thereof.

9.    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

10.    Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Control Agreement (World Trade Center Garage) as of the date first written above.

LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

PLEDGOR:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

PLEDGED ENTITY:

MAGUIRE PROPERTIES – 350 S. FIGUEROA,
LLC, a Delaware limited liability company

By:	__________________________________
Name:
Title:

MEZZANINE CASH MANAGEMENT AGREEMENT
By and Among
MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC,
and
MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC,
collectively, as Borrowers,
MAGUIRE PROPERTIES - 555 W. FIFTH, LLC,
and

MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC,
collectively, as Mortgage Borrowers,

and
NOMURA CREDIT & CAPITAL, INC.,
as Lender,
Dated: as of [                  ], 2006
Gas Company Tower
555 West Fifth Street
Los Angeles, California

World Trade Center Parking Garage
350 South Figueroa Street
Los Angeles, California

MEZZANINE CASH MANAGEMENT AGREEMENT

MEZZANINE CASH MANAGEMENT AGREEMENT (this “Agreement”), dated as of [     2006, among MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Borrower”), MAGUIRE PROPERTIES - 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Garage Borrower,” and together with Tower Borrower, individually, a “Borrower,” and collectively, “Borrowers”), MAGUIRE PROPERTIES – 555 W. FIFTH, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Mortgage Borrower”), MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Garage Mortgage Borrower,” and together with Tower Mortgage Borrower, individually, a “Mortgage Borrower,” and collectively, “Mortgage Borrowers”), and NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at Two World Financial Center, New York, New York 10281 (together with its successors and assigns, “Lender”) and acknowledged and agreed to by MAGUIRE PROPERTIES, L.P., a Maryland limited partnership, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Manager”).

RECITALS:

A.    Pursuant to that certain Loan Agreement dated as of August 7, 2006 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”), among Mortgage Borrowers and Nomura Credit & Capital, Inc., a Delaware corporation (in such capacity, “Mortgage Lender”), Mortgage Lender has provided financing to Mortgage Borrowers in the principal amount of Four Hundred Fifty-Eight Million and No/100 Dollars ($458,000,000) (the “Mortgage Loan”) secured by, among other things, the properties owned by Mortgage Borrowers and described in the Mortgage Loan Agreement.

B.    Tower Borrower is the legal and beneficial owner of a one hundred percent (100%) limited liability company interest in Tower Mortgage Borrower. Garage Borrower is the legal and beneficial owner of a one hundred percent (100%) limited liability company interest in Garage Mortgage Borrower.

C.    Pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lender and Borrowers, Lender has provided financing to Borrowers in the principal amount of [__________] and No/100 Dollars ($[__________]) (the “Loan”) secured by, among other things, (i) that certain Pledge and Security Agreement (Gas Company Tower), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Tower Pledge Agreement”), by and between Tower Borrower, as pledgor, and Lender, as pledgee, which grants Lender a first priority security interest in certain collateral more particularly described therein and (ii) that certain Pledge and Security Agreement (World Trade Center Garage), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Garage Pledge Agreement,” and together with the Tower Pledge Agreement, each individually, a “Pledge Agreement,” and collectively, the “Pledge Agreements”), by and between Garage Borrower, as pledgor, and Lender, as pledgee, which grants Lender a first priority security interest in certain collateral more particularly described therein.
D. Borrowers intend to establish and maintain the Mezzanine Cash Management Account (as hereinafter defined), and Borrowers intend to grant to Lender a perfected first priority security interest in the Mezzanine Cash Management Account, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to make the Loan, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1. Certain Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:

“Accounts” shall mean, collectively, the Mezzanine Cash Management Account and the Reserve Accounts.

“ACH System” shall mean the automated clearinghouse system.

“Affiliates” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Agent” shall mean Servicer or any other Person designated by Lender to act as Agent under this Agreement, together with its successors and assigns.

“Agreement” shall mean this Mezzanine Cash Management Agreement by and among Borrowers, Mortgage Borrowers and Lender, as amended, supplemented or otherwise modified from time to time.

“Approved Annual Budget” shall have the meaning set forth in the Loan Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., as the same may be amended from time to time.

3

“Borrower” or “Borrowers” shall have the meanings set forth in the introductory paragraph of this Agreement, together with their respective successors and permitted assigns.

“Borrower Distributions” shall have the meaning set forth in Section 3.1(c) hereof.

“Borrowers Remainder Account” shall have the meaning set forth in Section 3.2(a) hereof. The Borrowers Remainder Account on the date of this Agreement is identified on Exhibit A attached hereto and by this reference made a part hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which national banks in New York, New York or the city where Agent maintains its principal office are not open for business.

“Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Debt Service Account” shall have the meaning set forth in Section 2.1(a)(ii) hereof.

“Eligible Account” shall have the meaning set forth in the Loan Agreement. “Eligible Institution” shall have the meaning set forth in the Loan Agreement. “Event of Default” shall have the meaning set forth in the Loan Agreement.

“Extraordinary Expense” shall have the meaning set forth in the Loan Agreement.

“Financing Installments” shall have the meaning set forth in the Mortgage Loan Agreement.

“Garage Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement, together with its successors and permitted assigns.

“Garage Mortgage Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement, together with its successors and permitted assigns.

“Garage Pledge Agreement” shall have the meaning set forth in the Recitals hereto.

“Gas Company Reserve Account” shall have the meaning set forth in Section 2.1(c)(iii) hereof.

“Insurance Premiums” shall have the meaning set forth in the Loan Agreement.

“Lender” shall mean Nomura Credit & Capital, Inc., a Delaware corporation, together with its successors and assigns.

4

“Loan” shall have the meaning set forth in the Recitals hereto.
“Loan Agreement” shall have the meaning set forth in the Recitals hereto.
“Loan Documents” shall have the meaning set forth in the Loan Agreement.
“Lockbox Account” shall have the meaning set forth in the Loan Agreement.

“Lockbox Agreement” shall have the meaning set forth in the Mortgage Cash Management Agreement.

“Lockbox Bank” shall have the meaning set forth in the Loan Agreement.

“Manager” shall mean Maguire Properties, L.P., a Maryland limited partnership, together with its successors and permitted assigns.

“Mezzanine Cash Management Account” shall have the meaning set forth in Section 2.1(a) hereof.

“Mortgage Borrower” or “Mortgage Borrowers” shall have the meanings set forth in the introductory paragraph of this Agreement, together with their respective successors and permitted assigns.

“Mortgage Cash Management Account” shall mean that certain Cash Management Account established in connection with the Mortgage Loan pursuant to the Mortgage Cash Management Agreement.

“Mortgage Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of August 7, 2006, by and among Mortgage Borrowers, Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Lender” shall have the meaning set forth in the Recitals hereto, together with it successors and assigns.

“Mortgage Loan” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“Obligations” shall have the meaning set forth in the Loan Agreement.

“Operating Account” shall mean an account designated by Borrowers from time to time into which Agent shall disburse funds which Borrowers may be entitled to receive pursuant to this Agreement to pay Operating Expenses and Capital Expenditures with respect to the Properties. The Operating Account on the date of this Agreement is identified on Exhibit B.

“Operating Expenses” shall have the meaning set forth in the Loan Agreement.

5

“Payment Date” shall have the meaning set forth in the Loan Agreement.

“Permitted Investments” shall mean any one or more of the following obligations or securities with maturities of not more than three hundred sixty-five (365) days acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)    obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(ii)    Federal Housing Administration debentures;

(iii)    obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(iv)    federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which at all times are rated in the highest short-term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (iv) must (A)

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have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v)    fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short-term obligations of which at all times are rated in the highest short-term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)    debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

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(viii)    units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix)    any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that in the judgment of the Servicer, such instrument continues to qualify as a “cash flow investment” pursuant to Section 860G(a)(6) of the Bankruptcy Code earning a passive return in the nature of interest and that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

“Person” shall have the meaning set forth in the Loan Agreement.

“Pledge Agreement” or “Pledge Agreements” shall have the meanings set forth in the Recitals hereto.

“Property” or “Properties” shall have the meanings set forth in the Loan Agreement.

“Rating Agencies” shall have the meaning set forth in the Loan Agreement.

“Required Repair Account” shall have the meaning set forth in Section 2.1(b)(iii) hereof.

“Reserve Accounts” shall mean collectively, the Tax and Insurance Escrow Account, the Debt Service Account, the Rollover Reserve Account, the Required Repair Account, the Gas Company Reserve Account, the Sidley Austin Reserve Account and any other reserve accounts established pursuant to the Loan Documents.

“Rollover Reserve Account” shall have the meaning set forth in Section 2.1(b)(ii) hereof.

“Securities” shall have the meaning set forth in the Loan Agreement.

“S & P” shall have the meaning set forth in the Loan Agreement.

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“Securitization” shall have the meaning set forth in the Loan Agreement.
“Servicer” shall have the meaning set forth in the Loan Agreement.

“Sidley Austin Reserve Account” shall have the meaning set forth in Section 2.1(c)(v) hereof.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 2.1(b)(i) hereof.

“Taxes” shall have the meaning set forth in the Loan Agreement.

“Tower Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement, together with its successors and permitted assigns.

“Tower Mortgage Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement, together with its successors and permitted assigns.

“Tower Pledge Agreement” shall have the meaning set forth in the Recitals hereto.

“UCC” shall have the meaning set forth in Section 5.1(a)(iv) hereof.
ARTICLE II
THE ACCOUNTS

Section 2.1. Establishment of Accounts.

(a)    Mortgage Borrowers have established and, until the Obligations under the Mortgage Loan are satisfied in full, will maintain certain accounts as more specifically identified on Exhibit A attached hereto (the “Lockbox Accounts”) with Lockbox Bank, which Lockbox Account shall be subject to the terms and conditions of this Agreement and the terms and conditions of the Lockbox Agreement, the terms and conditions of which are incorporated herein by reference.

(b)    On the date hereof, Borrowers shall establish and maintain, until the Obligations under the Loan are satisfied in full, the following accounts with Agent or a financial institution selected by Lender in its sole discretion:

(i)    An Eligible Account (the “Mezzanine Cash Management Account”) into which (A) Mortgage Lender shall transfer by wire transfer or via the ACH System all amounts required to be transferred to Lender from the Mortgage Cash Management Account pursuant to the terms of the Mortgage Loan Agreement, or (B) from and after the date on which the Mortgage Loan has been repaid in full (if the Loan or any portion thereof is then outstanding), Lockbox Bank shall transfer by wire transfer or via the ACH System all amounts constituting available funds on deposit in the Lockbox Account; and

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(ii)    An Eligible Account (the “Debt Service Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Sections 3.1(a) and 3.2(a) hereof and Sections 2.7.4(a)(i) and (ii) and Sections 2.7.4(b)(ii) and (iv) of the Loan Agreement for the payment to Lender of interest, principal, fees and other amounts payable under the Loan.

(c)    From and after the date on which the Mortgage Loan has been repaid in full (if the Loan or any portion thereof is then outstanding), Borrowers shall establish and maintain, until the Obligations under the Loan are satisfied in full, the following accounts with Agent or a financial institution selected by Lender in its sole discretion:

(i)    An Eligible Account (the “Tax and Insurance Escrow Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited pursuant to Sections 3.1(b) hereof and Sections 2.7.4(b)(i) and 7.2 of the Loan Agreement;

(ii)    An Eligible Account (the “Rollover Reserve Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Sections 3.1(b) hereof and Sections 2.7.4(b)(iii) and 7.4 of the Loan Agreement;

(iii)    An Eligible Account (the “Gas Company Reserve Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 3.1(b) hereof and Sections 2.7.4(b)(vii) and 7.5 of the Loan Agreement;

(iv)    An Eligible Account (the “Required Repair Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 3.1(b) hereof and Section 7.1 of the Loan Agreement; and

(v)    An Eligible Account (the “Sidley Austin Reserve Account”) into which Borrowers shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 3.1(b) hereof and Section 7.6 of the Loan Agreement.

(d)    Notwithstanding the foregoing, as an alternative to establishing each Reserve Account as a separate Eligible Account, Lender may, in its discretion, establish each Reserve Account as a separate sub-account of the Mezzanine Cash Management Account whereupon (i) all provisions of this Agreement referring to any Reserve Account shall be interpreted to apply instead to the corresponding sub-account of the Mezzanine Cash Management Account and (ii) all provisions of this Agreement referring generally to the Reserve Accounts shall be interpreted to apply instead to the Mezzanine Cash Management Account.

Section 2.2.    Account Names. The Mezzanine Cash Management Account and each of the Reserve Accounts shall be in the name of Lender (or, at the option of Lender, in the name of Agent, as Servicer for Lender); provided, however, that in the event Lender transfers or assigns the Loan, Agent, at Lender’s request, shall change the name of each account to the name of the transferee or assignee.

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Section 2.3.    Eligible Accounts. The Mezzanine Cash Management Account and, subject to Section 2.1(d) hereof, each of the Reserve Accounts, shall be maintained as an Eligible Account at all times.

Section 2.4.    Permitted Investments. Sums on deposit in the Mezzanine Cash Management Account and Reserve Accounts shall not be invested except in Permitted Investments. Borrowers shall have the right to direct Agent to invest sums on deposit in the Mezzanine Cash Management Account or any Reserve Account in Permitted Investments except that following the occurrence and during the continuance of an Event of Default, Borrowers shall not have the right to direct Agent to invest sums on deposit in the Mezzanine Cash Management Account and Reserve Accounts and during such time, such investments shall be made by Agent, in Agent’s reasonable discretion; and, provided further, that in no event shall Borrowers direct Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Mezzanine Cash Management Account or Reserve Account, as applicable, was created. Absent express investment direction from Borrowers (or Agent, as applicable), account balances shall be uninvested and maintained as cash. Borrowers hereby irrevocably authorize and direct Agent to apply any income earned from Permitted Investments to the respective Mezzanine Cash Management Account or Reserve Account, as applicable. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Mezzanine Cash Management Account by Borrowers no later than one (1) Business Day following such liquidation. Borrowers shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Accounts shall be assigned the federal tax identification number of [____________], which number is ______________.

ARTICLE III
DEPOSITS

Section 3.1.    Deposits to the Mezzanine Cash Management Account and Reserve Accounts.

(a)    Notwithstanding anything contained in the Mortgage Loan Agreement or the Mortgage Cash Management Agreement to the contrary, Mortgage Borrowers hereby irrevocably direct (which direction may be revoked only with Lender’s written consent) that all cash distributions from the Mortgage Cash Management Account to be paid to or for the benefit of Lender in accordance with the terms of the Mortgage Loan Agreement and the Mortgage Cash Management Agreement (including any Net Liquidation Proceeds After Debt Service) be deposited into the Mezzanine Cash Management Account. Mortgage Borrowers and Borrowers further hereby irrevocably direct (which direction may be revoked only with Lender’s written consent) that, provided no Event of Default shall have occurred and be continuing, funds on deposit in the Mezzanine Cash Management Account be disbursed to the Reserve Accounts, the Operating Account and/or the Borrowers Remainder Account in accordance with the terms of this Agreement and Section 2.7.4 of the Loan Agreement. Mortgage Borrowers from time to time may make other deposits into or direct other deposits to be made into the Mezzanine Cash Management Account.

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(b)    Upon repayment in full of the Mortgage Loan, if the Loan or any portion thereof is then outstanding, Borrowers shall cause Mortgage Borrowers to amend their agreements with the Lockbox Bank to provide that the Lockbox Bank shall transfer to the Mezzanine Cash Management Account (rather than the Mortgage Cash Management Account) in immediately available funds by federal wire transfer or the ACH System all amounts on deposit in the Lockbox Account once each Business Day throughout the term of the Loan. In addition, in such event, Mortgage Borrowers hereby irrevocably direct (which direction may be revoked only with Lender’s written consent) that all sums on deposit in the Mortgage Cash Management Account be transferred to the Mezzanine Cash Management Account and that any such funds constituting Mortgage Loan Reserve Funds be deposited in the corresponding Reserve Accounts established hereunder, with any other funds being disbursed as provided in Section 2.7.4(b) of the Loan Agreement.

(c)    All amounts deposited into the Mezzanine Cash Management Account pursuant to the terms of the Mortgage Loan Agreement, the Mortgage Cash Management Agreement, the Loan Agreement or this Agreement shall be deemed to be distributions to Borrowers pursuant to the organizational documents of Mortgage Borrowers (“Borrower Distributions”). Borrowers intend to make payment on the Obligations from the Borrower Distributions. Borrowers may from time to time deposit amounts into the Mezzanine Cash Management Account from sources of Borrowers other than Borrower Distributions. Except as otherwise expressly provided in this Agreement, amounts allocated to the Mezzanine Cash Management Account shall be disbursed in accordance with the terms of the Loan Agreement.

Section 3.2.    Deposits to and Disbursement from the Cash Management Account.

(a)    Commencing on the first Payment Date following the date hereof and on each Payment Date thereafter, so long as the Mortgage Loan is outstanding, provided no Event of Default shall have occurred and be continuing, Agent shall apply all funds on deposit in the Mezzanine Cash Management Account in accordance with Section 2.7.4(a) of the Loan Agreement. Amounts to be disbursed to Borrowers pursuant to Section 2.7.4(a)(iii) of the Loan Agreement shall be deposited by Agent into an account designated by Borrowers in writing from time to time (the “Borrowers Remainder Account”).

(b)    From and after the repayment in full of the Mortgage Loan (if the Loan or any portion thereof is then outstanding) and the transfer of funds to the Mezzanine Cash Management Account and the Reserve Accounts as provided in Section 3.1(b) of this Agreement:

(i)    Provided no Event of Default shall have occurred and be continuing, on each Payment Date, Agent shall apply all funds on deposit in the Mezzanine Cash Management Account in accordance with Section 2.7.4(b) of the Loan Agreement. Amounts to be disbursed to Borrowers pursuant to Section 2.7.4(b)(vi) of the Loan Agreement to pay Operating Expenses and Extraordinary Expenses shall be deposited by Agent into the Operating Account and amounts to be disbursed to Borrowers pursuant to Section 2.7.4(b)(viii) of the Loan Agreement shall be deposited by Agent into the Borrowers Remainder Account.

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(ii)    Each Borrower shall use or cause each Mortgage Borrower to use all funds deposited in the Operating Account to pay the Cash Expenses and Capital Expenditures for the current month in accordance with the Approved Annual Budget or as otherwise approved by Lender in accordance with Section 2.7.4(b)(v) of the Loan Agreement, and to pay such other Operating Expenses and Capital Expenditures and/or other expenses, including, without limitation, Extraordinary Expenses, as shall have been approved by Lender. In no event shall the Operating Account or the funds contained therein be pledged, assigned or otherwise encumbered by either Borrowers or either Mortgage Borrowers while the Obligations remain outstanding.

(c)    From and after the repayment in full of the Mortgage Loan (if the Loan or any portion thereof is then outstanding) and the transfer of funds to the Mezzanine Cash Management Account and the Reserve Accounts as provided in Section 3.1(b) of this Agreement, in the event that an Event of Default shall have occurred and be continuing (each of the foregoing events, a “Financial Statement Delivery Event”), within twenty (20) days after the end of each calendar month, Borrowers shall prepare and deliver to Lender a financial statement for each Mortgage Borrower in form and substance satisfactory to Lender in all material respects setting forth all amounts expended by such Mortgage Borrower for Operating Expenses and Capital Expenditures during such calendar month, including showing variances from the Approved Annual Budget and setting forth a short explanation of any variance in excess of ten percent (10%) of the budget line item in question and identifying any payment made to an Affiliate and the reasons therefor. Each such financial statement shall be accompanied with an Officer’s Certificate certifying such financial statement is true, correct and complete in all material respects and including a certification that all amounts transferred to the Operating Account pursuant to this Agreement were expended for Operating Expenses and Capital Expenditures in accordance with this Agreement. In connection with any financial statement delivered to Lender as provided above, Borrowers shall cause Mortgage Borrowers promptly, but not later than five (5) days after Lender’s request therefor, to deliver to Lender such further documentation (including, without limitation, invoices, checks or copies of contracts) and information as Lender may reasonably request regarding any payments described in Mortgage Borrowers’ financial statements. After the occurrence of any Financial Statement Delivery Event, if the financial statements delivered to Lender show that actual Operating Expenses and Capital Expenditures paid during any calendar month are less than the amount transferred to the Operating Account during such calendar month, the amount of such difference shall promptly be deposited by Mortgage Borrowers (and Borrowers shall cause Mortgage Borrowers to comply with such provision) back into the Mezzanine Cash Management Account, in any event no later than twenty (20) days after the end of the applicable calendar month, such amount to be applied in accordance with the terms of Section 3.2 hereof when such sum is redeposited into the Mezzanine Cash Management Account. If either Mortgage Borrower shall fail to deposit any excess funds into the Mezzanine Cash Management Account or provide its required financial statements or, after written request of Lender, evidence of expenditures, in each case, when and within the time periods provided in the preceding sentences and such failure continues for ten (10) or more days after notice of such failure, then, in addition to any other remedies which Lender may have with respect thereto, Lender may elect not to fund the Operating Account from monies in the Mezzanine Cash Management Account or Lender may continue to hold the funds in the Mezzanine Cash Management Account until such failure is cured.

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ARTICLE IV
WITHDRAWALS

Section 4.1.    Withdrawals from the Tax and Insurance Escrow Account and the Debt Service Account. Subject to the terms of Section 7.2 of the Loan Agreement, from and after repayment in full of the Mortgage Loan (if the Loan or any portion thereof is then outstanding) and the transfer of funds to the Mezzanine Cash Management Account and the Reserve Accounts as provided in Section 3.1(b) of this Agreement, Lender shall have the right to, and provided that no Event of Default has occurred and is continuing, shall withdraw amounts on deposit in the Tax and Insurance Escrow Account to pay (a) Taxes on or before the date Taxes are due and payable as provided in the Loan Agreement, and (b) Insurance Premiums or Financing Installments, as applicable, on or before the date such Insurance Premiums or Financing Installments, as applicable, are due and payable as provided in the Loan Agreement. Lender shall have the right to and, provided no Event of Default has occurred and is continuing, shall withdraw amounts on deposit from the Debt Service Account to pay (i) principal and/or interest due on the Loan pursuant to Article II of the Loan Agreement on the applicable Payment Date and (ii) any other amount due to Lender on the applicable date the same is due, other than the Outstanding Principal Balance.

Section 4.2.    Requests for Withdrawals from the Other Reserve Accounts. From and after repayment in full of the Mortgage Loan (if the Loan or any portion thereof is then outstanding) and the transfer of funds to the Mezzanine Cash Management Account and the Reserve Accounts as provided in Section 3.1(b) of this Agreement, provided that no Event of Default has occurred and is continuing, Agent shall disburse funds on deposit in the Reserve Accounts, other than the Tax and Insurance Escrow Account and the Debt Service Account, in accordance with the written request of Borrowers approved in writing by Lender, in each case in accordance with the applicable provisions of the Loan Agreement.

Section 4.3.    Liquidation Event. Upon the occurrence of a Liquidation Event (as defined in Section 2.4.7(a) of the Loan Agreement), Agent shall disburse the related Net Liquidation Proceeds After Debt Service to Lender in accordance with the provisions of Section 2.4.7(a) of the Loan Agreement.

Section 4.4.    Sole Dominion and Control. All property held in or credited to the Accounts shall be held as security for Lender and shall not be commingled with any other property held by or on behalf of Lender, either Borrower or any other Person. Each Borrower hereby acknowledges and agrees that each of the Accounts is subject to the “control” (within the meaning of the UCC) of Lender (which control may be exercised by its authorized agents or designees), subject to the terms of this Agreement, and that neither Borrowers nor Mortgage Borrowers shall have any right of control with respect to the Accounts and further acknowledges and agrees that the documents governing such accounts shall so provide. The parties agree that each of the Accounts shall be treated as a “deposit account” (within the meaning of the UCC). Deposit Bank shall comply with instructions originated by Lender (or by Agent on behalf of Lender) directing disposition of the funds in the Accounts without further consent of Borrowers, Mortgage Borrowers or any other Person. Lender shall have with respect to the Collateral, in

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addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.
ARTICLE V
PLEDGE OF ACCOUNTS

Section 5.1.    Security for Obligations. (a) As additional security for the Obligations, each Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):

(i)    the Mezzanine Cash Management Account, the Reserve Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Mezzanine Cash Management Account and the Reserve Accounts from time to time, including, without limitation, all deposits or wire transfers made to the Mezzanine Cash Management Account and/or the Reserve Accounts;

(ii)    any and all amounts in the Mezzanine Cash Management Account and the Reserve Accounts invested in Permitted Investments;

(iii)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

(iv)    to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State in which the Accounts are located (the “UCC”)) of any or all of the foregoing.

(b)    Lender and Agent, as agent for Lender, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

Section 5.2.    Rights on Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall promptly notify Agent in writing of such Event of Default and, without notice from Agent or Lender, (a) Borrowers shall have no further right with respect to the Accounts (including, without limitation, the right to instruct Lender or Agent to transfer therefrom), (b) Lender may direct Agent to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lender, or Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Collateral, and (c) Lender may apply any funds in the Mezzanine Cash Management Account or any Reserve Account to any Obligations in such order of priority as Lender may determine.

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Section 5.3.    Financing Statement; Further Assurances. Simultaneously herewith, each Borrower shall deliver to Lender a financing statement or statements in connection with the Collateral in the form required by Lender in order to properly perfect Lender’s security interest therein. Borrowers agree that at any time, and from time to time, at the expense of Borrowers, Borrowers will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Agent or Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 5.4.    Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and Borrowers shall be entitled to the return, upon their request and at their expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Agent and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrowers to evidence such termination and the release of the lien hereof
ARTICLE VI
RIGHTS AND DUTIES OF LENDER AND AGENT

Section 6.1.    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Agent nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Agent and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Agent’s or Lender’s gross negligence, illegal acts or willful misconduct, provided that nothing in this Article VI shall be deemed to relieve Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Lender nor Agent shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

Section 6.2.    Indemnity. Agent, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Each Borrower, jointly and severally, shall indemnify and hold Agent and Lender, their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’

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fees and disbursements) incurred by Agent or Lender in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Agent’s or Lender’s gross negligence or willful misconduct.

Section 6.3.    Reliance. Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any Person purporting to act on behalf of either Borrower giving any of the foregoing in connection with the. provisions hereof has been duly authorized to do so. Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Agent shall not be liable to either Borrower for any act or omission done or omitted to be done by Agent in reliance upon any such instruction, direction or certification received by Agent, absent gross negligence, illegal acts or willful or reckless misconduct.

Section 6.4.    Resignation of Agent. (a) Agent shall have the right to resign as Agent hereunder upon thirty (30) days’ prior written notice to Lender, Borrowers and the Rating Agencies, and in the event of such resignation, Lender shall appoint a successor Agent which must be an Eligible Institution. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent’s notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent.

(b)    In connection with any resignation by Agent, (i) the resigning Agent shall, at the sole cost of Lender, (A) duly assign, transfer and deliver to the successor Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute such financing statements and other instruments as may be necessary to assign to the successor Agent the security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession, and (C) take such other actions as may be reasonably required by Lender or the successor Agent in connection with the foregoing, and (ii) the successor Agent shall establish in its name, as secured party, cash collateral accounts, which shall become the Mezzanine Cash Management Account and the Reserve Accounts for purposes of this Agreement upon the succession of such Agent.

(c)    Lender at its sole discretion shall have the right, upon thirty (30) days notice to Agent, at the sole cost of Lender, to substitute Agent with a successor Agent that satisfies the requirements of an Eligible Institution or to have the Mezzanine Cash Management Account and/or one or more of the Reserve Accounts held by another Eligible Institution, provided that such successor Agent shall perform the duties of Agent pursuant to the terms of this Agreement.

Section 6.5.    Agent Appointed Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints Agent as such Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of such Borrower with respect to the Collateral, and do in the name, place and stead of such Borrower, all such acts,

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things and deeds for and on behalf of and in the name of such Borrower, which such Borrower could or might do or which Agent or Lender may deem necessary or desirable to more fully vest in Agent as agent for Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If either Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to such Borrower, Agent as agent for Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender and Agent in connection therewith shall be paid by Borrowers.
ARTICLE VII
REMEDIES

Section 7.1.    Remedies. Upon the occurrence and during the continuance of an Event of Default (but subject to applicable grace and cure rights, if any, provided under the Loan Agreement), Lender or Agent, as agent for Lender, may:

(a)    without notice to Borrowers, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;

(b)    in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC; and

(c)    demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.

Section 7.2.    Waiver. Each Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Each Borrower acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrowers within the meaning of the UCC.
ARTICLE VIII
MISCELLANEOUS

Section 8.1. Transfers and Other Liens. Except as expressly provided under the terms of the Loan Agreement, each Borrower agrees that it will not (a) sell or otherwise dispose of any of the Collateral or (b) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted to Agent, as agent for Lender, under this Agreement.

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Section 8.2.    Lender’s Right to Perform Borrowers’    Obligations;    No Liability of Lender. If either Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five (5) Business Days after Borrowers’ receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrowers to Lender. Notwithstanding Lender’s right to perform certain obligations of Borrowers, it is acknowledged and agreed that Borrowers retain control of the Properties and operation thereof and notwithstanding anything contained herein or Agent’s or Lender’s exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, except as may be provided under applicable law, neither Agent nor Lender shall be deemed to be a mortgagee-in-possession nor shall Lender be subject to any liability with respect to either Property or otherwise based upon any claim of lender liability.

Section 8.3.    No Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Agent or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Except as may be provided under applicable law, every right and remedy granted to Agent and/or Lender hereunder or by law may be exercised by Agent and/or Lender at any time and from time to time, and as often as Agent and/or Lender may deem it expedient. Any and all of Agent’s and/or Lender’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrowers shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of either Borrower under the Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Agent and/or Lender in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon either Borrower by Agent and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice Agent’s and/or Lender’s right, without notice or demand, to take any action against either Borrower or to exercise any other power of sale, option or any other right or remedy.

Section 8.4.    Expenses. The Collateral shall secure, and Borrowers shall pay (except as expressly provided herein or expressly provided in the Loan Agreement) to Agent and Lender and/or Agent’s and Lender’s counsel on demand, from time to time, all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and/or Lender under this Agreement, the Loan Agreement, the Note, the Pledge Agreements or the other Loan Documents.

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Section 8.5.    Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

Section 8.6.    No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

Section 8.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

Section 8.8.    Notices. Notices to the parties hereto shall be addressed, delivered and deemed received in the manner and at the times set forth in Section 10.6 of the Loan Agreement.

Section 8.9.    Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 8.10.    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW), AND THE PROVISIONS OF THE LAWS OF THE STATE OF NEW YORK SHALL BE APPLICABLE TO THE CREATION, PERFECTION AND PRIORITY OF THE LIEN CREATED BY THIS AGREEMENT WITH RESPECT TO THE MEZZANINE CASH MANAGEMENT ACCOUNT AND THE RESERVE ACCOUNTS.

Section 8.11.    Exhibits. All Exhibits attached hereto are by reference made a part hereof

Section 8.12.    Recitals. The Recitals set forth at the beginning of this Agreement are hereby incorporated into and made a part of the substantive provisions of this Agreement.

Section 8.13.    No Amendment; Conflicts. Nothing contained in this Agreement shall be construed to amend, modify, alter, change or supersede the terms and provisions of the Loan Agreement or any of the other Loan Documents. In the event of any conflict between the terms hereof and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

Section 8.14.    Counterparts. This Agreement may be executed in any number of counterparts.

Section 8.15.    Exculpation. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference with the full force and effect as though such provisions were fully set forth herein.

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Section 8.16.    Joint and Several. The covenants, agreements, obligations and liabilities of Borrowers hereunder are joint and several.
[SIGNATURES TO FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Mezzanine Cash Management Agreement as of the day and year first above written.

BORROWERS:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MORTGAGE BORROWERS:

MAGUIRE PROPERTIES – 555 W. FIFTH, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

EXHIBIT A
(Identification of Borrowers Remainder Account)
Bank Name:
Bank Address:
ABA#:
Account #:                         [BORROWER PLEASE PROVIDE]

EXHIBIT B
(Identification of Borrowers Operating Account)

Bank Name:
Bank Address:
ABA#:
Account #:                         [BORROWER PLEASE PROVIDE]

ARTICLE I		Page
DEFINITIONS		3
Section 1.1.	Certain Definitions	3
ARTICLE II
THE ACCOUNTS		9
Section 2.1.	Establishment of Accounts	9
Section 2.2.	Account Names	10
Section 2.3.	Eligible Accounts	11
Section 2.4.	Permitted Investments	11
ARTICLE III
DEPOSITS		11
Section 3.1.	Deposits to the Mezzanine Cash Management Account and Reserve Accounts	11
Section 3.2.	Deposits to and Disbursement from the Cash Management Account	12
ARTICLE IV
WITHDRAWALS		14
Section 4.1.	Withdrawals from the Debt Service Account	13
Section 4.2	Withdrawals from the Tax and Insurance Escrow Account	14
Section 4.3.	Requests for Withdrawals from the Other Reserve Accounts	14
Section 4.4.	Liquidation Event	14
Section 4.5.	Sole Dominion and Control	14
ARTICLE V
PLEDGE OF ACCOUNTS		15
Section 5.1.	Security for Obligations	15
Section 5.2.	Rights on Default	15
Section 5.3.	Financing Statement; Further Assurances	16
Section 5.4.	Termination of Agreement	16
ARTICLE VI
RIGHTS AND DUTIES OF LENDER AND AGENT		16
Section 6.1.	Reasonable Care	16
Section 6.2.	Indemnity	16
Section 6.3.	Reliance	17

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(continued)

EXHIBIT A - IDENTIFICATION OF BORROWERS REMAINDER ACCOUNT
EXHIBIT B - IDENTIFICATION OF BORROWERS OPERATING ACCOUNT

ii

GUARANTY AGREEMENT
(MEZZANINE LOAN)

THIS GUARANTY AGREEMENT (MEZZANINE LOAN) (this “Guaranty”) is executed as of [               ], 2006, by MAGUIRE PROPERTIES, L.P., a Maryland limited partnership having an address at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Guarantor”), for the benefit of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at Two World Financial Center, New York, New York 10281 (together with its successors and assigns, “Lender”).

RECITALS:

A.    Pursuant to that certain Promissory Note (Mezzanine Loan), dated of even date herewith, executed by MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (“Tower Borrower”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401, and MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (“Garage Borrower”), having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (each of Tower Borrower and Garage Borrower, individually, a “Borrower”, and collectively, “Borrowers”), and payable to the order of Lender in the original principal amount of [__________] and No/100 Dollars ($[__________]) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), Borrowers have become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) made pursuant to that certain Mezzanine Loan Agreement, dated as of even date herewith, by and among Borrowers and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”).

B.    The Loan is secured by (i) that certain Pledge and Security Agreement (Gas Company Tower), dated as of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Tower Pledge Agreement”), given by Tower Borrower to Lender, granting Lender a first priority security interest in Tower Borrower’s 100% limited liability company interest in Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”), as more particularly described in the Tower Pledge Agreement; and (ii) that certain Pledge and Security Agreement (World Trade Center Garage), dated as of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Garage Pledge Agreement”; each of Tower Pledge Agreement and Garage Pledge Agreement, individually, a “Pledge Agreement”, and collectively, the “Pledge Agreements”), given by Garage Borrower to Lender, granting Lender a first priority security interest in Garage Borrower’s 100% limited liability company interest in Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower”; each of Tower Mortgage Borrower and Garage Mortgage Borrower, individually, a “Mortgage Borrower”, and collectively, “Mortgage Borrowers”), as more particularly described in the Garage Pledge Agreement.

C.    The Loan is evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Pledge Agreements, collectively, the “Loan Documents”).

D.    Lender is not willing to make the Loan, or otherwise extend credit, to Borrowers unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

E.    Guarantor is the owner of a direct or indirect interest in each Borrower and as a result of such interest, Guarantor will derive substantial economic and other benefits from the making of the Loan to Borrowers.

F.    All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such term in the Loan Agreement.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrowers, and to extend such additional credit as Lender may from time to time extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

1.1    Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed
Obligations” means:

(a)    the obligations and liabilities of Borrowers to Lender for any actual loss, damage, cost, expense, liability, claim and any other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) resulting from the following (collectively, “Losses”):

(i)    fraud or intentional misrepresentation by either Borrower, either Mortgage Borrower or Guarantor in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (“RICO”);

(ii)    the gross negligence or willful misconduct of either Borrower, either Mortgage Borrower, Guarantor, Principal or any other Restricted Party with respect to the Loan, the Collateral (as defined in the Pledge Agreements) or either of the Properties;

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(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in any Loan Document;

(iv)    the wrongful removal or destruction of any portion of the Properties by either Mortgage Borrower, either Borrower or any Affiliate of either Mortgage Borrower or either Borrower after the occurrence of an Event of Default, or any intentional physical waste of the Properties or any portion thereof by either Mortgage Borrower, either Borrower or any Affiliate of any of them, provided, however, such physical waste shall exclude wear and tear to the Properties or any portion thereof that occurs in the ordinary course of business of the Properties;

(v)    any Legal Requirement (including RICO) mandating the forfeiture by either Mortgage Borrower or either Borrower of either Property or the Collateral, or any portion thereof, because of the conduct or purported conduct of criminal activity by either Mortgage Borrower, either Borrower or any Restricted Party in connection therewith;

(vi)    any material misrepresentation, miscertification or breach of warranty by either Borrower or any Guarantor with respect to any representation, warranty or certification contained in the Loan Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral;

(vii)    the misappropriation or conversion by either Borrower, or by or on behalf of either Mortgage Borrower, or an Affiliate of any of them, of:

(A)    any Insurance Proceeds paid by reason of any Casualty;

(B)    any Condemnation Proceeds received in connection with a Condemnation;

(C)    any Rents and/or Vacant Space Rent following an Event of Default;

(D)    any Rents and/or Vacant Space Rent paid more than one (1) month in advance; or

(E)    any Net Liquidation Proceeds After Debt Service;

provided such amounts are not applied to the payment of the Loan or the Operating Expenses of either Property;

(viii)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties that are superior to the Lien of the Mortgage unless such charges are being contested in accordance with the provisions of the Loan Documents;

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(ix)    any security deposits, advance deposits or any other deposits collected by either Borrower, either Mortgage Borrower or any Affiliate of any of them with respect to either Property or any part thereof which are not delivered to Mortgage Lender upon a foreclosure of either Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(x)    if either Borrower or either Mortgage Borrower fails to permit on-site inspections of either Property, fails to provide financial information specifically required by the Loan Agreement or fails to appoint a new Manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of the Loan Agreement or the other Loan Documents;

(xi)    any breach of any representation, warranty or covenant contained in Section 3 of the Pledge Agreements;

(xii)    (A) if the Operating Partnership shall default under either of the Master Leases beyond any applicable notice and/or cure period contained therein, or (B) if either of the Master Leases shall have been amended or modified (except as specified in Section 3.1.21 of the Loan Agreement) without Lender’s prior written consent, or (C) if either Master Lease shall have been terminated, cancelled or surrendered without Lender’s prior written consent in violation of Section 5.2.12 or 5.2.13 of the Loan Agreement (except as specified in Section 3.1.21 of the Loan Agreement), or (D) if the Operating Partnership is the subject of a Bankruptcy Action, other than an involuntary Bankruptcy Action which is dismissed within ninety (90) days; or

(xiii)    (A) if there shall exist an event of default by Tower Mortgage Borrower under the Parking Easement beyond any applicable notice and/or cure period contained therein, or (B) if the Parking Easement shall have been amended or modified in violation of Section 5.2.11 of the Loan Agreement without Lender’s prior written consent, or (C) if the Parking Easement shall have been terminated, cancelled or surrendered (other than by the terms of the Parking Easement) without Lender’s prior written consent in violation of Section 5.2.11 of the Loan Agreement;

notwithstanding the foregoing, or anything to the contrary contained herein, the term “Losses” and Guarantor’s obligations with respect to “Guaranteed Obligations” shall not include loss, damage, cost, expense, liability, claim or any other obligation caused by the gross negligence, illegal acts, fraud or willful misconduct of Lender or its Affiliates and/or agents; and

(b)    the entire amount of the Debt:

(i)    in the event of:

(A)    either Borrower or either Mortgage Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

(B)    the filing of an involuntary petition against either Borrower or either Mortgage Borrower under the Bankruptcy Code or any other Federal or

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state bankruptcy or insolvency law by any other Person in which either Borrower or either Mortgage Borrower colludes with or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against either Borrower or either Mortgage Borrower from any Person;

(C)    either Borrower or either Mortgage Borrower filing an answer consenting to, or otherwise acquiescing or joining in any involuntary petition filed by any other Person (other than Lender) against it, under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person;

(D)    either Borrower, either Mortgage Borrower or Guarantor consenting to, or otherwise acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for either Borrower or either Mortgage Borrower or any portion of the Properties or the Collateral; or

(E)    either Borrower or either Mortgage Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ii)    if the first Monthly Interest Payment is not paid when due;

(iii)    if either Borrower or either Mortgage Borrower fails to maintain its status as a Special Purpose Entity as required by, and in accordance with, the terms and provisions of the Loan Agreement and there is a substantive consolidation of either Borrower or either Mortgage Borrower with any other Person;

(iv)    if either Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Properties or any part thereof or the Collateral as required by the Loan Agreement or any other Loan Document; or

(v)    if either Borrower fails to obtain Lender’s prior written consent to any Transfer as required by the Loan Agreement or any other Loan Document.

1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense

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(other than a defense based upon the actual payment or performance of the Guaranteed Obligations sought to be enforced) of either Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within five (5) Business Days after written demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6    No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against either Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join either Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7    Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of: (a) any loans or advances made by Lender to either Borrower; (b) acceptance of this Guaranty; (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents; (d) the execution and delivery by either Borrower and Lender of any other loan or credit agreement or of either or both Borrowers’ execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral; (e) the occurrence of any breach by either Borrower under any of the Loan Documents or an Event of Default; (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof; (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations; (h) protest, proof of non-payment or default by either Borrower; and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

1.8    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within five (5) Business Days after

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written demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of each Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from either Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until ninety one (91) days after Lender has received payment in full of the Obligations.

1.11    Borrowers. The term “Borrower” and “Borrowers” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of either Borrower or any interest in either Borrower. All uses of the phrase “either Property” shall mean “any one or more of the Properties, including both of the Properties,” unless the context shall indicate otherwise; and all uses of the phrase “either Borrower”, “either of the Borrowers”, “any Borrower” or “any of the Borrowers” shall mean “any one or more of the Borrowers, including both Borrowers,” unless the context shall indicate otherwise. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING
GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

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2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, either Pledge Agreement, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding among Borrowers and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to either Borrower or any Guarantor.

2.3    Condition of Borrowers or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of either Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of either Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of either Borrower or Guarantor, or any changes in the shareholders, partners or members of either Borrower or Guarantor; or any reorganization of either Borrower or Guarantor.

2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, either Pledge Agreement, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) either Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) (other than a defense based upon the actual payment or performance of the Guaranteed Obligations sought to be enforced), which render the Guaranteed Obligations wholly or partially uncollectible from either Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, either Pledge Agreement, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether either Borrower or any other Person is found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5    Release of Obligors. Any full or partial release of the liability of either Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or

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perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8    Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations, other than any loss, damage liability or cost arising from Lender’s gross negligence or willful misconduct following Lender’s taking title to the Collateral.

2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10    Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released by reason of any existing or future right of offset, claim or defense (other than a defense based upon the actual payment or performance of the Guaranteed Obligations sought to be enforced) of either Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11    Merger. The reorganization, merger or consolidation of either Borrower into or with any Person.

2.12    Preference. Any payment by either Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to either Borrower or someone else.

2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral

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therefor, other than any loss, damage liability or cost arising from Lender’s gross negligence or willful misconduct following Lender’s taking title to the Collateral or any part thereof, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrowers, Guarantor represents and warrants to Lender as follows:

3.1    Benefit. Guarantor is an Affiliate of Tower Borrower and Garage Borrower, is the owner of a direct or indirect interest in Tower Borrower and Garage Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3    No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

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3.6    Financial Statements. Any and all balance sheets, net worth statements and other financial data that have been given or may be given to Lender with respect to Guarantor did or will, at the time of such delivery, fairly and accurately present the financial condition of Guarantor.

3.7    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of either Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of either Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against either Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of a Default or an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from either Borrower or any other party any amount upon the Guarantor Claims.

4.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between either Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3    Payments Held in Trust. Notwithstanding anything to the contrary in this Guaranty, in the event that Guarantor shall receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or

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distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon either Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Until ninety one (91) days after the Obligations shall have been paid in full and the Guaranteed Obligations fully satisfied, without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against either Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of either Borrower held by Guarantor.

ARTICLE 5
COVENANTS
5.1    Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)    “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b)    “Net Worth” shall mean, as of a given date, (i) the Guarantor’s total assets as of such date, less (ii) the Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

5.2    Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (a) shall maintain a Net Worth in excess of $225,000,000.00, and (b) shall deliver to Lender, within one hundred twenty (120) days following the end of each calendar year, a complete copy of Guarantor’s personal financial statements prepared by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender, in a manner consistent with Guarantor’s personal financial statement delivered to Lender prior to the date hereof, including statements of income and expense and a balance sheet for Guarantor, together with a certificate of Guarantor (i) setting forth in reasonable detail Guarantor’s Net Worth as of the end of such prior calendar year and based on such personal financial statements, and (ii) certifying that such annual financial statements are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Guarantor.

5.3    Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor below the minimum Net Worth set forth in Section 5.2 hereof

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ARTICLE 6

CALIFORNIA SPECIFIC PROVISIONS

In the event of any inconsistencies between the terms and conditions of this Article 6 and the other terms and conditions of this Guaranty, the terms and conditions of this Article 6 shall control and be binding.

6.1    General. Guarantor agrees that no action for the enforcement or recovery of damages under this Guaranty shall constitute an action within the meaning of California Code of Civil Procedure (“CCP”) §726, which Section shall not apply to this Guaranty. No judgment against Guarantor in any action pursuant to this Guaranty shall constitute a money judgment or a deficiency judgment within the meaning of CCP §§ 580a, 580b, 580d or 726. This Section and the obligations of Guarantor hereunder shall survive, and remain in full force and effect after, the repayment or satisfaction of the Obligations, any release of the security interest with respect to the Collateral or any part thereof or any foreclosure or other enforcement of the Loan Documents (whether by judicial action, exercise of the power of sale, deed in lieu of foreclosure, or otherwise), and Lender shall have the right to enforce this Guaranty after any such repayment, satisfaction, release or foreclosure. The remedies in this Guaranty are cumulative and in addition to all remedies provided by law.

6.2    General Waivers by Guarantor. Guarantor hereby (i) waives and relinquishes all rights and remedies accorded by applicable law to indemnitors and guarantors, and (ii) waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment or notice of any kind in connection with this Guaranty. Guarantor further waives, to the maximum extent permitted by law, (a) any rights or defenses created by any anti-deficiency statutes applicable to the Loan; (b) any right to require Lender to marshal assets or proceed against or exhaust its recourse against either Borrower or any other obligated party or any security for the Guaranteed Obligations or to pursue any other remedy before being entitled to payment from Guarantor or before proceeding against Guarantor for payment and performance of the Guaranteed Obligations; (c) the defense of the statute of limitation in any action hereunder or for the collection or the performance of the Guaranteed Obligations; (d) any defense that may arise by reason of the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Guarantor or any other Person; (e) any defense that may arise by reason of the unenforceability in whole or in part of the Loan Documents; (f) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim (and other than a defense based upon the actual payment or performance of the Guaranteed Obligations sought to be enforced), in any action or proceeding brought against or by Lender; and (g) all homestead exemption rights against the obligations hereunder; it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

6.3    Waiver of Defenses by Guarantor. Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon:

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(a)    the incapacity, lack of authority, death or disability of either Borrower, Guarantor or any other Person;

(b)    the failure of Lender to commence an action against either Borrower or any other guarantor (which term shall mean any other party at any time directly or contingently liable for any of such Borrower’s obligations under the Loan Documents) or to proceed against or exhaust any security held by Lender at any time, or to pursue any other remedy whatsoever at any time;

(c)    any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know regarding either Borrower, including such Borrower’s financial condition, and all other circumstances affecting such Borrower’s ability to perform its obligations to Lender, regardless of whether Lender has reason to believe (i) that any such facts materially increase the risk beyond that which Guarantor intends to assume, or (ii) that such facts are unknown to Guarantor, Guarantor acknowledging that it is fully responsible for being and keeping informed of the condition (financial or otherwise) and affairs of such Borrower;

(d)    lack of notice of default, demand of performance or notice of acceleration to either Borrower, Guarantor or any other Person hereunder or under any other Loan Document;

(e)    the consideration for this Guaranty;

(f)    the revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Loan Documents by either Borrower or any other Person;

(g)    the invalidity or unenforceability in whole or in part of the Loan Documents or of any manner in which Lender has exercised its rights and remedies under any of the Loan Documents, or by any cessation from any cause whatsoever of the liability of either Borrower, Guarantor or any other guarantor;

(h)    any acts or omissions of Lender which vary, increase or decrease the risk on Guarantor;

(i)    any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by either Borrower;

(j)    any statute of limitations affecting the liability of Guarantor hereunder, the liability of either Borrower or any other guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

(k)    the application by either Borrower of the proceeds of the Loan for purposes other than the purposes represented by such Borrower to Lender and/or Guarantor or intended or understood by Lender or Guarantor;

(1)    an election of remedies by Lender, including any election to proceed against any collateral by judicial or non-judicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including, but not limited to, remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation

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rights of Guarantor or the rights of Guarantor to proceed against either Borrower or any other guarantor by way of subrogation or for reimbursement or contribution, or all such rights (including, without limitation, CCP Sections 580a, 580b, 580d and 726);

(m)    any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

(n)    Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(o)    any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code or any action taken or omitted by Lender in any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding (each, an “Insolvency Proceeding”) involving either Borrower, Guarantor or any other guarantor, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to either Borrower, Guarantor or any other guarantor in any Insolvency Proceeding and the taking and holding by Lender of any security for any such extension of credit;

(p)    so long as any amount payable under the Loan is outstanding, any rights of subrogation, reimbursement, exoneration, contribution and indemnity and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code (“Civil Code”) Sections 2787 to 2855, inclusive, and any rights or claims of any kind or nature against either Borrower which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Lender now has or may hereafter have against either Borrower, and any benefit of, and any right to participate in, any security now or hereafter held by Lender;

(q)    any right Guarantor might have to revoke this Guaranty as to any advances made by Lender to or on behalf of either Borrower or pursuant to the terms of any of the Loan Documents; and

(r)    any other suretyship defense that might, but for the terms hereof, be available to Guarantor.

Without limiting the generality of the foregoing, Guarantor also hereby waives (A) any defense based upon Lender’s election to waive its lien as to all or any security for the Loan pursuant to CCP Section 726.5 or otherwise, and (B) any and all benefits which might otherwise be available to Guarantor under Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and any successor statutes.

6.4    Foreclosure. Guarantor acknowledges and agrees that all waivers of defenses arising from any impairment of Guarantor’s rights of subrogation, reimbursement, contribution and indemnification and waivers of any other rights, privileges, defenses or protections available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the Civil Code are intended by Guarantor to be effective to the maximum extent permitted by Section 2856 of the Civil Code and other applicable law. Guarantor understands and acknowledges that if Lender forecloses judicially or non judicially against any real property security for the Note, that foreclosure could

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impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from either Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty and that Guarantor may therefore incur partially or totally non-reimbursable liability hereunder. Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, might entitle Guarantor to assert a defense to this Guaranty based on CCP Section 580d, as interpreted in Union Bank vs. Gradsky. By way of explanation, and without limiting the generality of any other provision of this Guaranty, Guarantor understands that if Lender conducts a non judicial foreclosure sale with respect to any real property security for the Note, Guarantor would have a defense to a deficiency judgment under this Guaranty because the non judicial foreclosure would eliminate Guarantor’s right of subrogation. This defense arises, in part, because CCP Section 580d provides that a non judicial foreclosure sale under a deed of trust eliminates the right of the secured party to seek a deficiency judgment on an obligation secured by that deed of trust. By executing this Guaranty, Guarantor freely, irrevocably and unconditionally:

(a)    waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Guaranty for any deficiency remaining, even though Lender may foreclose judicially or non judicially against any real property security for the Note and even though such foreclosure destroys Guarantor’s right of subrogation, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances;

(b)    agrees that Guarantor will not assert that defense in any action or proceeding that Lender may commence to enforce this Guaranty;

(c)    notwithstanding any other provision of this Guaranty to the contrary, waives, until ninety one (91) days after Lender has received payment in full of the Obligations, any claim or other rights which Guarantor may now have or hereafter acquire against either Borrower or any other guarantor of all or any of the obligations of Guarantor hereunder that arise from the existence or performance of Guarantor’s obligations under this Guaranty or any other Loan Document, including, without limitation, so long as any amount payable under the Loan is outstanding, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against either Borrower or any other guarantor or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either Borrower or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights;

(d)    acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: (i) CCP Sections 580a (which if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after any non judicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or interests sold at such non judicial foreclosure

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sale rather than the actual proceeds of such sale), 580b and 580d (which, if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after any non judicial foreclosure sale, respectively), and/or 726 (which, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency); and/or (ii) Civil Code Section 2848;

(e)    acknowledges and agrees that Lender is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that Lender is receiving for making the Loan;

(f)    to the extent that Guarantor’s waivers of the rights of subrogation, reimbursement or contribution as set forth herein are found by a court of competent jurisdiction to be void or voidable for any reason, agrees that Guarantor’s rights of subrogation and reimbursement against either Borrower, and Guarantor’s right of contribution against any other guarantor, shall be junior and subordinate to Lender’s rights against such Borrower or such other guarantor; and

(g)    WITHOUT LIMITING THE FOREGOING, PURSUANT TO CIVIL CODE SECTION 2856(c), WAIVES ALL RIGHTS AND DEFENSES THAT SUCH GUARANTOR HAS BECAUSE BORROWERS’ DEBT IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:

(A)    LENDER MAY COLLECT FROM ANY GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY EITHER BORROWER; AND

(B)    IF LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY EITHER BORROWER: (A) THE AMOUNT OF THE OBLIGATIONS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND (B) LENDER MAY COLLECT FROM ANY GUARANTOR, EVEN IF LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT ANY GUARANTOR MAY HAVE TO COLLECT FROM SUCH BORROWER.

6.5    THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES GUARANTOR MAY HAVE BECAUSE BORROWERS’ DEBT IS SECURED BY AN INTEREST IN REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP SECTIONS 580a, 580b, 580d OR 726.

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ARTICLE 7
MISCELLANEOUS

7.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

7.2    Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:                            Maguire Properties, L.P.
1733 Ocean Avenue
4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and Paul S. Rutter, Esq.
Facsimile No.: (213) 687-4758

with a copy to:                     Cox, Castle & Nicholson LLP
2049 Century Park East
28th Floor
Los Angeles, California 90067 Attention: Douglas P. Snyder, Esq.
Facsimile No.: (310) 277-7889

Lender:                                Nomura Credit and Capital, Inc.
Two World Financial Center New York, New York 10281
Attention: Dante LaRocca Facsimile No.: (646) 587-9804

with a copy to:                     Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attention: Jeffrey B. Steiner, Esq.

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Facsimile No.: (212) 895-2900

7.3    Governing Law. This Guaranty shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

7.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

7.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

7.6    Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

7.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

7.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

7.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrowers to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other

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instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

7.11 Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

7.12 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENTS, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

7.13 Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (a) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (b) participate the Loan secured by this Guaranty to one or more investors, (c) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses    (a) through (d) are hereinafter each referred to as “Secondary Market Transactions”). Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction; provided, however, that Guarantor shall not be required to bear any increased risk or incur any liability or cost as a result of such cooperation and shall not be required to modify or amend this Guaranty if such modification or amendment would (i) have a material adverse economic effect on Guarantor, (ii) modify or amend any other material economic term of this Guaranty, or (iii) otherwise materially increase the obligations or

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decrease the rights of Guarantor pursuant to this Guaranty. Guarantor shall provide such information and documents relating to Guarantor, either Borrower, the Properties, the Collateral, and, to the extent available using commercially reasonable efforts, any tenants of the Improvements as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and that various investors may also see some or all of the information. Lender and all of the aforesaid third party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction, or otherwise as part of its business development.

7.14    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

[Signature Follows on Next Page]

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IN WITNESS WHEREOF, this Guaranty Agreement (Mezzanine Loan) has been executed by Guarantor as of the day and year first above written.
GUARANTOR:

MAGUIRE PROPERTIES, L.P., a Maryland
limited partnership

By: MAGUIRE PROPERTIES, INC.,
a Maryland corporation, its general partner

By:
Name:
Title:

ENVIRONMENTAL INDEMNITY AGREEMENT
(MEZZANINE LOAN)

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (MEZZANINE LOAN) (the “Agreement”) is made as of the [___] day of [_______], 2006, by MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company (“Tower Mezz Borrower”), having an address at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401, MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company (“Garage Mezz Borrower”), having an address at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (each of Tower Mezz Borrower and Garage Mezz Borrower, individually, a “Borrower”, and collectively, “Borrowers”), and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Guarantor”), having an address at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (each of Borrowers and Guarantor, also an “Indemnitor”, and collectively, “Indemnitors”), in favor of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at Two World Financial Center, New York, New York 10281 (“Indemnitee”), and the other Indemnified Parties (defined below).

RECITALS:

A.    Indemnitee is prepared to make a loan to Borrowers (the “Loan”) in the principal amount of [___________] and No/100 Dollars ($[__________]), pursuant to a Mezzanine Loan Agreement of even date herewith among Borrowers and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note (Mezzanine Loan) of even date herewith given by Borrowers, jointly and severally, in favor of Indemnitee (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and secured by, among other things, (i) that certain Pledge and Security Agreement (Gas Company Tower) of even date herewith given by Tower Mezz Borrower, as pledgor, to Indemnitee, as pledgee, encumbering certain collateral described therein (such collateral, the “Tower Mezz Collateral”) and (ii) that certain Pledge and Security Agreement (World Trade Center Garage) of even date herewith given by Garage Mezz Borrower, as pledgor, to Indemnitee, as pledgee, encumbering certain collateral described therein (such collateral, the “Garage Mezz Collateral”, and together with the Tower Mezz Collateral, the “Collateral”).
B.    Nomura Credit & Capital, Inc., a Delaware corporation, as mortgage lender (in such capacity, “Mortgage Lender”), has made a loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000) (“the Mortgage Loan”) to Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”), and Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower”, and together with Tower Mortgage Borrower, individually, a “Mortgage Borrower”, and collectively, “Mortgage Borrowers”), pursuant to a Loan Agreement dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by that certain Promissory Note A-1 in the amount of Two Hundred Twenty Nine Million and No/100 Dollars ($229,000,000) and Promissory Note A-2 in the amount of Two Hundred Twenty Nine Million and No/100 Dollars

($229,000,000), each dated as of August 7, 2006, given by Mortgage Borrowers in favor of Mortgage Lender (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Mortgage Note”) and secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 7, 2006, given by Mortgage Borrowers, as grantors, to First American Title Insurance Company, a California company, as trustee, for the benefit of Mortgage Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering certain properties more particularly described therein (such properties being referred to collectively as the “Land”; and the Land, together with all structures, buildings and improvements now or hereafter located on the Land or each property comprising the Land, being referred to herein individually as a “Property”, and collectively, as the “Properties”).

C.    Guarantor acknowledges that it has a direct or indirect ownership interest in each Borrower and will receive substantial economic and other benefits from Indemnitee’s making the Loan to Borrowers.

D.    Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

E.    Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

F.    All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby, jointly and severally, represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.    Environmental Representations and Warranties. Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required by Indemnitee) with respect to each Property delivered to Indemnitee by Indemnitors in connection with the origination of the Loan (hereinafter referred to individually as an “Environmental Report” and collectively as the “Environmental Reports”) (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under either Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the applicable Environmental Report; (b) there are no past, present or, to Indemnitors’ knowledge, threatened Releases (defined below) of Hazardous Substances in, on, under or from either Property which have not been fully remediated, if required, in accordance with Environmental Laws; (c) neither Borrower knows of, nor has received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental

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Authority) relating to the threat of any Release of Hazardous Substances migrating to either Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with either Property which has not been fully remediated in accordance with Environmental Law; (e) no Indemnitor knows of, nor has received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with either Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) each Indemnitor has truthfully and fully delivered to Indemnitee, in writing, any and all information relating to conditions in, on, under or from either Property that is known to such Indemnitor and all information that is contained in the files and records of such Indemnitor, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from either Property and/or to the environmental condition of either Property.

2.    Environmental Covenants. Each Indemnitor covenants and agrees that: (a) all uses and operations on or of either Property, whether by Indemnitors or any other Person, including each Mortgage Borrower, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from either Property, except those that are both (i) in compliance with all Environmental Laws and (ii) where required, with permits issued pursuant thereto; (c) there shall be no Hazardous Substances in, on, or under either Property, except those that are both (i) in compliance with all Environmental Laws and (ii) where required, with permits issued pursuant thereto; (d) Indemnitors shall, and shall cause each Mortgage Borrower to, keep each Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitors shall, and shall cause Mortgage Borrowers to, at Indemnitors’ sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitors shall, and shall cause Mortgage Borrowers to, at Indemnitors’ sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the applicable Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply, and shall cause Mortgage Borrowers to comply, with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from either Property, (ii) comply with any Environmental Law affecting either Property, (iii) comply with any directive from any Governmental Authority related to either Property, and (iv) with respect to each Property, take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitors shall not do, or allow either Mortgage Borrower or any tenant or other user of either Property to do, any act with respect to each Property that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off either Property), impairs or may impair the value of either Property, is contrary to any requirement of

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any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to such Property; (i) in the event that any inspection or audit reveals the presence of Mold in the indoor air of either Property at concentrations exceeding ambient air levels or visible Mold on any building materials or surfaces at either Property for which any Legal Requirement applicable to such Property recommends or requires removal thereof by remediation professionals, Indemnitors shall, and shall cause Mortgage Borrowers to, at Indemnitors’ sole cost and expense, within thirty (30) days of determining the same, remediate the Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement. Following abatement of the Mold, Indemnitors shall, or shall cause Mortgage Borrowers to, prepare and implement an operations and maintenance plan for Mold and moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (j) Indemnitors shall, and shall cause Mortgage Borrowers to, immediately notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards either Property; (B) any non-compliance with any Environmental Laws related in any way to either Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to either Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person, including each Mortgage Borrower, pursuant to any Environmental Law, other environmental conditions in connection with either Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement. These covenants shall, however, be without prejudice to Borrowers’ or Indemnitors’ rights and remedies against responsible parties and any applicable defenses to liability.

3.    Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have reason to believe that an environmental hazard exists on either Property that, in the sole discretion of the Indemnified Parties, would (a) endanger any tenants or other occupants of such Property or their guests or the general public or (b) materially and adversely affect the value of such Property, upon reasonable written notice from Indemnitee, Indemnitors shall, at Indemnitors’ expense, but without interference with the rights of tenants of such Property, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on either Property that, in the sole judgment of the Indemnified Parties, endangers any tenant or other occupant of such Property or their guests or the general public or may materially and adversely affect the value of such Property, upon reasonable notice to Borrowers, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of a Governmental Authority, and/or any environmental consultant, shall have the right, subject to the rights of tenants, but not the obligation, to enter upon such Property at all reasonable times to assess any and all aspects of the environmental condition of such Property and its use, including, but not limited to, conducting

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any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. So long as Indemnitors are in occupancy of or have right of entry to the Properties (or either one), Indemnitors shall cooperate, and shall cause Mortgage Borrowers to cooperate, with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to such Property.

4.    Indemnification. Each Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under either Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from either Property; (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, either Mortgage Borrower and/or any tenant or other user of either Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from either Property of any Hazardous Substances at any time located in, under, on or above either Property; (d) any activity by any Indemnitor, any Person affiliated with any Indemnitor, either Mortgage Borrower and/or any tenant or other user of either Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above either Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with either Property or operations thereon, including, but not limited to, any failure by any Indemnitor, any Person affiliated with any Indemnitor, either Mortgage Borrower and/or any tenant or other user of either Property, to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering either Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with either Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of any Indemnitor, any Person affiliated with any Indemnitor, Mortgage Borrowers and/or any tenant or other user of either Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of the Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any Indemnitor, any Person affiliated with any Indemnitor, either Mortgage Borrower and/or any tenant or other user of either Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near either Property; and (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to

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perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or any of the other Loan Documents. The foregoing indemnification shall, however, be without prejudice to each Indemnitor’s rights or remedies against any responsible parties and any applicable defenses to liability.

5.    Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of such property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity associated with Hazardous Substances; (d) relate to nuisance, trespass or other causes of action related to either Property associated with Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in

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connection with any physical condition or use of either Property associated with Hazardous Substances.

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, Mold, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Properties (or either of them) for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created under either Pledge Agreement is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below), and prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or either Property, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan, and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business) but shall not include any Person who is not affiliated with Indemnitee who acquires either Property at any time following a foreclosure or deed in lieu of foreclosure.

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, Rating Agency rating the Securities (defined below), participant or investor of, or in, the Loan or the Securities.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

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The term “Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means, including but not limited to mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the environment.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

The term “Securities” includes, but is not limited to, mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

7.     Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Pledge Agreements or any other Loan Document to or with Indemnitee by Borrowers or any Person who succeeds either or both Borrowers or any Person as owner of any of the Collateral. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Pledge Agreements or any of the other Loan Documents, (b) any sale or transfer of all or part of either Property or the Collateral, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Pledge Agreements, or any of the other Loan Documents limiting Indemnitee’s recourse to the Collateral or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against any Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein and by Borrowers under the Note, the Loan Agreement, the Pledge Agreements or any of the other Loan Documents, (e) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee’s failure to file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any or all of the foregoing cases, whether with or without notice to any Indemnitor and with or without consideration.

8.     Enforcement. The Indemnified Parties may enforce the obligations of each Indemnitor without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement, the Pledge Agreements, or any

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other Loan Documents or any of the Collateral, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Pledge Agreements, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations of Borrowers pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Obligations of Borrowers pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Collateral or the Properties (or either of them).

9.     Survival. The obligations and liabilities of Indemnitors under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure under either Pledge Agreement. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitors hereunder shall not apply to the extent that Indemnitors can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to either Property prior to the date that Indemnitee or its nominee acquired title to such Property, whether by foreclosure, exercise of power of sale or otherwise; and (b) were not the result of any act or negligence of any Indemnitor or any Indemnitor’s affiliate, agent or contractor.

10.     Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the Maximum Legal Rate which Indemnitors may by law pay or Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of Article 4 of the Note.

11.     Waivers. (a) Each Indemnitor hereby waives: (i) any right or claim of right to cause a marshaling of such Indemnitor’s assets or to cause Indelmnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against such Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indelmnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe,

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or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b)    EACH INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY IN CONNECTION THEREWITH.

12.     Subrogation. Each Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near either Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitors’ rights now or hereafter in such claims to the extent that an Indemnified Party has incurred the applicable cost or expense.

13.    Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a)    (i) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized, and (iii) all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)    its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or’ constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor, the Collateral or either Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor, the Collateral or either Property is subject;

(c)    to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such

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Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;
(d)    it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)    to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, is required in connection with this Agreement; and
(f)    this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof.
14.    No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
15.     Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting either Property, and (b) any Legal Action brought against such party or related to either Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.
16.     Examination of Books and Records. The Indemnified Parties and their accountants and other representatives shall have the right to examine the records, books, and management and other papers of any Indemnitor which reflect upon its respective financial condition, at either or both of the Properties or at the office regularly maintained by such Indemnitor where the books and records are located. The Indemnified Parties and their accountants and other representatives shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, the Indemnified Parties and their accountants and other representatives shall have the right to examine and audit the books and records of each Indemnitor pertaining to the income, expenses and operation of either Property during reasonable business hours at the office of such Indemnitor where the books and records are located.
17.     Transfer of Loan. Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Pledge Agreements (or either of them), this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue Securities. Indemnitee may forward to each Investor and prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to each Indemnitor and the Properties, whether furnished by such Indemnitor, any other guarantor or otherwise, as Indemnitee determines necessary or desirable. Each Indemnitor agrees to cooperate with Indemnitee in connection with any transfer made or Securities issued pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested

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by Indemnitee. Indemnitors shall also furnish, and each Indemnitor hereby consents to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of such Indemnitor and any guarantor and any and all information concerning the Properties and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

18.     Taxes. Each Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Indemnitor has knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.    Notices. All notices or other written communications hereunder (a “Notice”) shall be made in accordance with Section 10.6 of the Loan Agreement and the following:

Guarantor:        Maguire Properties, L.P.
1733 Ocean Avenue,
4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and Paul S. Rutter, Esq.
Facsimile Number: (213) 687-4758

Notwithstanding the foregoing, each Indemnitor agrees that any Notice sent to any Indemnitor shall be deemed sent to all Indemnitors. Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 19. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

20.     Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.     No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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22.     Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23.     Number and Gender/Properties/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of such Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee. As used in this Agreement, the phrase “either Property” shall mean “one or both of the Properties”, as applicable. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of any Indemnified Party shall be entitled to all the benefits afforded to any Indemnified Party under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

24.    Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25.     Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, either Pledge Agreement, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

26.     Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

27.    Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement and the following:

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY, AT INDEMNITEE’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR HEREBY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR

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PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY BORROWERS UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

28.     Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)    Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

29.    Joint and Several Liability. The obligations and liabilities of Indemnitors hereunder shall be joint and several.

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30.    State Specific Provisions. In the event of any inconsistencies between the terms and conditions of this Section 30 and the other terms and conditions of this Agreement, the terms and conditions of this Section 30 shall control and be binding.

(a)    Guarantor agrees that no action for the enforcement or recovery of damages under this Agreement shall constitute an action within the meaning of California Code of Civil Procedure (“CCP”) §726, which Section shall not apply to this Agreement. No judgment against Guarantor in any action pursuant to this Agreement shall constitute a money judgment or a deficiency judgment within the meaning of CCP §§ 580a, 580b, 580d or 726. This Section and the obligations of Guarantor hereunder shall survive, and remain in full force and effect after, the repayment or satisfaction of the Obligations, any reconveyance of either Property or the Collateral or any foreclosure or other enforcement of the Loan Documents (whether by judicial action, exercise of the power of sale, deed in lieu of foreclosure, or otherwise), and Indemnitee shall have the right to enforce this Agreement after any such repayment, satisfaction, reconveyance or foreclosure. This Agreement shall not affect, impair or waive any rights or remedies of Indemnitee or any obligations of Guarantor with respect to any Environmental Laws (including Indemnitee’s rights of reimbursement or contribution under any Environmental Laws). The remedies in this Agreement are cumulative and in addition to all remedies provided by law. The provisions of this Agreement are intended to be “environmental provisions” pursuant to CCP §§ 726.5 and 736.

(b)    Guarantor hereby (i) waives and relinquishes all rights and remedies accorded by applicable law to indemnitors and guarantors, and (ii) waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment or notice of any kind in connection with this Agreement. Guarantor further waives, to the maximum extent permitted by law, (A) any rights or defenses created by any anti-deficiency statutes applicable to the Loan; (B) any right to require Indemnitee to marshal assets or proceed against or exhaust its recourse against Borrowers or any other obligated party or any security for the Losses or to pursue any other remedy before being entitled to payment from Guarantor or before proceeding against Guarantor for payment and performance of the Losses; (C) the defense of the statute of limitation in any action hereunder or for the collection or the performance of the Losses; (D) any defense that may arise by reason of the failure of Indemnitee to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of any other Person; (E) any defense that may arise by reason of the unenforceability in whole or in part of the Loan Documents; (F) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee; and (G) all homestead exemption rights against the obligations hereunder; it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

(c)    Guarantor hereby irrevocably and unconditionally waives and agrees not to assert or take advantage of any defense based upon:

(i)    the incapacity, lack of authority, death or disability of either
Borrower, Guarantor or any other Person;

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(ii)    the failure of Indemnitee to commence an action against any Borrower or any other guarantor (which term shall mean any other party at any time directly or contingently liable for either Borrower’s obligations under the Loan Documents) or to proceed against or exhaust any security held by Indemnitee at any time, or to pursue any other remedy whatsoever at any time;
(iii)    any duty on the part of Indemnitee to disclose to Guarantor any facts Indemnitee may now or hereafter know regarding either Borrower or any other Person, including either Borrower’s financial condition, and all other circumstances affecting either Borrower’s ability to perform its obligations to Indemnitee, regardless of whether Indemnitee has reason to believe (A) that any such facts materially increase the risk beyond that which Guarantor intends to assume, or (B) that such facts are unknown to Guarantor, Guarantor acknowledging that it is fully responsible for being and keeping informed of the condition (financial or otherwise) and affairs of each Borrower;
(iv)    lack of notice of default, demand of performance or notice of acceleration to Guarantor or any other Person hereunder or under any other Loan Document;
(v)    the consideration for this Agreement;
(vi)    the revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Loan Documents by either Borrower or any other Person;
(vii)    the invalidity or unenforceability in whole or in part of the Loan Documents or of any manner in which Indemnitee has exercised its rights and remedies under any of the Loan Documents, or by any cessation from any cause whatsoever of the liability of either Borrower, Guarantor or any other guarantor;
(viii)    any acts or omissions of Indemnitee which vary, increase or decrease the risk on Guarantor;
(ix)    any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by either Borrower;
(x)    any statute of limitations affecting the liability of Guarantor hereunder, the liability of either Borrower or any other guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;
(xi)    the application by Borrowers of the proceeds of the Loan for purposes other than the purposes represented by either Borrower to Indemnitee or intended or understood by Indemnitee or Guarantor;
(xii)    an election of remedies by Indemnitee, including any election to proceed against any collateral by judicial or non judicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including, but not limited to, remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed

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against either Borrower or any other Person by way of subrogation or for reimbursement or contribution (including, without limitation, CCP Sections 580a, 580b, 580d and 726);

(xiii)    any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

(xiv)    Indemnitee’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(xv)    any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code or any action taken or omitted by Indemnitee in any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding (each, an “Insolvency Proceeding”) involving either Borrower, Guarantor or any other guarantor, including any election to have Indemnitee’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Indemnitee to either Borrower, Guarantor or any other guarantor in any Insolvency Proceeding and the taking and holding by Indemnitee of any security for any such extension of credit;

(xvi)    any rights of subrogation, reimbursement, exoneration, contribution and indemnity and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code (“Civil Code”) Sections 2787 to 2855, inclusive, and any rights or claims of any kind or nature against either Borrower which arise out of or are caused by this Agreement, and any rights to enforce any remedy which Indemnitee now has or may hereafter have against either Borrower, and any benefit of, and any right to participate in, any security now or hereafter held by Indemnitee;

(xvii)    any right Guarantor might have to revoke this Agreement as to any advances made by Indemnitee to or on behalf of either Borrower or pursuant to the terms of any of the Loan Documents; and

(xviii)    any other suretyship defense that might, but for the terms hereof, be available to Guarantor.

Without limiting the generality of the foregoing, Guarantor also hereby waives (A) any defense based upon Indemnitee’s election to waive its lien as to all or any security for the Loan pursuant to CCP Section 726.5 or otherwise, and (B) any and all benefits which might otherwise be available to Guarantor under Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and any successor statutes.

(d)    Guarantor acknowledges and agrees that all waivers of defenses arising from any impairment of Guarantor’s rights of subrogation, reimbursement, contribution and indemnification and waivers of any other rights, privileges, defenses or protections available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the Civil Code are intended by Guarantor to be effective to the maximum extent permitted by Section 2856 of the Civil Code and other applicable law. Guarantor understands and acknowledges that if Indemnitee forecloses judicially or non judicially against any real property security for the Note, that foreclosure could

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impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Agreement and that Guarantor may therefore incur partially or totally non-reimbursable liability hereunder. Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, might entitle Guarantor to assert a defense to this Agreement based on CCP Section 580d, as interpreted in Union Bank vs. Gradsky. By way of explanation, and without limiting the generality of any other provision of this Agreement, Guarantor understands that if Indemnitee conducts a non-judicial foreclosure sale with respect to any real property security for the Note, Guarantor would have a defense to a deficiency judgment under this Agreement because the non judicial foreclosure would eliminate Guarantor’s right of subrogation. This defense arises, in part, because CCP Section 580d provides that a non judicial foreclosure sale under a deed of trust eliminates the right of the secured party to seek a deficiency judgment on an obligation secured by that deed of trust. By executing this Agreement, Guarantor freely, irrevocably and unconditionally:

(i)    waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Agreement for any deficiency remaining, even though Indemnitee may foreclose judicially or non judicially against any real property security for the Note and even though such foreclosure destroys Guarantor’s right of subrogation, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances;

(ii)    agrees that Guarantor will not assert that defense in any action or proceeding that Indemnitee may commence to enforce this Agreement;

(iii)    notwithstanding any other provision of this Agreement to the contrary, waives any claim or other rights which Guarantor may now have or hereafter acquire against either Borrower or any other guarantor of all or any of the obligations of Guarantor hereunder that arise from the existence or performance of Guarantor’s obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Indemnitee against either Borrower or any other guarantor or any collateral which Indemnitee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either Borrower or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights;

(iv)    acknowledges and agrees that the rights and defenses waived by Guarantor under this Agreement include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: (A) CCP Sections 580a (which, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after any non judicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or

18

interests sold at such non judicial foreclosure sale rather than the actual proceeds of such sale), 580b and 580d (which, if Guarantor had not given this waiver, would otherwise limit Indemnitee’s right to recover a deficiency judgment with respect to purchase money obligations and after any non judicial foreclosure sale, respectively), and/or 726 (which, if Guarantor had not given this waiver, among other things, would otherwise require Indemnitee to exhaust all of its security before a personal judgment could be obtained for a deficiency); and/or (B) Civil Code Section 2848;

(v)    acknowledges and agrees that Indemnitee is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that Indemnitee is receiving for making the Loan;

(vi)    to the extent that Guarantor’s waivers of the rights of subrogation, reimbursement or contribution as set forth herein are found by a court of competent jurisdiction to be void or voidable for any reason, agrees that its rights of subrogation and reimbursement and its right of contribution against either Borrower or any other guarantor, shall be junior and subordinate to Indemnitee’s rights against either Borrower and any such other guarantor; and

(vii)    WITHOUT LIMITING THE FOREGOING, PURSUANT TO CIVIL CODE SECTION 2856(c), WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR HAS BECAUSE BORROWERS’ DEBT IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:

(A)    INDEMNITEE MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY EITHER BORROWER; AND

(B)    IF INDEMNITEE FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY EITHER BORROWER: (1) THE AMOUNT OF THE OBLIGATIONS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND (2) INDEMNITEE MAY COLLECT FROM GUARANTOR, EVEN IF INDEMNITEE, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM EITHER BORROWER.

THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE BORROWERS’ DEBT IS SECURED BY AN INTEREST IN REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP SECTIONS 580a, 580b, 580d OR 726.

GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY INDEMNITEE, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO

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SECURITY FOR BORROWERS’ OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY OPERATION OF SECTION 580D OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

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IN WITNESS WHEREOF, this Environmental Indemnity Agreement (Mezzanine Loan) has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: MAGUIRE PROPERTIES, INC.,
a Maryland corporation, its general partner

By:	__________________________________
Name:
Title:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

ASSIGNMENT OF TOWER MANAGEMENT AGREEMENT
AND CONSENT AND AGREEMENT OF MANAGER
(MEZZANINE LOAN)

THIS ASSIGNMENT OF TOWER MANAGEMENT AGREEMENT AND CONSENT AND AGREEMENT OF MANAGER (MEZZANINE LOAN) (this “Assignment”) is made as of [___] day of [_______], 2006, by MAGUIRE PROPERTIES – 555 W. FIFTH MEZZANINE, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Mezzanine Borrower”), and by MAGUIRE PROPERTIES – 555 W. FIFTH, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Tower Mortgage Borrower”), to NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at Two World Financial Center, New York, New York 10281 (together with its successors and assigns, “Lender”), and is consented and agreed to by MAGUIRE PROPERTIES, L.P., a Maryland limited partnership, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Manager”).

RECITALS:

A. Nomura Credit & Capital, Inc., a Delaware corporation, as mortgage lender (together with its successors and assigns, “Mortgage Lender”), has made a loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000) (the “Mortgage Loan”) to Tower Mortgage Borrower and Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (“Garage Mortgage Borrower”, and together with Tower Mortgage Borrower, collectively, “Mortgage Borrowers”), pursuant to a Loan Agreement, dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by those certain promissory notes, each dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Mortgage Note”), made by Tower Mortgage Borrower and Garage Mortgage Borrower to the order of Mortgage Lender and secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage”), given by Tower Mortgage Borrower and Garage Mortgage Borrower to First American Title Insurance Company, as trustee, for the benefit of Mortgage Lender, as beneficiary, pursuant to which Tower Mortgage Borrower and Garage Mortgage Borrower granted Mortgage Lender a first priority lien on certain real properties encumbered thereby and including the property known as the Gas Company Tower, Los Angeles, California (“Tower Property”) and the World Trade Center Parking Garage, Los Angeles, California (“Garage Property”) and other collateral as more fully described in the Mortgage (collectively, the “Property”).

B.    Tower Mezzanine Borrower and Maguire Properties – 350 S. Figueroa Mezzanine, LLC, a Delaware limited liability company (“Garage Mezzanine Borrower”, and together with Tower Mezzanine Borrower, collectively, “Mezzanine Borrowers”), by their Promissory Note (Mezzanine Loan), dated of even date herewith, payable to the order of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”) are indebted to Lender in the principal sum of [__________] and No/100 Dollars ($[___________]) (the “Loan”) advanced pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof, among Tower Mezzanine Borrower, Garage Mezzanine Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”).

C.    The Loan is secured by, among other things, (i) a Pledge and Security Agreement (Gas Company Tower), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Tower Pledge Agreement”), between Tower Mezzanine Borrower, as pledgor, and Lender, as pledgee, and (ii) a Pledge and Security Agreement ( World Trade Center Garage), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Garage Pledge Agreement”), between Garage Mezzanine Borrower, as pledgor, and Lender, as pledgee (the Tower Pledge Agreement and the Garage Pledge Agreement, collectively, the “Pledge Agreements”), which Pledge Agreements grant Lender a first priority security interest in the Pledged Membership Interests (as defined therein) and all proceeds thereof (collectively, the “Collateral”) as security for the Obligations (as defined in the Loan Agreement). The Note, the Loan Agreement, the Pledge Agreements, this Assignment and any of the other documents evidencing or securing the Loan or executed or delivered in connection therewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time) are collectively referred to herein as the “Loan Documents”.

D.    Pursuant to that certain Property Management and Leasing Agreement (Gas Company Tower), dated as of June 27, 2003, by and between Tower Mortgage Borrower and Manager, as amended (the “Tower Management Agreement”) (a true and correct copy of which Tower Management Agreement is attached hereto as Exhibit A), Tower Mortgage Borrower employed Manager exclusively to rent, lease, operate and manage the Tower Property and Manager is entitled to certain management fees (the “Tower Management Fees”) thereunder.

E.    Lender requires as a condition to the making of the Loan that Tower Mezzanine Borrower, Tower Mortgage Borrower and Manager agree to the terms set forth in this Assignment.

F.    All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the above and the material promises contained in this Assignment, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

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1.     Assignment of Tower Management Agreement. As additional collateral security for the Loan, Tower Mezzanine Borrower hereby conditionally transfers, sets over and assigns to Lender all of Tower Mezzanine Borrower’s right, title and interest, if any, in and to the Tower Management Agreement, subject to and subordinate in all respects to the prior right, title and interest of Mortgage Lender in and to the Tower Management Agreement pursuant to any prior or similar assignments as collateral for the Mortgage Loan, said transfer and assignment to automatically become a present, unconditional assignment, subject to the rights of Mortgage Lender, at Lender’s option, upon the occurrence and continuance of an Event of Default by Tower Mezzanine Borrower under the Loan Agreement or any of the other Loan Documents.
2.     Termination. At such time as the Obligations are satisfied and the Tower Pledge Agreement is terminated, this Assignment and all of Lender’s right, title and interest hereunder with respect to the Tower Management Agreement shall terminate.
3.     Estoppel. Manager represents and warrants to Lender as of the date hereof that (a) the Tower Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Assignment and any assignment made to Mortgage Lender in connection with the Mortgage Loan, (b) neither Manager nor Tower Mortgage Borrower is in default under any of the terms, covenants or provisions of the Tower Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Tower Management Agreement, (c) neither Manager nor Tower Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Tower Management Agreement, and (d) the Tower Management Fees and all other sums due and payable to Manager under the Tower Management Agreement as of the date hereof have been paid in full.
4.     Agreement by Tower Mortgage Borrower and Manager. Tower Mortgage Borrower and Manager hereby agree that upon written notice by Lender to Manager of the occurrence of an Event of Default which is continuing during the term of this Assignment, or upon the occurrence of any event (beyond any applicable notice and/or grace period) which would entitle Lender to terminate, or cause the termination of, the Tower Management Agreement in accordance with the terms of the Loan Agreement (a) Manager shall, at the request of Lender, continue to perform all of Manager’s obligations under the terms of the Tower Management Agreement with respect to the Tower Property, provided Lender sends notice to Manager of such request in accordance with Section 10 hereof and performs or causes to be performed the obligations of Tower Mortgage Borrower to Manager under the Tower Management Agreement accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice, or (b) at the option of Lender exercised by written notice to Tower Mezzanine Borrower and Manager directing Tower Mezzanine Borrower to cause Tower Mortgage Borrower to terminate the Tower Management Agreement, Tower Mortgage Borrower and Manager shall immediately terminate the Tower Management Agreement and Manager shall transfer its responsibility for the management of the Tower Property to a Qualified Manager selected by Tower Mortgage Borrower and approved by Lender and Mezzanine Lender.

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5.     Receipt of Tower Management Fees,. Tower Mortgage Borrower and Manager hereby agree that Manager shall not be entitled to receive any Tower Management Fees or other fee, commission or other amount payable to Manager under the Tower Management Agreement (a) based upon Vacant Space Rent (as defined in the Loan Agreement) under the Master Leases (as defined in the Loan Agreement); and/or (b) for and during any period of time of which Manager has notice that an Event of Default has occurred and is continuing; provided, however, that notwithstanding anything to the contrary (i) Manager shall not be obligated to return or refund to Lender any Tower Management Fees or other fee, commission or other amount already received by Manager prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment, and (ii) in the event Tower Mezzanine Borrower loses ownership of the Collateral and control of Tower Mortgage Borrower in connection with the exercise by Lender of its rights or remedies pursuant to the Loan Documents, Manager shall be entitled to collect any Tower Management Fees or other fee, commission or other amount accrued but unpaid prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment.
6.     Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment and the terms and provisions of Section 9.5 of the Loan Agreement. Manager agrees that it will act in conformity with the provisions of this Assignment, the provisions of Section 9.5 of the Loan Agreement and Lender’s rights hereunder or otherwise related to the Tower Management Agreement. In the event that the responsibility for the management of the Tower Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Tower Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Tower Management Agreement or otherwise discontinue its management of the Tower Property, and (c) not to amend any of the provisions or terms of the Tower Management Agreement without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. Subject to the terms of Section 5(a) hereof, Manager shall be entitled to collect from Tower Mortgage Borrower any Tower Management Fee or other fee, commission or other amount accrued but unpaid prior to the transfer of the responsibility for the management of the Tower Property to which Manager was entitled under this Assignment.
7.     Further Assurances. Manager further agrees to (a) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (b) on request from Lender, furnish Lender with copies of such information as Tower Mortgage Borrower is entitled to receive under the Tower Management Agreement, and (c) cooperate with Lender’s representative in any inspection of all or any portion of the Tower Property. Tower Mezzanine Borrower, Tower Mortgage Borrower and Manager hereby acknowledge that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Tower Property (collectively, the “Permits”) may be held by, or on behalf of, Manager. By executing this Assignment, Manager (i) agrees that it is holding or providing all such Permits for the benefit of Tower Mortgage Borrower, and (ii) agrees that as security for the repayment of the Debt by Mezzanine Borrowers in accordance with the Loan

4

Agreement, to the extent permitted by applicable law, Manager hereby grants to Lender a security interest in and to the Permits. Moreover, Manager hereby agrees that, upon an Event of Default which is continuing, it will assign the Permits to Mortgage Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Mortgage Lender until such time as Mortgage Lender can obtain such Permits in its own name or the name of a nominee so long as Manager shall not be required to bear any increased risk or incur any liability or cost as a result of so holding such Permits.

8.     Manager Not Entitled to Rents. Manager acknowledges and agrees that it is collecting and processing the Rents solely as the agent for Mortgage Borrowers and Manager has no right to, or title in, the Rents. Notwithstanding anything to the contrary in the Tower Management Agreement, the Manager acknowledges and agrees that the Rents are the sole property of Mortgage Borrowers, encumbered by the lien of the Mortgage and the other Mortgage Loan Documents in favor of Mortgage Lender. In any bankruptcy, insolvency or similar proceeding, Manager, on behalf of itself and on behalf of any trustee acting on behalf of Manager, waives any claim to the Rents other than as such Rents may be used to pay the fees and compensation of Manager pursuant to the terms and conditions of the Tower Management Agreement, subject to the terms hereof

9.    Governing Law. This Assignment shall be governed, construed, applied and enforced in accordance with Section 10.3 of the Loan Agreement and the following:

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER OR MANAGER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE OTHER LOAN DOCUMENTS MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER AND MANAGER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER AND MANAGER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MANAGER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER OR MANAGER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE

5

SERVICE OF PROCESS UPON TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER OR MANAGER, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF TOWER MEZZANINE BORROWER, TOWER MORTGAGE BORROWER AND MANAGER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY TOWER MEZZANINE BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.     Notices. All notices, consents, approvals and requests required or permitted hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement and the following:
If to Manager:               Maguire Properties, L.P.
1733 Ocean Avenue
4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and Paul Rutter, Esq.
Facsimile No.: (213) 687-4758
With a copy to:               Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.
Facsimile No.: (310) 277-7889

Notwithstanding the foregoing, any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

11.     No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Tower Mezzanine Borrower, Tower Mortgage Borrower, Lender or Manager, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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12.     Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Lender shall have the right to assign or transfer its rights under this Assignment in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment. None of Tower Mezzanine Borrower, Tower Mortgage Borrower or Manager shall have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.
13.     Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.
14.     Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof
15.     Duplicate Originals, Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
16.     Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
17.     Secondary Market. Lender may sell, transfer and deliver the Note and assign the Tower Pledge Agreement, this Assignment and the other Loan Documents to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Tower Pledge Agreement, this Assignment and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.
18.     Miscellaneous. (a) Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

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(b)    Wherever pursuant to this Assignment it is provided that Tower Mezzanine Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether incurred in connection with work performed by retained law firms, or the reimbursement for the reasonable expenses of in-house staff or otherwise.

19.     Conflict. In the event of a conflict between the terms of this Assignment, on the one hand, and the terms of the Loan Agreement or any other Loan Document, on the other hand, the terms of the Loan Agreement or such other Loan Document, as applicable, shall govern and control.

20.    Trial by Jury. EACH OF MANAGER, TOWER MEZZANINE BORROWER AND TOWER MORTGAGE BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF MANAGER, TOWER MEZZANINE BORROWER AND TOWER MORTGAGE BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OF MANAGER, TOWER MEZZANINE BORROWER AND TOWER MORTGAGE BORROWER.

21.     Cross Termination. In the event of a termination of the Tower Management Agreement pursuant to the terms of this Assignment, that certain Property Management and Leasing Agreement (World Trade Center Garage) dated as of March 23, 2006 between Garage Mortgage Borrower and Manager shall, at Lender’s option, automatically terminate and be of no further force and effect in accordance with the provisions of that certain Assignment of Garage Management and Consent and Agreement of Manager (Mezzanine Loan) dated as of the date hereof among Garage Mezzanine Borrower, Garage Mortgage Borrower, Lender and Manager.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment of Tower Management Agreement and Consent and Agreement of Manager (Mezzanine Loan) as of the date and year first written above.

TOWER MEZZANINE BORROWER:

MAGUIRE PROPERTIES – 555 W. FIFTH
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

TOWER MORTGAGE BORROWER:

MAGUIRE PROPERTIES – 555 W. FIFTH, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

[Signatures Continue on Following Page]

LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

[Signatures Continue on Following Page]

CONSENTED AND AGREED TO:
MANAGER:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: MAGUIRE PROPERTIES, INC.
a Maryland corporation, its general partner
By:    __________________________________
Name:
Title:

EXHIBIT A
TOWER MANAGEMENT AGREEMENT
(See Attached Document)

ASSIGNMENT OF GARAGE MANAGEMENT AGREEMENT
AND CONSENT AND AGREEMENT OF MANAGER
(MEZZANINE LOAN)

THIS ASSIGNMENT OF GARAGE MANAGEMENT AGREEMENT AND CONSENT AND AGREEMENT OF MANAGER (MEZZANINE LOAN) (this “Assignment”) is made as of [___] day of [_______], 2006, by MAGUIRE PROPERTIES – 350 S. FIGUEROA MEZZANINE, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Garage Mezzanine Borrower”), and by MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Garage Mortgage Borrower”), to NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, having an address at Two World Financial Center, New York, New York 10281 (together with its successors and assigns, “Lender”), and is consented and agreed to by MAGUIRE PROPERTIES, L.P., a Maryland limited partnership, having its principal place of business at 1733 Ocean Avenue, 4th Floor, Santa Monica, California 90401 (“Manager”).

RECITALS:

A.    Nomura Credit & Capital, Inc., a Delaware corporation, as mortgage lender (together with its successors and assigns, “Mortgage Lender”), has made a loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000) (the “Mortgage Loan”) to Garage Mortgage Borrower and Maguire Properties – 555 W. Fifth, LLC, a Delaware limited liability company (“Tower Mortgage Borrower”, and together with Garage Mortgage Borrower, collectively, “Mortgage Borrowers”), pursuant to a Loan Agreement, dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by those certain promissory notes, each dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Mortgage Note”), made by Garage Mortgage Borrower and Tower Mortgage Borrower to the order of Mortgage Lender and secured by, among other things, that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 7, 2006 (as the same may have been or may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage”), given by Garage Mortgage Borrower and Tower Mortgage Borrower to First American Title Insurance Company, as trustee, for the benefit of Mortgage Lender, as beneficiary, pursuant to which Garage Mortgage Borrower and Tower Mortgage Borrower granted Mortgage Lender a first priority lien on certain real properties encumbered thereby and including the property known as World Trade Center Parking Garage, Los Angeles, California (“Garage Property”) and the Gas Company Tower, Low Angeles, California (“Tower Property”) and other collateral as more fully described in the Mortgage (collectively, “Property”).

B.    Garage Mezzanine Borrower and Maguire Properties – 555 W. Fifth Mezzanine, LLC, a Delaware limited liability company (“Tower Mezzanine Borrower”, and together with Garage Mezzanine Borrower, collectively, “Mezzanine Borrowers”), by their Promissory Note (Mezzanine Loan), dated of even date herewith, payable to the order of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”) are indebted to Lender in the principal sum of [____________] and No/100 Dollars ($[____________]) (the “Loan”) advanced pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof, among Garage Mezzanine Borrower, Tower Mezzanine Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”).
C.    The Loan is secured by, among other things, (i) a Pledge and Security Agreement (World Trade Center Garage), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Garage Pledge Agreement”), between Garage Mezzanine Borrower, as pledgor, and Lender, as pledgee, and (ii) a Pledge and Security Agreement (Gas Company Tower), dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Tower Pledge Agreement”), between Tower Mezzanine Borrower, as pledgor, and Lender, as pledgee (the Garage Pledge Agreement and the Tower Pledge Agreement, collectively, the “Pledge Agreements”), which Pledge Agreements grant Lender a first priority security interest in the Pledged Membership Interests (as defined therein) and all proceeds thereof (collectively, the “Collateral”) as security for the Obligations (as defined in the Loan Agreement). The Note, the Loan Agreement, the Pledge Agreements, this Assignment and any of the other documents evidencing or securing the Loan or executed or delivered in connection therewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time) are collectively referred to herein as the “Loan Documents”.
D.    Pursuant to that certain Property Management and Leasing Agreement (World Trade Center Garage), dated as of March 23, 2006, by and between Garage Mortgage Borrower and Manager, as amended (the “Garage Management Agreement”) (a true and correct copy of which Garage Management Agreement is attached hereto as Exhibit A), Garage Mortgage Borrower employed Manager exclusively to rent, lease, operate and manage the Garage Property and Manager is entitled to certain management fees (the “Garage Management Fees”) thereunder.
E.    Lender requires as a condition to the making of the Loan that Garage Mezzanine Borrower, Garage Mortgage Borrower and Manager agree to the terms set forth in this Assignment.
F.    All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
NOW, THEREFORE, in consideration of the above and the material promises contained in this Assignment, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

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1.     Assignment of Garage Management Agreement. As additional collateral security for the Loan, Garage Mezzanine Borrower hereby conditionally transfers, sets over and assigns to Lender all of Garage Mezzanine Borrower’s right, title and interest, if any, in and to the Garage Management Agreement, subject to and subordinate in all respects to the prior right, title and interest of Mortgage Lender in and to the Garage Management Agreement pursuant to any prior or similar assignments as collateral for the Mortgage Loan, said transfer and assignment to automatically become a present, unconditional assignment, subject to the rights of Mortgage Lender, at Lender’s option, upon the occurrence and continuance of an Event of Default by Garage Mezzanine Borrower under the Loan Agreement or any of the other Loan Documents.
2.     Termination. At such time as the Obligations are satisfied and the Garage Pledge Agreement is terminated, this Assignment and all of Lender’s right, title and interest hereunder with respect to the Garage Management Agreement shall terminate.
3.     Estoppel. Manager represents and warrants to Lender as of the date hereof that (a) the Garage Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Assignment and any assignment made to Mortgage Lender in connection with the Mortgage Loan, (b) neither Manager nor Garage Mortgage Borrower is in default under any of the terms, covenants or provisions of the Garage Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Garage Management Agreement, (c) neither Manager nor Garage Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Garage Management Agreement, and (d) the Garage Management Fees and all other sums due and payable to Manager under the Garage Management Agreement as of the date hereof have been paid in full.
4.     Agreement by Garage Mortgage Borrower and Manager. Garage Mortgage Borrower and Manager hereby agree that upon written notice by Lender to Manager of the occurrence of an Event of Default which is continuing during the term of this Assignment, or upon the occurrence of any event (beyond any applicable notice and/or grace period) which would entitle Lender to terminate, or cause the termination of, Manager or the Garage Management Agreement in accordance with the terms of the Loan Agreement (a) Manager shall, at the request of Lender, continue to perform all of Manager’s obligations under the terms of the Garage Management Agreement with respect to the Garage Property, provided Lender sends notice to Manager of such request in accordance with Section 10 hereof and performs or causes to be performed the obligations of Garage Mortgage Borrower to Manager under the Garage Management Agreement accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice, or (b) at the option of Lender exercised by written notice to Garage Mezzanine Borrower and Manager directing Garage Mezzanine Borrower to cause Garage Mortgage Borrower to terminate the Garage Management Agreement, Garage Mortgage Borrower and Manager shall immediately terminate the Garage Management Agreement and Manager shall transfer its responsibility for the management of the Garage Property to a Qualified Manager selected by Garage Mortgage Borrower and approved by Lender and Mezzanine Lender.

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5.     Receipt of Garage Management Fees. Garage Mortgage Borrower and Manager hereby agree that Manager shall not be entitled to receive any Garage Management Fees or other fee, commission or other amount payable to Manager under the Garage Management Agreement (a) based upon Vacant Space Rent (as defined in the Loan Agreement) under the Master Leases (as defined in the Loan Agreement); and/or (b) for and during any period of time of which Manager has notice that an Event of Default has occurred and is continuing; provided, however, that notwithstanding anything to the contrary (i) Manager shall not be obligated to return or refund to Lender any Garage Management Fees or other fee, commission or other amount already received by Manager prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment, and (ii) in the event Garage Mezzanine Borrower loses ownership of the Collateral and control of Garage Mortgage Borrower in connection with the exercise by Lender of its rights or remedies pursuant to the Loan Documents, Manager shall be entitled to collect any Garage Management Fees or other fee, commission or other amount accrued but unpaid prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment.
6.     Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment and the terms and provisions of Section 9.5 of the Loan Agreement. Manager agrees that it will act in conformity with the provisions of this Assignment, the provisions of Section 9.5 of the Loan Agreement and Lender’s rights hereunder or otherwise related to the Garage Management Agreement. In the event that the responsibility for the management of the Garage Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Garage Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Garage Management Agreement or otherwise discontinue its management of the Garage Property, and (c) not to amend any of the provisions or terms of the Garage Management Agreement without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. Subject to the terms of Section 5(a) hereof, Manager shall be entitled to collect from Garage Borrower any Garage Management Fee or other fee, commission or other amount accrued but unpaid prior to the transfer of the responsibility for the management of the Garage Property to which Manager was entitled under this Assignment.
7.     Further Assurances. Manager further agrees to (a) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (b) on request from Lender, furnish Lender with copies of such information as Garage Mortgage Borrower is entitled to receive under the Garage Management Agreement, and (c) cooperate with Lender’s representative in any inspection of all or any portion of the Garage Property. Garage Mezzanine Borrower, Garage Mortgage Borrower and Manager hereby acknowledge that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Garage Property (collectively, the “Permits”) may be held by, or on behalf of, Manager. By executing this Assignment, Manager (i) agrees that it is holding or providing all such Permits for the benefit of Garage Mortgage Borrower, and (ii) agrees that as security for the repayment of the Debt by Mezzanine Borrowers in accordance with the Loan

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Agreement, to the extent permitted by applicable law, Manager hereby grants to Lender a security interest in and to the Permits. Moreover, Manager hereby agrees that, upon an Event of Default which is continuing, it will assign the Permits to Mortgage Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Mortgage Lender until such time as Mortgage Lender can obtain such Permits in its own name or the name of a nominee so long as Manager shall not be required to bear any increased risk or incur any liability or cost as a result of so holding such Permits.

8.     Manager Not Entitled to Rents. Manager acknowledges and agrees that it is collecting and processing the Rents solely as the agent for Mortgage Borrowers and Manager has no right to, or title in, the Rents. Notwithstanding anything to the contrary in the Garage Management Agreement, the Manager acknowledges and agrees that the Rents are the sole property of Mortgage Borrowers, encumbered by the lien of the Mortgage and the other Mortgage Loan Documents in favor of Mortgage Lender. In any bankruptcy, insolvency or similar proceeding, Manager, on behalf of itself and on behalf of any trustee acting on behalf of Manager, waives any claim to the Rents other than as such Rents may be used to pay the fees and compensation of Manager pursuant to the terms and conditions of the Garage Management Agreement, subject to the terms hereof.

9.    Governing Law,. This Assignment shall be governed, construed, applied and enforced in accordance with Section 10.3 of the Loan Agreement and the following:

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER OR MANAGER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE OTHER LOAN DOCUMENTS MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER AND MANAGER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER AND MANAGER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MANAGER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Trust Company
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER OR MANAGER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE

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SERVICE OF PROCESS UPON GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER OR MANAGER, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF GARAGE MEZZANINE BORROWER, GARAGE MORTGAGE BORROWER AND MANAGER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY GARAGE MEZZANINE BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.     Notices. All notices, consents, approvals and requests required or permitted hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement and the following:

If to Manager:	Maguire Properties, L.P.
1733 Ocean Avenue
4th Floor
Santa Monica, California 90401
Attention: Robert F. Maguire III and Paul Rutter, Esq.
Facsimile No.: (213) 687-4758

With a copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.
Facsimile No.: (31.0) 277-7889

Notwithstanding the foregoing, any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

11.     No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Garage Mezzanine Borrower, Garage Mortgage Borrower, Lender or Manager, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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12.     Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Lender shall have the right to assign or transfer its rights under this Assignment in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment. None of Garage Mezzanine Borrower, Garage Mortgage Borrower or Manager shall have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.
13.     Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.
14.     Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
15.     Duplicate Originals, Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
16.     Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
17.     Secondary Market. Lender may sell, transfer and deliver the Note and assign the Garage Pledge Agreement, this Assignment and the other Loan Documents to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Garage Pledge Agreement, this Assignnent and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.
18.     Miscellaneous. (a) Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

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(b)    Wherever pursuant to this Assignment it is provided that Garage Mezzanine Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether incurred in connection with work performed by retained law firms, or the reimbursement for the reasonable expenses of in-house staff or otherwise.

19.     Conflict. In the event of a conflict between the terms of this Assignment, on the one hand, and the terms of the Loan Agreement or any other Loan Document, on the other hand, the terms of the Loan Agreement or such other Loan Document, as applicable, shall govern and control.

20.    Trial by Jury. EACH OF MANAGER, GARAGE MEZZANINE BORROWER AND GARAGE MORTGAGE BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF MANAGER, GARAGE MEZZANINE BORROWER AND GARAGE MORTGAGE BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OF MANAGER, GARAGE MEZZANINE BORROWER AND GARAGE MORTGAGE BORROWER.

21.     Cross Termination. In the event of a termination of the Garage Management Agreement pursuant to the terms of this Assignment, that certain Property Management and Leasing Agreement (Gas Company Tower) dated as of June 27, 2003 between Tower Mortgage Borrower and Manager shall, at Lender’s option, automatically terminate and be of no further force and effect in accordance with the provisions of that certain Assignment of Tower Management Agreement and Consent and Agreement of Manager (Mezzanine Loan) dated as of the date hereof among Tower Mezzanine Borrower, Tower Mortgage Borrower, Lender and Manager.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment of Garage Management Agreement and Consent and Agreement of Manager (Mezzanine Loan) as of the date and year first written above.

GARAGE MEZZANINE BORROWER:

MAGUIRE PROPERTIES – 350 S. FIGUEROA
MEZZANINE, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

GARAGE MORTGAGE BORROWER:

MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC,
a Delaware limited liability company

By:	__________________________________
Name:
Title:

[Signatures Continue on Following Page]

LENDER:

NOMURA CREDIT & CAPITAL, INC.,
a Delaware corporation

By:	__________________________________
Name:
Title:

[Signatures Continue on Following Page]

CONSENTED AND AGREED TO:
MANAGER:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: MAGUIRE PROPERTIES, INC.,
a Maryland corporation, its general partner

By:    __________________________________
Name:
Title:

EXHIBIT A
GARAGE MANAGEMENT AGREEMENT
(See Attached Document)